Exhibit 99.1

2018 ANNUAL REPORT

CONTENTS
Our 2018 Reporting Suite 03
2018 Performance Snapshot 04
About Our Business 05
Chairman’s Message 06
CEO’s Message 08
Our Strategy 10
Our Performance 14
Governance 28
Our Approach to Risk Management 38
Remuneration Report 40
Directors’ Report 68
Lead Auditor’s Independence Declaration 70
Financial Report 71
Shareholder Information 172
Glossary 180
Contacts 182

OUR 2018

REPORTING

SUITE

We produce a suite of reports to meet the evolving needs and requirements of a wide range of stakeholders, including investors, customers, employees, regulators, non-government organisations and the community.

OUR CORE REPORTING SUITE

This report, our 2018 Annual Report, details our performance, governance framework and how we have remunerated our Senior Executives in light of that performance.

Our 2018 Annual Review draws on aspects of the International Integrated Reporting Framework and describes how our business model, strategy, governance and risk-management processes are addressing our most material issues and delivering value for our shareholders and other stakeholders.

Our 2018 Corporate Governance Statement discloses how we have complied with the ASX Corporate Governance Council’s ‘Corporate Governance Principles and Recommendations – 3rd edition’. We also provide our Principal Risks and Uncertainties. These documents are available at anz.com/corporategovernance.

Our Sustainability Review provides stakeholders with more detailed disclosures, including: performance against our sustainability targets; our approach to our priority areas of financial wellbeing, environmental sustainability and housing; and how we are managing social and environmental risk. This report will be available at anz.com/cs in December 2018.

ANZ’s 2018 reporting suite also includes the following documents available at shareholder.anz.com:

•  News Release

•  Consolidated Financial Report, Dividend Announcement & Appendix 4E

•  Results Presentation and Investor Discussion Pack

•  The Company Financial Report

•  United Kingdom Disclosure and Transparency Rules Submission

•  APS 330 Pillar III Disclosure

We will continue to evolve and improve our reporting suite over the coming years and welcome feedback on this report. Please address any questions, comments or suggestions to investor.relations@anz.com.

The reports available for stakeholders are as follows, anti-clockwise from bottom left.

1. 2018 Annual Report anz.com/annualreport

2. 2018 Annual Review anz.com/annualreview

3. 2018 Corporate Governance Statement anz.com/corporategovernance

4. 2018 Sustainability Review anz.com/cs

Other financial disclosures are available on shareholder.anz.com

3

2018 PERFORMANCE SNAPSHOT
Cash profit1
Net tangible assets per share
Common Equity Tier 1 Capital3
funded and facilitated in low carbon and sustainable solutions people reached through our target to help enable social and economic participation4 of women in leadership5
in community investment6
Australia and New Zealand Institutional NPS7
Net Promoter Score Retail Australia8
3.71 MILLION
DIGITALLY ACTIVE CUSTOMERS9
$341
BILLION
IN HOME LENDING – INCREASE OF $10 BILLION9
$184
BILLION
IN RETAIL DEPOSITS – INCREASE OF $2 BILLION9
$95 BILLION
IN BUSINESS LENDING – INCREASE OF $1 BILLION9
#1
LEAD BANK FOR TRADE SERVICES10
1. On a cash profit (continuing operations) basis. Excludes non-core items included in statutory profit and discontinued operations included in cash profit. It is provided to assist readers in understanding the result of the ongoing business activities of the Group. For further information on adjustments between statutory and cash profit refer to page 15.
2. Equals shareholders’ equity less preference share capital, goodwill, software and other intangible assets divided by the number of ordinary shares.
3. APRA Basel 3 methodology.
4. Through our initiatives to support financial wellbeing including financial inclusion, employment and community programs, and targeted banking products and services for small businesses and retail customers. Refer to the 2018 Sustainability Review for methodology (to be released in December 2018).
5. Measures representation at the Senior Manager, Executive and Senior Executive levels. Includes all employees regardless of leave status but not contractors (who are included in FTE).
6. Figure includes foregone revenue of $107 million, being the cost of providing low or fee free accounts to a range of customers such as government benefit recipients, not for profit organisations and students.
7. Peter Lee Associates 2018 Large Corporate and Institutional Relationship Banking surveys, Australia and New Zealand 2018. In New Zealand ranked against the Top 4 competitors.
8. Roy Morgan Research Single Source, Australian population aged 14+, Main Financial Institution, six month rolling average to September 2018. Ranking based on the four major Australian banks.
9. Australia and New Zealand.
10. Peter Lee Associates Large Corporate and Institutional Transactional Banking surveys, Australia 2004–2018 and New Zealand 2005–2018.
4 ANZ 2018 ANNUAL REPORT

ABOUT OUR

BUSINESS

Founded in 1835 and headquartered in Australia, we provide banking and financial products and services to around eight million individual and business customers. We operate in and across 34 markets.

OUR CULTURE AND VALUES

Our values are the foundation of how we work and are supported by our Code of Conduct. All employees and contractors must comply with the Code, which contains guiding principles and sets the standards for the way we do business at ANZ.

We care about:

OUR PURPOSE

Our purpose is to help shape a world in which people and communities thrive. That means striving to create a balanced, sustainable society in which everyone can take part and build a better life.

One of the ways we are bringing our purpose to life is through helping to address complex issues that matter to society and are core to our business and strategy. We are focusing our efforts on financial wellbeing, environmental sustainability and housing, contributing to these challenges by: developing innovative and responsible financial products and services; participating in relevant policy development and research; strengthening stakeholder partnerships; and harnessing the skills of our people.

OUR DIVISIONS

Our business is structured across the following divisions:

Australia: comprises the Retail and Business & Private Bank business units, providing a full range of banking services.

Institutional: services global institutional and corporate customers located in Australia, New Zealand, Asia, Europe, America, Papua New Guinea and the Middle East across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

New Zealand: comprises the Retail (including wealth management services) and Commercial business units, providing a full range of banking services.

Wealth Australia: provides investment, superannuation, insurance and financial advice services. Part of the Wealth Australia division is considered to be a discontinued operation.

Asia Retail & Pacific: comprises the Asia Retail and Pacific business units, connecting customers to specialists for their banking needs.

These divisions are supported by Group-wide functions including Technology, Services & Operations (TSO) and Group Centre.

Digital banking, which forms part of Group Centre, leads the strategic development and delivery of a superior digital experience for the bank’s customers and staff.

ABOUT OUR BUSINESS    5

CHAIRMAN’S MESSAGE

DAVID GONSKI, AC

THIS SIMPLIFICATION OF OUR BUSINESS IS CRITICAL. WE KNOW A SIMPLER BANK IS MORE FOCUSED AND EASIER TO MANAGE IN AN ENVIRONMENT WHERE REGULATION AND COMPLIANCE IS INCREASING.

This was a challenging year for both ANZ and the entire banking industry.

Our statutory profit was $6,400 million, flat since 2017. Cash profit for ANZ’s continuing operations (which excludes non-core items and the discontinued Wealth businesses from the statutory profit) was $6,487 million, down 4.7%.

The final dividend of 160 cents per share fully franked was unchanged from 2017. This reflects a dividend payout ratio of 79.5% of cash profit (total Group), with $4.6 billion in dividends paid to shareholders. This is above our target fully franked payout ratio of 60-65% of cash profit (total Group), however our strong capital position has allowed us to maintain a stable dividend.

While growth was subdued, particularly in Australian retail banking, the fundamentals of our business remain sound. We recognised many of the headwinds facing the sector early and the actions commenced several years ago to simplify our business are now benefiting shareholders.

During the year, we announced the sale of both our Pensions and Investments businesses to IOOF and our Life Insurance businesses to Zurich, as well as the sale of our Life Insurance business in New Zealand to Cigna. We also increased our focus on Institutional banking with the announced sale of our Retail and Commercial business in Papua New Guinea to Kina Bank and the sale of our ANZ Royal Bank (Cambodia) joint venture to J Trust.

We completed the sale of our minority stake in Shanghai Rural Commercial Bank and the sale of our share in the Philippines-based Metrobank Card Corporation joint venture.

A highlight of the year was completing the complex separation of our six retail and wealth businesses in Asia on time and under budget.

This simplification of our business is critical. We know a simpler bank is more focused and easier to manage in an environment where regulation and compliance is increasing. We have rebalanced our business, improved the returns of the Institutional division, delivered consistent outcomes in New Zealand and we are directing investment and capital to our areas of strategic focus such as Australian home owners.

6    ANZ 2018 ANNUAL REPORT

EARNING TRUST

The Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry has been confronting for all of us at ANZ, including the Board. We are unanimous in our resolve to build a company of which we and all of our stakeholders can be proud.

We recognise this has not been the case in the last decade and that we have failed in some circumstances to do the right thing and to keep the needs of our customers as our priority.

The Board and senior management will improve transparency with customers and ensure that the balance between earnings and providing worthwhile, fair and desired services to our customers is maintained at all times.

This is why we have engaged with the Royal Commission openly and constructively and will not wait for its final recommendations before taking action to ensure our failures do not occur again.

We also support strongly the approach that our Chief Executive Officer, Shayne Elliott has stated publicly which is that where ANZ has failed, we will compensate those affected quickly and fairly and take steps to ensure that it does not happen again.

The Ethics, Environment, Social and Governance Committee of the Board is active and well informed. The Board has also made it known within ANZ that asking the question ‘is this the right thing to do?’ is critical.

As you will see in the Remuneration Report, variable remuneration at all levels of ANZ has been materially reduced.

We now have a new executive team running the bank. However, accountability for our failures is still reflected in this year’s remuneration of our most senior team including our Chief Executive Officer.

While the Board itself does not receive variable compensation, it shares some accountability for what has occurred.

As an indication of the Board’s understanding of its accountability, existing Non-Executive Directors will receive in FY19 a reduction of an amount equivalent to 20% of the FY18 base Non-Executive Director fee (and in my case, 20% of my Chairman’s fee). This is in addition to the bank’s efforts to identify and fix the causes of our failures.

CAPITAL MANAGEMENT

Despite these difficult macro conditions, the progress of our transformation means we have been able to return surplus capital to shareholders while retaining appropriate flexibility to invest in our business. This year we have maintained our unquestionably strong capital levels, reducing shares on issue by 67 million (equivalent to $1.9 billion) from an announced $3.0 billion share buyback program.

OUTLOOK

We expect the trading environment in Australia to remain challenging, particularly in retail banking, as the industry responds to increasing regulation and compliance costs, as well as implementing the recommendations of the Royal Commission.

ANZ is well placed to navigate these difficult conditions given the progress of our transformation and simplification agenda. Our focus on cost and capital management and our exposure to international trade and commercial banking also positions ANZ well for the future.

I know we have the right management team in place, led by Shayne Elliott, to deliver on a strategy that will create sustained value for our shareholders, customers and employees well into the future. I know we are taking the action required to create a company we can all be proud of.

David Gonski, AC

CHAIRMAN

CHAIRMAN’S MESSAGE    7

CEO’S MESSAGE SHAYNE ELLIOTT
WE ARE MAKING THE INVESTMENTS REQUIRED TO BUILD A BANK WORTHY OF THE TRUST AND RESPECT OF OUR CUSTOMERS, SHAREHOLDERS AND THE COMMUNITY.

We have delivered a credible result in 2018 for shareholders, customers and employees given the significant challenges facing ANZ and the industry.

The actions commenced in 2016 to simplify our business, reduce cost and rebalance capital have us well placed to meet the challenges facing the industry.

OUR PROGRESS

We want to do fewer things and do them really well – while ensuring they are aligned to our purpose. At the same time, we need to focus on the areas where we can win and drive a decent return for shareholders.

In Australia and New Zealand we want to be the best bank for people who want to buy and own their home and for those who want to start, run or grow a small business. In Institutional banking we want to be the best bank in the world for those companies organisations that move goods and money around the region.

I am confident our strategy of focus, simplification and digital transformation is right, indeed essential, for the times. A simpler organisation is less complex to manage and hence better able to deliver sustainable earnings – and when things do go wrong, we are in a better position to fix them quickly.

Retail banking in Australia is facing strong headwinds. The combined impacts of regulatory and macro prudential requirements have seen annual housing market growth slow with a substantial reduction in the average household’s potential borrowing capacity.

This year we maintained our disciplined approach to home loan growth, focusing on customers who want to buy and own their own home. We have deliberately foregone short-term revenue growth and higher margins, particularly in the investor and interest-only segments. This focus has driven better risk-adjusted returns and is in the long-term interest of shareholders.

Institutional banking continued to provide diversified earnings for the Group with the transformation of our business making earnings less volatile. ANZ was again named a top-four corporate bank in Asia and our position as a leading trade bank in the Asian region will be an even more important differentiator as housing credit slows in Australia.

ROYAL COMMISSION

This is a critical moment for the industry, our bank and our people. We continue the urgent work required to fix the significant failures highlighted by the Royal Commission. We have accepted responsibility and we are determined to improve.

We have taken action to fast-track fundamental changes involving leadership, strategy, systems, people and culture. We are also making the investments required to build a bank worthy of the trust and respect of our customers, shareholders and the community.

We will also compensate customers we have failed quickly and fairly and take steps to ensure that it does not happen again.

8     ANZ 2018 ANNUAL REPORT

DIGITAL CUSTOMERS

This year we made significant gains in using digital technology to improve the services we provide to customers, while also improving our operational capacity and reducing risk.

We rolled out the New Payments Platform to more than three million retail and commercial customers, allowing them to transfer funds to other participating banks in real-time with improved data capability. This was a complex project involving more than 150 people over three years that will provide significant benefit to our customers.

During the year, we extended our leadership in mobile payments with the addition of Fitbit Pay and Garmin Pay, while adding eftpos on Apple Pay and Android Pay. In an Australian-first we now allow cash withdrawals from ANZ ATMs using any mobile device. We also introduced a new mobile banking app that remains the top-rated banking app in the Australian Apple store with almost 150,000 reviews.

In New Zealand, we made it easier for customers to interact with the bank through the introduction of a digital assistant, ‘Jamie’, using artificial intelligence technology to help customers with the top-40 most asked banking questions.

LIVING OUR PURPOSE

A crucial evolution for our business this year has been identifying, adopting and embedding a clear sense of purpose: to shape a world where people and communities thrive.

Along with our values, this underpins everything we do and will ensure all our people can undertake their work with pride and a stronger sense of ethics and fairness.

We took action to rebalance sales incentives for front-line staff, including the removal of all sales incentives for financial planners. This included offering free advice reviews for customers concerned about their current financial position.

We invested more than $137 million in the communities in which we operate, though our employee volunteering and giving programs, our grants programs, and emergency relief measures for customers and communities impacted by natural disasters.

This year sadly has been extremely tough for many of our rural and regional customers in eastern Australia and we implemented a significant package to help our customers impacted by this once in a generation drought in NSW and Queensland.

The package included reducing rates on business loans for farmers by 1% pa in all drought declared areas and setting aside $130 million for discounted loans to help farmers re-stock and re-plant for next season. All home owners in drought declared regions were also excluded from a recent interest rate increase. In addition, we donated $1 million to rural financial counselling and community grants assisting farmers in drought-affected areas.

Our purpose also guided our decision to increase our low carbon finance commitment from $10 billion to $15 billion by 2020, and since 2015 we have funded $11.5 billion in low carbon and environmentally sustainable solutions, such as renewable energy and efficient irrigation. We are reducing our lending to the most carbon-intensive sectors but doing so in a way that supports our customers in making a manageable transition to a low carbon future.

Finally, I would like to acknowledge the over 39,000 people who turn up to work every day to do a better job for our customers, shareholders and our community. While we know we still have a significant job ahead of us, we have the right team to deliver a better bank for all our stakeholders – a bank that can truly shape a world where people and communities thrive.

Shayne Elliott

CHIEF EXECUTIVE OFFICER

CEO’S MESSAGE    9

OUR

STRATEGY

We have embarked on a strategy to become a simpler, better balanced and more service oriented organisation, helping our customers and our people respond to a challenging world.

Becoming a simpler bank enables us to invest our resources to build better systems and processes, to fix things that are broken and to develop products, services and programs that improve the financial wellbeing of our customers and the community.

We are repositioning the bank for the longer term – focused on fewer things and doing them really well:

-  creating the best bank in Australia and New Zealand for home owners and small businesses

-  building the best bank in the world for clients driven by trade and capital flows between Australia, New Zealand and Asia

-  establishing a common, digital-ready infrastructure and using data to better assist our customers to succeed in a digital world.

While the environment in which we operate is changing at a rapid pace, the four priorities that underpin our strategy continue to drive our transformation. We have made significant progress over the past two and a half years, but recognise that we still have much to do.

Variable remuneration is designed to focus our CEO and Disclosed Executives on key measures supporting our business strategy, and encourage the delivery of value for shareholders. Group, division and individual performance is considered to determine their variable remuneration recommendations. In respect of Group performance, an assessment against a range of annual and longer-term strategic indicators is undertaken across the categories of Risk, Financial and Discipline, Customer, and People and Reputation. Together these inform the overall Group assessment.

FOCUSING ON AREAS WHERE WE CAN WIN
ACTIONS WE ARE TAKING	OUR PROGRESS: FULL YEAR 2015 TO FULL YEAR 2018[1]

Making buying and owning a home in Australia and New Zealand easy

-  established dedicated Home Owners and Home Lending teams, to make buying and owning a home easy

-  introduced First Home Buyer coaches: mortgage and home lending experts who assist customers through the first home buying journey from start to finish, without any cost or obligation

-  improved communication with home loan customers transitioning from interest only to principal and interest loans, helping them prepare for increased payment amounts

-  acquired technology start-up REALas, assisting prospective home buyers find out accurate sale price predictions for properties on the market

-  provided an additional $52 billion in home lending in Australia and New Zealand

-  maintained market share of owner occupier customers in Australia at 16%[2]

-  maintained number 1 housing market share position in New Zealand with 31%[3] share

Making starting, running and growing a small business in Australia and New Zealand easy

-  continued to invest in a dedicated Business Banking proposition

-  introduced innovative solutions for customers including ANZ Be Business Ready (Honcho), ANZ Be Trade Ready, Employment Hero and SmartPayroll

-  launched BladePay™: smaller, smarter, faster payment technology

-  provided $95 billion business lending in Australia and New Zealand (in 2018)

-  grew business deposits in Australia and New Zealand by $16 billion

Being the best bank in the world for customers driven by the movement of goods and capital in our region

-  ranked number one Institutional Lead Bank in Australia and New Zealand[4]

-  maintained equal 4th corporate bank in Asia and improved to #1 for Overall Quality[5]

-  lead bank for trade services[6]

-  increased Payments and Cash Management revenue in Institutional by 9%

Links to 2018 Group performance assessment:

-  Continued to improve customer experience this year, with a highlight being Institutional performance in key customer satisfaction/relationship strength surveys. A disappointing Net Promoter Score (NPS)[7] in Australia was balanced by a record NPS in New Zealand Retail.

10     ANZ 2018 ANNUAL REPORT

CREATING A SIMPLER, BETTER BALANCED BANK
ACTIONS WE ARE TAKING	OUR PROGRESS: FULL YEAR 2015 TO FULL YEAR 2018[1]

Exit low return and non-core businesses

-  sold or exited 21 non-core businesses, including announced divestments:

- Esanda asset finance business

- Wealth Australia – Life Insurance, Wealth Australia – One Path Pensions and Investments/Aligned Dealer Groups

- One Path Life New Zealand and New Zealand One Path Life medical insurance book

- six Asia Retail and Wealth businesses across Singapore, China, Hong Kong, Taiwan, Indonesia and Vietnam

- Papua New Guinea Retail, Commercial and SME business

- Metrobank Card Corporation and Shanghai Rural Commercial Bank partnerships in Philippines and China respectively and ANZ Royal joint venture in Cambodia

- agreement with CMC Markets to provide the ANZ Share Investing trading platform

Reduce reliance on low-return aspects of Institutional banking

-  focused on strategic Institutional customers across Australia, New Zealand and the Asia Pacific region

-  reduced the Institutional customer base by ~6,000, exiting off-strategy, low-return customers

-  reduced Institutional Total Risk Weighted Assets by $44 billion

-  reduced capital allocated to Institutional, from ~48%[8] of total Group capital to ~38%[8]

Reduce operating costs and risks by removing product and management complexity

-  total cost base reduced from $9.4 billion to $9.2 billion

-  reshaped the workforce, including introduction of agile working practices (our New Ways of Working) to the Australia and Technology divisions to increase speed-to-market for key customer initiatives

-  reduced full time equivalent (FTE) employees by 25%

-  decommissioned redundant technology applications

-  simplified products, including decommissioning ~140 products in Australia division

Further strengthen the balance sheet by rebalancing our portfolio

-  increased Common Equity Tier 1 capital from 9.6% to 11.4%

-  reallocated capital to Retail and Commercial in Australia and New Zealand, from ~45%[8] to ~60%[8] of total Group capital

-  freed up over ~$12 billion in capital through announced divestments and reduction in Institutional risk weighted assets

Links to 2018 Group performance assessment:

While cost outcomes were below target (resulting from the large/notable items), we maintained a strong balance sheet, and divestments during the year reduced the complexity of the Group. Total shareholder returns were positive relative to peers and return on equity was on target. Organic capital generation remained strong. Capital, funding and liquidity continued to be well above regulatory minimums.

1.  Financial comparisons are on a cash profit basis. 2018 excludes discontinued operations.

2.  Source: APRA monthly banking statistics 31 August 2018.

3.  Source: RBNZ, share of all banks as of August 2018.

4.  Peter Lee Associates 2018 Large Corporate and Institutional Relationship Banking surveys, Australia and New Zealand. In New Zealand ranked against the Top 4 competitors.

5.  Greenwich Associates 2017 Asian Large Corporate Banking Study (issued in March 2018): ANZ ranked equal No. 4 in 2016 and 2017.

6.  Peter Lee Associates Large Corporate and Institutional Transactional Banking surveys, Australia 2014–2018 and New Zealand 2005–2018.

7.  NPS is a customer loyalty metric used globally to evaluate a company’s brand, products or services. Net Promoter® and NPS® are registered trademarks and Net Promoter Score and Net Promoter System are trademarks of Bain & Company, Satmetrix Systems and Fred Reichheld.

8.  Based on Regulatory Capital. 2015: Institutional shown under 2015 IIB Structure, including Global Institutional and Asia Retail & Pacific. 2018 adjusted for announced divestments of OnePath, P&I, NZ OnePath, Cambodia subsidiary and ANZ PNG.

OUR STRATEGY	11

DRIVING A PURPOSE AND VALUES LED TRANSFORMATION

ACTIONS WE ARE TAKING	OUR PROGRESS: FULL YEAR 2015 TO FULL YEAR 2018[1]

Create a stronger sense of core purpose and ethics

-  renaming both the Board Environmental, Social and Governance Committee and Responsible Business Committee to include Ethics, providing management with a further vehicle to raise ethical and conduct issues

- developed an ethical decision-making framework which captures how we apply our purpose, values and principles to inform complex decisions
- changed the way we pay our employees, placing a greater focus on customer outcomes

- built momentum across our key focus areas of financial wellbeing, environmental sustainability and housing:

-  surveyed 9,500 people in ANZ Adult Financial Wellbeing Survey in Australia and New Zealand and launched an insights report, the findings of which will inform future development of products and services

- delivered Vulnerable Customer training to 6,100 frontline employees in Australia

- arranged 18 green bonds ($1.867 billion) on behalf of customers, including debuts in New Zealand and Asia

- introduced interest free loans to help New Zealanders insulate their homes, with nearly 560 loans approved

Invest in leaders who can help sense and navigate the rapidly changing environment	- launched our New Ways of Leading, which describe the behaviours our leaders most need to demonstrate in order to transform ANZ
- increased women in leadership roles by 0.9% to 32%, driven by our focus on adaptive leaders who uphold our ICARE values and our New Ways of Leading

Links to 2018 Group performance assessment:

While there were a number of highlights during the year, such as an increase in the number of women in leadership, this was offset by employee engagement scores falling below target. Our standing in the community was impacted by significant community concern as a result of our failures highlighted by the Royal Commission.

BUILDING A SUPERIOR EVERYDAY EXPERIENCE FOR CUSTOMERS AND OUR PEOPLE TO COMPETE IN THE DIGITAL AGE

ACTIONS WE HAVE TAKEN	OUR PROGRESS: FULL YEAR 2015 TO FULL YEAR 2018[1]

Build more convenient, engaging banking solutions to simplify the lives of customers and our own people	- invested in ANZ’s new Digital Banking division to support growth in priority areas
- upgraded key digital channels resulting in improved customer experience, including through:
- a new mobile app
- full mobile wallet (only major bank in Australia to offer this)

- introduction of secure biometric security for ANZ app, New Zealand Contact Centre and Institutional channels

- continued to simplify technology architecture, decommissioning 264 applications during 2018, a 35% increase on 2017

- rolled out New Payments Platform (NPP) to small and medium businesses and Institutional clients

- won 12 of 13 NPP mandates from local and foreign banks

-  prepared for Open Banking through a strategic partnership with Australia’s leading data company, Data Republic, allowing sharing and analysis of data with trusted third parties in a secure environment

- introduced a digital assistant, ‘Jamie’, using Artificial Intelligence (AI) on help.anz.co.nz, to assist customers with the top-40 most asked banking questions

Links to 2018 Group performance assessment:

There was strong digital engagement with customers across the Group. The ANZ app remains the top-rated banking app in the Apple store, with almost 150,000 reviews.

1. Financial comparisons are on a cash profit basis. 2018 excludes discontinued operations.

  12     ANZ 2018 ANNUAL REPORT

OUR

PERFORMANCE

GROUP PERFORMANCE1

Statutory profit after tax from continuing operations for the year ended 30 September 2018 increased 12% on the prior year to $7,095 million. Statutory return on equity from continuing operations is 12.0% and statutory earnings per share from continuing operations is 245.6 cents, an increase of 13% on prior year. The table below presents our performance on a statutory and cash basis.

GROUP PROFIT RESULTS - INCLUDING DISCONTINUED OPERATIONS

	2018		2017

Income Statement	Statutory $m	Cash $m	Statutory $m	Cash $m

Net interest income	14,514	14,514	14,875	14,875

Other operating income	5,317	4,700	4,523	4,941

Operating income	19,831	19,214	19,398	19,816

Operating expenses	(9,248)	(9,248)	(8,967)	(8,967)

Profit before credit impairment and income tax	10,583	9,966	10,431	10,849

Credit impairment charge	(688)	(688)	(1,198)	(1,199)

Profit before income tax	9,895	9,278	9,233	9,650

Income tax expense	(2,784)	(2,775)	(2,874)	(2,826)

Non-controlling interests	(16)	(16)	(15)	(15)

Profit from continuing operations	7,095	6,487	6,344	6,809

Profit/(Loss) from discontinued operations	(695)	(682)	62	129

Profit	6,400	5,805	6,406	6,938

As a result of the sale of our OnePath pensions and investment (OnePath P&I) and aligned dealer groups (ADG) businesses to IOOF Holdings Limited and our life insurance business to Zurich Financial Services Australia, the financial results of these businesses being divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective (refer to page 23).

14	ANZ 2018 ANNUAL REPORT

WHY WE USE CASH PROFIT FROM CONTINUING OPERATIONS TO EXPLAIN THE GROUP’S FINANCIAL PERFORMANCE

The Group uses cash profit, a non-IFRS measure, to assess the performance of its business activities. It is an industry-wide measure which enables comparison with our peer group. We calculate cash profit by adjusting statutory profit for non-core items. In general, it represents financial performance that can be controlled by management and reflects our core business activities. We use cash profit internally to set targets and incentivise our Senior Executives and leaders through our remuneration plans. In addition, we believe cash profit from continuing operations is particularly important as we continue to strategically reposition ourselves to create a simpler, better capitalised, better balanced and more agile bank.

Cash profit and cash profit from continuing operations is not subject to audit by the external auditor. Our external auditor has informed the Audit Committee that adjustments between statutory and cash profit have been determined on a consistent basis across each of the periods presented, and the adjustments for the sale impact of Shanghai Rural Commercial Bank (SRCB) in 2018 and 2017 are appropriate.

ADJUSTMENTS BETWEEN STATUTORY AND CASH PROFIT1

Description of adjustments between continuing operations statutory profit and cash profit:

Adjustment	Reason for the adjustment

Revaluation of policy liabilities[2] 2018: ($14) million 2017: $25 million

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the re-measurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

Economic and revenue and expense hedges 2018: ($257) million 2017: $110 million

The Group enters into economic hedges to manage its interest rate and foreign exchange risk which, in accordance with accounting standards, result in fair value gains and losses being recognised within the Income Statement. ANZ removes the fair value adjustments from cash profit since the profit or loss resulting from the hedge transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of larger foreign exchange denominated revenue and expense streams, primarily NZD and USD (and USD correlated), as well as ineffectiveness from designated accounting hedges.

Structured credit intermediation trades 2018: ($4) million 2017: ($3) million

ANZ entered into a series of structured credit intermediation trades prior to the Global Financial Crisis with eight US financial guarantors. This involved selling credit default swaps (CDSs) as protection over specific debt structures and purchasing CDS protection over the same structures. ANZ has subsequently exited its positions with six US financial guarantors and is monitoring the remaining two portfolios with a view to reducing the exposures when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty.

Sale of SRCB 2018: ($333) million 2017: $333 million

The impact of SRCB was treated as an adjustment between continuing operations statutory profit and cash profit in 2017. The rationale being the loss on reclassification to held for sale was expected to be largely offset by the release of gains deferred in equity reserves. The transaction was initially expected to complete in the 2017 financial year, however completion was delayed and the Group has recognised a net loss of $86 million in continuing cash profit in the 2018 financial year.

1.	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.
2.	Relates to policy liabilities of the Wealth business in the New Zealand division which form part of continuing operations.

OUR PERFORMANCE	15

OUR PERFORMANCE (continued)

CASH PROFIT PERFORMANCE1

GROUP PERFORMANCE - CASH PROFIT

	Full Year
	2018	2017
	$m	$m	Movt

Net interest income	14,514	14,875	-2%

Other operating income	4,700	4,941	-5%

Operating income	19,214	19,816	-3%

Operating expenses	(9,248)	(8,967)	3%

Profit before credit impairment and income tax	9,966	10,849	-8%

Credit impairment charge	(688)	(1,199)	-43%

Profit before income tax	9,278	9,650	-4%

Income tax expense	(2,775)	(2,826)	-2%

Non-controlling interests	(16)	(15)	7%

Cash profit from continuing operations	6,487	6,809	-5%

Cash profit from continuing operations decreased $322 million (-5%) compared with the 2017 financial year.

•

Net interest income decreased $361 million (-2%) largely due to a 12 basis point decrease in the net interest margin, partially offset by 4% growth in average interest earning assets. The lower net interest margin reflects growth in lower margin liquid assets, changes in product mix, the sale of the Asia Retail and Wealth businesses, the introduction of the major bank levy from July 2017, and the impact of higher customer remediation charges ($69 million). This was partially offset by higher deposit margins and home loans re-pricing. The increase in average interest earning assets reflects growth in ANZ’s home loans and Institutional banking portfolios, partially offset by the sale of Asia Retail and Wealth businesses.

•

Other operating income decreased $241 million (-5%) largely as a result of a $318 million decrease in Markets income, a $89 million increase in customer remediation charges, a $30 million reduction in lending fee income, and the $114 million gain on the sale of Queen street recognised in the September 2017 financial year. This was partially offset by a $335 million impact from divestments.

•

Operating expenses increased $281 million (3%) primarily due to an accelerated software amortisation charge ($251 million), higher restructuring ($165 million) and customer remediation ($108 million), Royal Commission legal costs ($55 million), higher technology and consulting fees associated with investment in digital and data capabilities, and inflation. This was partially offset by lower personnel costs due to a reduction in incentives and a 9% reduction in average FTE.

•	Credit impairment charges decreased $511 million (-43%) largely due to lower individual credit impairment charges.

[1].	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.

16	ANZ 2018 ANNUAL REPORT

LARGE/NOTABLE ITEMS INCLUDED IN CASH PROFIT1

Within continuing cash profit, the Group recognised a number of large/notable items. The impact of these items on a post-tax basis is as follows:

	Full Year
	2018	2017
Gain/(Loss) on sale of divestments	$m	$m

Asia Retail and Wealth businesses	85	(270)

Shanghai Rural Commercial Bank (SRCB)	(86)	-

UDC Finance (UDC)	11	-

Metrobank Card Corporation (MCC)	247	-

OnePath Life NZ Ltd (OPL NZ)	(3)	-

ANZ Royal Bank (Cambodia) Ltd (Cambodia JV)	(42)	-

PNG Retail, Commercial and SME	(21)	-

Divested business results

Asia Retail and Wealth businesses	24	262

SRCB	-	58

MCC	10	39

Other large/notable items

Customer Remediation	(295)	(112)

Accelerated Software Amortisation	(206)	-

Royal Commission Legal Costs	(38)	-

Restructuring	(159)	(43)

Gain on Sale of 100 Queen Street, Melbourne	-	112

Description of large/notable items:

Item	Description

Gain/(Loss) on sale of divestments	The 2018 financial year included the gain on sale upon completion of the Asia Retail and Wealth businesses and MCC, and the loss on sale from SRCB. The Group recognised a loss on reclassification of assets and liabilities to held for sale for Cambodia JV, OPL NZ, and PNG Retail, Commercial and SME. In addition, a net cost recovery for UDC was recognised in respect of the terminated transaction process. The 2017 financial year included the loss on reclassification of Asia Retail and Wealth businesses to held for sale.

Divested business results	The 2018 financial year included the divested business results of the Asia Retail and Wealth businesses and a dividend received from MCC. The 2017 financial year comprised the divested business results of the Asia Retail and Wealth businesses, and equity accounted earnings for SRCB and MCC.

Customer Remediation	Customer remediation for refunds to customers and related remediation costs primarily related to product reviews in the Australia division.

Accelerated Software Amortisation	Accelerated amortisation charge of certain software assets in the 2018 financial year, predominantly relating to the Institutional division due to a reassessment of useful lives following a review of the International business.

Royal Commission Legal Costs	External legal costs associated with responding to the Royal Commission in the 2018 financial year.

Restructuring	Restructuring to re-shape our workforce and simplify our business, largely relating to the move of the Australia and Technology divisions to agile ways of working.

Gain on Sale of 100 Queen Street, Melbourne	Gain on sale of our premises at 100 Queen Street, Melbourne in the 2017 financial year.

[1].	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.

OUR PERFORMANCE	17

OUR PERFORMANCE (continued)

ANALYSIS OF CASH PROFIT PERFORMANCE1

NET INTEREST INCOME - CONTINUING OPERATIONS1

	Full Year
	2018	2017
	$m	$m	Movt
Cash net interest income2,[3]	14,514	14,875	-2%
Average interest earning assets[4]	774,884	748,000	4%
Average deposits and other borrowings 4,[5]	617,008	604,543	2%
Net interest margin (%) - cash2,[3,4]	1.87	1.99	-12 bps

Net interest income decreased $361 million (-2%) largely due to a 12 basis point decrease in the net interest margin, partially offset by 4% growth in average interest earning assets.

Net interest margin decreased reflecting growth in lower margin liquid assets, changes in product mix, the sale of the Asia Retail and Wealth businesses, the introduction of the major bank levy from July 2017, and the impact of customer remediation. This was partially offset by higher deposit margins and home loans re-pricing.

Average interest earning assets increased $26.9 billion (4%) reflecting ANZ’s strategic focus on home loans, in particular owner occupier, growth in liquid assets, partially offset by the completion of the Asia Retail and Wealth businesses sale.

Average deposits and other borrowings increased $12.5 billion (2%) driven by growth in customer deposits in Australia, Institutional and New Zealand divisions, partially offset by the sale of the Asia Retail and Wealth businesses.

1.	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.
2.	Includes large/notable items of -$52 million (2017: $406 million). Excluding large/notable items, net interest income from continuing operations increased $97 million (1%) from 2017 to 2018.
3.	Includes the major bank levy of -$355 million (2017: -$86 million).
4.	Average balance sheet amounts include assets and liabilities of continuing operations reclassified as held for sale.
5.

In 2018, certain instruments were reclassified from average non-deposit interest bearing liabilities to average deposit and other borrowings to better reflect their nature. Comparatives have been restated accordingly (2017: $4,357 million).

18	ANZ 2018 ANNUAL REPORT

OTHER OPERATING INCOME - CONTINUING OPERATIONS1

	Full Year
	2018 $m	2017 $m	Movt
Net fee and commission income[2]	2,175	2,362	-8%
Net funds management and insurance income[2]	556	668	-17%
Markets other operating income	1,127	1,436	-22%
Share of associates’ profit[2]	183	300	-39%
Other[2]	659	175	large
Total cash other operating income from continuing operations[3]	4,700	4,941	-5%

	Total increase/ (decrease) $m	Movt	Explanation
Net fee and commission income[2]	(187)	-8%	Net fee and commission income decreased mainly as the result of the sale of the Asia Retail and Wealth businesses, lower lending fee income and higher customer remediation charges.

Net funds management and insurance income[2]	(112)	-17%	Net funds management and insurance income decreased mainly as the result of the sale of the Asia Retail and Wealth businesses, lower financial planning income and higher customer remediation charges.

Markets other operating income	(309)	-22%

Markets other operating income decreased across Franchise Trading, Balance Sheet Trading and Franchise Sales. This was primarily driven by challenging trading conditions, increased funding costs and large derivative valuation adjustments in the 2017 financial year.

Share of associates’ profit[2]	(117)	-39%	Share of associates’ profit decreased mainly driven by the cessation of equity accounting of SCRB and MCC as the result of sale announcements.

Other[2]	484	large

Other increased primarily by the loss on reclassification of the Asia Retail and Wealth businesses to held for sale in the 2017 financial year along with the gain on sale of MCC recognised in the 2018 financial year.

Total cash other operating income from continuing operations[3]	(241)	-5%

1.	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.
2.	Excluding Markets.
3.	Includes large/notable items of $223 million (2017: $91 million). Excluding large/notable items, other operating income from continuing operations decreased $373 million (-8%) from 2017 to 2018.

OUR PERFORMANCE	19

OUR PERFORMANCE (continued)

OPERATING EXPENSES - CONTINUING OPERATIONS1

	Full Year
	2018 $m	2017 $m	Movt
Total cash operating expenses from continuing operations[2]	9,248	8,967	3%
Full time equivalent staff (FTE) from continuing operations	37,860	43,011	-12%
Average full time equivalent staff (FTE) from continuing operations	40,016	44,038	-9%

Operating expenses increased by $281 million (3%). Key drivers:

•

Personnel expenses decreased $166 million (-3%) largely due to a reduction in incentives and a 9% reduction in average FTE, partially offset by higher customer remediation costs ($75 million) and wage inflation.

•	Premises expenses decreased $51 million (-6%) primarily driven by the consolidation of our property portfolio in Asia.

•	Technology expenses increased $297 million (19%) largely due to an accelerated amortisation charge for certain software assets ($251 million) and higher investment in digital and data capabilities.

•	Restructuring expenses increased $165 million associated with the move to agile ways of working in the Australian and Technology divisions and other transformation activities.

•

Other expenses increased $36 million (2%) largely related to Royal Commission legal costs ($55 million) and higher customer remediation costs ($34 million), partially offset by a reduction from the sale completion of the Asia Retail and Wealth businesses.

CREDIT IMPAIRMENT CHARGE - CONTINUING OPERATIONS1

	Full Year
	2018 $m	2017 $m	Movt
Individual credit impairment charge ($m)	773	1,341	-42%
Collective credit impairment charge/(release) ($m)	(85)	(142)	-40%
Credit impairment charge ($m)	688	1,199	-43%
Gross impaired assets ($m)	2,013	2,384	-16%
Credit risk weighted assets ($b)	337.6	336.8	0%
Total provision for credit impairment ($m)	3,443	3,798	-9%
Individual provision as % of gross impaired assets	45.7%	47.7%
Collective provision as % of credit risk weighted assets	0.75%	0.79%

The individual credit impairment charge decreased by $568 million (-42%) due to a $626 million (-30%) decrease in new and increased individual credit impairment charges primarily in the Institutional and New Zealand divisions. The Australia division experienced lower provisions on new impairments in Business & Private Bank, combined with higher recoveries and write-backs in the unsecured Retail portfolios. Asia Retail & Pacific division decreased $129 million (-78%) due to the sale of the Asia Retail and Wealth businesses.

The reduction in the collective credit impairment release of $57 million (-40%) was primarily driven by reduced risk profile releases across all divisions. The collective credit impairment releases for lending growth reduced reflecting growth in the Institutional and New Zealand divisions. The economic cycle adjustment charge was $25 million for the year, with increased economic cycle adjustments in the Australia division, partially offset by the part release of economic cycle adjustments in the New Zealand and Institutional divisions.

Gross impaired assets decreased $371 million (-16%) primarily driven by repayments and upgrades in the Institutional division (-$315 million), repayments in the New Zealand division (-$71 million) and a reduction in the Asia Retail & Pacific division (-$90 million) following the sale of the Asia Retail and Wealth businesses. This was offset by an increase in the Australia division ($105 million) primarily driven by a single name restructured loan. The Group’s individual provision coverage ratio on impaired assets was 45.7% at 30 September 2018 (Sep 17: 47.7%).

1.	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.
2.	Includes large/notable items of $769 million (2017: $362 million). Excluding large/notable items, operating expenses from continuing operations decreased $126 million (-1%) from 2017 to 2018.

20	ANZ 2018 ANNUAL REPORT

CREDIT IMPAIRMENT CHARGE - CONTINUING OPERATIONS1

DIVISIONAL PERFORMANCE - CONTINUING OPERATIONS1

2018	Australia	Institutional	New Zealand	Wealth Australia[2]	Asia Retail & Pacific	TSO and Group Centre[2]	Group

Net interest margin	2.69%	0.90%	2.36%	n/a	4.30%	n/a	1.87%

Operating expenses to operating income	38.7%	57.4%	36.8%	77.6%	48.8%	n/a	48.1%

Cash profit from continuing operations ($m)	3,580	1,535	1,475	52	151	(306)	6,487

Net loans and advances ($b)	340.3	149.8	111.3	0.9	2.1	0.5	604.9

Customer deposits[3] ($b)	202.7	205.8	79.8	n/a	3.5	(4.5)	487.3

Number of FTE	12,885	6,188	6,165	845	1,131	10,646	37,860

2017	Australia	Institutional	New Zealand	Wealth Australia	Asia Retail & Pacific	TSO and Group Centre	Group

Net interest margin	2.73%	1.03%	2.31%	n/a	3.20%	n/a	1.99%

Operating expenses to operating income	35.8%	50.0%	37.6%	66.7%	103.4%	n/a	45.3%

Cash profit from continuing operations ($m)	3,616	1,924	1,369	95	(157)	(38)	6,809

Net loans and advances ($b)	333.6	131.6	107.9	1.7	5.5	n/a	580.3

Customer deposits[3] ($b)	201.3	189.0	75.3	n/a	7.0	(5.0)	467.6

Number of FTE	13,885	6,783	6,372	997	3,664	11,310	43,011

1.	Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.
2.	Discontinued operations form part of Wealth Australia and TSO and Group Centre divisions. Amounts shown in the table above exclude discontinued operations.
[3].	TSO and Group Centre includes term deposits, other deposits and an adjustment in Group Centre to eliminate Wealth Australia investments in ANZ deposit products.

OUR PERFORMANCE	21

OUR PERFORMANCE (continued)

DIVISIONAL PERFORMANCE - CONTINUING OPERATIONS[1]

Australia

Lending volumes grew primarily in owner occupier and principal and interest home loans. Customer deposits grew mainly in small business banking and home loans (offset accounts). Net interest margin decreased as a result of home loan mix changes, customer remediation, and the introduction of the major bank levy from July 2017. This was partially offset by higher deposit margins due to re-pricing. Other operating income decreased as the result of customer remediation and lower lending fee income. Operating expenses increased due to higher customer remediation costs, an accelerated software amortisation charge, restructuring, and inflation. This was partially offset by a reduction in FTE related costs. Credit impairment charges decreased as a result of lower delinquency and higher write-backs and recoveries in cards and personal loans, lower new provisions in business banking, partially offset by a net increase in economic cycle adjustments.

Institutional

Lending volumes grew across all portfolios. Customer deposits grew in Markets and Transaction Banking. Net interest margin decreased largely due to the introduction of the major bank levy from July 2017, and growth in Markets liquid assets. Other operating income decreased due to lower Markets Franchise Trading income as a result of less favourable trading conditions in the 2018 financial year, and large positive derivative valuation adjustments recognised in the 2017 financial year. Operating expenses increased due to an accelerated software amortisation charge, restructuring, and inflation. This was partially offset by a reduction in FTE as the result of ongoing transformation activities and lower non-lending losses. Credit impairment charges decreased due to ongoing portfolio rebalancing and a benign credit environment.

New Zealand

Volumes grew in home loans and funds under management. Customer deposits grew across all portfolios. Net interest margin increased due to higher lending margins, partly offset by portfolio mix changes and lower deposit margins. Other operating income increased primarily due to a one-off insurance recovery in the 2018 financial year, partially offset by customer fee reductions. Net funds management and insurance income increased due to higher funds under management. Operating expenses increased due to customer remediation, increased business investment in digital capability, and inflation. This was partially offset by a reduction in FTE driven by customer migration to lower cost channels. Credit impairment charges decreased due to credit quality improvements across Retail and Commercial and Agri portfolios, and the release of the Agri economic cycle adjustment.

Wealth Australia

Income decreased as the result of higher customer remediation, and lower new business volumes in ANZ Financial Planning. Operating expenses decreased due to lower discretionary expenses, partially offset by higher customer remediation charges.

Asia Retail & Pacific

Asia Retail and Pacific divisional results were impacted by the sale completion of Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank, and its Retail business in Vietnam to Shinhan Bank Vietnam. The Pacific business experienced lower operating income as the result of lending reductions due to portfolio rebalancing, and lower costs as the result of simplifying the business. Credit impairment charges benefited from improved credit quality and higher collections and recoveries.

TSO and Group Centre

TSO and Group Centre divisional results for the 2017 and 2018 financial year were impacted by a number of large/notable items. In the 2018 financial year, this included the gain on sale of MCC, loss on sale of SRCB, the loss on reclassification of assets and liabilities to held for sale for Cambodia JV, OPL NZ, and PNG Retail, Commercial and SME, Royal Commission legal costs, and higher restructuring. In the 2017 financial year, the Group recognised the gain on sale of 100 Queen Street, Melbourne and the divested business results for SRCB and MCC.

1. Information has been presented on a continuing operations basis. Discontinued operations are detailed on page 23.

22	ANZ 2018 ANNUAL REPORT

DISCONTINUED OPERATIONS

As a result of the sales outlined below, the financial results of the Wealth Australia businesses being divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective. These businesses qualify as discontinued operations, a subset of assets and liabilities held for sale, as they represent a major line of business.

The comparative Group Income Statement and Statement of Comprehensive Income have been restated to show discontinued operations separately from continuing operations in a separate line item ‘Profit/(Loss) from discontinued operations’. This impacts the current and comparative financial information for Wealth Australia and TSO and Group Centre divisions.

•	Sale to IOOF Holdings Limited (IOOF)

On 17 October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) and aligned dealer groups (ADG) businesses to IOOF. The aligned dealer groups business consists of aligned advice businesses that operate under their own Australian Financial Services licences. The sale of the aligned dealer groups business completed on 1 October 2018. The completion of the remaining OnePath pensions and investment business is planned to occur after the successful completion of the successor fund transfer, which is expected to occur in the first half of the 2019 financial year.

•	Sale to Zurich Financial Services Australia (Zurich)

On 12 December 2017, ANZ announced that it had agreed to the sale of its life insurance business to Zurich and regulatory approval was obtained on 10 October 2018. The transaction is subject to closing conditions and ANZ expects it to complete in the first half of the 2019 financial year.

Included in the 2018 ‘Loss from discontinued operations’ is:

•	A $632 million loss (pre and post-tax) recognised on the reclassification of Wealth Australia businesses to held for sale; and

•

Customer remediation of $181 million ($127 million post-tax) for refunds to customers and related remediation costs. These items primarily relate to compensation to customers for receiving inappropriate advice or services not provided within the Group’s former aligned dealer groups.

Continuing operations includes the retained Wealth Australia division, which is made up of lenders mortgage insurance, share investing, financial planning and general insurance distribution.

EXPLANATION OF ADJUSTMENTS BETWEEN STATUTORY PROFIT AND CASH PROFIT - DISCONTINUED OPERATIONS

•	Treasury shares adjustment

ANZ shares held by the Group in Wealth Australia (Sep 18: 15.5 million shares; Sep 17: 15.4 million shares) are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised as income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities which are revalued through the Income Statement.

•	Revaluation of policy liabilities

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate in each period being reflected in the Income Statement. ANZ includes the impact on the re-measurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

	Full Year
	2018	2017
	$m	$m
Statutory profit/(loss) from discontinued operations	(695)	62
Adjustments between statutory profit and cash profit	13	67
Treasury shares adjustment	7	58
Revaluation of policy liabilities	6	9
Cash profit/(loss) from discontinued operations	(682)	129

OUR PERFORMANCE	23

OUR PERFORMANCE (continued)

FINANCIAL POSITION OF THE GROUP

CONDENSED BALANCE SHEET - INCLUDING DISCONTINUED OPERATIONS

	As at

	2018	2017

	$b	$b	Movt

Assets

Cash / Settlement balances owed to ANZ / Collateral paid[1]	98.0	82.5	19%

Trading and available-for-sale assets[1]	112.0	113.0	-1%

Derivative financial instruments[1]	68.4	62.5	9%

Net loans and advances[1]	603.9	574.3	5%

Investments backing policy liabilities[1]	-	38.0	-100%

Assets held for sale	45.2	8.0	large

Other[1]	15.1	19.0	-21%

Total assets	942.6	897.3	5%

Liabilities

Settlement balances owed by ANZ / Collateral received	18.3	15.8	16%

Deposits and other borrowings[1]	618.2	595.6	4%

Derivative financial instruments[1]	69.7	62.3	12%

Debt issuances	121.2	108.0	12%

Policy liabilities and external unit holder liabilities[1]	-	41.9	-100%

Liabilities held for sale	47.2	4.7	large

Other[1]	8.6	9.9	-13%

Total liabilities	883.2	838.2	5%

Total equity	59.4	59.1	1%

1.	Balances exclude assets and liabilities held for sale.

•

Cash / Settlement balances owed to/by ANZ / Collateral paid/received increased $13.0 billion (19%) primarily driven by higher liquid asset holdings in Markets, increases in collateral paid, and the impact of foreign currency exchange rate movements.

•

Derivative financial assets and liabilities increased $5.9 billion (9%) and $7.4 billion (12%) respectively as foreign exchange rate and interest rate movements resulted in higher derivative fair values.

•

Net loans and advances increased $29.6 billion (5%) primarily driven by growth in home loans across the Australia and New Zealand divisions (+$10.9 billion), lending growth in the Institutional division (+$12.9 billion), UDC net loans and advances no longer being classified as held for sale (+$3.0 billion) and the impact of foreign currency exchange rate movements.

•

Assets and liabilities held for sale increased $37.2 billion and $42.5 billion respectively, primarily driven by the reclassification of Wealth Australia businesses and other smaller divestments to held for sale, partially offset by the sale completion of the Asia Retail and Wealth businesses, and UDC no longer being classified as held for sale.

•

Deposits and other borrowings increased $22.6 billion (4%) primarily driven by growth in customer deposits across Institutional, New Zealand and Australia divisions (+$9.3 billion), and a $11.4 billion increase in deposits from banks and repurchase agreements, and the impact of foreign currency exchange rate movements. This was partially offset by a reduction of $12.7 billion in certificates of deposit.

•	Debt issuances increased $13.2 billion (12%) primarily driven by senior debt issuances and the impact of foreign currency exchange rate movements.

24	ANZ 2018 ANNUAL REPORT

LIQUIDITY AND FUNDING

	2018	2017

Total liquid assets ($b)[1]	191.3	180.5

Liquidity Coverage Ratio (LCR)[1]	138%	135%

[1].	Full year average, calculated as prescribed per APRA Prudential Regulatory Standard (APS 210 Liquidity) and consistent with APS 330 requirements.

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High Quality Liquid Assets comprise three categories, with the definitions consistent with Basel 3 LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•

High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the Committed Liquidity Facility (CLF) and other eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the size and composition of its liquid asset portfolio on an ongoing basis in line with regulatory requirements and the risk appetite set by the Board.

CAPITAL MANAGEMENT

	2018	2017	Movt

Common Equity Tier 1

- APRA Basel 3	11.4%	10.6%
Credit risk weighted assets ($b)	337.6	336.8	0%

Total risk weighted assets ($b)	390.8	391.1	0%

APRA, under the authority of the Banking Act 1959, sets minimum regulatory requirements for banks including what is acceptable as capital and provides methods of measuring the risks incurred by the Bank.

The Group’s Common Equity Tier 1 ratio increased to 11.4% based on APRA Basel 3 standards, exceeding APRA’s minimum requirements. This increase was driven by cash earnings and divestments, outweighing the impact of dividends and share buybacks during the year.

DIVIDENDS

This performance allowed us to propose that a final dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share, bringing the total dividend for the year ended 30 September 2018 to $1.60 per share. This represents a dividend payout ratio (total Group cash basis) of 79.5%.

The proposed 2018 final dividend will be fully franked for Australian taxation purposes, and New Zealand (NZ) imputation credits of NZ 10 cents per ordinary share will also be attached. It will be paid on 18 December 2018 to owners of ordinary shares at close of business on 13 November 2018 (record date).

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2018 final dividend. For the 2018 final dividend, ANZ intends to provide shares under the DRP through an on-market purchase and BOP through the issue of new shares.

Further details on dividends provided for or paid during the year ended 30 September 2018 are set out in Note 5 in the Financial Report.

OUR PERFORMANCE	25

OUR PERFORMANCE (continued)

FIVE YEAR SUMMARY

	2018[1]	2017[1]	2016	2015	2014

	$m	$m	$m	$m	$m

Financial performance cash[2]

Net interest income	14,514	14,875	15,095	14,616	13,797

Other operating income	4,700	4,941	5,499	5,921	5,781

Operating expenses	(9,248)	(8,967)	(10,439)	(9,378)	(8,760)

Profit before credit impairment and income tax	9,966	10,849	10,155	11,159	10,818

Credit impairment charge	(688)	(1,199)	(1,956)	(1,205)	(989)

Income tax expense	(2,775)	(2,826)	(2,299)	(2,724)	(2,700)

Non-controlling interests	(16)	(15)	(11)	(14)	(12)

Cash profit from continuing operations[2]	6,487	6,809	5,889	7,216	7,117

Cash profit/(loss) from discontinued operations	(682)	129	N/A	N/A	N/A

Cash profit	5,805	6,938	5,889	7,216	7,117

Adjustments to arrive at statutory profit[2]	595	(532)	(180)	277	154

Profit attributable to shareholders of the Company	6,400	6,406	5,709	7,493	7,271

Financial position

Assets	942,624	897,326	914,869	889,900	772,092

Net assets	59,383	59,075	57,927	57,353	49,284

Common Equity Tier 1	11.4%	10.6%	9.6%	9.6%	8.8%

Common Equity Tier 1 – Internationally Comparable Basel 3[3]	16.8%	15.8%	14.5%	13.2%	12.5%

Return on average ordinary equity (statutory)[4]	10.9%	11.0%	10.0%	14.5%	15.8%

Return on average assets (statutory)	0.7%	0.7%	0.6%	0.9%	1.0%

Cost to income ratio (cash)[2]	51.6%	46.1%	50.7%	45.7%	44.7%

Shareholder value – ordinary shares

Total return to shareholders (share price movement plus dividends)	0.6%	13.1%	9.2%	(7.5%)	5.9%

Market capitalisation	80,979	86,948	80,886	78,606	85,235

Dividend (cents)	160c	160c	160c	181c	178c

Franked portion – interim	100%	100%	100%	100%	100%

– final	100%	100%	100%	100%	100%

Share price – high (dollar)	$30.80	$32.95	$29.17	$37.25	$35.07

– low (dollar)	$26.08	$25.78	$21.86	$26.38	$28.84

– closing (dollar)	$28.18	$29.60	$27.63	$27.08	$30.92

Share information

(per fully paid ordinary share)

Earnings per share (cents) (statutory)	221.6	220.1	197.4	271.5	267.1

Dividend payout ratio (statutory)	72.1%	73.4%	81.9%	68.6%	67.4%

Net tangible assets per ordinary share[5]	$18.47	$17.66	$17.13	$16.86	$14.65

No. of fully paid ordinary shares issued (millions)	2,874	2,937	2,927	2,903	2,757

Dividend reinvestment plan (DRP) issue price

– interim	$27.76	$28.80	$24.82	$31.93	$33.30

– final	-	$29.02	$28.16	$27.08	$32.02

Other information

No. of employees (full time equivalents)	39,924	44,896	46,554	50,152	50,328

No. of shareholders	509,238	522,425	545,256	546,558	498,309

1.

During 2018, part of Wealth Australia and TSO and Group Centre division was classified as a discontinued operation. 2017 comparatives have been restated accordingly. 2016 to 2014 has not been restated. All ratios are presented on a Group basis inclusive of discontinued operations across 2018 to 2014.

2.

Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the ongoing business activities of the Group. Cash profit is not audited; however, the external auditor has informed the Audit Committee that the adjustments have been determined on a consistent basis across each period presented, and the adjustments for the sale impact of Shanghai Rural Commercial Bank (SRCB) in 2018 and 2017 are appropriate.

3.

Internationally Comparable Methodology applied for 2015–2018 aligns with APRA’s information paper entitled ‘International Capital Comparison Study’ (13 July 2015). Basel Internationally Comparable ratios do not include an estimate of the Basel l capital floor requirement.

4.	Average ordinary equity excludes non-controlling interests and preference shares.
5.	Equals shareholders’ equity less preference share capital, goodwill, software and other intangible assets divided by the number of ordinary shares.

26	ANZ 2018 ANNUAL REPORT

From left to right: RT Hon Sir John Key, GNZM AC – Independent Non-Executive Director, John Macfarlane – Independent Non-Executive Director, Paula Dwyer – Independent Non-Executive Director, David Gonski, AC – Chairman, Independent Non-Executive Director, Graeme Liebelt – Independent Non-Executive Director, Ilana Atlas – Independent Non-Executive Director, Shayne Elliott – Chief Executive Officer, Executive Director, Jane Halton, AO PSM – Independent Non-Executive Director, Lee Hsien Yang – Independent Non-Executive Director Full biography details can be found on our website at anz.com/directors. CORPORATE GOVERNANCE FRAMEWORK CHIEF EXECUTIVE OFFICER GROUP EXECUTIVE COMMITTEE SHAREHOLDERS BOARD RESERVED POWERS AND DELEGATION OF AUTHORITY POLICY Digital Business and Technology Committee Ethics, Environment, Social and Governance Committee Human Resources Committee Audit Committee Risk Committee BOARD OF DIRECTORS GOVERNANCE BOARD OF DIRECTORS 28 ANZ 2018 ANNUAL REPORT

DIRECTORS’ MEETINGS

The number of Board meetings and meetings of Committees during the year the Director was eligible to attend, and the number of meetings attended by each Director were:

	Board		Risk Committee		Audit Committee		Human Resources Committee		Ethics, Environment, Social and Governance Committee		Digital Business and Technology Committee		Special Committee of the Board[1]		Committee of the Board[1]		Shares Committee[1]
	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B	A	B
Ilana Atlas	12	12			8	8	8	8	4	4			1	1	2	2	1	1
Paula Dwyer	12	12	8	8	8	8	8	8							2	2
Shayne Elliott	12	12											1	1	4	4	3	3
David Gonski, AC	12	12	8	8	8	8	8	8	4	4	4	4	1	1	4	4	3	3
Jane Halton, AO PSM	12	12					8	8	4	4	3	3	1	1	1	1
Sir John Key, GNZM AC	6	6	3	3					2	2
Lee Hsien Yang	12	12	8	8			8	8			4	4	1	1
Graeme Liebelt	12	12	8	8	8	8	8	8	1	1	1	1	1	1	2	2	1	1
John Macfarlane	12	12	8	8	8	8					4	4	1	1	1	1

Column A – Indicates the number of meetings the Director was eligible to attend as a member.

Column B – Indicates the number of meetings attended. The Chairman is an ex-officio member of the Risk, Audit, Human Resources, Ethics, Environment, Social and Governance and Digital Business and Technology Committees.

With respect to Committee meetings, the table above records attendance of Committee members. Any Director is entitled to attend these meetings and from time to time Directors attend meetings of Committees of which they are not a member.

1.  The meetings of the Special Committee of the Board, Shares Committee and Committee of the Board as referred to in the table above include those conducted by written resolution.

Below from left to right: David Hisco – CEO New Zealand and Group Executive, Mark Whelan – Group Executive Institutional, Kathryn van der Merwe – Group Executive Talent and Culture, Michelle Jablko – Chief Financial Officer, Fred Ohlsson – Group Executive Australia, Shayne Elliott – Chief Executive Officer, Maile Carnegie – Group Executive Digital Banking, Kevin Corbally – Group Chief Risk Officer, Mark Hand – Group Executive, Australian Business & Private Banking, Alexis George – Deputy CEO and Group Executive Wealth Australia, Farhan Faruqui – Group Executive International, Gerard Florian – Group Executive Technology.

Full biography details can be found on our website at anz.com/exco.

GOVERNANCE	29

BOARD AREAS OF FOCUS This year the Board and its Committees have undertaken key strategic, governance and oversight activities, including: 32 STRATEGY AND TRANSFORMATION IMPROVING CUSTOMER OUTCOMES STRATEGY REGULATORY IMPROVING CUSTOMER OUTCOMES —Providing oversight of ANZ’s approach to customer satisfaction, including adoption of Net Promoter System and customer complaint resolution with regular discussion in relation to the key trends, themes and issues in particular divisions —Providing oversight of customer remediation activities —Discussing reports on key matters affecting customers, including in relation to the new Banking Code of Practice and ANZ’s proposed implementation of it and ANZ’s approach to: — adopting the Sedgwick recommendations; — supporting vulnerable customers; and — product suitability for customers. —Discussing ANZ’s research into financial wellbeing and the way this is informing activities across ANZ for customers, communities and employees STRATEGY —Participating in Strategy Day with CEO and Executive Committee, reviewing global trends in banking —Discussing with the CEO regular updates on ANZ’s strategic priority of creating a simpler, better balanced bank —Discussing ongoing updates and progress on business simplification, such as product, process and technology simplification —Providing oversight of the implementation of New Ways of Working (NWOW) within Australia and TSO and Group Centre divisions, including reviewing the lessons learnt at other organisations that have adopted similar methodologies; reviewing reports, including external reports, in relation to the risk assessment of the NWOW operating model and the impact of NWOW on ANZ’s Risk Management Framework —Assessing the impact of, and ANZ’s preparedness for, major technology developments such as the New Payments Platform and Open Banking —Focusing on reviewing the management of Technology Risk at ANZ 30 ANZ 2018 ANNUAL REPORT

In addition to regular meetings of the Board in Melbourne and Sydney, the Board also met in the Australian Capital Territory and New Zealand and have participated in a number of customer and employee facing events. The Board will also have meetings in regional New South Wales and Western Australia during the remainder of the 2018 calendar year, with a focus on customer and employee engagement. CULTURAL FINANCIAL PURPOSE AND VALUES-LED TRANSFORMATION FINANCIAL $ $ PURPOSE AND VALUES-LED TRANSFORMATION — Renaming of the Environment, Sustainability and Governance Committee to the Ethics, Environment, Social and Governance Committee, providing management with a further vehicle to raise ethical and conduct issues for broader discussion with Directors —Discussing with the CEO regular updates in relation to ANZ’s strategic priority of driving a purpose and values-led transformation of the Bank to build trust and improve our employee and customer propositions —Providing oversight of the development of ANZ’s ethical decision making framework —Providing a continued focus on the oversight of ANZ’s corporate culture, including reviewing results and key themes of ANZ’s culture audits and ANZ’s staff engagement survey and following up key issues raised within those reports FINANCIAL —Reviewing and approving ANZ’s operating and funding plans —Providing oversight of capital management initiatives, including the commencement, and subsequent increase in size of ANZ’s on-market share buyback —Providing oversight of ANZ’s approach to the implementation of key accounting initiatives, including the implementation of Australian Accounting Standard AASB 9: Financial Instruments, and making key accounting judgements, including in relation to software assets amortisation, restructuring and remediation provisioning REGULATORY —Providing oversight of ANZ’s approach to preventing financial crime, including participating in an internal conference for financial crime professionals and meeting with AUSTRAC to discuss ANZ’s approach —Providing oversight of ANZ’s preparedness for the implementation of the Banking Executive Accountability Regime, including approving changes in relation to ANZ’s remuneration policy —Following the announcement of the Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry, meeting regularly to discuss matters pertaining to it, including oversight of the approach to the remediation of matters raised at the Commission GOVERNANCE 31

GOVERNANCE (continued)

DIRECTORS’ QUALIFICATIONS, EXPERIENCE AND SPECIAL RESPONSIBILITIES

As at the date of this report, the Board comprises eight Non-Executive Directors and one Executive Director, the Chief Executive Officer. The names of the Directors, together with details of their qualifications, experience and special responsibilities are set out below. In addition, ANZ’s Board Skills Matrix (available on anz.com/CorporateGovernance) sets out the skills that ANZ considers each Director brings to the Board – notably, all Directors possess leadership and financial acumen skills, and as a group contribute many other key skills.

DAVID GONSKI, AC

Chairman, Independent Non-Executive Director and Chair of the Ethics, Environment, Social and Governance Committee

BCom, LLB, FAICD(Life), FCPA

Chairman since 1 May 2014 and a Non-Executive Director since February 2014. Mr Gonski is an ex officio member of all Board Committees including Chair of the Ethics, Environment, Social and Governance Committee.

SHAYNE ELLIOTT

Chief Executive Officer and Executive Director

BCom

Chief Executive Officer and Executive Director since 1 January 2016.

Chair:         Member:

Career

David started his career as a lawyer at Herbert Smith Freehills, and is now one of Australia’s most respected business leaders and company directors. He has business experience in Australia and internationally, and is involved in a broad range of organisations in the government and education sectors. He is a leading philanthropist and provides strong community leadership, particularly in relation to education in Australia.

Relevant Other Directorships

•	Chairman: The University of New South Wales Foundation Limited (from 2005, Director from 1999).

•	Director: Sydney Airport Corporation Limited (from 2018), Lowy Institute for International Policy (from 2012) and Australian Philanthropic Services Limited (from 2012).

•	Member: ASIC External Advisory Panel (from 2013) and Advisory Committee for Optus Limited (from 2013).

•	Chancellor: University of New South Wales Council (from 2005).

•	President: Art Gallery of NSW Trust (from 2016).

Relevant Former Directorships held

in last three years, include

•	Former Chairman: Review to Achieve Education Excellence in Australian Schools for the Commonwealth of Australia (2017-2018), Coca-Cola Amatil Limited (2001-2017, Director from 1997) and Sydney Theatre Company Ltd (2010-2016).

•	Former Director: Singapore Telecommunications Limited (2013-2015).

Age 65 years | Residence Sydney, Australia

Career

Shayne has over 30 years’ experience in banking in Australia and overseas, in all aspects of the industry. Shayne joined ANZ as CEO Institutional in June 2009, and was appointed Chief Financial Officer in 2012.

Prior to joining ANZ, Shayne held senior executive roles at EFG Hermes, the largest investment bank in the Middle East, which included Chief Operating Officer. He started his career with Citibank New Zealand and worked with Citibank/Citigroup for 20 years, holding various senior positions across the UK, USA, Egypt, Australia and Hong Kong.

As a Director of the Financial Markets Foundation for Children, Shayne contributes to the promotion of health and welfare of Australian children. He actively engages in the promotion of Australian economic growth, social progress and public policy development through membership of the Australian Bankers’ Association (which he also Chairs) and the Business Council of Australia.

Relevant Other Directorships

•	Chairman: Australian Bankers’ Association (from 2017, Member from 2016).

•	Director: ANZ Bank New Zealand Limited (from 2009) and the Financial Markets Foundation for Children (from 2016).

•	Member: Business Council of Australia (from 2016).

Age 54 years | Residence Melbourne, Australia

32    ANZ 2018 ANNUAL REPORT

ILANA ATLAS

Independent Non-Executive Director

and Chair of the Human Resources Committee

BJuris (Hons), LLB (Hons), LLM

Non-Executive Director since September 2014. Ilana is a member of the Audit Committee and Ethics, Environment, Social and Governance Committee.

Chair:     Member:

PAULA DWYER

Independent Non-Executive Director and

Chair of the Audit Committee

BCom, FCA, SF Fin, FAICD

Non-Executive Director since April 2012. Paula is a member of the Risk Committee and Human Resources Committee.

Chair:     Member:

Career

Ilana brings a strong financial services background and legal experience to the Board. Ilana was a partner at law firm Mallesons Stephen Jaques (now King & Wood Mallesons), where in addition to her practice in corporate law, she held a number of management roles in the firm including Executive Partner, People and Information, and Managing Partner. She also worked at Westpac for 10 years, where her roles included Group Secretary and General Counsel and Group Executive, People, where she was responsible for human resources, corporate affairs and sustainability. Ilana has a strong commitment to the community, in particular the arts and education.

Relevant Other Directorships

•	Chairman: Coca-Cola Amatil Limited (from 2017, Director from 2011) and Jawun (from 2017, Director from 2014).

•	Director: OneMarket Limited (from 2018) and Paul Ramsay Foundation (from 2017).

•	Member: Panel of Adara Partners (from 2015).

•	Fellow: Senate of the University of Sydney (from 2015).

Relevant Former Directorships held

in last three years, include

•	Former Chairman: The Bell Shakespeare Company Limited (2010-2016, Director 2004-2016).

•	Former Director: Westfield Corporation Limited (2014-2018), Human Rights Law Centre Ltd (2012-2017) and Treasury Corporation of New South Wales (2013-2017).

Age 64 years | Residence Sydney, Australia

Career

Paula has extensive experience in financial markets, corporate finance, risk management and investments, having held senior executive roles at Calibre Asset Management, Ord Minnett (now J P Morgan) and at Price Waterhouse (now PricewaterhouseCoopers). Her career as a company director spans financial services, investment, insurance, healthcare, gambling and entertainment, fast moving consumer goods, property and construction and retailing sectors. Paula has a strong interest in education and medical research, having served as a member of the Geelong Grammar School Council and the Business and Economics Faculty at the University of Melbourne and as Deputy Chairman of Baker IDI.

Relevant Other Directorships

•	Chairman: Tabcorp Holdings Limited (from 2011, Director from 2005), Healthscope Limited (from 2014) and Kin Group Advisory Board (from 2014).

•	Director: Lion Pty Ltd (from 2012).

•	Member: Kirin International Advisory Board (from 2012) and Australian Government Takeovers Panel (from 2017).

Relevant Former Directorships held

in last three years, include

•	ASIC External Advisory Panel (2012-2015).

Age 58 years | Residence Melbourne, Australia

GOVERNANCE    33

GOVERNANCE (continued)

DIRECTORS’ QUALIFICATIONS, EXPERIENCE AND SPECIAL RESPONSIBILITIES (continued)

JANE HALTON, AO PSM

Independent Non-Executive Director

BA (Hons) Psychology, FIML, FIPAA, NAM, Hon. FAAHMS, Hon. FACHSE, Hon. DLitt (UNSW)

Non-Executive Director since October 2016. Jane is a member of the Human Resources Committee, Ethics, Environment, Social and Governance Committee and Digital Business and Technology Committee.

Member:

RT HON SIR JOHN KEY, GNZM AC

Independent Non-Executive Director

BCOM, DCOM (HONORIS CAUSA)

Non-Executive Director since February 2018. Sir John is a member of the Ethics, Environment, Social and Governance Committee and Risk Committee.

Member:

Career

Jane’s 33 year career in the public service includes the positions of Secretary of the Australian Department of Finance, Secretary of the Australian Department of Health, Secretary for the Department of Health and Ageing, and Executive Co-ordinator (Deputy Secretary) of the Department of the Prime Minister and Cabinet. She brings to the Board extensive experience in finance, insurance, risk management, information technology, human resources, health and ageing and public policy. She also has significant international experience.

Jane has contributed extensively to community health through local and international organisations including the World Health Organisation and National Aboriginal and Torres Strait Islander Health Council.

Relevant Other Directorships

•	Chairman: Vault Systems (from 2017), Coalition for Epidemic

•	Preparedness Innovations (Norway) (from 2018, Member from 2016) and Council on the Ageing Australia (from 2017).

•	Director: Clayton Utz (from 2017) and Crown Resorts Limited (from 2018).

•	Member: Executive Board of the Institute of Health Metrics and Evaluation at the University of Washington (from 2007).

•	Adjunct Professor: University of Sydney and University of Canberra.

•	Council Member: Australian Strategic Policy Institute (from 2016).

Relevant Former Directorships held

in last three years, include

•	Former Chairman: OECD Asian Senior Budget Officials Network (2014–2016) and World Health Organisation Executive Board (2013–2014, Member 2012-2015).

•	Former Member: Melbourne Institute Advisory Board (2007–2015).

•	Former Public Policy Fellow: ANU Crawford School of Public Policy (2012-2016).

Age 58 years | Residence Canberra, Australia

Career

Sir John was Prime Minister of New Zealand from 2008 to 2016, having commenced his political career in 2002. Sir John had a long career in international finance, primarily for Bankers Trust in New Zealand and Merrill Lynch in Singapore, London and Sydney. He was previously a member of the Foreign Exchange Committee of the Federal Reserve Bank of New York (from 1999 – 2001).

Sir John was made a Knight Grand Companion of the New Zealand Order of Merit in the 2017 Queen’s Birthday Honours. In 2017 Sir John became a Companion of the Order of Australia for advancing the Australia-New Zealand bilateral relationship.

Relevant Other Directorships

•	Chairman: ANZ Bank New Zealand Limited (from 2018, Director from 2017).

•	Director: Air New Zealand Limited (from 2017).

Relevant Former Directorships held

in last three years, include

•	Former Chairman: The International Democratic Union (2014-2018).

Age 57 years | Residence Auckland, New Zealand.

34    ANZ 2018 ANNUAL REPORT

LEE HSIEN YANG

Independent Non-Executive Director and Chair

of the Digital Business and Technology Committee

MSc, BA

Non-Executive Director since February 2009. Hsien Yang is a member of the Risk Committee and Human Resources Committee.

Chair:         Member:

GRAEME LIEBELT

Independent Non-Executive Director

and Chair of the Risk Committee

BEc (Hons), FAICD, FTSE, FIML

Non-Executive Director since July 2013. Graeme is a member of the Audit Committee and Human Resources Committee.

Chair:         Member:

Career

Hsien Yang is an experienced business executive with considerable knowledge of and operating experience in Asia. He has a background in engineering and brings to the Board his international business and management experience across a wide range of sectors including telecommunications, food and beverages, property, publishing and printing, financial services, education, civil aviation and land transport. His contribution to community education activities includes former membership of the Governing Board of Lee Kuan Yew School of Public Policy.

Relevant Other Directorships

•	Chairman: The Islamic Bank of Asia Limited (from 2012, Director from 2007).

•	Director: Rolls-Royce Holdings plc (from 2014), Cluny Lodge Pte Ltd (from 1979) and Caldecott Inc. (from 2013).

•	Special Adviser: General Atlantic (from 2013).

•	President: INSEAD South East Asia Council (from 2013).

Relevant Former Directorships held

in last three years, include

•	Former Chairman: Civil Aviation Authority of Singapore (2009-2018) and General Atlantic Singapore Fund Pte Ltd (2013-2018).

•	Former Director: Singapore Exchange Limited (2004-2016) and General Atlantic Singapore Fund FII Pte Ltd (2014-2018).

•	Former Consultant: Capital International Inc Advisory Board (2007-2016).

•	Former Member: Governing Board of Lee Kuan Yew School of Public Policy (2005-2017).

Age 61 years | Residence Singapore

Career

Graeme brings to the Board his experience of a 23 year executive career with Orica Limited (including a period as Chief Executive Officer), a global mining services company with operations in more than 50 countries. He has extensive international experience and a strong record of achievement as a senior executive including in strategy development and implementation.

Graeme is committed to global trade and co-operation, as well as community education.

Relevant Other Directorships

•	Chairman: Amcor Limited (from 2013, Director from 2012) and DuluxGroup Limited (from 2018, Director from 2016).

•	Director: Australian Foundation Investment Company Limited (from 2012) and Carey Baptist Grammar School (from 2012).

Age 64 years | Residence Melbourne, Australia

GOVERNANCE    35

GOVERNANCE (continued)
DIRECTORS’ QUALIFICATIONS, EXPERIENCE AND SPECIAL RESPONSIBILITIES (continued)	COMPANY SECRETARIES’ QUALIFICATIONS AND EXPERIENCE

JOHN MACFARLANE

Independent Non-Executive Director

BCom, MCom (Hons)

Non-Executive Director since May 2014. John is a member of the Audit Committee, Risk Committee and Digital Business and Technology Committee.

Member:

Career

John is one of Australia’s most experienced international bankers having previously served as Executive Chairman of Deutsche Bank Australia and New Zealand, and CEO of Deutsche Bank Australia. John has also worked in the USA, Japan and PNG, and brings to the Board a depth of banking experience in ANZ’s key markets in Australia, New Zealand and the Asia Pacific.

He is committed to community health, and is a Director of St Vincent’s Institute of Medical Research (from 2008) and the Aikenhead Centre of Medical Discovery Limited (from 2016).

Relevant Other Directorships

•  Director: Craigs Investment Partners Limited (from 2013), Colmac Group Pty Ltd (from 2014), AGInvest Holdings Limited (MyFarm Limited) (from 2014, Chairman 2014-2016), Balmoral Pastoral Investments (from 2017) and L1 Long Short Fund (from 2018).

Age 58 years | Residence Melbourne, Australia

Currently there are three people appointed as Company Secretaries of the Company. Details of their roles are contained in the Corporate Governance Statement. Their qualifications and experience are as follows:

BOB SANTAMARIA

Group General Counsel

BCom, LLB (Hons)

Bob joined ANZ in 2007. He had previously been a Partner at the law firm Allens Arthur Robinson (now Allens) since 1987. He was Executive Partner Corporate, responsible for client liaison with some of Allens Arthur Robinson’s largest corporate clients. Bob brings to ANZ a strong background in leadership of a major law firm, together with significant experience in securities, mergers and acquisitions. He holds a Bachelor of Commerce and Bachelor of Laws (Honours) from the University of Melbourne.

SIMON PORDAGE

Company Secretary

LLB (Hons), FGIA, FCIS

Simon joined ANZ in May 2016. He is a Chartered Secretary and has extensive company secretarial and corporate governance experience. From 2009 to 2016 he was Company Secretary for Australian Foundation Investment Company Limited and a number of other listed investment companies. Other former roles include being Deputy Company Secretary for ANZ and Head of Board Support for Barclays PLC in the United Kingdom.

Simon is committed to the promotion of good corporate governance. He is a former National President and Chairman of Governance Institute of Australia, and is a member and former Chairman of its National Legislation Review Committee, and regularly presents on governance issues.

JOHN PRIESTLEY

Senior Legal Advisor

BEc, LLB, FGIA, FCIS

John, a qualified lawyer, joined ANZ in 2004. Prior to joining ANZ, he had a long career with Mayne Group and held positions which included responsibility for the legal, company secretarial, compliance and insurance functions. He is a Fellow of the Governance Institute of Australia. John was responsible for the day to day operation of ANZ’s Company Secretariat function from 2004 to July 2016 when Simon Pordage took over that responsibility. He is currently a member of ANZ’s Group Legal team.

36    ANZ 2018 ANNUAL REPORT

OUR APPROACH TO RISK MANAGEMENT

The success of the Group’s strategy is underpinned by our sound management of the Group’s risks. All of the Group’s activities involve — to varying degrees — the analysis, evaluation, acceptance and management of risks or combinations of risks.

The Board is responsible for establishing and overseeing the Group’s Risk Management Framework. The Board has delegated authority to the Board Risk Committee (BRC) to develop and monitor compliance with the Group’s risk management policies. The Committee reports regularly to the Board on its activities.

The key pillars of the Group’s Risk Management Framework include:

•  the Risk Appetite Statement (RAS), which clearly and concisely sets out the Board’s expectations regarding the degree of risk that the Group is prepared to accept in pursuing its strategic objectives and its business plan; and

•  the Risk Management Statement (RMS), which describes the Group’s strategy for managing risks and a summary of the key elements of the Risk Management Framework (RMF) that give effect to that strategy. The RMS includes: a description of each material risk; and an overview of how the RMF addresses each risk, with reference to the relevant policies, standards and procedures. It also includes information on how the Group identifies, measures, evaluates, monitors, reports and then either controls or mitigates material risks.

The material risks facing the group per the Group’s RMS, and how these risks are managed are summarised below:

Key Material Risks
Risk Type	Description	Managing the Risk
Capital Adequacy Risk

The risk of loss arising from the Group failing to maintain the level of capital required by prudential regulators and other key stakeholders (shareholders, debt investors, depositors, rating agencies, etc.) to support ANZ’s consolidated operations and risk appetite.

We pursue an active approach to Capital Management through ongoing review, and Board approval, of the level and composition of our capital base against key policy objectives.
Compliance Risk	The risk of failure to act in accordance with laws, regulations, industry standards and codes, internal policies and procedures and principles of good governance as applicable to ANZ’s businesses.

Key features of how we manage Compliance Risk as part of our Operational Risk framework include:

•  centralised management of key obligations, and emphasis on identifying changes in regulations and the business environment, so as to enable us to proactively assess emerging compliance risks and implement robust reporting and certification processes.

•  recognition of incident management as a separate element to enhance ANZ’s ability to identify, manage and report on incidents/breaches in a timely manner.

•  the Whistleblower Protection Policy allowing employees and contractors to make confidential, anonymous submissions regarding concerns relating to accounting, internal control, compliance, audit and other matters.

Credit Risk

The risk of financial loss resulting from:

•  a counterparty failing to fulfil its obligations; or

•  a decrease in credit quality of a counterparty resulting in a financial loss.

Credit Risk incorporates the risks associated with us lending to customers who could be impacted by climate change or by changes to laws, regulations, or other policies adopted by governments or regulatory authorities, including carbon pricing and climate change adaptation or mitigation policies.

Our Credit Risk framework is top down, being defined by credit principles and policies. Credit policies, requirements and procedures cover all aspects of the credit life cycle — for example: transaction structuring, risk grading, initial approval, ongoing management and problem debt management, as well as specialist policy topics.

38	ANZ 2018 ANNUAL REPORT

Risk Type	Description	Managing the Risk

Insurance Risk	The risk of unexpected losses resulting from worse than expected claims experience, including any of the following that expose an insurer to financial loss: inadequate or inappropriate underwriting, claims management, reserving, insurance concentrations, reinsurance management, product design and pricing.

We manage Insurance Risk primarily by:

•  product design to price all applicable risks into contracts;

•  reinsurance to reduce liability for large individual risks;

•  underwriting to price, or reserve, for the level of risk associated with an individual contract;

•  claims management to admit and pay genuine claims;

•  insurance experience reviews to update assumptions; and

•  portfolio management to maintain a diversity of individual risks.

Liquidity and Funding Risk

The risk that the Group is unable to meet its payment obligations as they fall due, including:

•  repaying depositors or maturing wholesale debt; or

•  the Group having insufficient capacity to fund increases in assets.

Key principles in managing our Liquidity and Funding Risk include:

•  maintaining our ability to meet liquidity ‘survival horizons’ under a range of stress scenarios to meet cash flow obligations over a short to medium term horizon;

•  maintaining a strong structural funding profile; and

•  maintaining a portfolio of high-quality liquid assets to act as a source of liquidity in times of stress.

Market Risk

The risk to the Group’s earnings arising from:

•  changes in any interest rates, foreign exchange rates, credit spreads, volatility, and correlations; or

•  from fluctuations in bond, commodity or equity prices.

Our risk management and control framework for Market Risk involves us quantifying the magnitude of market risk within the trading and balance sheet portfolios through independent risk measurement. First, we identify the range of possible outcomes, the likely timeframe, and the likelihood of the outcome occurring. Then we allocate an appropriate amount of capital to support these activities.

Operational Risk

The risk of loss and/or non-compliance with laws resulting from inadequate or failed internal processes, people and/or systems, or from external events. This definition includes legal risk, and the risk of reputation loss, or damage arising from inadequate or failed internal processes, people and/or systems, but excludes Strategic Risk.

We operate a three-lines-of-defence model to manage Operational Risk, with each Line of Defence having defined roles, responsibilities and escalation paths to support effective communication and effective management of our Operational Risk. Also, we have ongoing review mechanisms to ensure our Operational Risk framework continues to meet organisational needs and regulatory requirements.

Reinsurance Risk	The risk that a reinsurer fails to meet its contractual obligations, that is, to pay us reinsurance claims when due, which in turn creates a counterparty credit risk.	We manage Reinsurance Risk by: • measuring our counterparties’ probability of default; and • then restricting our counterparty exposures on the basis of financial strength and concentration.
Reputation Risk

The risk of loss that directly or indirectly impacts earnings, capital adequacy or value, that is caused by:

•  adverse perceptions of the Group held by any of customers, the community, shareholders, investors, regulators, or rating agencies;

•  conduct risk associated with the Group’s employees or contractors (or both); or

•  the social or environmental (or both) impacts of our lending decisions.

We manage Reputation Risk by maintaining a positive and dynamic culture that:

•  ensures we act with integrity; and

•  enables us to build strong and trusted relationships with customers and clients, with colleagues, and with the broader society.

We have well established decision-making frameworks and policies to ensure our business decisions are guided by sound social and environmental standards that take into account Reputation Risk.

Strategic Risk	The risk that the Group’s business strategy and strategic objectives may lead to an increase in other key Material Risks — for example: Credit Risk, Market Risk and Operational Risk.

We consider and manage Strategic Risks through our annual strategic planning process, managed by the Executive Committee and approved by the Board. Any increase to our key Material Risks is managed in accordance with the risk management practices specified above.

Technology Risk

The risk of loss and/or non-compliance with laws resulting from inadequate or failed internal processes, people and/or systems or from external events impacting on IT assets, including the compromise of an IT asset’s confidentiality, integrity or availability.

Consistent with the management of Operational Risk, we operate a three-lines-of-defence model to manage Technology Risk, with each Line of Defence having defined roles, responsibilities and escalation paths to support effective communication and effective management of our Technology Risk. We also have ongoing review mechanisms to ensure our Operational Risk framework, which is also used to manage Technology Risk, continues to meet organisational needs and regulatory requirements.

OUR APPROACH TO RISK MANAGEMENT	39

REMUNERATION REPORT

Dear Shareholder,

2018 Remuneration Report – audited

This has been a difficult year for ANZ and our industry.

While we recorded a solid financial result, particularly in our Institutional and New Zealand businesses, the Board acknowledges the significant community concern as a result of our failures highlighted in the Royal Commission.

Given this has impacted our corporate reputation and economic profit, variable remuneration at all levels of ANZ has been materially reduced from the prior year.

It is important that accountability for these failures is reflected in the remuneration of our most senior team even though most are new to their roles and many are new to ANZ:

•  All Disclosed Executives (including our Chief Executive Officer (CEO)) achieved outcomes below their target.

•  Variable remuneration outcomes for our CEO and current Disclosed Executives averaged 78% of target overall (53% of maximum opportunity), with substantial differentiation at an individual level ranging from 60% to 91%.

•  We have re-set the salaries with each new appointment to the Executive team. The total statutory remuneration of the CEO and Disclosed Executives in 2018 is down almost 40% when compared to 2015.

The ANZ Incentive Plan (ANZIP), which is the variable remuneration plan for the majority of our people, including the CEO and all Disclosed Executives, has been reduced by $124 million from last year.

The performance rights awarded in November 2014 were tested in November 2017, but as the relative Total Shareholder Return performance hurdles were not met these performance rights lapsed and executives received no value from this award.

While the Non-Executive Directors do not receive variable remuneration, the Board accepts that it is appropriate that they too share some accountability for these failures. As a consequence, the Non-Executive Directors, who have served on the Board in financial year (FY) 18, have agreed to a 20% reduction of their fee for FY19 (20% reduction to the Chairman fee from $825,000 to $660,000, and 20% reduction to the NED member fee from $240,000 to $192,000).

Given that many of the issues, that led to the large/notable items that have impacted performance this year, pre-date many of the members of the existing management team, the Board has exercised its discretion to apply downwards adjustment to the unvested deferred remuneration held by previous members of the management team.

Moving forward

Commissioner Hayne has rightly raised questions about how the industry rewards its people and we await his final recommendations.

Remuneration at ANZ has evolved significantly over recent years in accordance with our reward principles as set out in this report. However we also know we have more to do. We are currently undertaking a company-wide review of how we reward our workforce with the objective to reward people in a way that supports our strategy, purpose and culture, improves the services we provide our customers, supports employee engagement and delivers value to shareholders.

On behalf of the Board, I invite you to consider our Remuneration Report which will be presented to shareholders for adoption at the 2018 Annual General Meeting in Perth.

Ilana Atlas

Chair — Human Resources Committee

CONTENTS
1. Who is Covered by this Report	41	5. 2018 Outcomes	48

2. Remuneration at a Glance	42	6. Non-Executive Director Remuneration	58

3. Our Reward Principles	43	7. Remuneration Governance	59

4. Composition of Executive Remuneration	43	8. Other Information	61

40	ANZ 2018 ANNUAL REPORT

1. WHO IS COVERED BY THIS REPORT

The Key Management Personnel (KMP) whose remuneration is disclosed in this year’s report are:

Non-Executive Directors (NEDs) – Current

D Gonski	Chairman

I Atlas	Director

P Dwyer	Director

J Halton	Director

J Key	Director – appointed 28 February 2018

H Lee	Director

G Liebelt	Director

J Macfarlane	Director

Chief Executive Officer (CEO) and Disclosed Executives – Current

S Elliott	Chief Executive Officer and Executive Director

M Carnegie	Group Executive, Digital Banking

K Corbally	Chief Risk Officer (CRO) – appointed 19 March 2018

A George	Deputy Chief Executive Officer and Group Executive, Wealth Australia – appointed Deputy Chief Executive Officer 14 May 2018

D Hisco	Group Executive and Chief Executive Officer, New Zealand

M Jablko	Chief Financial Officer (CFO)

F Ohlsson	Group Executive, Australia

M Whelan	Group Executive, Institutional

Disclosed Executives – Former

G Hodges	Former Deputy Chief Executive Officer – concluded in role 13 May 2018, ceased employment 30 September 2018

N Williams	Former Chief Risk Officer – concluded in role 30 March 2018, ceasing employment 2 November 2018

The Remuneration Report for the Group outlines our remuneration strategy and framework and the remuneration practices that apply to KMP.

This report has been prepared, and audited, as required by the Corporations Act 2001. It forms part of the Directors’ Report.

REMUNERATION REPORT	41

REMUNERATION REPORT (continued)

2. REMUNERATION AT A GLANCE

ANZ’S PURPOSE AND STRATEGY[1]

IS UNDERPINNED BY:

OUR REMUNERATION POLICY/REWARD PRINCIPLES:	Attract, motivate and keep great people	Reward our people for doing the right thing having regard to our customers and shareholders	Focus on how things are achieved as much as what is achieved	Are fair and simple to understand

WITH REMUNERATION DELIVERED TO OUR CEO AND DISCLOSED EXECUTIVES THROUGH:

OUR CORE REMUNERATION COMPONENTS[2]:	Fixed remuneration	Variable remuneration delivered as
Cash Deferred shares Performance rights

REINFORCED BY:

ALIGNING REMUNERATION AND RISK:	Assessing behaviours based on ANZ’s Values and risk/compliance standards	Risk is a key input in determining variable remuneration including as a multiplier in determining the ANZIP variable remuneration pool	Applying Board discretion on performance and remuneration outcomes	Being able to downward adjust deferred remuneration (including to zero)	Prohibiting the hedging of unvested equity

WHILE SUPPORTING THE ALIGNMENT OF EXECUTIVES AND SHAREHOLDERS THROUGH:

SHAREHOLDER ALIGNMENT:	Substantial shareholding requirements	Significant incentive deferral (up to four years) in ANZ equity	Use of relative and absolute Total Shareholder Return (TSR) hurdles	Use of Economic Profit as a key input in determining the variable remuneration pool

DRIVING PERFORMANCE THROUGH OBJECTIVES WITHIN THE

GROUP PERFORMANCE FRAMEWORK TO DETERMINE THE VARIABLE REMUNERATION POOL:

GROUP PERFORMANCE CATEGORIES:	Risk	Financial and Discipline	Customer	People and Reputation
		(50% weighting)	(25% weighting)	(25% weighting)

	(overall adjustment)	Combined weighting 100% including both annual and longer term strategic measures

▼

ANZ’S 2018 PERFORMANCE OVERALL: (see sections 5.1 and 5.2)

Despite solid performance against the majority of metrics in the 2018  Group Performance Framework,

the ANZIP variable remuneration pool for 2018 is significantly down on prior year, in recognition of the failures highlighted in the Royal Commission and their reputational impact.

▼

2018 FIXED REMUNERATION CHANGES:

No change to the CEO’s fixed remuneration for 2018.

Fixed remuneration for new appointments has been set lower than prior incumbent.

No change to NED fees for 2018 (reduction of 20% to the Chairman fee and NED member fee (for current NEDs) in 2019).

INDIVIDUAL OUTCOMES REFLECT THE PERFORMANCE OF THE GROUP, DIVISION AND INDIVIDUAL:

2018 VARIABLE REMUNERATION OUTCOMES[3]: (see sections 5.4 and 5.5)	CEO Variable Remuneration 75% of target which comprises: Annual Variable Remuneration: 83% of target (56% of max); and Long Term Variable Remuneration: 67% of target (subject to shareholder approval).	Current Disclosed Executives			Nov 2014 performance rights fully lapsed. Executives received no value from this award.
Variable Remuneration outcomes:
			% of target	% of max
		Average:	78	53
		Range:	60 - 91	40 - 60

1.	See the ‘About our Business’ and ‘Our Strategy’ sections of the Annual Report.

2.	The structure of our remuneration framework is aligned with our reward principles and has been designed to support ANZ’s purpose and strategy.
3.

Variable remuneration outcomes appropriately reflect the Group’s performance against the indicators in the Group performance framework, and also the individual’s performance against their own targets, which are appropriately stretching.

42     ANZ 2018 ANNUAL REPORT

3. OUR REWARD PRINCIPLES

Our remuneration policy and reward principles are a key consideration when making decisions pertaining to our remuneration frameworks and were updated in 2018 to better reflect ANZ’s strategic direction and culture.

ANZ Reward Principles		This means we focus on…

Attract, motivate and keep great people	✓	Providing a market competitive reward offering, and supporting the movement/mobility of talent internally
	✓	Using financial and non-financial rewards to support being a ‘great place to work and grow’, and to motivate discretionary effort

Reward our people for doing the right thing having regard to our	✓	Ensuring our financial services are provided efficiently, ethically and fairly
customers and shareholders	✓	Rewarding for performance against both short and longer term objectives in line with ANZ’s strategy, and aligning executive and shareholder interests

Focus on how things are achieved (values, culture and risk) as much as what is achieved (performance)	✓	Assessing performance and differentiating rewards based on a balanced scorecard of measures
✓

Providing flexibility to recognise team and individual performance to support collaboration and innovation, and ensuring the reward framework provides employees with confidence to pursue multi-year initiatives

Are fair and simple to understand	✓	Simplicity in design, process, communication and the employee experience, whilst being flexible enough to meet business needs
	✓	Fairness in both the internal and external market context, and supporting gender pay equity
	✓	Providing greater transparency around remuneration to improve employee understanding

4. COMPOSITION OF EXECUTIVE REMUNERATION

4.1 REMUNERATION STRUCTURE

There are two core components of remuneration at ANZ – fixed remuneration and at risk variable remuneration. In structuring remuneration, the Board aims to find the right balance between:

•	fixed remuneration and at risk variable remuneration;

•	cash and deferred equity; and

•	short, medium, and long-term rewards.

The CEO’s variable remuneration framework is slightly different to that of the Disclosed Executives, as follows:

•

CEO We reward the CEO Variable Remuneration (VR) comprising Annual Variable Remuneration (AVR) and Long Term Variable Remuneration (LTVR). This is in accordance with his employment contract (as disclosed to the market at the time of his appointment) and is consistent with external market practice. LTVR reinforces the CEO’s focus on achieving longer term strategic objectives and creating long-term value for all stakeholders.

The Human Resources (HR) Committee and the Board determine the CEO’s VR outcome (AVR and LTVR) and the LTVR outcome is also subject to shareholder approval at the Annual General Meeting.

•	AVR outcome: half of this is delivered as ANZ shares (deferred evenly over one to four years); and

•	LTVR outcome: all of this is delivered as performance rights and the 2018 award will be effectively deferred for four years (three year deferral plus a further one year restriction period).

•	Disclosed Executives We reward the Disclosed Executives under a single VR framework. This approach enables us to:

•	provide the appropriate mix of short and long-term rewards (including performance hurdles) to drive performance, and attract and retain talent;

•	tie the full VR award to the performance of ANZ; and

•	defer VR over the short, medium and longer term (with shares deferred evenly over four years and the performance rights tested against their hurdles after three years).

The HR Committee and the Board determines the VR outcome for each Disclosed Executive. The delivery of VR to Disclosed Executives in relation to the deferral periods and performance hurdles is aligned to that of the CEO.

The Board can, on the basis of each executive’s performance, adjust the executive’s variable remuneration down, potentially to zero.

We structure the CEO and Disclosed Executives’ remuneration based on the following target remuneration mix. The CEO and Disclosed Executives may be awarded amounts above or below the target for variable remuneration.

REMUNERATION REPORT    43

REMUNERATION REPORT (continued)

4. COMPOSITION OF EXECUTIVE REMUNERATION (continued)

1.	Face value at threshold vesting (50% vesting).

2.	One year restriction introduced to enable equity to remain subject to downward adjustment for a further period.

3.

The CRO’s remuneration arrangements are structured differently to preserve the independence of this role and to minimise any conflicts of interest in carrying out the risk control function across ANZ. The CRO’s target remuneration has a slightly different mix: fixed remuneration (37%) and VR (63%). VR is delivered as 33% cash, 33% deferred shares and 34% deferred share rights (instead of performance rights). The CRO has a VR target of 170% of fixed remuneration and a maximum opportunity of 150% of target.

By deferring a significant portion of an executive’s remuneration, we ensure that their variable remuneration:

•	is linked to performance;

•	has significant retention elements;

•	aligns their interests with shareholders to deliver on ANZ’s strategic objectives; and

•	can be adjusted downwards, including to zero (if appropriate), allowing the Board to hold executives accountable.

4.2 FIXED REMUNERATION

We express fixed remuneration as a total dollar amount which is delivered as cash salary and superannuation contributions. The Board sets (and reviews annually) the CEO’s and Disclosed Executives’ fixed remuneration based on financial services market relativities reflecting their responsibilities, performance, qualifications, experience and location. In addition, for new appointments we continue to set fixed remuneration lower than that of the prior incumbent (following the trend established with the CEO appointment).

4.3 VARIABLE REMUNERATION

The ANZ Incentive Plan (ANZIP) is our main variable remuneration plan covering the majority of employees, including the CEO and Disclosed Executives.

ANZIP variable remuneration pool sizing and allocation process

4.3.1 HOW DO WE DETERMINE THE VARIABLE REMUNERATION POOL AT A GROUP LEVEL?

ANZIP variable remuneration pool based on performance

Managing risk appropriately is fundamental to the way ANZ operates and is therefore a key element of how we measure and assess performance at a Group, Division and individual level.

When determining the size of the ANZIP variable remuneration pool the Board considers:

1.	our economic profit performance – a risk adjusted financial measure;

2.

 our performance against the Group Performance Framework (Risk, Financial and Discipline, Customer, and People  and Reputation performance indicators) that were agreed by the Board at the start of the financial year; and

3.	other factors such as the overall operating environment, affordability and the quality of our results.

The Board exercise their judgement to determine the appropriate size of the variable remuneration pool each year – it is not a formulaic outcome.

44     ANZ 2018 ANNUAL REPORT

4. COMPOSITION OF EXECUTIVE REMUNERATION (continued)

The ANZ Group Performance Framework is designed around three key inputs:
•	Creating a safe bank with sound risk practices;
•	Achieving our agreed annual and longer term goals; and
•	Realising our strategic vision.
Performance indicators are set by the Board at the start of each year under the categories of:
•	Risk – separate measure which can adjust the overall performance assessment;
•	Financial and Discipline, 50% weighting;
•	Customer, 25% weighting; and
•	People and Reputation, 25% weighting.
The indicators within each category encourage our people to focus on both annual priorities and on broader long-term strategies to deliver great outcomes for our customers and shareholder value.

The performance indicators are designed to be stretching, yet achievable. They are approved by the Board at the start of each year and are set considering prior year performance, industry standards and ANZ’s strategic objectives. They may reflect targets set for the current year and also longer term strategic goals. As the specific targets and features relating to many of these indicators are commercially sensitive, we have not provided them in detail.

4.3.2 HOW DO WE DETERMINE VARIABLE REMUNERATION AT AN INDIVIDUAL LEVEL?

Variable remuneration is designed to focus our CEO and Disclosed Executives on key performance measures supporting our business strategy, and encourage the delivery of long term value for shareholders.

Performance objectives set

• Individual objectives are agreed for the CEO and Disclosed Executives, using a balanced scorecard approach under the four categories of (i) Risk, (ii) Financial and Discipline, (iii) Customer, and (iv) People and Reputation.

• The weighting of measures varies to reflect the responsibilities of each individual’s role.

• Many of these measures relate to the contribution towards medium to longer term performance outcomes aligned to ANZ’s strategic objectives.

• This methodology is replicated across ANZ for all employees reflecting the individual’s responsibilities.

Performance assessed against objectives

• The performance of the CEO and each Disclosed Executive is assessed against their objectives, ANZ’s Values (behaviours) and ANZ’s risk and compliance standards.

• The HR Committee seeks input from the CEO, CRO (on risk management), CFO (on financial performance), Group Executive, Talent and Culture (GE T&C) (on talent and culture matters) and Group General Manager Internal Audit (on internal audit matters).

• The HR Committee reviews (and the Board reviews and approves) the performance outcomes for the CEO and each Disclosed Executive.

Determination of remuneration outcomes

• The HR Committee (with input from the Risk and Audit Committees) considers the performance of the Group, Division and individual to determine remuneration recommendations for the CEO and Disclosed Executives.

• Where the CEO and Disclosed Executives deliver on target performance at a Group, business and individual level (taking into consideration ANZ Values (behaviours) and risk/compliance standards), then variable remuneration recommendations are likely to be around the target opportunity. Recommendations will be adjusted up or down in line with performance.

• The HR Committee’s recommendations are then reviewed and ultimately approved by the Board.

REMUNERATION REPORT    45

REMUNERATION REPORT (continued)

4. COMPOSITION OF EXECUTION REMUNERATION (continued)

4.3.3 HOW IS VARIABLE REMUNERATION DELIVERED?

As the table below shows, variable remuneration is delivered partly in cash, partly in shares deferred evenly over four years, and partly in performance rights. The performance rights are subject to performance hurdles which determine whether they vest in three years’ time. The CEO’s 2018 performance rights are also subject to a 12 month restriction period post vesting.

Cash

The cash component is paid to executives at the end of the annual Performance and Remuneration Review (usually in late November).

Deferred shares

Deferred shares are ordinary shares and are deferred evenly over one to four years. By deferring part of an executives’ remuneration over time (and it remaining subject to downward adjustment), we enable a substantial amount of their remuneration to be directly linked to delivering long-term shareholder value. We grant deferred shares in respect of the 1 October to 30 September performance period in late November each year.

We calculate the number of deferred shares to be granted based on the Volume Weighted Average Price (VWAP) of the shares traded on the ASX in the week leading up to and including the date of grant. For disclosure and expensing purposes, we use the one day VWAP to determine the fair value.

In some cases (generally due to regulatory or tax reasons), we may grant deferred share rights to executives instead of deferred shares. Each deferred share right entitles the holder to one ordinary share.

Performance rights – CEO (LTVR) and Disclosed Executives (VR) excluding the CRO
What is a performance right?

A performance right is a right to acquire one ordinary ANZ share at nil cost – as long as time and performance hurdles are met.

The future value of performance rights may range from zero to an indeterminate value. The value depends on our performance against the hurdles and on the share price at the time of exercise.

What is the performance period?

Performance rights have a three year performance period. For the 2018 grant (to be granted in November/ December 2018), the performance period is from 22 November 2018 to 21 November 2021.

We use a three year performance period as it: aligns to our business planning cycle, provides sufficient time for longer term performance to be reflected, while balancing a reasonable timeframe for executives to find the award meaningful and motivating.

What is the restriction period that applies to the CEO?

The performance rights granted to the CEO in December 2018 will also be subject to a 12 month restriction period. This means they are effectively deferred for four years (three year deferral period and one year restriction period).

The CEO’s performance rights which meet the performance hurdle will be converted to shares at the third anniversary of grant. They are then restricted for 12 months (to the fourth anniversary of grant) and remain subject to downward adjustment. The CEO is unable to trade the shares during this period. Dividends on any vested shares will be payable to the CEO during the restriction period.

46     ANZ 2018 ANNUAL REPORT

4. COMPOSITION OF EXECUTIVE REMUNERATION (continued)

Performance rights — CEO (LTVR) and Disclosed Executives (VR) excluding the CRO
What are the performance hurdles and why?	The Total Shareholder Return (TSR) performance hurdles reflect the importance of focusing on achieving longer term strategic objectives and aligning executives’ and shareholders’ interests.

We will apply two TSR performance hurdles for the 2018 grants of performance rights (as we did in 2017):

• 75% will be measured against a relative TSR hurdle, tranche 1;
• 25% will be measured against an absolute TSR hurdle, tranche 2.

TSR represents the change in value of a share plus the value of reinvested dividends paid. We regard it as the most appropriate long-term measure – it focuses on the delivery of shareholder value and is a well understood and tested mechanism to measure performance.

The combination of relative and absolute TSR hurdles provides balance to the plan by:

• Relative: rewarding executives for performance that exceeds that of peer companies; and
• Absolute: ensuring there is a continued focus on providing positive growth – even when the market is declining.

The two hurdles measure separate aspects of performance:

• the relative TSR hurdle measures our TSR compared to that of the Select Financial Services comparator group, made up of core local and global competitors. This comparator group is chosen to broadly reflect the geographies and business segments in which ANZ competes for revenue; and

• the absolute Compound Annual Growth Rate (CAGR) TSR hurdle provides executives with a more direct line of sight to the level of shareholder return to be achieved. It also provides a tighter correlation between the executives’ rewards and the shareholders’ financial outcomes.

We will measure ANZ’s TSR against each hurdle at the end of the three year performance period to determine whether each tranche of performance rights become exercisable. We measure each tranche independently from the other – that is: one tranche may vest fully or partially but the other tranche may not vest.

What is the relative TSR performance hurdle for the 2018 grant?	Relative TSR is an external hurdle that measures our TSR against that of the Select Financial Services comparator group over three years.
(Also see ANZ TSR performance in section 5.2 and hurdle outcomes in section 5.5)

The Select Financial Services comparator group is made up of: Bank of Queensland Limited; Bendigo and Adelaide Bank Limited; Commonwealth Bank of Australia Limited; DBS Bank Limited; Macquarie Group Limited; National Australia Bank Limited; Standard Chartered PLC; Suncorp Group Limited; and Westpac Banking Corporation.

	If our TSR when compared to the TSR of the comparator group	then the percentage of performance rights that vest
	is less than the 50th percentile	is nil
	reaches at least the 50th percentile, but is less than the 75th percentile	is 50% plus 2% for every one percentile increase above the 50th percentile
	reaches or exceeds the 75th percentile	is 100%
What is the absolute TSR performance hurdle for the 2018 grant?	Absolute CAGR TSR is an internal hurdle as to whether ANZ achieves or exceeds a threshold level of growth the Board sets at the start of the performance period.

The HR Committee recommends the absolute TSR targets for that year’s award to the Board for approval. When recommending the targets, the Committee considers factors including: the risk free bond rate; historical volatility of ANZ’s share price relative to the market; and the market risk premium.

	If the absolute CAGR of our TSR	then the percentage of performance rights that vest
	is less than 10%	is nil
	is 10%	is 50%
	reaches at least 10%, but is less than 15%	is progressively increased on a pro-rata, straight-line, basis from 50% to 100%
	reaches or exceeds 15%	is 100%

REMUNERATION REPORT    47

REMUNERATION REPORT (continued)

4. COMPOSITION OF EXECUTIVE REMUNERATION (continued)

Performance rights — CEO (LTVR) and Disclosed Executives (VR) excluding the CRO

How do we calculate	When calculating performance against TSR, we:
TSR performance?	• reduce the impact of share price volatility – by using an averaging calculation over a 90 day period for start and end values;

• ensure an independent measurement – by engaging the services of an external organisation, Mercer Consulting (Australia) Pty Ltd, to calculate ANZ’s performance against the TSR hurdles; and

• test the performance against the relevant hurdle once only at the end of the three year performance period – the rights lapse if the performance hurdle is not met.

How do we calculate the number of performance rights?

The number of performance rights we grant is calculated using a face value basis – i.e. the full share price. Face value at full (100%) vesting is split into two tranches. Each tranche value is then divided by the market price (five trading day VWAP of ANZ shares at the start of the performance period) to determine the number of performance rights we award in each tranche.

Performance rights are allocated in November for Disclosed Executives and December for the CEO (subject to shareholder approval).

How do we expense performance rights?	ANZ engages an external expert to independently determine the fair value of performance rights, which is only used for expensing purposes.

They consider factors including: the performance conditions; share price volatility; life of the instrument; dividend yield; and share price at grant date.

Deferred share rights for the CRO

The CRO receives deferred share rights instead of performance rights to preserve the independence of the role and to minimise any conflicts of interest in carrying out the risk control function across the organisation.

The CRO’s deferred share rights are subject to a time-based vesting hurdle of three years. The value the Board uses to determine the number of deferred share rights to be allocated to the CRO is the face value of the Company’s shares traded on the ASX at the time of grant adjusted for the loss of dividends over the three year deferral period.

4.3.4 DOWNWARD ADJUSTMENT OF DEFERRED REMUNERATION – BOARD DISCRETION

Any deferred remuneration we award is subject to the Board’s on-going discretion to reduce (including to zero) deferred/retained remuneration. This discretion may be exercised, for example, where the Board considers this is necessary to protect the financial soundness of ANZ, to meet unexpected or unknown regulatory requirements or if the Board subsequently considers that the grant was not justified.

Further, if the CEO and/or Disclosed Executives have failed to comply with their accountability obligations under the Banking Executive Accountability Regime (BEAR), their deferred remuneration will be reduced by an amount that is proportionate to the failure, as required by BEAR.

Accordingly, before any scheduled release of deferred remuneration, the Board considers whether any downward adjustment (or deferral of vesting for a further period or periods) should be made.

No downward adjustment was applied to the deferred remuneration of the CEO and Disclosed Executives during 2018.

However, given that many of the issues, that led to the large/notable items that have impacted performance this year, pre-date many of the members of the existing management team, the Board has exercised its discretion to apply downwards adjustment to the unvested deferred remuneration held by previous members of the management team.

5. 2018 OUTCOMES

5.1 ANZIP VARIABLE REMUNERATION POOL

At the end of each financial year the HR Committee (with input from the Risk and Audit Committees) determines the size of the ANZIP variable remuneration pool for that year and makes a recommendation to the Board for their approval.

When determining the size of the 2018 variable remuneration pool the HR Committee:

•

considered the pool size generated based on a percentage of the economic profit for the year (which was down on prior year reflecting large/notable items including announced divestments, customer remediation, accelerated software amortisation, Royal Commission legal costs and restructuring charges);

•	reviewed outcomes achieved against the Group Performance Framework, which was set at the start of the year. This was assessed overall as below target (as detailed in section 5.2); and

•	considered all other relevant factors (such as operating environment, affordability, and quality of the result).

48     ANZ 2018 ANNUAL REPORT

5. 2018 OUTCOMES (continued)

The matters raised in ANZ’s submission to the Royal Commission, including their significant reputational impact, were specifically taken into account in the overall assessment of Group performance and when determining the size of the 2018 variable remuneration pool.

Taking all of this into account the Board decided that the 2018 ANZIP variable remuneration pool would be materially reduced. The pool is down by $124 million from the prior year and accordingly the variable remuneration outcomes for all executives (and employees) have been materially reduced.

5.2 ASSESSMENT AGAINST THE GROUP PERFORMANCE FRAMEWORK FOR THE 2018 FINANCIAL YEAR

Performance framework: Overview of indicative measures informing our assessment of performance

This performance framework reflects both annual (Run the Bank Well) and longer term (Strategic) performance indicators across Risk, Financial and Discipline, Customer, and People and Reputation categories. Risk outcomes form an integral part of the assessment and the focus on creating a safe bank with sound risk practices is reinforced by having the Risk assessment directly impact the overall assessment of the Group’s performance (i.e. a multiplier effect).

The table below provides an overview of some of the indicative measures used to inform the overall assessment for each of the key performance categories. For strategic measures ‘+’ refers to delivered, ‘=’ on track, and ‘–’ more work to do.

Indicative Measure	Performance against Indicative Measures

Risk

Overall assessment: On Target

Key risk, control, governance and compliance metrics were met despite a challenging external and regulatory environment. This includes strong risk foundations being put in place in line with our objectives to:

a. Manage the bank well and ensure our risk appetite, balance sheet, systems, processes and culture are strong, coherent and aligned appropriately;

b. Operate safely within all regulatory limits at all times; and

c. Ensure ANZ’s products, services and processes are responsible and fair for customers.

There is strong leadership on the importance of Risk and Compliance and setting the right culture, as well as a heavy emphasis on maintaining high ethical standards, acting fairly and with integrity. ANZ is focused on making it easier, safer and important for our people to raise issues and concerns. 2018 saw the lowest credit provisions in more than 20 years with a loss rate of 0.12%. While a benign credit environment played a role, it must be recognised that management decisions, often at the expense of revenue, as well as a significant reshaping of the portfolio, contributed to this outcome.

Run the bank well

• No material anti-money laundering, know your customer or sanctions breaches	• = There were no material breaches in 2018

• Fixing repeat adverse audit trends in a timely and sustainable manner

•  = Management accountability for fixing issues in a timely and sustainable manner saw the number of adverse audits fall by 16%. There was a very low number of repeat adverse rated audits during FY18, representing less than 1% of all audits. None of these indicated broader risk management awareness issues

• No unplanned material breaches of primary metrics in Group Risk Appetite Statement	• = No material breaches recorded

• Leaders demonstrate accountability for managing risk	• – My Voice engagement survey result on ‘leaders demonstrate accountability for managing risk’ although 81% positive, was slightly below target

Strategic

• Build out enabling technology per roadmap	• = Successful delivery of projects relating to Retail Credit Infrastructure, as well as progress on rationalising multiple mortgage models into one

REMUNERATION REPORT    49

REMUNERATION REPORT (continued)

5. 2018 OUTCOMES (continued)

Performance framework: Overview of indicative measures informing our assessment of performance (continued)

Indicative Measure	Performance against Indicative Measures

Financial and Discipline

Overall assessment: On Target

The assessment of financial measures such as return on equity, considers the outcomes both with and without the impact of the large/notable items[1]. While cost outcomes were below target (resulting from the large/notable items), we maintained a strong balance sheet, and divestments during the year reduced the complexity of the Group. Total shareholder returns were positive relative to peers and return on equity was on target. Organic capital generation remained strong. Capital, funding and liquidity continued to be well above regulatory minimums.

Run the bank well
Profitability

• Reduction in operating expenses	• –	3.1% higher than 2017 as a result of large/notable items[1] or 1.5% lower excluding large/notable items[1]

Returns

• Total shareholder returns (TSR) relative to peers	• =	TSR for 2018 is 0.6% – above the median of the financial services comparator group and domestic majors

• Return on equity (ROE)	• =	ROE on target. ROE (continuing) was 11.0% or 11.8% excluding large/notable items[1]

Sound Balance Sheet Indicators

• Common Equity Tier 1 (CET1) and Net Stable Funding Ratio	• +

Funding and liquidity have been well managed, with CET1 of 11.4%, comfortably ahead of regulatory requirements. ANZ generated 182 bps of capital which compares favourably to the historical average of 154 bps. Net Stable Funding Ratio of 115%

Strategic
• Simplification and standardisation of our technology landscape	• =	ANZ has been simplifying its technology architecture and progress has been in-line with expectations

• Transactions to simplify and create a better balanced bank	• +

Significant asset divestments announced in 2018 include Wealth Australia – Life Insurance (to Zurich), Wealth Australia – One Path Pensions & Investments/Aligned Dealer Group (to IOOF), ANZ Royal joint venture, One Path Life New Zealand and PNG Retail, Commercial and SME. Completed sales include Asia Retail in 6 countries and Metrobank Card Corporation investment in Philippines and Shanghai Rural Commercial Bank investment in China

50     ANZ 2018 ANNUAL REPORT

5. 2018 OUTCOMES (continued)

Performance framework: Overview of indicative measures informing our assessment of performance (continued)

Indicative Measure	Performance against Indicative Measures

Customer
Overall assessment: On Target

ANZ continued to improve customer experience this year, with a highlight being Institutional performance in key customer satisfaction/ relationship strength surveys. A disappointing Net Promoter Score (NPS)[2] in Australia was balanced by a record NPS in New Zealand Retail and strong digital engagement with customers across the Group. The ANZ app remains the top-rated banking app in the Apple store with almost 150,000 reviews. The Royal Commission has had a significant impact on the Group this year and ANZ is fast-tracking changes to build a bank worthy of the trust of all stakeholders.

Run the bank well
Customers as Advocates

• Improve Net Promoter Score (NPS)[2]	•	+	A record NPS in New Zealand, and a slightly improved Australia Retail score

	•	–	A disappointing result in Business and Private Banking

• Maintain or improve position in respect of relevant corporate and institutional customer satisfaction/relationship strength indices	•	+	Strong performance as evidenced by results on Peter Lee Associates[3]: #1 lead bank penetration in Australia (biggest gap on competition since 2003) and New Zealand; #1 for Relationship Strength Index in Australia (highest score ever recorded by any bank) and New Zealand. Greenwich Associates[4]: #4 top Corporate Bank in Asia for the 6th successive year

Improving Digital Offering

• Increase the proportion of customers choosing digital for services or purchases, by delivering digital solutions that improve the customer experience	•	–	Customers use of digital solutions increased year-on-year, but were slightly below set targets
Strategic
Building for the future

• Build and deliver new customer ecosystems to engage and increase customer retention

• Improve our data assets to strengthen relationships and improve risk management

• Build a payments platform that delivers continuous innovation and improves the customer experience

	•	=

The business is on track with major initiatives/projects to create the best bank and experiences for our customers. Rolled out New Payments Platform to three million small, medium and Institutional customers; improved digital channels with the launch of 39 digital branches; introduced cash withdrawals from ANZ ATMs using any mobile device – an Australian first; maintained mobile payment leadership

REMUNERATION REPORT    51

REMUNERATION REPORT (continued)

5. 2018 OUTCOMES (continued)

Performance framework: Overview of indicative measures informing our assessment of performance (continued)

Indicative Measure	Performance against Indicative Measures

People and Reputation

Overall assessment: Below Target

Strong progress to build new digital capabilities as well as an increase in the number of women in leadership. This was offset by employee engagement scores falling below target and our standing in the community was impacted by significant community concern as a result of our failures highlighted by the Royal Commission.

Run the bank well

Diversifying our workforce
• Improving women in leadership	• =	0.9% increase year-on-year to 32% (0.1% below the desired target of 32.1%)

• Environment open and accepting of individual differences	• =	Maintained high score of >90% in employee My Voice survey

Engaging our People

• Significantly improve staff engagement	• –	2018 engagement score of 73% was 1% higher than the 2017 ‘pulse’ survey (for a small sample of our population) and 1% lower than 74% in 2016 (full survey). Solid result given the current operating environment and the significant transformation underway

Sustainability

• Glassdoor[5] employer of choice ratings	• =	Improved score on 2017 and achieved the target of 3.7

• Maintain strong performance on Dow Jones Sustainability Indices (DJSI)	• =	DJSI assessment is down to a score of 83, however ANZ is the leading Australian bank

• Corporate Confidence Index (CCI)	• =	Outcomes of the CCI are provided to ANZ on a confidential basis, however ANZ has assessed its score as on-target
Strategic

People and Reputation

• Building and attracting talent in core digital capability areas	• =	We have attracted and retained talent in areas such as digital and technology, and work has commenced to build new skills more broadly across the organisation

• Introducing and embedding new ways of working to more rapidly deliver valuable new features and services to our customers	• =	Good progress in rolling out new ways of working to Australia and Technology divisions

• Rebuild reputation	• –	ANZ’s standing in the community was impacted by significant community concern resulting from failures highlighted by the Royal Commission. ANZ has taken action to fast-track changes to build a bank worthy of the trust and respect of all stakeholders

1.	Large/notable items include announced divestments, customer remediation, accelerated amortisation of software assets, Royal Commission legal costs and restructuring charges.

2.

NPS is a customer loyalty metric used globally to evaluate a company’s brand, products or services. Net Promoter® and NPS® are registered trademarks and Net Promoter Score and Net Promoter System are trademarks of Bain & Company, Satmetrix Systems and Fred Reichheld.

3.	Peter Lee Associates 2018 Large Corporate and Institutional Relationship Banking surveys, Australia and New Zealand.

4.	Greenwich Associates 2017 Asian Large Corporate Banking study; ANZ ranked = No.4 in 2016 and 2017.

5.	Glassdoor is a website where employees and former employees anonymously review companies and their management.

52     ANZ 2018 ANNUAL REPORT

5. 2018 OUTCOMES (continued)

5.3 ANZ PERFORMANCE OUTCOMES

ANZ’s Financial Performance 2014 – 2018

	2014	2015	2016	2017	2018
Statutory profit ($m)	7,271	7,493	5,709	6,406	6,400

Cash profit ($m, unaudited)	7,117	7,216	5,889	6,938	5,805

Cash profit – Continuing operations ($m, unaudited)[1]	7,117	7,216	5,889	6,809	6,487

Cash return on equity (ROE) (%) – Continuing operations (unaudited)[1]	15.4	14.0	10.3	11.7	11.0

Cash earnings per share (EPS) – Continuing operations (unaudited)[1]	260.3	260.3	202.6	232.7	223.4

Share price at 30 September ($)	30.92	27.08	27.63	29.60	28.18
(On 1 October 2013, opening share price was $30.75)

Total dividend (cents per share)	178	181	160	160	160

Total shareholder return (12 month %)	5.9	(7.5)	9.2	13.1	0.6

1. Cash profit from continuing operations has been presented for FY17 and FY18, prior periods are not restated.

The Group uses cash profit as a measure of performance for the Group’s ongoing business activities, as this provides a basis to assess Group and Divisional performance against earlier periods and against peer institutions.

We calculate cash profit by adjusting statutory profit for non-core items. Although cash profit is not audited, the external auditor has informed the Audit Committee that recurring adjustments have been determined on a consistent basis across each period presented.

The sizing of the ANZIP variable remuneration pool takes account of both cash profit and economic profit. Importantly, economic profit takes into consideration credit losses across an economic cycle.

Cash profit from continuing operations represents the Group’s cash profit excluding the impact of our discontinued businesses which consists of OnePath pensions and investments and aligned dealer groups and the Group’s life insurance business in Australia. The businesses were reclassified to discontinuing in 2018, and only the 2017 result was restated in the table above.

ANZ TSR performance (1 to 10 years)

The table below compares ANZ’s TSR performance against the median TSR, and upper quartile TSR, of the performance rights Select Financial Services (SFS) comparator group over one to ten years. ANZ’s TSR performance was above the median TSR of the SFS Comparator Group when comparing over one, three and ten years, and below the median over five years to 30 September 2018.

	Years to 30 September 2018

	1	3	5	10
ANZ (%)	0.6	22.4	21.6	161.6
Median TSR SFS (%)	(1.5)	16.0	42.5	121.3
Upper Quartile TSR SFS (%)	17.2	38.6	51.4	177.0

5.4 CEO’S AND DISCLOSED EXECUTIVES’ REMUNERATION OUTCOMES

At the start of each year, the Board sets stretching – yet achievable – performance objectives for the CEO and for each Disclosed Executive. When executives deliver on target performance at a Group and individual level (taking into consideration ANZ Values (behaviours) and risk/ compliance standards), then their variable remuneration awards are likely to be around the target.

At year end, each executive’s performance is assessed against their objectives for the year and in light of their risk/compliance standards and their demonstration of ANZ Values (behaviours). The CEO assesses the performance of the Disclosed Executives and makes recommendations to the HR Committee. The HR Committee assesses the performance of the CEO. It then makes recommendations to the Board on both the CEO and the Disclosed Executives’ performance and remuneration outcomes.

In 2018, the Board reviewed the CEO and Disclosed Executives’ fixed remuneration. The only change made in 2018 was an adjustment for Alexis George on commencement in the expanded role of Deputy CEO and Group Executive, Wealth Australia.

The Board approved the CEO’s and the Disclosed Executives’ 2018 VR outcomes. In doing so, it considered the performance of the individual, the business and overall Group performance, and the shareholder experience.

REMUNERATION REPORT    53

REMUNERATION REPORT (continued)

5. 2018 OUTCOMES (continued)

5.4 CEO’S AND DISCLOSED EXECUTIVES’ REMUNERATION OUTCOMES (continued)

CEO: The CEO’s VR for 2018 has been awarded at 75% of target, noting that this comprises both AVR and LTVR.

The 2018 AVR awarded to the CEO is 83% of target (56% of maximum), which reflects his performance against his objectives and the overall performance of the Group. The proposed 2018 LTVR is 67% of target, and this reduction, in addition to the AVR reduction, further acknowledges the conduct issues and reputational damage of the matters raised in the Royal Commission.

The proposed LTVR of $1.4 million/$2.8 million (performance rights face value at threshold/full vesting) is subject to shareholder approval at the 2018 Annual General Meeting.

Disclosed Executives: The average 2018 VR for current Disclosed Executives is 78% of target (53% of maximum). This is significantly below target and in line with the material reduction in the ANZIP variable remuneration pool. Every executive is below target and there is significant differentiation at an individual level ranging between 60% to 91% of target. The different VR outcomes reflect the relative performance of the different areas/individuals, demonstrate the ‘at risk’ nature of VR, and demonstrate a clear link between performance and reward at both an ANZ and individual level for the 2018 financial year.

The VR awards will be paid/granted in November/December 2018. The majority of the VR award is deferred and remains subject to the Board’s discretion to adjust this downwards at any time prior to vesting. In addition, whether the portion of 2018 VR delivered as performance rights actually vests will be subject to ANZ’s TSR performance over a three year performance period, which is in line with our business planning cycle.

Year-on-year Remuneration awarded

This table shows a year-on-year comparison of remuneration awarded to the CEO and current Disclosed Executives for the 2017 and 2018 performance periods.

The year-on-year difference for Alexis George reflects her time as a KMP in 2017 and her adjustment in fixed remuneration in 2018. For David Hisco, the year-on-year difference reflects differences in exchange rate when converting NZD to AUD.

	Financial Year		Fixed remuneration $	Variable remuneration awarded[1] $	Total remuneration awarded[1] $
CEO and Current Disclosed Executives

S Elliott	2018		2,100,000	3,150,000	5,250,000
	2017		2,100,000	4,100,000	6,200,000

M Carnegie	2018		1,000,000	1,600,000	2,600,000
	2017		1,000,000	1,700,000	2,700,000

K Corbally	2018	(6.5 months in role)	486,000	499,500	985,500

A George	2018	(12 months/4.5 months as Deputy CEO)	876,000	1,075,000	1,951,000
	2017	(10 months in role)	664,000	913,000	1,577,000

D Hisco	2018		1,170,713	1,952,719	3,123,432
	2017		1,195,013	2,200,550	3,395,563

M Jablko	2018		1,000,000	1,750,000	2,750,000
	2017		1,000,000	2,240,000	3,240,000

F Ohlsson	2018		1,000,000	1,200,000	2,200,000
	2017		1,000,000	1,620,000	2,620,000

M Whelan	2018		1,200,000	2,175,000	3,375,000
	2017		1,200,000	3,275,000	4,475,000

[1].	Performance rights face value at threshold vesting.

This table supplements, and is different to, the Statutory Remuneration table which presents the accounting expense for both vested and unvested awards in accordance with the Australian Accounting Standards.

A further breakdown of the variable remuneration awarded for 2018 is provided on the next page.

54     ANZ 2018 ANNUAL REPORT

5. 2018 OUTCOMES (continued)

2018 Variable Remuneration awarded

This table shows the VR awarded to the CEO and current Disclosed Executives for the year ending 30 September 2018, and what this represents as a % of their target opportunity and maximum opportunity.

The average variable remuneration awarded to the CEO and current Disclosed Executives is 78% of target (53% of maximum), which appropriately reflects ANZ’s overall performance and the impact to the overall ANZIP variable remuneration pool.

Only the cash component will be received this year. The deferred shares will vest evenly over four years. The performance rights may or may not vest when tested against the performance hurdles in three years’ time.

[1].	VR for the CEO = AVR + LTVR (LTVR subject to shareholder approval at the 2018 Annual General Meeting).
[2].	% of max for the CEO = 150% of AVR target plus LTVR target (face value at threshold vesting). The maximum opportunity arrow for the CEO is not to scale, given there is no max for LTVR.
[3].	Remuneration disclosed from commencement in Disclosed Executive role, CRO receives deferred share rights instead of performance rights.
[4].	Multiply by two to convert to face value at full vesting for performance rights.

2018 Actual Remuneration received

This table shows the remuneration the CEO and current Disclosed Executives actually received in relation to the 2018 performance year as cash; or in the case of prior equity awards, the value which vested in 2018. The final column also shows the value of prior equity awards which lapsed in 2018 (these awards reflect the 2014 performance rights which failed to meet the performance hurdles when tested in November 2017).

Only the cash component of the 2018 VR award appears in this table, as the other components are deferred and may/may not vest in future years.

	Fixed remuneration $	Cash variable remuneration $	Total cash $	Deferred variable remuneration which vested during the year[1] $	Other deferred remuneration which vested during the year[1] $	Actual remuneration received $	Deferred variable remuneration which lapsed/forfeited during the year[1] $
CEO and Current Disclosed Executives
S Elliott	2,100,000	875,000	2,975,000	874,666	-	3,849,666	(1,582,649)

M Carnegie[2]	1,000,000	528,000	1,528,000	34,610	1,481,009	3,043,619	-

K Corbally[3]	486,000	164,835	650,835	-	-	650,835	-

A George[4]	876,000	354,750	1,230,750	334,044	250,000	1,814,794	(153,292)

D Hisco[5]	1,170,713	644,397	1,815,110	864,274	-	2,679,384	(1,383,354)

M Jablko[6]	1,000,000	577,500	1,577,500	34,610	428,084	2,040,194	-

F Ohlsson	1,000,000	396,000	1,396,000	597,403	-	1,993,403	(404,809)

M Whelan	1,200,000	717,750	1,917,750	856,454	-	2,774,204	(395,655)

[1].

The point in time value of previously deferred remuneration granted as shares/share rights and/or performance rights is based on the one day VWAP of the Company’s shares traded on the ASX on the date of vesting or lapsing/forfeiture multiplied by the number of shares/share rights and/or performance rights. The amount paid as deferred cash is the value disclosed. The lapsed/forfeited values relate to the performance rights we awarded in November 2014 which lapsed due to the performance hurdles not being met.

[2].	Other deferred remuneration for M Carnegie relates to previously disclosed compensation for bonus opportunity foregone and deferred remuneration forfeited.
[3].	Remuneration disclosed from commencement in Disclosed Executive role (19 March 2018).
[4].

A George’s fixed remuneration was adjusted in May 2018 when she commenced in the expanded role of Deputy CEO and Group Executive, Wealth Australia. As disclosed in 2017, in relation to A George’s role before her appointment to the Group Executive Committee, in July 2016 the Board approved a cash retention award of $500,000 with partial vesting in June 2017 ($250,000) and December 2017 ($250,000).

[5].	Paid in NZD and converted to AUD.
[6].	Other deferred remuneration for M Jablko relates to previously disclosed compensation for bonus opportunity foregone and deferred remuneration forfeited.

This table supplements, and is different to, the Statutory Remuneration table which presents the accounting expense for both vested and unvested awards in accordance with the Australian Accounting Standards.

REMUNERATION REPORT    55

REMUNERATION REPORT (continued)

5. 2018 OUTCOMES (continued)

2018 Statutory Remuneration – CEO and Disclosed Executives

The following table outlines the statutory remuneration disclosed in accordance with the Australian Accounting Standards. While it shows the fixed remuneration awarded (cash and superannuation contributions) and also the cash component of the 2018 VR award, it does not show the actual VR awarded or received in 2018 (which are shown on the previous pages), but instead shows the amortised accounting value for this financial year of deferred remuneration (including prior year awards).

		Short-Term Employee Benefits				Post-Employment

							Retirement
			Non monetary	Total cash		Super	benefit accrued
	Financial	Cash salary[1]	benefits[2]	incentive[3]	Other cash[4]	contributions[5]	during year[6]
	Year	$	$	$	$	$	$

CEO and Current Disclosed Executives

S Elliott	2018	2,079,831	17,321	875,000	-	20,169	-

	2017	2,080,276	16,995	1,000,000	-	19,724	-

M Carnegie[9]	2018	979,831	29,254	528,000	-	20,669	-

	2017	980,776	29,920	561,000	100,000	19,724	-

K Corbally[10]	2018	472,582	6,383	164,835	-	10,145	-

A George[11]	2018	843,584	40,254	354,750	250,000	20,669	-

	2017	657,308	22,468	301,290	250,000	15,320	-

D Hisco12, [13]	2018	1,168,324	464,599	644,397	-	2,389	2,305

	2017	1,195,013	465,103	726,181	-	-	7,636

M Jablko[14]	2018	979,831	15,341	577,500	-	20,669	-

	2017	980,276	15,515	739,200	268,082	20,224	-

F Ohlsson[13]	2018	979,831	31,668	396,000	-	20,169	-

	2017	980,276	46,848	534,600	-	19,724	-

M Whelan	2018	1,179,831	11,821	717,750	-	20,169	-

	2017	1,180,276	11,995	1,080,750	-	19,724	-

Former Disclosed Executives

G Hodges[15]	2018	1,029,831	20,861	264,000	-	20,169	-

	2017	1,030,276	17,753	732,600	-	19,724	4,565

N Williams[16]	2018	1,449,515	52,472	-	-	21,985	-

	2017	1,330,276	19,359	627,000	-	19,724	5,870

1.	Cash salary includes any adjustments required to reflect the use of ANZ’s Lifestyle Leave Policy.

2.

Non monetary benefits generally consist of company-funded benefits (and the associated Fringe Benefits Tax) such as car parking, taxation services, costs met by the company in relation to relocation, outplacement services and gifts received on leaving ANZ for former Disclosed Executives.

3.

The total cash incentive relates to the cash component only. The relevant amortisation of the AVR/VR deferred components is included in share-based payments and has been amortised over the vesting period. The total AVR/VR was approved by the Board on 24 October 2018. 100% of the cash component of the AVR/VR awarded for the 2017 and 2018 years vested to the executive in the applicable financial year.

4.

Other cash and other equity allocations relate to employment arrangements such as compensation for bonus opportunity foregone and deferred remuneration forfeited, retention awards, and shares received in relation to the Employee Share Offer. For further details, see the individual footnotes for each relevant executive.

5.

For all Australian based executives, the 2018 and 2017 superannuation contributions reflect the Superannuation Guarantee Contribution based on the Maximum Contribution Base. In the 2017 Remuneration Report, superannuation contributions reflected the Superannuation Guarantee Contribution of 9.5% of cash salary – individuals may have elected to take this contribution as superannuation or a combination of superannuation and cash salary. From 31 August 2018 D Hisco commenced superannuation contributions to KiwiSaver where ANZ provides an employer contribution matching member contributions up to 4% of total gross pay (less employer superannuation contribution tax).

6.

Accrual relates to Retirement Allowance. As a result of being employed with ANZ before November 1992, D Hisco, G Hodges and N Williams were eligible to receive a Retirement Allowance on retirement, retrenchment, death, or resignation for illness, incapacity or domestic reasons. The Retirement Allowance is calculated as three months of preserved notional salary (which is 65% of fixed remuneration) plus an additional 3% of notional salary for each year of full-time service above 10 years less the total accrual value of long service leave (including taken and untaken).

7.

As required by AASB 2 Share-based payments, the amortisation value includes a proportion of the fair value (taking into account market-related vesting conditions) of all equity that had not yet fully vested as at the commencement of the financial year. The fair value is determined at grant date and is allocated on a straight-line basis over the relevant vesting period. The amount included as remuneration neither relates to, nor indicates, the benefit (if any) that the executive may ultimately realise if the equity become exercisable.

8.	Termination benefits reflect payment for accrued annual leave, long service leave and the retirement allowance, payable on termination.

56     ANZ 2018 ANNUAL REPORT

Long-Term Employee Benefits	Share-Based Payments[7]

	Total amortisation value of
				Other equity
	Variable remuneration			allocations[4]
Long service leave accrued during the year	Shares	Share rights	Performance rights	Shares	Termination benefits[8]	Grand total remuneration
$	$	$	$	$	$	$

31,819	1,023,295	-	1,597,860	-	-	5,645,295

31,819	1,105,401	-	1,380,645	-	-	5,634,860

15,152	366,123	-	282,708	353,951	-	2,575,688

15,152	225,446	-	177,089	2,794,880	-	4,903,987

24,255	172,709	40,943	33,129	118,316	-	1,043,297

26,767	308,376	-	194,781	-	-	2,039,181

15,405	262,448	-	120,594	-	-	1,644,833

3,782	-	589,413	651,112	475	-	3,526,796

21,319	-	669,039	757,389	533	-	3,842,213

15,152	436,228	-	331,802	323,545	-	2,700,068

15,152	281,374	-	221,998	952,292	-	3,494,113

15,152	283,517	127,777	341,086	284	-	2,195,484

15,152	162,978	299,530	331,818	533	-	2,391,459

18,182	730,160	-	723,576	-	-	3,401,489

18,182	827,073	-	661,203	-	-	3,799,203

-	245,423	773,203	228,378	-	261,623	2,843,488

15,910	554,318	-	610,999	-	-	2,986,145

-	(236,591)	(1,131,223)	-	-	192,380	348,538

20,455	600,960	867,287	-	-	-	3,490,931

9.	Other cash and other equity allocations for M Carnegie relate to previously disclosed compensation for bonus opportunity foregone and deferred remuneration forfeited.

10.

K Corbally commenced in a Disclosed Executive role on 19 March 2018. So his 2018 remuneration reflects partial service year. In relation to K Corbally’s role before his appointment to the Group Executive Committee, in August 2016 the Board approved an equity retention award of $600,000 vesting in August 2019.

11.

A George commenced in a Disclosed Executive role on 1 December 2016. So her 2017 remuneration reflects partial service year. A George’s fixed remuneration was adjusted in May 2018 when she commenced in the expanded role of Deputy CEO and Group Executive, Wealth Australia. As disclosed in 2017, in relation to A George’s role before her appointment to the Group Executive Committee, in July 2016 the Board approved a cash retention award of $500,000 with partial vesting in June 2017 ($250,000) and December 2017 ($250,000).

12.

D Hisco’s fixed remuneration is paid in NZD and converted to AUD. The year-on-year differences in cash salary, retirement benefit accrual and long service leave accrual relate to fluctuations in the exchange rate.

13.

In 2016 D Hisco and F Ohlsson, and in 2018 D Hisco, were eligible to receive shares in relation to the Employee Share Offer. That offer provides a grant of ANZ shares in each financial year to eligible employees subject to Board approval. See Note 31 Employee Share and Option Plans for further details on the Employee Share Offer.

14.	Other cash and other equity allocations for M Jablko relate to previously disclosed compensation for bonus opportunity foregone and deferred remuneration forfeited.

15.

G Hodges concluded in his role 13 May 2018 and ceased employment 30 September 2018. Statutory remuneration table reflects his remuneration up to his date of termination (noting his annual fixed remuneration for 2018 remained unchanged at $1.05 million). Share-based payments include expensing treatment on termination for unvested deferred remuneration (including reversals for forfeiture on retirement). For 2018 G Hodges’ VR is $800,000 of which $264,000 is delivered as cash and $264,000 is delivered as share rights deferred evenly over four years. Performance rights will not be granted as they would have been forfeited on retirement.

16.

N Williams concluded in his role 30 March 2018 and ceased employment 2 November 2018. Statutory remuneration table reflects 13 months of remuneration up to his date of termination (noting his annual fixed remuneration for 2018 remained unchanged at $1.35 million). Share-based payments include expensing treatment on termination for unvested deferred remuneration (including reversals for forfeiture on termination).

REMUNERATION REPORT    57

REMUNERATION REPORT (continued)

5. 2018 OUTCOMES (continued)

5.5 PERFORMANCE RIGHTS VESTING OUTCOMES

Performance rights granted to the CEO and Disclosed Executives (excluding the CRO) in November 2014 reached the end of their performance period in November 2017.

Hurdle	Grant date	First date exercisable	ANZ TSR over three years	Median TSR over three years	% vested	Outcome
Relative TSR – Select Financial Services Comparator Group	21-Nov-14	20-Nov-17	9.39%	16.67%	0%	Performance rights lapsed
Relative TSR – ASX 50 Comparator Group	21-Nov-14	20-Nov-17	9.39%	25.79%	0%	Performance rights lapsed

The performance rights we awarded in late 2015 will be tested against their hurdles in November 2018 to determine vesting.

6. NON-EXECUTIVE DIRECTOR (NED) REMUNERATION

The Board reviewed NED fees for 2018 and determined once again not to increase their fees (which remain unchanged from 2016).

While the NEDs do not receive variable remuneration, the Board accepts that it is appropriate that they too share some accountability for the failures highlighted by the Royal Commission. As a consequence, the NEDs, who have served on the Board in FY18, have agreed to a 20% reduction of their fee for FY19 (20% reduction to the Chairman fee from $825,000 to $660,000, and 20% reduction to the NED member fee from $240,000 to $192,000).

NEDs receive a base fee for being a Director of the Board, and additional fees for either chairing, or being a member of a Board Committee. The Chairman of the Board does not receive additional fees for serving on a Board Committee.

In setting Board and Committee fees, the Board considers: general industry practice; best principles of corporate governance; the responsibilities and risks attached to the NED role; the time commitment expected of NEDs on Group and Company matters; and fees paid to NEDs of comparable companies.

ANZ compares NED fees to a comparator group of Australian listed companies with a similar market capitalisation, with particular focus on the major financial services institutions. This is considered an appropriate group, given similarity in size, nature of work and time commitment by NEDs.

To maintain NED independence and impartiality:

•	NED fees are not linked to the performance of the Group; and

•	NEDs are not eligible to participate in any of the Group’s variable remuneration arrangements.

The current aggregate fee pool for NEDs of $4 million was approved by shareholders at the 2012 Annual General Meeting. The annual total of NEDs’ fees, including superannuation contributions, is within this agreed limit.

This table shows the NED fee policy structure for 2018:

	Board[1]	Audit Committee[2]	Risk Committee[2]	Human Resources Committee[2]	Digital Business & Technology Committee[2]	Ethics, Environment, Social & Governance Committee[2]

Chair fee	$825,000	$65,000	$62,000	$57,000	$35,000	$35,000

Member fee	$240,000	$32,500	$31,000	$29,000	$15,000	$15,000

1.	Including superannuation.
2.	The Chairman of the Board does not receive additional fees for serving on a Board Committee.

We expect our NEDs to hold ANZ shares

NEDs are required:

•	to accumulate shares – over a five year period from their appointment – to the value of 100% (200% for the Chairman) of the NED fee for a Board member; and

•	to maintain this shareholding while they are a Director of ANZ.

All NEDs have met – or, if appointed within the last five years, are on track to meet – their minimum shareholding requirement.

58     ANZ 2018 ANNUAL REPORT

6. NON-EXECUTIVE DIRECTOR (NED) REMUNERATION (continued)

2018 Statutory Remuneration – NEDs

		Short-Term NED Benefits	Post-Employment

	Financial Year	Fees[1] $	Super contributions[1] $	Total remuneration[2] $

Current Non-Executive Directors

D Gonski	2018	804,831	20,169	825,000

	2017	805,276	19,724	825,000

I Atlas	2018	324,331	20,169	344,500

	2017	317,776	19,724	337,500

P Dwyer	2018	344,831	20,169	365,000

	2017	345,276	19,724	365,000

J Halton[3]	2018	277,567	20,169	297,736

	2017	241,063	18,894	259,957

J Key[4]	2018	148,546	11,996	160,542

H Lee	2018	314,831	20,169	335,000

	2017	315,276	19,724	335,000

G Liebelt	2018	345,858	20,169	366,027

	2017	343,151	19,724	362,875

J Macfarlane	2018	298,331	20,169	318,500

	2017	298,776	19,724	318,500

Former Non-Executive Director

I Macfarlane[5]

	2017	68,225	4,904	73,129

Total of all Non-Executive Directors	2018	2,859,126	153,179	3,012,305

	2017	2,734,819	142,142	2,876,961

1.	Year-on-year differences in fees relate to changes in Committee memberships and changes to the superannuation Maximum Contribution Base.

2.

Long-term benefits and share-based payments do not apply for the Non-Executive Directors. There were no non monetary benefits or termination benefits for the Non-Executive Directors in either 2017 or 2018.

3.	J Halton commenced as a Non-Executive Director on 21 October 2016, so 2017 remuneration reflects a partial service year.

4.

J Key commenced as a Non-Executive Director for Australia and New Zealand Banking Group Limited on 28 February 2018, so 2018 remuneration reflects a partial service year. In addition for 2018, in relation to his Non-Executive Directorship from 18 October 2017 for ANZ Bank New Zealand Limited, J Key also received a total of NZD 302,925 as a Non-Executive Director until 31 December 2017 and from 1 January 2018 as Chairman.

5.	I Macfarlane retired as a NED on 16 December 2016, so 2017 remuneration reflects partial service year up to his date of retirement.

7. REMUNERATION GOVERNANCE

7.1 THE HUMAN RESOURCES (HR) COMMITTEE

Role The HR Committee supports the Board on remuneration and other HR matters. They review the remuneration policies and practices of the Group, monitor market practice and also regulatory and compliance requirements in Australia and overseas.

The HR Committee has a strong focus on the relationship between business performance, risk management and remuneration, aligned with our business strategy, and seeks input from the Risk and Audit Committees where relevant. During the year the HR Committee met on eight occasions and reviewed and approved or made recommendations to the Board on matters including:

•	Remuneration for the CEO and other key executives (broader than those disclosed in the Remuneration Report) covered by the ANZ Remuneration Policy, and fees for the NEDs;

•	the design of significant variable remuneration plans – for example: the ANZIP;

•	the Group Performance Framework (objectives setting and assessment) and annual variable remuneration spend;

•	performance and reward outcomes for key senior executives, including the consideration of downward adjustment;

•	key senior executive appointments and terminations;

•	the effectiveness of the ANZ Remuneration Policy and changes to the policy to incorporate the Banking Executive Accountability Regime (BEAR) requirements;

•	succession plans for key senior executives; and

•	culture, diversity and inclusion, and employee engagement.

More details about the role of the HR Committee, including its Charter, can be found on our website. Go to anz.com > about us > our company > corporate governance > ANZ Human Resources Committee Charter.

REMUNERATION REPORT    59

REMUNERATION REPORT (continued)

7. REMUNERATION GOVERNANCE (continued)

Link between remuneration and risk To further reflect the importance of the link between remuneration and risk:

•	the Board had three NEDs in 2018 who served on both the HR Committee and the Risk Committee;

•	the HR Committee has free and unfettered access to risk and financial control personnel; and

•	the HR Committee can engage independent external advisors as needed.

External advisors provided information but not recommendations Throughout the year, the HR Committee and management received information from the following external providers: Aon, Ashurst, Ernst & Young, Mercer Consulting (Australia) Pty Ltd and PricewaterhouseCoopers. This information related to market data, market practices, legislative requirements and the interpretation of governance and regulatory requirements.

During the year, ANZ did not receive any remuneration recommendations from external consultants about the remuneration of KMP.

ANZ employs in-house remuneration professionals who provide recommendations to the HR Committee and the Board. The Board made its decisions independently, using the information provided and with careful regard to ANZ’s strategic objectives, risk appetite and the ANZ Remuneration Policy and principles.

7.2 INTERNAL GOVERNANCE

Hedging prohibition

All deferred equity must remain at risk until it has fully vested. Accordingly, executives and their associated persons must not enter into any schemes that specifically protect the unvested value of equity allocated. If they do so, then they forfeit the relevant equity.

Shareholding guidelines

We expect the CEO and each Disclosed Executive to, over a five year period:

•	accumulate ANZ shares to the value of 200% of their fixed remuneration; and

•	maintain this shareholding level while they are an executive of ANZ.

For this purpose, shareholdings include all vested, and unvested, equity that is not subject to performance hurdles.

Based on equity holdings as at 30 September 2018, the CEO and all Disclosed Executives:

•	who have been with us for at least five years, meet this requirement; and

•	who have been with us for less than five years, are on track to meet it.

CEO and Disclosed Executives’ contract terms and equity treatment

The details of the contract terms and also the equity treatment on termination (in accordance with the Conditions of Grant) relating to the CEO and Disclosed Executives are below. Although they are similar, they vary in some cases to suit different circumstances.

Type of contract	Permanent ongoing employment contract.

Notice on resignation	• 12 months’ by CEO;
• 6 months’ by Disclosed Executives.

Notice on termination by ANZ	• 12 months’ by ANZ.

However, ANZ may immediately terminate an individual’s employment at any time in the case of serious misconduct. In that case, the individual will be entitled only to payment of fixed remuneration up to the date of their termination.

How unvested equity is treated on leaving ANZ

Executives who resign or are terminated will forfeit all their unvested deferred equity – unless the Board determines otherwise.

If an executive is terminated due to redundancy or they are classified as a ‘good leaver’, then:

•  their deferred shares/share rights are released at the original vesting date; and

•  their performance rights[1] are prorated for service to the full notice termination date and released at the original vesting date (to the extent that the performance hurdles are met).

On an executive’s death or total and permanent disablement, their deferred equity vests.

In relation to the 2018 CEO grant of performance rights, in the event of termination during the restriction period, the shares will be released at the end of restriction period – unless the Board determines otherwise. In the event the CEO ceases employment because of death or total and permanent disability, the restriction period will no longer apply.

Unvested equity remains subject to downward adjustment post termination.

Change of control (applies to the CEO only)	If a change of control or other similar event occurs, then we will test the performance conditions applying to the CEO’s performance rights. They will vest to the extent that the performance conditions are satisfied. In relation to the 2018 CEO grant of performance rights, the Board may waive the restriction period in relation to any shares to which the CEO becomes entitled as a result.

1.	Or deferred share rights granted to the CRO instead of performance rights

60    ANZ 2018 ANNUAL REPORT

8. OTHER INFORMATION

8.1 EQUITY HOLDINGS

For the equity granted to the CEO and Disclosed Executives in November/December 2017, all deferred shares were purchased on the market. For deferred share rights and performance rights, we will determine our approach to satisfying awards closer to the time of vesting.

The table below sets out details of deferred shares and rights that we granted to the CEO and Disclosed Executives:

•	during the 2018 year; or

•	in prior years and that then vested, were exercised/sold or which lapsed/were forfeited during the 2018 year.

CEO and Disclosed Executives equity granted, vested, exercised/sold and lapsed/forfeited

			Equity fair value at				Vested			Lapsed/ Forfeited			Exercised/Sold			Vested	Unexer-
Name	Type of equity	Number granted[1]	grant (for 2018 grants only) $	Grant date	First date exercisable	Date of expiry	Number	%	Value[2] $	Number	%	Value[2] $	Number	%	Value[2] $	and exer- cisable as at 30 Sep 2018[3]	cisable as at 30 Sep 2018[4]
CEO and Current Disclosed Executives
S Elliott	Deferred shares	22,796		18-Nov-15	18-Nov-17	-	22,796	100	671,427	-	-	-	-	-	-	22,796	-
	Deferred shares	6,941		22-Nov-16	22-Nov-17	-	6,941	100	203,239	-	-	-	-	-	-	6,941	-
	Deferred shares	8,531	29.28	22-Nov-17	22-Nov-18	-	-	-	-	-	-	-	-	-	-	-	8,531
	Deferred shares	8,529	29.28	22-Nov-17	22-Nov-19	-	-	-	-	-	-	-	-	-	-	-	8,529
	Deferred shares	8,529	29.28	22-Nov-17	22-Nov-20	-	-	-	-	-	-	-	-	-	-	-	8,529
	Deferred shares	8,529	29.28	22-Nov-17	22-Nov-21	-	-	-	-	-	-	-	-	-	-	-	8,529
	Performance rights	28,089		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(28,089)	100	(824,081)	-	-	-	-	-
	Performance rights	25,856		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(25,856)	100	(758,568)	-	-	-	-	-
	Performance rights	107,471	10.23	19-Dec-17	19-Dec-20	19-Dec-22	-	-	-	-	-	-	-	-	-	-	107,471
	Performance rights	35,823	7.01	19-Dec-17	19-Dec-20	19-Dec-22	-	-	-	-	-	-	-	-	-	-	35,823
M Carnegie	Deferred shares	17,034		20-Aug-16	21-Nov-17	-	17,034	100	499,747	-	-	-	(15,707)	92	439,282	1,327	-
	Deferred shares	17,034		20-Aug-16	27-Feb-18	-	17,034	100	495,890	-	-	-	(15,707)	92	439,282	1,327	-
	Deferred shares	18,141		20-Aug-16	01-Jun-18	-	18,141	100	485,372	-	-	-	(9,586)	53	268,095	8,555	-
	Deferred shares	1,182		22-Nov-16	22-Nov-17	-	1,182	100	34,610	-	-	-	-	-	-	1,182	-
	Deferred shares	4,785	29.28	22-Nov-17	22-Nov-18	-	-	-	-	-	-	-	-	-	-	-	4,785
	Deferred shares	4,785	29.28	22-Nov-17	22-Nov-19	-	-	-	-	-	-	-	-	-	-	-	4,785
	Deferred shares	4,785	29.28	22-Nov-17	22-Nov-20	-	-	-	-	-	-	-	-	-	-	-	4,785
	Deferred shares	4,785	29.28	22-Nov-17	22-Nov-21	-	-	-	-	-	-	-	-	-	-	-	4,785
	Performance rights	29,580	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	29,580
	Performance rights	9,860	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	9,860
K Corbally[5]
A George	Deferred shares	2,430		21-Nov-14	21-Nov-17	-	2,430	100	71,292	-	-	-	-	-	-	2,430	-
	Deferred shares	4,148		18-Nov-15	18-Nov-17	-	4,148	100	122,174	-	-	-	-	-	-	4,148	-
	Deferred shares	4,801		22-Nov-16	22-Nov-17	-	4,801	100	140,578	-	-	-	-	-	-	4,801	-
	Deferred shares	3,096	29.28	22-Nov-17	22-Nov-18	-	-	-	-	-	-	-	-	-	-	-	3,096
	Deferred shares	3,096	29.28	22-Nov-17	22-Nov-19	-	-	-	-	-	-	-	-	-	-	-	3,096
	Deferred shares	3,096	29.28	22-Nov-17	22-Nov-20	-	-	-	-	-	-	-	-	-	-	-	3,096
	Deferred shares	3,096	29.28	22-Nov-17	22-Nov-21	-	-	-	-	-	-	-	-	-	-	-	3,096
	Performance rights	2,721		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(2,721)	100	(79,829)	-	-	-	-	-
	Performance rights	2,504		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(2,504)	100	(73,463)	-	-	-	-	-
	Performance rights	19,140	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	19,140
	Performance rights	6,380	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	6,380

REMUNERATION REPORT    61

REMUNERATION REPORT (continued)

8. OTHER INFORMATION (continued)

CEO and Disclosed Executives equity granted, vested, exercised/sold and lapsed/forfeited

			Equity fair
			value at							Lapsed/
			grant				Vested			Forfeited			Exercised/Sold			Vested	Unexer-
			(for 2018		First											and exer-	cisable
	Type		grants		date	Date										cisable as	as at
	of	Number	only)	Grant	exercis-	of			Value[2]			Value[2]			Value[2]	at 30 Sep	30 Sep
Name	equity	granted[1]	$	date	able	expiry	Number	%	$	Number	%	$	Number	%		$2018[3]	2018[4]

CEO and Current Disclosed Executives
D Hisco	Employee Share Offer	23		04-Dec-14	04-Dec-17	-	23	100	653	-	-	-	-	-	-	23	-
	Employee Share Offer	24		01-Dec-17	01-Dec-20	-	-	-	-	-	-	-	-	-	-	-	24
	Deferred share rights	22,427		18-Nov-15	18-Nov-17	18-Nov-19	22,427	100	660,558	-	-	-	(22,427)	100	646,028	-	-
	Deferred share rights	6,935		22-Nov-16	22-Nov-17	22-Nov-19	6,935	100	203,063	-	-	-	(6,935)	100	199,768	-	-
	Deferred share rights	6,565	27.65	22-Nov-17	22-Nov-18	22-Nov-20	-	-	-	-	-	-	-	-	-	-	6,565
	Deferred share rights	6,942	26.15	22-Nov-17	22-Nov-19	22-Nov-21	-	-	-	-	-	-	-	-	-	-	6,942
	Deferred share rights	7,344	24.72	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	7,344
	Deferred share rights	7,764	23.38	22-Nov-17	22-Nov-21	22-Nov-23	-	-	-	-	-	-	-	-	-	-	7,764
	Performance rights	24,552		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(24,552)	100	(720,311)	-	-	-	-	-
	Performance rights	22,600		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(22,600)	100	(663,043)	-	-	-	-	-
	Performance rights	38,290	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	38,290
	Performance rights	12,763	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	12,763
M Jablko	Deferred shares	11,444		20-Aug-16	27-Feb-18	-	11,444	100	333,155	-	-	-	(11,444)	100	319,644	-	-
	Deferred shares	3,153		20-Aug-16	20-Aug-18	-	3,153	100	94,929	-	-	-	-	-	-	3,153	-
	Deferred shares	1,182		22-Nov-16	22-Nov-17	-	1,182	100	34,610	-	-	-	-	-	-	1,182	-
	Deferred shares	6,305	29.28	22-Nov-17	22-Nov-18	-	-	-	-	-	-	-	-	-	-	-	6,305
	Deferred shares	6,305	29.28	22-Nov-17	22-Nov-19	-	-	-	-	-	-	-	-	-	-	-	6,305
	Deferred shares	6,305	29.28	22-Nov-17	22-Nov-20	-	-	-	-	-	-	-	-	-	-	-	6,305
	Deferred shares	6,305	29.28	22-Nov-17	22-Nov-21	-	-	-	-	-	-	-	-	-	-	-	6,305
	Performance rights	38,976	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	38,976
	Performance rights	12,992	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	12,992
F Ohlsson	Deferred shares	4,562	29.28	22-Nov-17	22-Nov-18	-	-	-	-	-	-	-	-	-	-	-	4,562
	Deferred shares	4,559	29.28	22-Nov-17	22-Nov-19	-	-	-	-	-	-	-	-	-	-	-	4,559
	Deferred shares	4,559	29.28	22-Nov-17	22-Nov-20	-	-	-	-	-	-	-	-	-	-	-	4,559
	Deferred shares	4,559	29.28	22-Nov-17	22-Nov-21	-	-	-	-	-	-	-	-	-	-	-	4,559
	Employee Share Offer	23		04-Dec-14	04-Dec-17	-	23	100	653	-	-	-	-	-	-	23	-
	Deferred share rights	7,361		22-Nov-13	22-Nov-16	21-Nov-18	-	-	-	-	-	-	(7,361)	100	204,660	-	-
	Deferred share rights	4,861		22-Nov-13	22-Nov-16	21-Nov-18	-	-	-	-	-	-	(4,861)	100	135,152	-	-
	Deferred share rights	4,406		21-Nov-14	21-Nov-16	21-Nov-18	-	-	-	-	-	-	(4,406)	100	122,501	-	-
	Deferred share rights	7,553		21-Nov-14	21-Nov-17	21-Nov-19	7,553	100	221,591	-	-	-	(7,553)	100	209,998	-	-
	Deferred share rights	8,199		18-Nov-15	18-Nov-16	18-Nov-18	-	-	-	-	-	-	(8,199)	100	227,959	-	-
	Deferred share rights	8,711		18-Nov-15	18-Nov-17	18-Nov-19	8,711	100	256,571	-	-	-	(8,711)	100	242,195	-	-
	Deferred share rights	4,050		22-Nov-16	22-Nov-17	29-Nov-17	4,050	100	118,588	-	-	-	(4,050)	100	118,588	-	-
	Performance rights	7,185		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(7,185)	100	(210,795)	-	-	-	-	-
	Performance rights	6,613		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(6,613)	100	(194,014)	-	-	-	-	-
	Performance rights	28,188	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	28,188
	Performance rights	9,396	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	9,396

62    ANZ 2018 ANNUAL REPORT

8. OTHER INFORMATION (continued)

CEO and Disclosed Executives equity granted, vested, exercised/sold and lapsed/forfeited

			Equity fair
			value at							Lapsed/
			grant				Vested			Forfeited			Exercised/Sold			Vested	Unexer-
			(for 2018		First											and exer-	cisable
	Type		grants		date	Date										cisable as	as at
	of	Number	only)	Grant	exercis-	of			Value[2]			Value[2]			Value[2]	at 30 Sep	30 Sep
Name	equity	granted[1]	$	date	able	expiry	Number	%	$	Number	%	$	Number	%		$2018[3]	2018[4]

CEO and Current Disclosed Executives

M Whelan	Deferred shares	6,271		21-Nov-14	21-Nov-17	-	6,271	100	183,980	-	-	-	(6,271)	100	176,110	-	-
	Deferred shares	16,147		18-Nov-15	18-Nov-17	-	16,147	100	475,589	-	-	-	(16,147)	100	453,461	-	-
	Deferred shares	6,724		22-Nov-16	22-Nov-17	-	6,724	100	196,885	-	-	-	(6,724)	100	188,832	-	-
	Deferred shares	9,219	29.28	22-Nov-17	22-Nov-18	-	-	-	-	-	-	-	-	-	-	-	9,219
	Deferred shares	9,218	29.28	22-Nov-17	22-Nov-19	-	-	-	-	-	-	-	-	-	-	-	9,218
	Deferred shares	9,218	29.28	22-Nov-17	22-Nov-20	-	-	-	-	-	-	-	-	-	-	-	9,218
	Deferred shares	9,218	29.28	22-Nov-17	22-Nov-21	-	-	-	-	-	-	-	-	-	-	-	9,218
	Performance rights	7,022		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(7,022)	100	(206,013)	-	-	-	-	-
	Performance rights	6,464		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(6,464)	100	(189,642)	-	-	-	-	-
	Performance rights	56,985	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	56,985
	Performance rights	18,995	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	-	-	-	-	-	-	-	18,995

Former Disclosed Executives

G Hodges[6]	Deferred shares	13,297		18-Nov-15	18-Nov-17	-	13,297	100	391,646	-	-	-	-	-	-	13,297	-
	Deferred shares	5,276		22-Nov-16	22-Nov-17	-	5,276	100	154,486	-	-	-	-	-	-	5,276	-
	Deferred share rights	6,623	27.65	22-Nov-17	22-Nov-18	29-Nov-18	-	-	-	-	-	-	-	-	-	-	6,623
	Deferred share rights	7,003	26.15	22-Nov-17	22-Nov-19	29-Nov-19	-	-	-	-	-	-	-	-	-	-	7,003
	Deferred share rights	7,408	24.72	22-Nov-17	22-Nov-20	29-Nov-20	-	-	-	-	-	-	-	-	-	-	7,408
	Deferred share rights	7,833	23.38	22-Nov-17	22-Nov-21	29-Nov-21	-	-	-	-	-	-	-	-	-	-	7,833
	Performance rights	17,556		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(17,556)	100	(515,061)	-	-	-	-	-
	Performance rights	16,160		21-Nov-14	21-Nov-17	21-Nov-19	-	-	-	(16,160)	100	(474,105)	-	-	-	-	-
	Performance rights	12,664		18-Nov-15	18-Nov-18	18-Nov-20	-	-	-	(567)	4	(15,925)	-	-	-	-	12,097
	Performance rights	12,664		18-Nov-15	18-Nov-18	18-Nov-20	-	-	-	(567)	4	(15,925)	-	-	-	-	12,097
	Performance rights	12,664		18-Nov-15	18-Nov-18	18-Nov-20	-	-	-	(567)	4	(15,925)	-	-	-	-	12,097
	Performance rights	32,617		22-Nov-16	22-Nov-19	22-Nov-21	-	-	-	(12,452)	38	(349,726)	-	-	-	-	20,165
	Performance rights	10,872		22-Nov-16	22-Nov-19	22-Nov-21	-	-	-	(4,151)	38	(116,585)	-	-	-	-	6,721
	Performance rights	38,628	13.40	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	(27,632)	72	(776,070)	-	-	-	-	10,996
	Performance rights	12,876	7.68	22-Nov-17	22-Nov-20	22-Nov-22	-	-	-	(9,211)	72	(258,699)	-	-	-	-	3,665

N Williams	Deferred shares	17,097		18-Nov-15	18-Nov-17	-	17,097	100	503,570	-	-	-	(17,097)	100	500,616	-	-
	Deferred shares	6,355		22-Nov-16	22-Nov-17	-	6,355	100	186,080	-	-	-	(6,355)	100	186,080	-	-
	Deferred shares	6,355		22-Nov-16	22-Nov-18	-	-	-	-	(6,355)	100	(180,708)	-	-	-	-	-
	Deferred shares	6,355		22-Nov-16	22-Nov-19	-	-	-	-	(6,355)	100	(180,708)	-	-	-	-	-
	Deferred shares	6,355		22-Nov-16	22-Nov-20	-	-	-	-	(6,355)	100	(180,708)	-	-	-	-	-
	Deferred share rights	27,685		21-Nov-14	21-Nov-17	21-Nov-19	27,685	100	812,228	-	-	-	(27,685)	100	810,642	-	-
	Deferred share rights	33,632		18-Nov-15	18-Nov-18	18-Nov-20	-	-	-	(33,632)	100	(956,346)	-	-	-	-	-
	Deferred share rights	31,686		22-Nov-16	22-Nov-19	29-Nov-19	-	-	-	(31,686)	100	(901,010)	-	-	-	-	-
	Deferred share rights	5,669	27.65	22-Nov-17	22-Nov-18	29-Nov-18	-	-	-	(5,669)	100	(161,201)	-	-	-	-	-
	Deferred share rights	5,994	26.15	22-Nov-17	22-Nov-19	29-Nov-19	-	-	-	(5,994)	100	(170,443)	-	-	-	-	-
	Deferred share rights	6,341	24.72	22-Nov-17	22-Nov-20	29-Nov-20	-	-	-	(6,341)	100	(180,310)	-	-	-	-	-
	Deferred share rights	6,704	23.38	22-Nov-17	22-Nov-21	29-Nov-21	-	-	-	(6,704)	100	(190,632)	-	-	-	-	-
	Deferred share rights	26,132	24.72	22-Nov-17	22-Nov-20	29-Nov-20	-	-	-	(26,132)	100	(743,079)	-	-	-	-	-

REMUNERATION REPORT    63

REMUNERATION REPORT (continued)

8. OTHER INFORMATION (continued)

CEO and Disclosed Executives equity granted, vested, exercised/sold and lapsed/forfeited

1.

For the purpose of the five highest paid executive disclosures, Executives are defined as Disclosed Executives or other members of the Group Executive Committee. For the 2018 financial year the five highest paid executives include four Disclosed Executives and the Group Executive, International (F Faruqui). Rights granted to Disclosed Executives as remuneration in 2018 are included in the table. Rights granted to F Faruqui as remuneration in 2018 include four tranches of deferred share rights and two tranches of performance rights granted on 22 Nov 2017. (8,572 (tranche 1) deferred share rights first exercisable 22 Nov 2018, expiring 29 Nov 2018; 9,064 (tranche 2) deferred share rights first exercisable 22 Nov 2019, expiring 29 Nov 2019; 9,588 (tranche 3) deferred share rights first exercisable 22 Nov 2020, expiring 29 Nov 2020; 10,138 (tranche 4) deferred share rights first exercisable 22 Nov 2021, expiring 29 Nov 2021; 49,992 (tranche 1) and 16,664 (tranche 2) performance rights first exercisable 22 Nov 2020 subject to meeting performance hurdles, expiring 22 Nov 2022). No rights have been granted to the CEO, Disclosed Executives or the five highest paid executives since the end of 2018 up to the Directors’ Report sign-off date.

2.

The point in time value of shares/share rights and/or performance rights is based on the one day VWAP of the Company’s shares traded on the ASX on the date of vesting, lapsing/forfeiture or exercising/sale/transfer out of trust, multiplied by the number of shares/share rights and/or performance rights. The exercise price for all share rights/performance rights is $0.00. No terms of share-based payment transactions have been altered or modified during the reporting period.

3.	The number vested and exercisable is the number of shares, options and rights that remain vested at the end of the reporting period. No shares, options and rights were vested and unexercisable.

4.	Performance rights granted in prior years (by grant date) that remained unexerciseable at 30 Sep 2018 include:

	Nov-15	Nov-16	Nov-17
S Elliott	159,573	150,482	143,294
M Carnegie	-	9,745	39,440
K Corbally	10,520	5,445	4,230
A George	5,772	4,738	25,520
D Hisco	53,133	53,597	51,053
M Jablko	-	9,745	51,968
F Ohlsson	10,910	31,306	37,584
M Whelan	53,190	55,428	75,980
G Hodges	36,291	26,886	14,661
N Williams	-	-	-

5.	Equity disclosed from commencement in Disclosed Executive role. There are no disclosable transactions since commencement.

6.	Equity transactions disclosed up to termination date.

NED, CEO and Disclosed Executives equity holdings

The table below sets out details of equity held directly, indirectly or beneficially by each NED, the CEO and each Disclosed Executive, including their related parties.

Name	Type	Opening balance at 1 Oct 2017	Granted during the year as remuneration[1]	Received during the year on exercise of options or rights	Resulting from any other changes during the year[2]	Closing balance at 30 Sep 20183, [4]
Current Non-Executive Directors
D Gonski	Ordinary shares	31,488	-	-	-	31,488
I Atlas	Ordinary shares	7,360	-	-	7,000	14,360
P Dwyer	Ordinary shares	15,000	-	-	2,500	17,500
J Halton	Ordinary shares	2,830	-	-	6,219	9,049
J Key[5]	Ordinary shares	3,000	-	-	-	3,000

	Perpetual subordinated bonds[7]	590,000	-	-	(590,000)	-
H Lee	Directors’ Share Plan	2,518	-	-	144	2,662

	Ordinary shares	8,000	-	-	-	8,000
G Liebelt	Ordinary shares	20,315	-	-	-	20,315

	Capital notes 1	1,500	-	-	-	1,500

	Capital notes 2	2,500	-	-	-	2,500
J Macfarlane	Ordinary shares	17,851	-	-	-	17,851

	Capital notes 2	2,000	-	-	-	2,000

	Capital notes 3	5,000	-	-	-	5,000
CEO and Current Disclosed Executives
S Elliott	Deferred shares	53,906	34,118	-	4,065	92,089

	Ordinary shares	131,679	-	-	-	131,679

	Performance rights	364,000	143,294	-	(53,945)	453,349
M Carnegie	Deferred shares	80,085	19,140	-	(36,304)	62,921

	Ordinary shares	14	-	-	-	14

	Performance rights	9,745	39,440	-	-	49,185

64     ANZ 2018 ANNUAL REPORT

8. OTHER INFORMATION (continued)

NED, CEO and Disclosed Executive equity holdings

Name	Type	Opening balance at 1 Oct 2017	Granted during the year as remuneration[1]	Received during the year on exercise of options or rights	Resulting from any other changes during the year[2]	Closing balance at 30 Sep 20183, [4]

CEO and Current Disclosed Executives (continued)
K Corbally[5]	Deferred shares	44,963	-	-	676	45,639

	Performance rights	20,195	-	-	-	20,195
A George	Deferred shares	30,626	12,384	-	1,969	44,979

	Ordinary shares	2,678	-	-	-	2,678

	Capital notes 1	802	-	-	-	802

	Performance rights	15,735	25,520	-	(5,225)	36,030
D Hisco	Employee Share Offer	74	24	-	-	98

	Ordinary shares	195,657	-	29,362	(87,019)	138,000

	Deferred share rights	52,994	28,615	(29,362)	-	52,247

	Performance rights	153,882	51,053	-	(47,152)	157,783
M Jablko	Deferred shares	46,569	25,220	-	(10,058)	61,731

	Performance rights	9,745	51,968	-	-	61,713
F Ohlsson	Deferred shares	-	18,239	-	526	18,765

	Employee Share Offer	74	-	-	-	74

	Ordinary shares	-	-	45,141	(41,091)	4,050

	Deferred share rights	63,571	-	(45,141)	-	18,430

	Performance rights	56,014	37,584	-	(13,798)	79,800
M Whelan	Deferred shares	51,798	36,873	-	(28,691)	59,980

	Performance rights	122,104	75,980	-	(13,486)	184,598

Former Disclosed Executives
G Hodges[6]	Deferred shares	205,626	-	-	8,804	214,430

	Ordinary shares	70,639	-	-	-	70,639

	Capital notes 4	1,350	-	-	-	1,350

	Deferred share rights	-	28,867	-	-	28,867

	Performance rights	115,197	51,504	-	(88,863)	77,838
N Williams	Deferred shares	45,173	-	-	(43,928)	1,245

	Ordinary shares	-	-	27,685	(27,685)	-

	Deferred share rights	93,003	50,840	(27,685)	(116,158)	-

1.	Details of options/rights granted as remuneration during 2018 are provided in the previous table.

2.

Shares resulting from any other changes during the year include the net result of any shares purchased (including under the ANZ Share Purchase Plan), forfeited, sold or acquired under the Dividend Reinvestment Plan.

3.

The following shares (included in the holdings above) were held on behalf of the NEDs, CEO and Disclosed Executives (i.e. indirect beneficially held shares) as at 30 September 2018: D Gonski – 31,488, I Atlas – 14,360, P Dwyer – 17,500, J Halton – 0, J Key – 3,000, H Lee – 2,662, G Liebelt – 8,158, J Macfarlane – 24,851, S Elliott – 223,768, M Carnegie – 62,921, K Corbally – 45,639, A George – 48,459, D Hisco – 138,098, M Jablko – 61,731, F Ohlsson – 18,839, M Whelan – 59,980, G Hodges – 258,515 and N Williams – 1,245.

4.	No options/rights were vested and exercisable or vested and unexerciseable as at 30 September 2018. There was no change in the balance as at the Directors’ Report sign-off date.

5.	Commencing balance is based on holdings as at the date of commencement in a KMP role.

6.	Concluding balance is based on holdings as at the date of retirement.

7.	Issued by ANZ Bank New Zealand Limited listed on NZDX (code: ANBHA) – redeemed at par at NZD1.00 per bond.

REMUNERATION REPORT    65

REMUNERATION REPORT (continued)

8. OTHER INFORMATION (continued)

8.2 LOANS

When we lend to NEDs, the CEO or Disclosed Executives, we do so: in the ordinary course of business; and on normal commercial terms and conditions that are no more favourable than those given to other employees or customers – this includes the term of the loan, the security required and the interest rate. There has been no write down of loans during the period.

The table below sets out details of loans outstanding, to NEDs, the CEO and Disclosed Executives including their related parties, if – at any time during the year – the individual’s aggregate loan balance exceeded $100,000.

Other than the loans disclosed below, no other loans were made, guaranteed or secured by any entity in the Group to the NEDs, the CEO and Disclosed Executives, including their related parties.

NED, CEO and Disclosed Executives loan transactions

Name	Opening balance at 1 October 2017[1] $	Closing balance at 30 September 2018 $	Interest paid and payable in the reporting period[1] $	Highest balance in the reporting period $
Current Non-Executive Directors
J Macfarlane	9,413,444	11,133,324	454,730	12,490,913
CEO and Current Disclosed Executives
S Elliott	3,095,492	3,008,098	109,950	3,095,492
A George	1,988,132	1,931,665	69,584	1,988,132
D Hisco	78,704	-	595	78,867
F Ohlsson	2,945,973	2,875,528	71,725	2,946,274
M Whelan	1,729,311	1,719,062	76,290	1,739,112
Former Disclosed Executives
G Hodges[2]	3,258,912	2,276,139	142,039	3,732,600
N Williams	45,337	900,000	7,003	900,000
Total	22,555,305	23,843,816	931,916	26,971,390

1.	Actual interest paid after considering offset accounts. The loan balance is shown gross, however the interest paid takes into account the impact of offset amounts.
2.	Concluding balance is based on balance as at the date of retirement.

8.3 OTHER TRANSACTIONS

All other transactions involving the NEDs, the CEO and Disclosed Executives and their related parties are conducted on normal commercial terms and conditions that are no more favourable than those given to other employees or customers. Any that are on foot, are trivial or domestic in nature.

66     ANZ 2018 ANNUAL REPORT

THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

REMUNERATION REPORT    67

DIRECTORS’

REPORT

The Directors’ Report for the financial year ended 30 September 2018 has been prepared in accordance with the requirements of the Corporations Act 2001. The information below forms part of this Directors’ Report:

•	Principal activities on page 5

•	Operating and financial review on pages 14 to 26

•	Dividends on page 25

•	Information on the Directors, Company Secretaries and Directors’ meetings on pages 28 to 36

•	Remuneration report on pages 40 to 67

Significant changes in state of affairs

There have been no significant changes in the Group’s state of affairs.

Events since the end of the financial year

There have been no significant events from 30 September 2018 to the date of signing this report.

Political donations

Our policy is that we make an annual donation to the two major Federal parties to support the democratic process in Australia. In 2018, ANZ donated $100,000 to the Liberal Party of Australia and $100,000 to the Australia Labor Party.

Environmental Regulation

ANZ recognises the expectations of its stakeholders – customers, shareholders, staff and the community – to operate in a way that mitigates its environmental impact.

In Australia, ANZ meets the requirements of the National Greenhouse and Energy Reporting Act 2007 (Cth), which imposes reporting obligations where energy production, usage or greenhouse gas emissions trigger specified thresholds.

ANZ holds a licence under the Water Act 1989 (Vic), allowing it to extract water from the Yarra River for thermal regulation of its Melbourne head office building. The licence specifies daily and annual limits for the extraction of water from the Yarra River with which ANZ fully complies. The extraction of river water reduces reliance on the high quality potable water supply and is one of several environmental initiatives that ANZ has introduced at its Melbourne head office building.

The Group does not believe that its operations are subject to any particular and significant environmental regulation under a law of the Commonwealth of Australia or of an Australian State or Territory. It may become subject to environmental regulation as a result of its lending activities in the ordinary course of business and has developed policies to identify and manage such environmental matters.

Having made due enquiry, and to the best of ANZ’s knowledge, no entity of the Group has incurred any material environmental liability during the year.

Further details of ANZ’s environmental performance, including progress against its targets and details of its emissions profile, are available on anz.com>About us>Corporate Sustainability.

Corporate Governance Statement

ANZ is committed to maintaining a high standard in its governance framework. ANZ confirms it has followed the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations (3rd edition) (ASX Governance Principles) during the 2018 financial year. ANZ’s Corporate Governance Statement, together with the ASX Appendix 4G which relates to the Corporate Governance Statement, can be viewed at anz.com/CorporateGovernance and has been lodged with the ASX.

As an overseas listed issuer on the NZX, ANZ is deemed to comply with the NZX Listing Rules provided that it remains listed on the ASX, complies with the ASX Listing Rules and provides the NZX with all the information and notices that it provides to the ASX. ANZ met those requirements during the year.

The ASX Governance Principles may materially differ from the NZX’s corporate governance rules and the principles of the NZX’s Corporate Governance Code. More information about the corporate governance rules and principles of the ASX can be found at asx.com and, in respect of the NZX, at nzx.com.

Pillar 3 information

ANZ provides information required by APS 330: Public Disclosure in the Regulatory Disclosures section at shareholder.anz.com/pages/regulatory-disclosure.

Non-audit services

The Group’s Stakeholder Engagement Model for Relationship with the External Auditor (the Policy), which incorporates requirements of the Corporations Act 2001 and industry best practice, prevents the external auditor from providing services that are perceived to be in conflict with the role of the external auditor or breach independence requirements. This includes consulting advice and sub-contracting of operational activities normally undertaken by management, and engagements where the external auditor may ultimately be required to express an opinion on its own work.

Specifically the Policy:

•	limits the scope of non-audit services that may be provided;

•	requires that audit, audit-related and permitted non-audit services be considered in light of independence requirements and for any potential conflicts of interest before they are approved by the Audit Committee, or approved by the Chair of the Audit Committee (or delegate) and notified to the Audit Committee; and

•	requires pre-approval before the external auditor can commence any engagement for the Group.

Further details about the Policy can be found in the Corporate Governance Statement.

68    ANZ 2018 ANNUAL REPORT

The external auditor has confirmed to the Audit Committee that it has:

•	implemented procedures to ensure it complies with independence rules in applicable jurisdictions, including Australia and the United States; and

•	complied with applicable policies and regulations regarding the provision of non-audit services including those applicable in Australia, those prescribed by the US Securities and Exchange Commission, and the Policy.

The Audit Committee has reviewed the non-audit services provided by the external auditor during the 2018 financial year, and has confirmed that the provision of these services is consistent with the Policy, compatible with the general standard of independence for auditors imposed by the Corporations Act 2001 and did not compromise the auditor independence requirements of the Corporations Act 2001. This has been formally advised by the Audit Committee to the Board of Directors.

The categories of non-audit services supplied to the Group during the year ended 30 September 2018 by the external auditor, KPMG, or by another person or firm on KPMG’s behalf, and the amounts paid or payable (including GST) by the Group are as follows:

Amount paid/payable $’000
Non-audit services	2018	2017
General market or regulatory insights	187	91
Training related services	17	8
Controls related assessments	94	165
Methodology and procedural reviews	10	478

Total	308	742

Further details on the compensation paid to KPMG is provided in Note 34 Compensation of Auditors to the financial statements including details of audit-related services provided during the year of $6.28 million (2017: $6.17 million).

For the reasons set out above, the Directors are satisfied that the provision of non-audit services by the external auditor during the year ended 30 September 2018 is compatible with the general standard of independence for external auditors imposed by the Corporations Act 2001 and did not compromise the auditor independence requirements of the Corporations Act 2001.

Directors’ and Officers’ indemnity

The Company’s Constitution (Rule 11.1) permits the Company to:

•	indemnify any officer or employee of the Company, or its auditor, against liabilities (so far as may be permitted under applicable law) incurred as such by an officer, employee or auditor, including liabilities incurred as a result of appointment or nomination by the Company as a trustee or as an officer or employee of another corporation; and

•	make payments in respect of legal costs incurred by an officer, employee or auditor in defending an action for a liability incurred as such by an officer, employee or auditor, or in resisting or responding to actions taken by a government agency, a duly constituted Royal Commission or other official inquiry, a liquidator, administrator, trustee in bankruptcy or other authorised official.

It is the Company’s policy that its employees should be protected from any liability they incur as a result of acting in the course of their employment, subject to appropriate conditions.

Under the policy, the Company will indemnify employees and former employees against any liability they incur to any third party as a result of acting in the course of their employment with the Company or a subsidiary of the Company and this extends to liability incurred as a result of their appointment/nomination by or at the request of the Group as an officer or employee of another corporation or body or as trustee.

The indemnity is subject to applicable law and in addition will not apply to liability arising from:

•	serious misconduct, gross negligence or lack of good faith;

•	illegal, dishonest or fraudulent conduct; or

•	material non-compliance with the Company’s policies, processes or discretions.

In accordance with the employee indemnity policy, the Company has during or since the year ended 30 September 2018 paid legal expenses totalling $30,455.31 incurred by Mr Richard Moscati in relation to legal proceedings brought against him and the Company by a third party.

The Company has entered into Indemnity Deeds with each of its Directors, with certain secretaries and former Directors of the Company, and with certain employees and other individuals who act as directors or officers of related bodies corporate or of another company, to indemnify them against liabilities and legal costs of the kind mentioned in the Company’s constitution.

During the financial year, the Company has paid premiums for insurance for the benefit of the directors and employees of the Company and related bodies corporate of the Company. In accordance with common commercial practice, the insurance prohibits disclosure of the nature of the liability insured against and the amount of the premium.

DIRECTORS’ REPORT    69

DIRECTORS’ REPORT (continued)

Key management personnel and employee share and option plans

The Remuneration Report contains details of Non-Executive Directors, Chief Executive Officer and Disclosed Executives’ equity holdings and options/rights issued during the 2018 financial year and as at the date of this report.

Note 31 Employee Share and Option Plans to the 2018 Financial Report contains details of the 2018 financial year and as at the date of this report:

•	Options/rights issued over shares granted to employees;

•	Shares issued as a result of the exercise of options/rights granted to employees; and

•	Other details about share options/rights issued, including any rights to participate in any share issues of the Company.

The names of all persons who currently hold options/rights are entered in the register kept by the Company pursuant to section 170 of the Corporations Act 2001. This register may be inspected free of charge.

Rounding of amounts

The Company is a company of the kind referred to in Australian Securities and Investments Commission Corporations (Rounding in Financial/Directors’ Reports) Instrument 2016/191 dated 24 March 2016 and, in accordance with that Instrument, amounts in the consolidated financial statements and this Directors’ Report have been rounded to the nearest million dollars unless specifically stated otherwise.

This report is made in accordance with a resolution of the Board of Directors and is signed for and on behalf of the Directors.

David M Gonski, AC	Shayne Elliott
Chairman	Director
30 October 2018

Lead Auditor’s Independence Declaration

The Lead Auditors Independence Declaration given under Section 307C of the Corporations Act 2001 is set out below and forms part of the Directors Report for the year ended 30 September 2018.

To: the Directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the audit of Australia and New Zealand Banking Group Limited for the financial year ended 30 September 2018, there have been:

•	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the audit; and

•	no contraventions of any applicable code of professional conduct in relation to the audit.

KPMG	Alison Kitchen Partner
30 October 2018

70    ANZ 2018 ANNUAL REPORT

FINANCIAL REPORT CONTENTS

Consolidated Financial Statements

Income Statement	72
Statement of Comprehensive Income	73
Balance Sheet	74
Cash Flow Statement	75
Statement of Changes in Equity	76

Notes to The Consolidated Financial Statements

Basis of preparation
1.	About our Financial Statements	77

Financial Performance
2.	Operating Income	83
3.	Operating Expenses	86
4.	Income Tax	87
5.	Dividends	89
6.	Earnings per Ordinary Share	91
7.	Segment Reporting	92

Financial Assets
8.	Cash and Cash Equivalents	94
9.	Trading Securities	95
10.	Derivative Financial Instruments	96
11.	Available-for-sale Assets	100
12.	Net Loans and Advances	102
13.	Provision for Credit Impairment	103

Financial Liabilities
14.	Deposits and Other Borrowings	105
15.	Debt Issuances	106

Financial Instrument Disclosures
16.	Financial Risk Management	111
17.	Fair Value of Financial Assets and Financial Liabilities	124
18.	Assets Charged as Security for Liabilities and Collateral	129
	Accepted as Security for Assets
19.	Offsetting	130

Non-Financial Assets
20.	Goodwill and Other Intangible Assets	131

Non-Financial Liabilities
21.	Other Provisions	133

Equity
22.	Shareholders’ Equity	135
23.	Capital Management	137

Consolidation and Presentation
24.	Parent Entity Financial Information	139
25.	Controlled Entities	139
26.	Investments in Associates	141
27.	Structured Entities	144
28.	Transfers of Financial Assets	147
29.	Discontinued Operations and Assets and Liabilities	148
	Held For Sale

Employee and Related Party Transactions
30.	Superannuation and Post Employment Benefits Obligations	153
31.	Employee Share and Option Plans	154
32.	Related Party Disclosures	158

Other Disclosures
33.	Commitments, Contingent Liabilities and Contingent Assets	160
34.	Compensation of Auditors	163
35.	Events Since the End of the Financial Year	163

Directors’ Declaration		164

Independent Auditor’s Report		165

FINANCIAL REPORT     71

FINANCIAL REPORT

INCOME STATEMENT

For the year ended 30 September[1]	Note	2018 $m	2017 $m

Interest income		30,327	29,120

Interest expense		(15,813)	(14,245)

Net interest income	2	14,514	14,875

Other operating income	2	4,558	3,589

Net funds management and insurance income	2	576	634

Share of associates’ profit	2	183	300

Operating income		19,831	19,398

Operating expenses	3	(9,248)	(8,967)

Profit before credit impairment and income tax		10,583	10,431

Credit impairment charge	13	(688)	(1,198)

Profit before income tax		9,895	9,233

Income tax expense	4	(2,784)	(2,874)

Profit after tax from continuing operations		7,111	6,359

Profit/(Loss) after tax from discontinued operations	29	(695)	62

Profit for the year		6,416	6,421

Comprising:

Profit attributable to shareholders of the Company		6,400	6,406

Profit attributable to non-controlling interests		16	15

Earnings per ordinary share (cents) including discontinued operations

Basic	6	221.6	220.1

Diluted	6	212.1	210.8

Earnings per ordinary share (cents) from continuing operations

Basic	6	245.6	218.0

Diluted	6	234.2	208.8

Dividend per ordinary share (cents)	5	160	160

1.

Information has been restated and presented on a continuing operations basis. Discontinued operations consists of OnePath pensions and investments and aligned dealer groups being sold to IOOF Holdings Limited and the life insurance business being sold to Zurich Financial Services Australia.

The notes appearing on pages 77 to 163 form an integral part of these financial statements.

72    ANZ 2018 ANNUAL REPORT

STATEMENT OF COMPREHENSIVE INCOME

For the year ended 30 September[1]	2018 $m	2017 $m
Profit for the year from continuing operations	7,111	6,359
Other comprehensive income
Items that will not be reclassified subsequently to profit or loss	32	26
Items that may be reclassified subsequently to profit or loss
Foreign currency translation reserve[2]	222	(748)
Other reserve movements	137	(297)
Income tax attributable to the above items	(118)	8
Share of associates’ other comprehensive income[3]	25	1
Other comprehensive income after tax from continuing operations	298	(1,010)
Profit/(Loss) after tax from discontinued operations	(695)	62
Other comprehensive income after tax from discontinued operations	18	(30)
Total comprehensive income for the year	6,732	5,381
Comprising total comprehensive income attributable to:
Shareholders of the Company	6,706	5,372
Non-controlling interests	26	9

1.

Information has been restated and presented on a continuing operations basis. Discontinued operations consists of OnePath pensions and investments and aligned dealer groups being sold to IOOF Holdings Limited and the life insurance business being sold to Zurich Financial Services Australia.

2.	Includes foreign currency translation differences attributable to non-controlling interests of $10 million gain (2017: $6 million loss).
3.

Share of associates’ other comprehensive income includes an available-for-sale revaluation reserve gain of $28 million (2017: $1 million loss) and a foreign currency translation reserve loss of $3 million (2017: $2 million gain) that may be reclassified subsequently to profit or loss.

The	notes appearing on pages 77 to 163 form an integral part of these financial statements.

FINANCIAL REPORT    73

FINANCIAL REPORT (continued)

BALANCE SHEET

As at 30 September	Note	2018 $m	2017 $m

Assets

Cash and cash equivalents[1]	8	84,636	68,048

Settlement balances owed to ANZ		2,319	5,504

Collateral paid		11,043	8,987

Trading securities	9	37,722	43,605

Derivative financial instruments	10	68,423	62,518

Available-for-sale assets	11	74,284	69,384

Net loans and advances	12	603,938	574,331

Regulatory deposits		882	2,015

Assets held for sale	29	45,248	7,970

Investments in associates	26	2,553	2,248

Current tax assets		268	30

Deferred tax assets		900	675

Goodwill and other intangible assets	20	4,930	6,970

Investments backing policy liabilities		-	37,964

Premises and equipment		1,833	1,965

Other assets		3,645	5,112

Total assets		942,624	897,326

Liabilities

Settlement balances owed by ANZ		11,810	9,914

Collateral received		6,542	5,919

Deposits and other borrowings	14	618,150	595,611

Derivative financial instruments	10	69,676	62,252

Current tax liabilities		300	241

Deferred tax liabilities		59	257

Liabilities held for sale	29	47,159	4,693

Policy liabilities		-	37,448

External unit holder liabilities		-	4,435

Payables and other liabilities		6,788	8,350

Employee entitlements		540	530

Other provisions	21	1,038	628

Debt issuances	15	121,179	107,973

Total liabilities		883,241	838,251

Net assets		59,383	59,075

Shareholders’ equity

Ordinary share capital	22	27,205	29,088

Reserves	22	323	37

Retained earnings	22	31,715	29,834

Share capital and reserves attributable to shareholders of the Company	22	59,243	58,959

Non-controlling interests	22	140	116

Total shareholders’ equity	22	59,383	59,075

[1].	Includes settlement balances owed to ANZ that meet the definition of cash and cash equivalents.

The notes appearing on pages 77 to 163 form an integral part of these financial statements.

74    ANZ 2018 ANNUAL REPORT

CASH FLOW STATEMENT

The Consolidated Cash Flow Statement includes discontinued operations. Please refer to Note 29 for cash flows associated with discontinued operations and cash and cash equivalents reclassified as held for sale.

For the year ended 30 September	2018 $m	2017 $m

Profit after income tax	6,416	6,421

Adjustments to reconcile to net cash provided by/(used in) operating activities:

Provision for credit impairment	688	1,198

Depreciation and amortisation	1,199	972

(Profit)/loss on sale of premises and equipment	(4)	(114)

Net derivatives/foreign exchange adjustment	6,721	(3,409)

(Gain)/loss on sale from divestments	(594)	541

Reclassification of businesses to held for sale	693	-

Other non-cash movements	(55)	(167)

Net (increase)/decrease in operating assets:

Collateral paid	(1,648)	3,533

Trading securities	8,565	2,081

Net loans and advances	(24,739)	(17,838)

Investments backing policy liabilities[1]	(3,914)	(2,122)

Other assets	(973)	509

Net increase/(decrease) in operating liabilities:

Deposits and other borrowings	12,207	30,904

Settlement balances owed by ANZ	1,853	(627)

Collateral received	186	(310)

Life insurance contract policy liabilities[1]	4,263	2,260

Other liabilities	(298)	215

Total adjustments	4,150	17,626

Net cash provided by operating activities[2]	10,566	24,047

Cash flows from investing activities

Available-for-sale assets:

Purchases	(23,806)	(27,220)

Proceeds from sale or maturity	20,592	19,751

Proceeds from divestments	2,148	(5,213)

Proceeds from Zurich reinsurance arrangement	1,000	-

Other assets	232	(148)

Net cash provided by/(used in) investing activities	166	(12,830)

Cash flows from financing activities

Debt issuances:[3]

Issue proceeds	25,075	25,128

Redemptions	(15,898)	(27,409)

Dividends paid	(4,563)	(4,386)

On market purchase of treasury shares	(114)	(75)

Share buyback	(1,880)	-

Net cash provided by/(used in) financing activities	2,620	(6,742)

Net increase in cash and cash equivalents	13,352	4,475

Cash and cash equivalents at beginning of year	68,048	66,220

Effects of exchange rate changes on cash and cash equivalents	3,564	(2,647)

Cash and cash equivalents at end of year[4]	84,964	68,048

1.	Investments backing policy liabilities and life insurance policy liabilities have been reclassified as held for sale.
2.	Net cash provided by/(used in) operating activities includes income taxes paid of $3,373 million (2017: $2,864 million).
3.

Non-cash changes in debt issuances includes fair value hedging gains of $1,443 million (2017: $1,498 million) and foreign exchange losses of $5,712 million (2017: foreign exchange gains $1,324 million).

4.	Includes cash and cash equivalents recognised on the face of balance sheet of $84,636 million (2017: $68,048 million) and amounts recorded as part of assets held for sale of $328 million (2017: nil).

The notes appearing on pages 77 to 163 form an integral part of these financial statements.

FINANCIAL REPORT    75

FINANCIAL REPORT (continued)

STATEMENT OF CHANGES IN EQUITY

	Ordinary share capital $m	Reserves $m	Retained earnings $m	Share capital and reserves attributable to shareholders of the Company $m	Non- controlling interests $m	Total shareholders’ equity $m

As at 1 October 2016	28,765	1,078	27,975	57,818	109	57,927

Profit or loss from continuing operations	-	-	6,344	6,344	15	6,359

Profit or loss from discontinued operations	-	-	62	62	-	62

Other comprehensive income for the year from continuing operations	-	(1,019)	15	(1,004)	(6)	(1,010)

Other comprehensive income for the year from discontinued operations	-	(30)	-	(30)	-	(30)

Total comprehensive income for the year	-	(1,049)	6,421	5,372	9	5,381

Transactions with equity holders in their capacity as equity holders[1]:

Dividends paid	-	-	(4,609)	(4,609)	(1)	(4,610)

Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	26	26	-	26

Dividend reinvestment plan[2]	198	-	-	198	-	198

Other equity movements[1]:

Treasury shares Wealth Australia adjustment	69	-	-	69	-	69

Group employee share acquisition scheme	56	-	-	56	-	56

Other items	-	8	21	29	(1)	28

As at 30 September 2017	29,088	37	29,834	58,959	116	59,075

Profit or loss from continuing operations	-	-	7,095	7,095	16	7,111

Profit or loss from discontinued operations	-	-	(695)	(695)	-	(695)

Other comprehensive income for the year from continuing operations	-	264	24	288	10	298

Other comprehensive income for the year from discontinued operations	-	18	-	18	-	18

Total comprehensive income for the year	-	282	6,424	6,706	26	6,732

Transactions with equity holders in their capacity as equity holders[1]:

Dividends paid	-	-	(4,585)	(4,585)	(2)	(4,587)

Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	24	24	-	24

Dividend reinvestment plan[2]	-	-	-	-	-	-

Group share buy-back[3]	(1,880)	-	-	(1,880)	-	(1,880)

Other equity movements[1]:

Treasury shares Wealth Australia adjustment	(2)	-	-	(2)	-	(2)

Group employee share acquisition scheme	(1)	-	-	(1)	-	(1)

Other items	-	4	18	22	-	22

As at 30 September 2018	27,205	323	31,715	59,243	140	59,383

[1]	Current period and prior periods include discontinued operations.
[2]

No new shares were issued under the Dividend Reinvestment Plan (DRP) for the 2018 interim dividend (nil shares for the 2017 final dividend; nil shares for the 2017 interim dividend; 7.1 million shares for the 2016 final dividend) as the shares were purchased on-market and provided directly to the shareholders participating in the DRP. On-market share purchases for the DRP in the September 2018 financial year were $392 million (2017: $176 million).

[3]

As announced on 18 December 2017, 22 June 2018 and 19 October 2018, there is currently an on-market buy-back in relation to ANZ’s ordinary shares of $3.0 billion. The Company bought back $1,880 million worth of shares during the 2018 financial year resulting in 66.7 million shares being cancelled during the year.

The notes appearing on pages 77 to 163 form an integral part of these financial statements.

76    ANZ 2018 ANNUAL REPORT

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

These are the financial statements for Australia and New Zealand Banking Group Limited (the Company) and its controlled entities (together, ‘the Group’ or ‘ANZ’) for the year ended 30 September 2018. The Company is incorporated and domiciled in Australia. The address of the Company’s registered office and its principal place of business is ANZ Centre, 833 Collins Street, Docklands, Victoria, Australia 3008.

On 30 October 2018, the Directors resolved to authorise the issue of these financial statements.

Information in the financial statements is included only to the extent we consider it material and relevant to the understanding of the financial statements. A disclosure is considered material and relevant if, for example:

•	the dollar amount is significant in size (quantitative factor);

•	the dollar amount is significant by nature (qualitative factor);

•	the user cannot understand the Group’s results without the specific disclosure (qualitative factor);

•

the information is critical to a user’s understanding of the impact of significant changes in the Group’s business during the period - for example, business acquisitions or disposals (qualitative factor);

•	the information relates to an aspect of the Group’s operations that is important to its future performance (qualitative factor); and

•

the information is required under legislative requirements of the Corporations Act 2001, the Banking Act 1959 (Cth) or by the Group’s principal regulators, including the Australian Securities and Investments Commission (ASIC) and the Australian Prudential Regulation Authority (APRA).

This section of the financial statements:

•	outlines the basis upon which the Group’s financial statements have been prepared; and

•	discusses any new accounting standards or regulations that directly impact the financial statements.

BASIS OF PREPARATION

This financial report is a general purpose (Tier 1) financial report prepared by a ‘for profit’ entity, in accordance with Australian Accounting Standards (AASs) and other authoritative pronouncements of the Australian Accounting Standards Board (AASB), the Corporations Act 2001, and International Financial Reporting Standards (IFRS) and interpretations published by the International Accounting Standards Board (IASB).

We present the financial statements of the Group in Australian dollars, which is the Company’s functional and presentation currency. We have rounded values to the nearest million dollars ($m), unless otherwise stated, as allowed under the ASIC Corporations (Rounding in Financial/Directors Report) Instrument 2016/191. We measure the financial statements of each entity in the Group using the currency of the primary economic environment in which that entity operates (the functional currency).

BASIS OF MEASUREMENT

We have prepared the financial information in accordance with the historical cost basis - except the following assets and liabilities which we have stated at their fair value:

•	derivative financial instruments and in the case of fair value hedging, a fair value adjustment is made on the underlying hedged exposure;

•	available-for-sale financial assets;

•	financial instruments held for trading;

•	other financial assets and financial liabilities designated at fair value through profit or loss; and

•

certain other assets and liabilities held for sale where the fair value less costs of disposal is less than their carrying value (except for certain assets and liabilities held for sale which are exempt from this requirement).

In accordance with AASB 1038 Life Insurance Contracts (AASB 1038) we have measured life insurance liabilities using the Margin on Services (MoS) model. In accordance with AASB 119 Employee Benefits (AASB 119) we have measured defined benefit obligations using the Projected Unit Credit Method.

DISCONTINUED OPERATIONS

The financial results of the Wealth Australia businesses being divested (OnePath pensions and investments and the aligned dealer groups business being sold to IOOF Holdings Limited, and the life insurance business being sold to Zurich Financial Services Australia) and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective. These businesses qualify as discontinued operations, which are a subset of assets held for sale, as they represent a major line of business. The comparative Group Income Statement and Statement of Comprehensive Income have been restated to show discontinued operations separately from continuing operations in a separate line item ‘Profit/(Loss) from discontinued operations’. This impacts the current and comparative financial information for Wealth Australia and Technology, Services & Operations (TSO) and Group Centre divisions. The Balance Sheet is not restated when a business is reclassified as a discontinued operation.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS     77

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. ABOUT OUR FINANCIAL STATEMENTS (continued)

BASIS OF CONSOLIDATION

The consolidated financial statements of the Group comprise the financial statements of the Company and all its subsidiaries. An entity, including a structured entity, is considered a subsidiary of the Group when we determine that the Company has control over the entity. Control exists when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. We assess power by examining existing rights that give the Group the current ability to direct the relevant activities of the entity. We have eliminated, on consolidation, the effect of all transactions between entities in the Group.

FOREIGN CURRENCY TRANSLATION

TRANSACTIONS AND BALANCES

Foreign currency transactions are translated into the relevant functional currency at the exchange rate prevailing at the date of the transaction. At the reporting date, monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the relevant spot rate. Any foreign currency translation gains or losses that arise are included in profit or loss in the period they arise.

We measure translation differences on non-monetary items at fair value through profit or loss and report them as part of the fair value gain or loss on these items. We include any translation differences on non-monetary items classified as available-for-sale financial assets in the available-for-sale revaluation reserve in equity.

FINANCIAL STATEMENTS OF FOREIGN OPERATIONS THAT HAVE A FUNCTIONAL CURRENCY THAT IS NOT AUSTRALIAN DOLLARS

The financial statements of our foreign operations are translated into Australian dollars for consolidation into the Group Financial Statements using the following method:

Foreign currency item	Exchange rate used
Assets and liabilities	The reporting date rate
Equity	The initial investment date rate
Income and expenses	The average rate for the period – but if for a significant transaction we believe the average rate is not reasonable, then we use the transaction date rate

Exchange differences arising from the translation of financial statements of foreign operations are recognised in the foreign currency translation reserve in equity. When we dispose of a foreign operation, the cumulative exchange differences are transferred to profit or loss as part of the gain or loss on sale.

FIDUCIARY ACTIVITIES

The Group provides fiduciary services to third parties including custody, nominee, trustee, administration and investment management services predominantly through the wealth businesses. This involves the Group holding assets on behalf of third parties and making decisions regarding the purchase and sale of financial instruments. If ANZ is not the beneficial owner or does not control the assets, then we do not recognise these transactions in these financial statements, except when required by accounting standards or another legislative requirement.

KEY JUDGEMENTS AND ESTIMATES

In the process of applying the Group’s accounting policies, management has made a number of judgements and applied estimates and assumptions about past and future events. Further information on the key judgements and estimates that we consider material to the financial statements are contained within the relevant notes to the financial statements.

78    ANZ 2018 ANNUAL REPORT

1. ABOUT OUR FINANCIAL STATEMENTS (continued)

ACCOUNTING STANDARDS NOT EARLY ADOPTED

A number of new standards, amendments to standards and interpretations have been published but are not mandatory for the financial statements for the year ended 30 September 2018, and have not been applied by the Group in preparing these financial statements.

We have identified four standards relevant to the Group and further details are set out below.

Mandatory Application of New Accounting Standards to the Group

AASB 9 FINANCIAL INSTRUMENTS (AASB 9)

In December 2014, the AASB issued the Australian Accounting Standard AASB 9 Financial Instruments which has replaced AASB 139 Financial Instruments: Recognition and Measurement (AASB 139). AASB 9 is effective for the Group from 1 October 2018.

AASB 9 stipulates new requirements for the impairment of financial assets, classification and measurement of financial assets and financial liabilities and general hedge accounting. Details of the key requirements and estimated impacts on the Group are outlined below.

Impairment

AASB 9 replaces the incurred loss impairment model under AASB 139 with an expected credit loss (ECL) model incorporating forward looking information and which does not require an actual loss event to have occurred for an impairment provision to be recognised.

The ECL model will be applied to all financial assets measured at amortised cost, debt instruments measured at fair value through other comprehensive income, lease receivables, certain loan commitments and financial guarantees not measured at fair value through profit or loss.

Under the ECL model, the following three-stage approach is applied to measuring ECL based on credit migration between the stages since origination:

•	Stage 1: At the origination of a financial asset, and where there has not been a significant increase in credit risk since origination, a provision equivalent to 12 months ECL is recognised.

•

Stage 2: Where there has been a significant increase in credit risk since origination, a provision equivalent to lifetime ECL is recognised. If credit risk were to improve in a subsequent period such that the increase in credit risk since origination is no longer considered significant, the exposure returns to a Stage 1 classification and a 12 month ECL.

•	Stage 3: Similar to the current AASB 139 requirements for individual impairment provisions, lifetime ECL is recognised for loans where there is objective evidence of impairment.

Expected credit losses are estimated at the facility level by using a probability of default reflecting a probability weighted range of possible future economic scenarios, and applying this to the estimated exposure of the Group at the point of default (exposure at default) after taking into account the value of any collateral held or other mitigants of loss (loss given default), while allowing for the impact of discounting for the time value of money.

Key judgements and estimates made by the Group include the following:

•	Significant increase in credit risk

Stage 2 assets are those that have experienced a significant increase in credit risk (SICR) since initial recognition. In determining what constitutes a SICR, the Group considers both qualitative and quantitative information. For the majority of portfolios, the primary indicator of a SICR is a significant deterioration in the internal credit rating grade of a facility since origination. The Group will also use secondary indicators, such as 30 days past due arrears, as backstops to these primary indicators.

The determination of trigger points in relation to the deterioration of rating grades, combined with secondary risk indicators where used, requires judgement. In determining the Group’s policy, alternative indicators have been considered and assessed, and these will be subject to regular review to ensure they remain appropriate.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS     79

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. ABOUT OUR FINANCIAL STATEMENTS (continued)

•	Forward looking information

The measurement of expected credit losses reflects an unbiased probability-weighted range of possible future outcomes.

In applying forward looking information in the Group’s AASB 9 credit models, the Group uses four alternative economic scenarios in estimating ECL. A base case scenario reflects management’s base case assumptions used for medium term planning purposes. Additional upside and downside scenarios are determined together with a severe downside scenario. The Group’s Credit and Market Risk Committee (CMRC) will be responsible for reviewing and approving forecast economic scenarios and the associated probability weights applied to each scenario.

Where applicable, adjustments may be made to account for situations where known or expected risks have not been adequately addressed in the modelling process. CMRC will be responsible for recommending such adjustments.

The overall level of expected credit losses and areas of significant management judgement will be reported to, and oversighted by, the Group’s Board Risk Committee.

Classification and measurement

Financial assets - general

There are three measurement classifications for financial assets under AASB 9: Amortised Cost, Fair Value through Profit or Loss (FVTPL) and Fair Value through Other Comprehensive Income (FVOCI). Financial assets are classified into these measurement classifications on the basis of two criteria:

•	the business model within which the financial asset is managed; and

•	the contractual cash flow characteristics of the financial asset (specifically whether the contractual cash flows represent solely payments of principal and interest).

The resultant financial asset classifications are as follows:

•

Amortised cost: Financial assets with contractual cash flows that comprise the payment of principal and interest only and which are held in a business model whose objective is to collect their cash flows;

•

Fair value through other comprehensive income: Financial assets with contractual cash flows that comprise the payment of principal and interest only and which are held in a business model whose objective is to collect their cash flows or to sell; and

•	Fair value through profit or loss: Any other financial assets not falling into the categories above are measured at FVTPL.

In December 2017, the AASB issued AASB 2017-6 Amendments to Australian Accounting Standards - Prepayment Features with Negative Compensation which amends the requirements of AASB 9 so that certain prepayment features meet the solely payments of principal and interest test. The Group intends to early adopt this amendment so that it applies from the date of initial application of AASB 9.

AASB 9 allows the Group to irrevocably elect to designate a financial asset as measured at FVTPL on initial recognition if doing so eliminates or significantly reduces an accounting mismatch.

Financial assets - equity instruments

AASB 9 also permits non-traded equity investments to be designated at FVOCI on an instrument by instrument basis. If this election is made under AASB 9, gains or losses are not reclassified from other comprehensive income to profit or loss on disposal of the investment. However, gains or losses may be reclassified within equity.

Financial liabilities

The classification and measurement requirements for financial liabilities under AASB 9 are largely consistent with AASB 139 with the exception that for financial liabilities designated as measured at fair value, gains or losses relating to changes in the entity’s own credit risk are included in other comprehensive income, except where doing so would create or enlarge an accounting mismatch in profit or loss. This part of the standard was early adopted by the Group on 1 October 2013.

General hedge accounting

AASB 9 introduces new hedge accounting requirements which more closely align accounting with risk management activities undertaken when hedging financial and non-financial risks.

AASB 9 provides the Group with an accounting policy choice to continue to apply the AASB 139 hedge accounting requirements until the International Accounting Standards Board’s ongoing project on macro hedge accounting is completed. The Group’s current expectation is that it will continue to apply the hedge accounting requirements of AASB 139.

Transition to AASB 9

Other than as noted above under classification and measurement of financial liabilities, AASB 9 has a date of initial application for the Group of 1 October 2018.

The classification and measurement, and impairment requirements will be applied retrospectively by adjusting opening retained earnings at 1 October 2018. ANZ does not intend to restate comparatives.

80    ANZ 2018 ANNUAL REPORT

1. ABOUT OUR FINANCIAL STATEMENTS (continued)

Impact

The estimated impact of AASB 9 relates to the Impairment and the Classification and Measurement provisions. These estimates are based on accounting policies, assumptions and judgements and estimation techniques that remain subject to change until the Group finalises its financial statements for the year ending 30 September 2019.

•	Impairment

For the consolidated financial statements of the Group, the adoption of AASB 9 is expected to reduce net assets at 1 October 2018 by approximately $813 million offset by deferred tax of approximately $232 million. This will result in a reduction in the CET1 capital ratio of approximately 6 bps at Level 2, and approximately 12 bps at Level 1.

•	Classification and measurement of financial assets

While some classification changes will occur as a result of the application of the business model and contractual cash flow characteristics tests, these are not expected to be significant from a Group perspective.

The adoption of the Classification and Measurement requirements of the standard will result in measurement differences compared to those under AASB 139. Financial assets with a current carrying value of approximately $4.5 billion, predominantly bonds and debt instruments, will be reclassified between amortised cost, FVTPL and FVOCI. The net re-measurement from these reclassifications is not material. There are no other material changes in the measurement categories.

•	Classification and measurement of financial liabilities

The Group has issued certain financial liabilities (bonds included within the Debt issuances caption) with an amortised cost carrying amount at 30 September 2018 of $879 million. The Group will elect to designate these liabilities as measured at fair value through profit or loss effective from initial application of AASB 9 to reduce an accounting mismatch that currently exists. The impact on net assets and retained earnings is not material.

AASB 15 REVENUE FROM CONTRACTS WITH CUSTOMERS (AASB 15)

AASB 15 is effective for the Group from 1 October 2018 and replaces existing guidance on the recognition of revenue from contracts with customers. The standard requires identification of distinct performance obligations within a contract, and allocation of the transaction price of the contract to those performance obligations. Revenue is then recognised as each performance obligation is satisfied. The standard also provides guidance on whether an entity is acting as a principal or an agent which impacts the presentation of revenue on a gross or net basis.

The Group has assessed all revenue streams existing at the date of transition to the new standard and determined that the impact of AASB 15 is immaterial given a majority of Group revenues are outside the scope of the standard. The Group will adopt AASB 15 retrospectively including restatement of prior period comparatives.

Certain revenues for the Retail credit cards and Wealth businesses will be impacted as follows:

•

Trail commissions: Certain trail commission income previously recognised over time by the Group will be recognised at inception of a contract when the Group distributes the underlying products to customers. This will result in the Group recognising the expected future trail commission income upfront where it is highly probable the revenue will not need to be reversed in future periods.

•

Credit card revenue: Certain loyalty costs will be presented as operating expenses rather than presented as a net reduction of other operating income where the Group is assessed to be acting as a principal (rather than an agent) under the new standard. In addition, certain incentives received from card scheme providers related to card marketing and migration activities will be presented as operating income and no longer netted against operating expenses.

AASB 16 LEASES (AASB 16)

The final version of AASB 16 was issued in February 2016 and is not effective for the Group until 1 October 2019. AASB 16 requires a lessee to recognise its right to use the underlying leased asset, as a right-of-use asset, and its obligation to make lease payments as a lease liability.

AASB 16 substantially carries forward the lessor accounting requirements in AASB 117 Leases.

The Group is in the process of assessing the impact of the application of AASB 16 and is not yet able to reasonably estimate the impact on its financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS     81

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. ABOUT OUR FINANCIAL STATEMENTS (continued)

AASB 17 INSURANCE CONTRACTS (AASB 17)

The final version of AASB 17 was issued in July 2017 and is not effective for the Group until 1 October 2021. It will replace AASB 4 Insurance Contracts, AASB 1023 General Insurance Contracts and AASB 1038 Life Insurance Contracts. AASB 17 establishes principles for the recognition, measurement, presentation and disclosure of insurance contracts.

The measurement, presentation and disclosure requirements under AASB 17 are significantly different from current accounting standards. Although the overall profit recognised in respect of insurance contracts will not change, it is expected that the timing of profit recognition will change.

The Group is not yet able to reasonably estimate the impact of AASB 17 on its financial statements.

82    ANZ 2018 ANNUAL REPORT

2. OPERATING INCOME

	2018 $m	2017 $m

Net interest income

Interest income by type of financial asset

Available-for-sale assets	1,524	1,223

Financial assets at amortised cost	27,657	26,790

Trading securities	1,140	1,099

Financial assets designated at FV through profit or loss	6	8

Interest income	30,327	29,120

Interest expense by type of financial liability

Financial liabilities at amortised cost	(15,082)	(13,836)

Securities sold short	(253)	(131)

Financial liabilities designated at FV through profit or loss	(123)	(192)

Interest expense	(15,458)	(14,159)

Major bank levy	(355)	(86)

Net interest income	14,514	14,875

Other operating income

i) Fee and commission income

Lending fees[1]	655	732

Non-lending fees and commissions	2,823	2,993

Fee and commission income	3,478	3,725

Fee and commission expense	(1,224)	(1,272)

Net fee and commission income	2,254	2,453

ii) Other income

Net foreign exchange earnings and other financial instruments income	1,666	1,445

Gain on sale of 100 Queen Street, Melbourne	-	114

Sale of Asia Retail and Wealth businesses	99	(310)

Sale of Shanghai Rural Commercial Bank (SRCB)	233	(231)

Sale of Metrobank Card Corporation (MCC)	240	-

Sale of ANZ Royal Bank (Cambodia) Ltd (Cambodia JV)	(42)	-

Sale of PNG Retail, Commercial & SME	(19)	-

Other	127	118

Other income[2]	2,304	1,136

Other operating income	4,558	3,589

Net funds management and insurance income

Funds management income	261	321

Investment income	-	17

Insurance premium income	375	424

Commission expense	(29)	(47)

Claims	(67)	(49)

Changes in policy liabilities	36	(32)

Net funds management and insurance income	576	634

Share of associates’ profit	183	300

Operating income[3]	19,831	19,398

1.	Lending fees exclude fees treated as part of the effective yield calculation of interest income.
2.	Other income includes external dividend income of $39 million (2017: $27 million).
3.	Includes customer remediation of $228 million (2017: $70 million).

Information has been restated and presented on a continuing operations basis.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    83

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

2. OPERATING INCOME (continued)

  RECOGNITION AND MEASUREMENT

NET INTEREST INCOME

Interest Income and Expense

We recognise interest income and expense for all financial instruments, including those classified as held for trading, available-for-sale (AFS) assets or designated at fair value through profit or loss in net interest income. For assets held at amortised cost we use the effective interest rate method to calculate amortised cost. The effective interest rate is the rate that discounts the stream of estimated future cash receipts or payments over the expected life of the financial instrument or, when appropriate, a shorter period, to the net carrying amount of the financial asset or liability. For assets subject to prepayment, we determine their expected life on the basis of historical behaviour of the particular asset portfolio - taking into account contractual obligations and prepayment experience.

We recognise fees and costs, which form an integral part of the financial instrument (for example loan origination fees and costs), using the effective interest rate method. This is presented as part of interest income or expense depending on whether the underlying financial instrument is a financial asset or financial liability.

Major Bank Levy

The Major Bank Levy Act 2017 (‘Levy’ or ‘Major bank levy’) became effective from 1 July 2017 and applies a rate of 0.06% to certain liabilities of the Company. The Group has determined that the levy represents a finance cost for the Group and is presented in interest expense in the Income Statement.

OTHER OPERATING INCOME

Fee and Commission Income

We recognise fees or commissions:

•	that relate to the execution of a significant act (for example, advisory or arrangement services, placement fees and underwriting fees) when the significant act has been completed; and

•	charged for providing ongoing services (for example, maintaining and administering existing facilities) as income over the period the service is provided.

Net Foreign Exchange Earnings and Other Financial Instruments Income

We recognise the following as net foreign exchange earnings and other financial instruments income:

•

exchange rate differences arising on the settlement of monetary items and translation differences on monetary items translated at rates different to those at which they were initially recognised or included in a previous financial report;

•	fair value movements (excluding realised and accrued interest) on derivatives that we use to manage interest rate and foreign exchange risk on funding instruments not designated as accounting hedges;

•	the ineffective portions of fair value hedges, cash flow hedges and net investment hedges;

•	fair value movements on financial assets and financial liabilities designated at fair value through profit or loss or held for trading;

•	amounts released from the AFS revaluation reserve in equity when an AFS asset is sold; and

•

immediately upon sale or repayment of a hedged item, the unamortised fair value adjustments in items designated as fair value hedges and amounts accumulated in equity related to designated cash flow hedges.

Gain or Loss on Disposal of Non-Financial Assets

The gain or loss on the disposal of assets is the difference between the carrying value of the asset and the proceeds of disposal net of costs. This is recognised in other income in the year in which the significant risks and rewards transfer to the buyer.

84    ANZ 2018 ANNUAL REPORT

2. OPERATING INCOME (continued)

  RECOGNITION AND MEASUREMENT

NET FUNDS MANAGEMENT AND INSURANCE INCOME

Funds Management Income

We recognise the fees we charge to customers in connection with financial advice and the management of investment products when we have provided the service.

Insurance Income

We recognise:

•	premiums with a regular due date as income on an accruals basis;

•	claims on an accruals basis once our liability to the policyholder has been confirmed under the terms of contract; and

•	change in life insurance contract asset net of liability for reinsurance, under the Margin of Service (MoS) model.

We show insurance premiums net of any reinsurance premium, which we account for on the same basis as the underlying direct insurance premium.

SHARE OF ASSOCIATES’ PROFIT

The equity method is applied to accounting for associates. Under the equity method, the Group’s share of the after tax results of associates is included in the Income Statement and the Statement of Comprehensive Income.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    85

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. OPERATING EXPENSES

	2018 $m	2017 $m

Personnel

Salaries and related costs	4,225	4,332

Superannuation costs	290	303

Other	243	289
Personnel expenses	4,758	4,924

Premises

Rent	468	500

Other	343	362
Premises expenses	811	862

Technology

Depreciation and amortisation	739	721

Licences and outsourced services	675	633

Accelerated amortisation[1]	251	-

Other	234	248
Technology expenses	1,899	1,602
Restructuring	227	62

Other

Advertising and public relations	200	239

Professional fees	528	429

Freight, stationery, postage and communication	223	258

Royal Commission legal costs	55	-

Other	547	591
Other expenses	1,553	1,517
Operating expenses[2]	9,248	8,967

1.	Accelerated software amortisation charge relates to certain software assets in the Institutional and Australia divisions following the reassessment of useful lives.
2.	Includes customer remediation expenses of $191 million (2017: $83 million).

Information has been restated and presented on a continuing operations basis.

   RECOGNITION AND MEASUREMENT

OPERATING EXPENSES

Operating expenses are recognised as services are provided to the Group over the period in which an asset is consumed or once a liability is created.

SALARIES AND RELATED COSTS - ANNUAL LEAVE, LONG SERVICE LEAVE AND OTHER EMPLOYEE BENEFITS

Wages and salaries, annual leave and other employee entitlements expected to be paid or settled within twelve months of employees rendering service are measured at their nominal amounts using remuneration rates that the Group expects to pay when the liabilities are settled.

We accrue employee entitlements relating to long service leave using an actuarial calculation. It includes assumptions regarding staff departures, leave utilisation and future salary increases. The result is then discounted using market yields at the reporting date. The market yields are determined from a blended rate of high quality corporate bonds with terms to maturity that closely match the estimated future cash outflows.

If we expect to pay short term cash bonuses, then a liability is recognised when the Group has a present legal or constructive obligation to pay this amount (as a result of past service provided by the employee) and the obligation can be reliably measured.

86    ANZ 2018 ANNUAL REPORT

3. OPERATING EXPENSES (continued)

   RECOGNITION AND MEASUREMENT

Personnel expenses also include share-based payments which may be cash or equity settled. We calculate the fair value of equity settled remuneration at grant date, which is then amortised over the vesting period, with a corresponding increase in share capital or the share option reserve as applicable. When we estimate the fair value, we take into account market vesting conditions, such as share price performance conditions. We take non-market vesting conditions, such as service conditions, into account by adjusting the number of equity instruments included in the expense.

After the grant of an equity-based award, the amount we recognise as an expense is reversed when non-market vesting conditions are not met, for example an employee fails to satisfy the minimum service period specified in the award on resignation, termination or notice of dismissal for serious misconduct. However, we do not reverse the expense if the award does not vest due to the failure to meet a market-based performance condition.

Further information on share-based payment schemes operated by the Group during the current and prior year is included in Note 31 Employee Share and Option Plans.

4. INCOME TAX

INCOME TAX EXPENSE

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense recognised in profit or loss:

	2018 $m	2017 $m

Profit before income tax from continuing operations	9,895	9,233

Prima facie income tax expense at 30%	2,969	2,770

Tax effect of permanent differences:

Sale of MCC	(78)	-

Share of associates’ profit	(55)	(90)

Sale of SRCB	(84)	172

Sale of Cambodia JV	13	-

Sale of PNG Retail, Commercial & SME	8	-

Interest on convertible instruments	67	69

Overseas tax rate differential	(58)	(37)

Provision for foreign tax on dividend repatriation	32	15

Tax provisions no longer required	(41)	-

Other	8	(6)

Subtotal	2,781	2,893

Income tax (over)/under provided in previous years	3	(19)

Income tax expense	2,784	2,874

Current tax expense	3,004	3,150

Adjustments recognised in the current year in relation to the current tax of prior years	3	(19)

Deferred tax expense/(income) relating to the origination and reversal of temporary differences	(223)	(257)

Income tax expense	2,784	2,874

Australia	1,799	2,017

Overseas	985	857

Effective tax rate	28.1%	31.1%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    87

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. INCOME TAX (continued)

TAX CONSOLIDATION

The Company and all its wholly owned Australian resident entities are part of a tax-consolidated group under Australian taxation law. The Company is the head entity in the tax-consolidated group. We recognise each of the following in the separate financial statements of members of the tax consolidated group on a ‘group allocation’ basis: tax expense/income, and deferred tax liabilities/assets, that arise from temporary differences of the members of the tax-consolidated group. The Company (as head entity in the tax-consolidated group) recognises current tax liabilities and assets of the tax-consolidated group.

Under a tax funding arrangement between the entities in the tax-consolidated group, amounts are recognised as payable to or receivable by the Company and each member of the tax-consolidated group in relation to the tax contribution amounts paid or payable between the Company and the other members of the tax-consolidated group.

Members of the tax-consolidated group have also entered into a tax sharing agreement that provides for the allocation of income tax liabilities between the entities were the head entity to default on its income tax payment obligations.

UNRECOGNISED DEFERRED TAX ASSETS AND LIABILITIES

Unrecognised deferred tax assets related to unused realised tax losses (on revenue account) total $4 million (2017: $4 million). Unrecognised deferred tax liabilities related to additional potential foreign tax costs (assuming all retained earnings in offshore branches and subsidiaries are repatriated) total $422 million (2017: $413 million).

  RECOGNITION AND MEASUREMENT

INCOME TAX EXPENSE

Income tax expense comprises both current and deferred taxes and is based on the accounting profit adjusted for differences in the accounting and tax treatments of income and expenses (that is, taxable income). We recognise tax expense in profit or loss except to the extent to which it relates to items recognised directly in equity and other comprehensive income, in which case we recognise directly in equity or other comprehensive income respectively.

CURRENT TAX EXPENSE

Current tax is the tax we expect to pay on taxable income for the year, based on tax rates (and tax laws) which are enacted at the reporting date. We recognise current tax as a liability (or asset) to the extent that it is unpaid (or refundable).

DEFERRED TAX ASSETS AND LIABILITIES

We account for deferred tax using the balance sheet method. Deferred tax arises because the accounting income is not always the same as the taxable income. This creates temporary differences, which usually reverse over time. Until they reverse, we recognise a deferred tax asset, or liability, on the balance sheet. We measure deferred taxes at the tax rates that we expect will apply to the period(s) when the asset is realised, or the liability settled, based on tax rates (and tax laws) that have been enacted or substantially enacted at the reporting date.

We offset current and deferred tax assets and liabilities only to the extent that:

•	they relate to income taxes imposed by the same taxation authority;

•	there is a legal right and intention to settle on a net basis; and

•	it is allowed under the tax law of the relevant jurisdiction.

  KEY JUDGEMENTS AND ESTIMATES

Judgement is required in determining provisions held in respect of uncertain tax positions. The Group estimates its tax liabilities based on its understanding of the relevant law in each of the countries in which it operates and seeks independent advice where appropriate.

88     ANZ 2018 ANNUAL REPORT

5. DIVIDENDS

ORDINARY SHARE DIVIDENDS - INCLUDING DISCONTINUED OPERATIONS

Dividends are provided for in the financial statements once determined, accordingly, the final dividend announced for the current financial year is provided for and paid in the following financial year.

Dividends	% of total	Amount per share	Total dividend $m
Financial Year 2017

2016 final dividend paid		80 cents	2,342

2017 interim dividend paid		80 cents	2,349

Bonus option plan adjustment			(82)
Dividends paid during the year ended 30 September 2017			4,609
Cash	91.9%		4,235
Dividend reinvestment plan	8.1%		374
Dividends paid during the year ended 30 September 2017			4,609
Financial Year 2018

2017 final dividend paid		80 cents	2,350

2018 interim dividend paid		80 cents	2,317

Bonus option plan adjustment			(82)
Dividends paid during the year ended 30 September 2018			4,585
Cash	91.5%		4,193
Dividend reinvestment plan	8.5%		392
Dividends paid during the year ended 30 September 2018			4,585

Dividends announced and to be paid after year-end	Payment date	Amount per share	Total dividend $m

2018 final dividend (fully franked at 30%, New Zealand imputation credit NZD 10 cents per share)	18 December 2018	80 cents	2,296

DIVIDEND REINVESTMENT PLAN AND BONUS OPTION PLAN

Eligible shareholders can elect to reinvest their dividend entitlement into ANZ ordinary shares under the Company’s Dividend Reinvestment Plan (DRP). Eligible shareholders can elect to forgo their dividend entitlement and instead receive ANZ ordinary shares under the Company’s Bonus Option Plan (BOP). For the 2018 final dividend, DRP participation will be satisfied by an on-market purchase of shares and BOP participation will be satisfied by an issue of ANZ ordinary shares. There will be no discount applied to the DRP and BOP price.

See Note 22 Shareholders’ Equity for details of shares the Company issued or purchased in respect of the DRP and BOP.

DIVIDEND FRANKING ACCOUNT

	Currency	2018 $m	2017 $m

Australian franking credits available at 30% (2017: 30%) tax rate	AUD	97	171

New Zealand imputation credits available (which can be attached to our Australian dividends but may only be used by New Zealand resident shareholders)	NZD	3,868	3,680

The above amounts represent the balances of the franking accounts as at the end of the financial year, adjusted for:

•	franking credits that will arise from the payment of income tax payable as at the end of the financial year; and

•	franking credits/debits from the receipt/payment of dividends that have been recognised as tax receivables/payables as at the end of the financial year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    89

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

5. DIVIDENDS (continued)

The proposed final 2018 dividend will utilise the entire balance of $97 million franking credits available at 30 September 2018. Instalment tax payments on account of the 2019 financial year which will be made after 30 September 2018 will generate sufficient franking credits to enable the final 2018 dividend to be fully franked. The extent to which future dividends will be franked will depend on a number of factors, including the level of profits generated by the Group that will be subject to tax in Australia.

RESTRICTIONS ON THE PAYMENT OF DIVIDENDS

APRA’s written approval is required before paying dividends on ANZ ordinary shares:

•

if the aggregate dividends exceed the Company’s after tax earnings (in calculating those after tax earnings, we take into account any payments we made on senior capital instruments) in the financial year to which they relate; or

•	if the Group’s Common Equity Tier 1 capital ratio falls within capital range buffers specified by APRA.

If the Company fails to pay a dividend or distribution on its ANZ Capital Notes or ANZ Capital Securities on the scheduled payment date, it may (subject to a number of exceptions) be restricted from resolving to pay or paying any dividend on the ANZ ordinary shares.

90     ANZ 2018 ANNUAL REPORT

6. EARNINGS PER ORDINARY SHARE

Earnings per ordinary share (EPS) - Basic	2018 cents	2017 cents

Earnings Per Share[1]	221.6	220.1

Earnings Per Share from continuing operations	245.6	218.0

Earnings Per Share from discontinued operations	(24.0)	2.1

Earnings per ordinary share (EPS) - Diluted	2018 cents	2017 cents

Earnings Per Share[1]	212.1	210.8

Earnings Per Share from continuing operations	234.2	208.8

Earnings Per Share from discontinued operations	(22.1)	2.0

Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period (after eliminating ANZ shares held within the Group known as treasury shares). Diluted EPS is calculated by adjusting the profit or loss attributable to ordinary shareholders and the weighted average number of ordinary shares used in the basic EPS calculation for the effect of dilutive potential ordinary shares.

Reconciliation of earnings used in EPS calculations	2018 $m	2017 $m

Basic:

Profit for the year	6,416	6,421

Less: profit attributable to non-controlling interests	16	15

Earnings used in calculating basic earnings per share	6,400	6,406

Less: profit/(loss) after tax from discontinued operations	(695)	62

Earnings used in calculating basic earnings per share from continuing operations	7,095	6,344

Diluted:

Earnings used in calculating basic earnings per share	6,400	6,406

Add: interest on convertible subordinated debt	279	288

Earnings used in calculating diluted earnings per share	6,679	6,694

Less: profit/(loss) after tax from discontinued operations	(695)	62

Earnings used in calculating diluted earnings per share from continuing operations	7,374	6,632

Reconciliation of weighted average number of ordinary shares (WANOS) used in EPS calculations[2]	2018 millions	2017 millions

WANOS used in calculating basic earnings per share	2,888.3	2,910.3

Add: Weighted average dilutive potential ordinary shares

Convertible subordinated debt	249.0	253.3

Share based payments (options, rights and deferred shares)	11.4	11.9

Adjusted weighted average number of shares - diluted	3,148.7	3,175.5

1.

Post disposal of the discontinued operations, treasury shares held in Wealth Australia will cease to be eliminated in the Group’s consolidated financial statements and will be included in the denominator used in calculating earnings per share. If the weighted average number of treasury shares held in Wealth Australia was included in the denominator used in calculating earnings per share from continuing operations for the September 2018 financial year, basic earnings per share would have been 244.4 cents (2017: 216.8) and diluted earnings per share would have been 233.1 cents (2017: 207.8 cents).

2.	Excludes the weighted average number of treasury shares held in ANZEST of 5.9 million (2017: 8.1 million) and Wealth Australia of 15.0 million (2017: 16.2 million)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    91

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

7. SEGMENT REPORTING

DESCRIPTION OF SEGMENTS

The Group’s six operating segments are presented on a basis that is consistent with the information provided internally to the Chief Executive Officer, who is the chief operating decision maker. This reflects the way the Group’s businesses are managed, rather than the legal structure of the Group.

We measure the performance of these segments on a cash profit basis. To calculate cash profit, we remove certain non-core items from statutory profit. Details of these items are included in the “Other Items” section of this note. Transactions between business units across segments within ANZ are conducted on an arm’s-length basis and disclosed as part of the income and expenses of these segments.

The reportable segments are divisions engaged in providing either different products or services or similar products and services in different geographical areas. They are as follows:

Australia

The Australia division comprises the Retail and Business & Private Banking (B&PB) business units.

•

Retail provides products and services to consumer customers in Australia via the branch network, mortgage specialists, contact centres, a variety of self-service channels (internet banking, phone banking, ATMs, website and digital banking) and third party brokers.

•

B&PB provides a full range of banking products and financial services including asset financing across the following customer segments: medium to large commercial customers and agribusiness customers across regional Australia, small business owners and high net worth individuals and family groups.

Institutional

The Institutional division services global institutional and corporate customers across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

•

Transaction Banking provides working capital and liquidity solutions including documentary trade, supply chain financing, commodity financing as well as cash management solutions, deposits, payments and clearing.

•

Loans & Specialised Finance provides loan products, loan syndication, specialised loan structuring and execution, project and export finance, debt structuring and acquisition finance and corporate advisory.

•

Markets provide risk management services on foreign exchange, interest rates, credit, commodities, debt capital markets in addition to managing the Group’s interest rate exposure and liquidity position.

New Zealand

The New Zealand division comprises the Retail and Commercial business units.

•

Retail provides a full range of banking and wealth management services to consumer, private banking and small business banking customers. We deliver our services via our internet and app-based digital solutions and network of branches, mortgage specialists, relationship managers and contact centres.

•

Commercial provides a full range of banking services including traditional relationship banking and sophisticated financial solutions through dedicated managers focusing on privately owned medium to large enterprises and the agricultural business segment.

Wealth Australia

The Wealth Australia division comprises the Insurance and Funds Management business units, which provide insurance, investment and superannuation solutions intended to make it easier for customers to connect with, protect and grow their wealth.

•

Discontinued operations of the Wealth Australia division comprise of the businesses subject to the sales agreement with IOOF and Zurich as described in Note 29 Discontinued Operations and Assets and Liabilities Held for Sale.

•	Continuing operations includes lenders mortgage insurance, share investing, financial planning and general insurance distribution.

Asia Retail & Pacific

The Asia Retail & Pacific division comprises the Asia Retail and Wealth, and the Pacific business units, connecting customers to specialists for their banking needs.

•

Asia Retail and Wealth provides general banking and wealth management services to affluent and emerging affluent retail customers via relationship managers, branches, contact centres and a variety of self-service digital channels (internet and mobile banking, phone and ATMs). Core products offered include deposits, credit cards, loans, investments and insurance. Refer to Note 29 Discontinued Operations and Assets and Liabilities Held for Sale for details on the sale of Asia Retail and Wealth businesses.

•

Pacific provides products and services to retail customers, small to medium-sized enterprises, institutional customers and Governments located in the Pacific Islands. Products and services include retail products provided to customers, traditional relationship banking and sophisticated financial solutions provided to business customers through dedicated managers.

Technology, Services & Operations (TSO) and Group Centre

TSO and Group Centre provide support to the operating divisions, including technology, group operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes Group Treasury, Shareholder Functions and minority investments in Asia. Refer to Note 29 Discontinued Operations and Assets and Liabilities Held for Sale for details on TSO and Group Centre discontinued operations.

92    ANZ 2018 ANNUAL REPORT

7. SEGMENT REPORTING (continued)

OPERATING SEGMENTS

During 2018, the following structural changes were made as part of the broader ANZ simplification strategy:

•	the corporate business, formerly part of the Corporate and Commercial Banking business within the Australia division, was transferred to the Institutional division;

•	the residual Asia Retail and Wealth businesses in Philippines, Japan and Cambodia not sold as part of the Asia Retail and Wealth divestment have been transferred to the Institutional division; and

•	the Group made a further realignment by transferring Group Hub’s (Service Centres) divisional specific operations in TSO and Group Centre to their respective divisions.

Year ended 30 September 2018	Australia $m	Institutional $m	New Zealand $m	Wealth Australia $m	Asia Retail & Pacific $m	TSO and Group Centre $m	Other items[1] $m	Group Total $m
Net interest income	8,409	3,068	2,587	49	186	215	-	14,514
Other operating income	1,086	2,062	663	282	246	361	617	5,317
Operating income	9,495	5,130	3,250	331	432	576	617	19,831
Operating expenses	(3,677)	(2,944)	(1,196)	(257)	(211)	(963)	-	(9,248)
Profit before credit impairment and income tax	5,818	2,186	2,054	74	221	(387)	617	10,583
Credit impairment (charge)/release	(698)	44	(6)	-	(28)	-	-	(688)
Profit before income tax	5,120	2,230	2,048	74	193	(387)	617	9,895
Income tax expense and non-controlling interests	(1,540)	(695)	(573)	(22)	(42)	81	(9)	(2,800)
Profit after tax from continuing operations	3,580	1,535	1,475	52	151	(306)	608	7,095
Profit/(Loss) after tax from discontinued operations	-	-	-	(649)	-	(33)	(13)	(695)
Profit after tax attributable to shareholders	3,580	1,535	1,475	(597)	151	(339)	595	6,400
Non-cash items
Share of associates’ profit	(1)	-	5	-	-	179	-	183
Depreciation and amortisation[2]	(217)	(410)	(48)	(43)	(7)	(474)	-	(1,199)
Equity-settled share based payment expenses	(14)	(83)	(7)	(3)	(4)	(26)	(1)	(138)
Credit impairment (charge)/release	(698)	44	(6)	-	(28)	-	-	(688)
Financial position[3]
Goodwill	6	1,067	1,979	1,031	48	-	-	4,131
Investments in associates	18	1	5	1	-	2,530	-	2,555
Year ended 30 September 2017
Net interest income	8,218	3,264	2,519	49	576	249	-	14,875
Other operating income	1,217	2,366	653	344	18	343	(418)	4,523
Operating income	9,435	5,630	3,172	393	594	592	(418)	19,398
Operating expenses	(3,382)	(2,814)	(1,193)	(262)	(614)	(702)	-	(8,967)
Profit before credit impairment and income tax	6,053	2,816	1,979	131	(20)	(110)	(418)	10,431
Credit impairment (charge)/release	(885)	(92)	(78)	-	(144)	-	1	(1,198)
Profit before income tax	5,168	2,724	1,901	131	(164)	(110)	(417)	9,233
Income tax expense and non-controlling interests	(1,552)	(800)	(532)	(36)	7	72	(48)	(2,889)
Profit after tax from continuing operations	3,616	1,924	1,369	95	(157)	(38)	(465)	6,344
Profit/(Loss) after tax from discontinued operations	-	-	-	143	-	(14)	(67)	62
Profit after tax attributable to shareholders	3,616	1,924	1,369	238	(157)	(52)	(532)	6,406
Non-cash items
Share of associates’ profit	2	(1)	5	-	-	294	-	300
Depreciation and amortisation[2]	(184)	(210)	(49)	(77)	(14)	(438)	-	(972)
Equity-settled share based payment expenses	(17)	(92)	(8)	(5)	(4)	(32)	-	(158)
Credit impairment (charge)/release	(885)	(92)	(78)	-	(144)	-	1	(1,198)
Financial position[4]
Goodwill	5	1,077	1,990	1,452	45	-	-	4,569
Investments in associates	19	2	7	2	-	4,086	-	4,116

1.

Cash profit represents ANZ’s preferred measure of the result of the segments. We remove certain items from the segments as discussed on page 94 if we consider them not integral to the ongoing performance of the segment.

2.	Includes technology depreciation and amortisation of $990 million (2017: $721 million) from continuing operations.
3.	Includes goodwill ($691 million) and investments in associates ($2 million) presented as assets held for sale.
4.	Restated to include goodwill ($122 million) and investment in associates ($1,868 million) presented as assets held for sale.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    93

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

7. SEGMENT REPORTING (continued)

OTHER ITEMS

The table below sets out the profit after tax impact of other items which are removed from statutory profit to reflect the cash profit of each segment.

		Profit after tax
Item	Related segment	2018 $m	2017 $m

Revaluation of policy liabilities	New Zealand	14	(25)

Economic hedges	Institutional, TSO and Group Centre	248	(209)

Revenue and expense hedges	TSO and Group Centre	9	99

Structured credit intermediation trades	Institutional	4	3

Reclassification of SRCB to held for sale	TSO and Group Centre	333	(333)

Total from continuing operations		608	(465)

Treasury shares adjustment	Wealth Australia	(7)	(58)

Revaluation of policy liabilities	Wealth Australia	(6)	(9)

Total from discontinued operations		(13)	(67)

Total		595	(532)

SEGMENT INCOME BY PRODUCTS AND SERVICES

The primary sources of our external income across all divisions are interest income and other operating income. The Australia, New Zealand, and Asia Retail & Pacific divisions derive income from products and services from retail and commercial banking. The Institutional division derives its income from institutional products and services. The Wealth Australia division derives income from funds management and insurance businesses. No single customer amounts to greater than 10% of the Group’s income.

GEOGRAPHICAL INFORMATION

The following table sets out total operating income earned including discontinued operations and assets to be recovered in more than one year based on the geographical regions in which the Group operates. The assets consist of available-for-sale assets, net loans and advances and investments backing policy liabilities, including those presented as asset held for sale.

	Australia		Asia Pacific, Europe & Americas		New Zealand		Total

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Total operating income	13,141	13,603	2,823	2,945	3,948	3,725	19,912	20,273

Assets to be recovered in more than one year	389,119	387,954	46,801	42,266	98,312	96,453	534,232	526,673

8. CASH AND CASH EQUIVALENTS

	2018 $m	2017 $m
Coins, notes and cash at bank	1,382	1,544
Money at call, bills receivable and remittances in transit	74	108
Securities purchased under agreements to resell in less than 3 months	28,302	21,479
Balances with central banks	33,724	24,039
Settlement balances owed to ANZ within 3 months	21,154	20,878
Cash and cash equivalents[1]	84,636	68,048

1.	Excludes cash and cash equivalents held for sale of $328 million (2017: nil).

94     ANZ 2018 ANNUAL REPORT

OUR PERFORMANCE (continued)

9. TRADING SECURITIES

	2018 $m	2017 $m

Government securities	26,115	28,935

Corporate and financial institution securities	7,825	9,668

Equity and other securities	3,782	5,002

Trading securities	37,722	43,605

  RECOGNITION AND MEASUREMENT

Trading securities are financial instruments we either:

•	acquire principally for the purpose of selling in the short-term; or

•	hold as part of a portfolio we manage for short-term profit making.

We recognise purchases and sales of trading securities on trade date:

•	initially, we measure them at fair value; and

•	subsequently, we measure them in the balance sheet at their fair value with any revaluation recognised in the profit or loss.

  KEY JUDGEMENTS AND ESTIMATES

Judgement is required when applying the valuation techniques used to measure the fair value of trading securities not valued using quoted market prices. Refer to Note 17 Fair Value of Financial Assets and Financial Liabilities for further details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    95

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

10. DERIVATIVE FINANCIAL INSTRUMENTS

Fair Value	Assets 2018 $m	Liabilities 2018 $m	Assets 2017 $m	Liabilities 2017 $m
Derivative financial instruments - held for trading	66,457	(66,198)	60,387	(59,602)

Derivative financial instruments - designated in hedging relationships	1,966	(3,478)	2,131	(2,650)
Derivative financial instruments	68,423	(69,676)	62,518	(62,252)

FEATURES

Derivative financial instruments are contracts:

•	whose value is derived from an underlying price index (or other variable) defined in the contract - sometimes the value is derived from more than one variable;

•	that require little or no initial net investment; and

•	that are settled at a future date.

Movements in the price of the underlying variables, which cause the value of the contract to fluctuate, are reflected in the fair value of the derivative.

PURPOSE

The Group’s derivative financial instruments have been categorised as following:

Trading

Derivatives held in order to:

•  Meet customer needs for managing their own risks.

•  Manage risks in the Group that are not in a designated hedge accounting relationship.

•  Undertake market making and positioning activities to generate profits from short-term fluctuations in prices or margins.

Designated in Hedging Relationships

Derivatives designated into hedge accounting relationships in order to minimise profit or loss volatility by matching movements to underlying positions relating to:

•  Hedges of the Group’s exposures to interest rate risk and currency risk.

•  Hedges of other exposures relating to non-trading positions.

TYPES The Group offers and uses four different types of derivative financial instruments:

Forwards	A contract documenting the rate of interest, or the currency exchange rate, to be paid or received on a notional principal obligation at a future date.

Futures

An exchange traded contract in which the parties agree to buy and sell an asset in the future for a price agreed on the transaction date, with a net settlement in cash paid on the future date without physical delivery of the asset.

Swaps	A contract in which two parties exchange a series of cash flows for another.

Options

A contract in which the buyer of the contract has the right - but not the obligation - to buy (known as a “call option”) or to sell (known as a “put option”) an asset or instrument at a set price on a future date. The seller has the corresponding obligation to fulfil the transaction to sell or buy the asset or instrument if the buyer exercises the option.

RISKS MANAGED The Group offers and uses the instruments described above to manage fluctuations in the following market factors:

Foreign Exchange	Currencies at current or determined rates of exchange.

Interest Rate	Fixed or variable interest rates applying to money lent, deposited or borrowed.

Commodity	Soft commodities (that is, agricultural products such as wheat, coffee, cocoa and sugar) and hard commodities (that is, mined products such as gold, oil and gas).

Credit	Counterparty risk in the event of default.

96    ANZ 2018 ANNUAL REPORT

10. DERIVATIVE FINANCIAL INSTRUMENTS (continued)

DERIVATIVE FINANCIAL INSTRUMENTS – HELD FOR TRADING

The majority of the Group’s derivative financial instruments are held for trading. The fair value of derivative financial instruments held for trading are:

Fair Value	Assets 2018 $m	Liabilities 2018 $m	Assets 2017 $m	Liabilities 2017 $m

Interest rate contracts

Forward rate agreements	2	(2)	2	(1)

Futures contracts	54	(41)	102	(56)

Swap agreements	35,079	(35,428)	31,331	(30,814)

Options purchased	782	-	746	-

Options sold	-	(1,408)	-	(1,365)
Total	35,917	(36,879)	32,181	(32,236)

Foreign exchange contracts

Spot and forward contracts	15,200	(14,088)	15,232	(14,943)

Swap agreements	12,532	(11,821)	10,298	(10,374)

Options purchased	494	-	517	-

Options sold	-	(669)	-	(475)
Total	28,226	(26,578)	26,047	(25,792)
Commodity contracts	2,260	(2,683)	1,991	(1,398)

Credit default swaps

Structured credit derivative purchased	22	-	52	-

Other credit derivatives purchased	8	(29)	13	(110)
Credit derivatives purchased	30	(29)	65	(110)

Structured credit derivatives sold	-	(26)	-	(58)

Other credit derivatives sold	24	(3)	103	(8)
Credit derivatives sold	24	(29)	103	(66)
Total	54	(58)	168	(176)
Derivative financial instruments - held for trading	66,457	(66,198)	60,387	(59,602)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    97

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

10. DERIVATIVE FINANCIAL INSTRUMENTS (continued)

DERIVATIVE FINANCIAL INSTRUMENTS – DESIGNATED IN HEDGING RELATIONSHIPS

There are three types of hedge accounting relationships the Group utilises:

	Fair value hedge	Cash flow hedge	Net investment hedge
Objective of this hedging arrangement	To hedge our exposure to changes to the fair value of a recognised asset or liability or unrecognised firm commitment caused by interest rate or foreign currency movements.

To hedge our exposure to variability in cash flows of a recognised asset or liability, a foreign exchange component of a firm commitment or a highly probable forecast transaction caused by interest rate, foreign currency and other price movements.

To hedge our exposure to exchange rate differences arising from the translation of our foreign operations from their functional currency to Australian dollars.
Recognition of effective hedge portion	The following are recognised in profit or loss at the same time: • all changes in the fair value of the underlying item relating to the hedged risk; and • the change in the fair value of derivatives.	We recognise the effective portion of changes in the fair value of derivatives designated as a cash flow hedge in the cash flow hedge reserve.	We recognise the effective portion of changes in the fair value of the hedging instrument in the foreign currency translation reserve.
Recognition of ineffective hedge portion	Recognised immediately in other operating income.
If a hedging instrument expires, or is sold, terminated, or exercised; or no longer qualifies for hedge accounting

When we recognise the hedged item in profit or loss, we recognise the related unamortised fair value adjustment in profit or loss. This may occur over time if the hedged item is amortised to profit or loss as part of the effective yield over the period to maturity.

		Only when we recognise the hedged item in profit or loss is the amount previously deferred in the cash flow hedge reserve transferred to profit or loss.	The amount we defer in the foreign currency translation reserve remains in equity and is transferred to profit or loss only when we dispose of, or partially dispose of, the foreign operation.
Hedged item sold or repaid	We recognise the unamortised fair value adjustment immediately in profit or loss.	Amounts accumulated in equity are transferred immediately to profit or loss.	The gain or loss, or applicable proportion, we recognise in equity is transferred to profit or loss on disposal or partial disposal of a foreign operation.

The fair value of derivative financial instruments designated in hedging relationships are:

Fair Value	Hedge accounting type	Assets 2018 $m	Liabilities 2018 $m	Assets 2017 $m	Liabilities 2017 $m

Foreign exchange swap agreements	Fair value	1	-	1	-

Foreign exchange spot and forward contracts	Fair value	1	-	-	-

Interest rate swap agreements	Fair value	1,261	(3,001)	1,366	(2,114)

Interest rate futures contracts	Fair value	47	(1)	80	-

Interest rate swap agreements	Cash flow	592	(379)	638	(476)

Foreign exchange swap agreements	Cash flow	44	(52)	35	(49)

Foreign exchange spot and forward contracts	Cash flow	2	-	-	(5)

Foreign exchange spot and forward contracts	Net investment	18	(45)	11	(6)
Derivative financial instruments - designated in hedging relationships		1,966	(3,478)	2,131	(2,650)

98     ANZ 2018 ANNUAL REPORT

10. DERIVATIVE FINANCIAL INSTRUMENTS (continued)

The impact recognised in profit or loss arising from derivative financial instruments designated in hedge accounting relationships, is as follows:

	Hedge accounting type	2018 $m	2017 $m
Gain/(loss) recognised in other operating income

Hedged item	Fair value	1,190	122

Hedging instrument	Fair value	(1,210)	(128)

Ineffective portion of hedging instrument	Cash flow	13	(18)

RECOGNITION AND MEASUREMENT

Recognition

Initially and at each reporting date, we recognise all derivatives at fair value. If the fair value of a derivative is positive, then we carry it as an asset, but if its value is negative, then we carry it as a liability.

Valuation adjustments are integral in determining the fair value of derivatives. This includes:

• a credit valuation adjustment (CVA) to reflect the counterparty risk and/or event of default; and

• a funding valuation adjustment (FVA) to account for funding costs and benefits in the derivatives portfolio.

Derecognition of assets and liabilities

We remove derivative assets from our balance sheet when the contracts expire or we have transferred substantially all the risks and rewards of ownership. We remove derivative liabilities from our balance sheet when the Group’s contractual obligations are discharged, cancelled or expired.

Impact on the Income Statement

How we recognise gains or losses on derivative financial instruments depends on whether the derivative is held for trading or is designated into a hedging relationship. For derivative financial instruments held for trading, gains or losses from changes in the fair value are recognised in profit or loss.

For an instrument designated into a hedging relationship the recognition of gains or losses depends on the nature of the item being hedged. Refer to the previous table on page 98 for profit or loss treatment depending on the hedge type.

Hedge effectiveness

To qualify for hedge accounting a hedge is expected to be highly effective. A hedge is highly effective only if the following conditions are met:

• the hedge is expected to be highly effective in achieving offsetting changes in fair value or cash flows attributable to the hedged risk during the period for which the hedge is designated (prospective effectiveness); and

• the actual results of the hedge are within the range of 80-125% (retrospective effectiveness).

The Group monitors hedge effectiveness on a regular basis but at a minimum at least at each reporting date.

  KEY JUDGEMENTS AND ESTIMATES

Judgement is required when we select the valuation techniques used to measure the fair value of derivatives, particularly the selection of valuation inputs that are not readily observable, and the application of valuation adjustments to certain derivatives. Refer to Note 17 Fair Value of Financial Assets and Financial Liabilities for further details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    99

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

11. AVAILABLE-FOR-SALE ASSETS

			2018				2017
Period	Security type	Government securities $m	Corporate and financial institution securities $m	Equity and other securities $m	Total $m	Government securities $m	Corporate and financial institution securities $m	Equity and other securities $m	Total $m
Less than 3 months		6,715	948	-	7,663	6,745	1,201	-	7,946

Between 3 and 12 months		8,159	2,549	-	10,708	5,576	2,738	-	8,314

Between 1 and 5 years		28,144	13,283	159	41,586	19,302	12,960	403	32,665

Greater than 5 years		12,455	287	1,569	14,311	17,085	493	2,134	19,712

No maturity		-	-	1,095	1,095	-	-	747	747
Available-for-sale assets		55,473	17,067	2,823	75,363	48,708	17,392	3,284	69,384
Less: Available-for-sale assets reclassified as held for sale (refer to Note 29)		(879)	(195)	(5)	(1,079)	-	-	-	-
Available-for-sale assets		54,594	16,872	2,818	74,284	48,708	17,392	3,284	69,384
During the year, the Group recognised a net gain (before tax) in other operating income of $48 million (2017: $15 million) in respect of available-for-sale (AFS) assets.

The carrying value of AFS equity securities is $1,095 million (2017: $747 million). This includes the Group’s $1,025 million (2017: $676 million) investment in the Bank of Tianjin (BoT) that ceased being classified as an associate in March 2016.

100    ANZ 2018 ANNUAL REPORT

11. AVAILABLE-FOR-SALE ASSETS (continued)

RECOGNITION AND MEASUREMENT

AFS assets comprise non-derivative financial assets which we designate as AFS since we do not hold them principally for trading purposes. They include both equity and debt securities. AFS assets are initially recognised at fair value plus transaction costs and are revalued at least bi-annually. On revaluation, we include movements in fair value within the available-for-sale revaluation reserve in equity, except for certain items which are recognised directly in profit or loss, being interest on debt securities, dividends received, foreign exchange on debt securities and impairment charges.

When we sell the asset, any cumulative gain or loss from the available-for-sale revaluation reserve is recognised in profit or loss.

At each reporting date, we assess whether any AFS assets are impaired. We assess the impairment of any debt securities if an event has occurred which will have a negative impact on the asset’s estimated cash flows. For equity securities, we assess if there is a significant or prolonged decline in their fair value below cost.

If an AFS asset is impaired, then we remove the cumulative loss related to that asset from the available-for-sale revaluation reserve. We then recognise it in profit or loss for:

• debt instruments, as a credit impairment expense; and • equity instruments, as a negative impact in other operating income.

We recognise any later reversals of impairment on debt securities in the profit or loss through the credit impairment charge line. However, we do not make any reversals of impairment for equity securities. To the extent previously impaired equity securities recover in value, gains are recognised directly in equity.

KEY JUDGEMENTS AND ESTIMATES

Judgement is required when we select valuation techniques used to measure the fair value of AFS assets not valued using quoted market prices, particularly the selection of valuation inputs that are not readily observable. Refer to Note 17 Fair Value of Financial Assets and Financial Liabilities for further details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    101

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

12. NET LOANS AND ADVANCES

The following table provides details of net loans and advances for the Group:

	2018 $m	2017 $m

Overdrafts	7,061	7,345

Credit cards	9,890	11,009

Commercial bills[1]	6,861	8,471

Term loans – housing	346,154	337,309

Term loans – non-housing[1]	234,405	215,905

Other	3,442	3,405

Subtotal	607,813	583,444

Unearned income	(430)	(411)

Capitalised brokerage/mortgage origination fees	997	1,058

Gross loans and advances (including assets reclassified as held for sale)	608,380	584,091

Provision for credit impairment (refer to Note 13)	(3,443)	(3,798)

Net loans and advances (including assets reclassified as held for sale)	604,937	580,293

Less: Net loans and advances reclassified as held for sale (refer to Note 29)	(999)	(5,962)

Net loans and advances	603,938	574,331

Residual contractual maturity:

Within one year	126,811	108,555

After more than one year	477,127	465,776

Net loans and advances	603,938	574,331

Carried on Balance Sheet at:

Amortised cost	603,805	574,175

Fair value through profit or loss (designated on initial recognition)	133	156

Net loans and advances	603,938	574,331

1.	Some of the loans previously shown in Commercial bills outstanding have been reclassified to Term Loans – non-housing. Restatement impact of $2,597 million for September 2017.

RECOGNITION AND MEASUREMENT

Loans and advances are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are facilities the Group provides directly to customers or through third party channels.

Loans and advances are initially recognised at fair value plus transaction costs directly attributable to the issue of the loan or advance, which are primarily brokerage/mortgage origination fees which we amortise over the estimated life of the loan. Subsequently, we then measure loans and advances at amortised cost using the effective interest rate method, net of any provision for credit impairment, or at fair value when they are specifically designated on initial recognition as fair value through profit or loss or when held for trading.

We classify contracts to lease assets and hire purchase agreements as finance leases if they transfer substantially all the risks and rewards of ownership of the asset to the customer or an unrelated third party. We include these facilities in ‘Other’ in the table above.

The Group enters into transactions in which it transfers financial assets that are recognised on its balance sheet. When the Group retains substantially all of the risks and rewards of the transferred assets, the transferred assets remain on the Group’s balance sheet, however if substantially all the risks and rewards are transferred, the Group derecognises the asset.

If the risks and rewards are partially retained and control over the asset is lost, the Group derecognises the asset. If control over the asset is not lost, the Group continues to recognise the asset to the extent of its continuing involvement.

We separately recognise the rights and obligations retained, or created, in the transfer of assets and liabilities as appropriate.

102    ANZ 2018 ANNUAL REPORT

13. PROVISION FOR CREDIT IMPAIRMENT

PROVISION FOR CREDIT IMPAIRMENT - BALANCE SHEET

	Net loans and advances		Off-balance sheet credit related commitments		Total
Provision for credit impairment	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Individual provision

Balance at start of year	1,118	1,278	18	29	1,136	1,307

New and increased provisions	1,426	2,068	18	1	1,444	2,069

Write-backs	(425)	(501)	-	-	(425)	(501)

Bad debts written off (excluding recoveries)	(1,224)	(1,693)	-	-	(1,224)	(1,693)

Other[1]	(1)	(34)	(10)	(12)	(11)	(46)
Total individual provision	894	1,118	26	18	920	1,136

Collective provision

Balance at start of year	2,118	2,245	544	631	2,662	2,876

Charge/(release) to profit or loss	(34)	(76)	(51)	(66)	(85)	(142)

Other[2]	(61)	(51)	7	(21)	(54)	(72)

Total collective provision	2,023	2,118	500	544	2,523	2,662
Total provision for credit impairment	2,917	3,236	526	562	3,443	3,798

1.

Other individual provision includes the impact of the sale completion of the Asia Retail and Wealth business divestment in 2018. It includes an adjustment for exchange rate fluctuations and the impact of discount unwind on individual provisions.

2.	Other collective provision includes the impact of the sale completion of the Asia Retail and Wealth business divestment, including an adjustment for exchange rate fluctuations.

CREDIT IMPAIRMENT CHARGE - INCOME STATEMENT

Credit impairment charge	2018 $m	2017 $m

New and increased provisions	1,444	2,069

Write-backs	(425)	(501)

Recoveries of amounts previously written-off	(246)	(228)

Individual credit impairment charge	773	1,340

Collective credit impairment release	(85)	(142)
Total credit impairment charge	688	1,198

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    103

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

13. PROVISION FOR CREDIT IMPAIRMENT (continued)

     RECOGNITION AND MEASUREMENT

The Group recognises two types of impairment provisions for its loans and advances:

• Individual provisions for significant assets that are assessed to be impaired; and

• Collective provisions for portfolios of similar assets that are assessed collectively for impairment.

The accounting treatment for each of them is detailed below:

	Individually	Collectively
Assessment	If any impaired loans and advances exceed specified thresholds and an impairment event has been identified, then we assess the need for a provision individually.

To allow for any small value loans and advances where losses may have been incurred but not yet identified, and individually significant loans and advances that we do not assess as impaired, we assess them collectively in pools of assets with similar risk characteristics.

Impairment	Loans and advances are assessed as impaired if we have objective evidence that we may not recover principal or interest payments (that is, a loss event has been incurred).

We estimate the provision on the basis of historical loss experience for assets with similar credit risk characteristics to others in the respective collective pool. We adjust the historical loss experience based on current observable data – such as: changing economic conditions, the impact of the inherent risk of large concentrated losses within the portfolio and an assessment of the economic cycle.

Measurement

We measure impairment loss as the difference between the asset’s carrying amount and estimated future cash flows discounted to their present value at the asset’s original effective interest rate. We record the result as an expense in profit or loss in the period we identify the impairment and recognise a corresponding reduction in the carrying amount of loans and advances through an offsetting provision.

Uncollectable amounts

If a loan or advance is uncollectable (whether partially or in full), then we write off the balance (and also any related provision for credit impairment).

We write off unsecured retail facilities at the earlier of the facility becoming 180 days past due, or the customer’s bankruptcy or similar legal release from the obligation to repay the loan or advance. For secured facilities, write offs occur net of the proceeds determined to be recoverable from the realisation of collateral.

Recoveries	If we recover any cash flows from loans and advances we have previously written off, then we recognise the recovery in profit or loss in the period the cash flows are received.
Off-balance sheet amounts	Any off-balance sheet items, such as loan commitments, are considered for impairment both on an individual and collective basis.

KEY JUDGEMENTS AND ESTIMATES When we measure impairment of loans and advances, we use management’s judgement of the extent of losses at reporting date.
	Individually	Collectively
Key Judgements

• Estimated future cash flows

• Business prospects for the customer

• Realisable value of any collateral

• Group’s position relative to other claimants

• Reliability of customer information

• Likely cost and duration of recovering loans

• Estimated future cash flows

• Historical loss experience of assets with similar risk characteristics

• Impact of large concentrated losses inherent in the portfolio

• Assessment of the economic cycle

We regularly review our key judgements and update them to reflect actual loss experience.

104     ANZ 2018 ANNUAL REPORT

14. DEPOSITS AND OTHER BORROWINGS

	2018 $m	2017 $m

Certificates of deposit	42,746	55,222

Term deposits	214,682	193,371

On demand and short term deposits	246,217	250,392

Deposits not bearing interest	25,521	22,913

Deposits from banks & securities sold under repurchase agreements	72,691	59,292

Commercial paper and other borrowings[1]	17,872	18,979

Deposits and other borrowings (including liabilities reclassified as held for sale)	619,729	600,169

Less: Deposits and other borrowings reclassified as held for sale (refer to Note 29)	(1,579)	(4,558)

Deposits and other borrowings	618,150	595,611

Residual contractual maturity:

- to be settled within 1 year	606,175	577,495

- to be settled after 1 year	11,975	18,116

Deposits and other borrowings	618,150	595,611

Carried on Balance Sheet at:

Amortised cost	615,818	592,114

Fair value through profit or loss (designated on initial recognition)	2,332	3,497
Deposits and other borrowings	618,150	595,611

1.

Other borrowings related to secured investments of the consolidated subsidiary UDC Finance Limited (UDC) of NZD 0.9 billion (2017: NZD 1.0 billion) and the accrued interest thereon which are secured by a security interest over all the assets of UDC NZD 3.3 billion (2017: NZD 3.0 billion).

     RECOGNITION AND MEASUREMENT

For deposits and other borrowings that:

• are not designated at fair value through profit or loss on initial recognition, we measure them at amortised cost and recognise their interest expense using the effective interest rate method; and

• are managed on a fair value basis, reduce or eliminate an accounting mismatch or contain an embedded derivative, we designated them as fair value through profit or loss.

Refer to Note 17 Fair Value of Financial Assets and Financial Liabilities for details of the split between amortised cost and fair value.

For deposits and other borrowings designated at fair value we recognise the amount of fair value gain or loss attributable to changes in the Group’s own credit risk in other comprehensive income in retained earnings. Any remaining amount of fair value gain or loss we recognise directly in profit or loss. Once we have recognised an amount in other comprehensive income, we do not later reclassify it to profit or loss.

Securities sold under repurchase agreements represent a liability to repurchase the financial assets that remain on our balance sheet since the risks and rewards of ownership remain with the Group. Over the life of the repurchase agreement, we recognise the difference between the sale price and the repurchase price and charge it to interest expense in the Income Statement.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    105

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

15. DEBT ISSUANCES

The Group uses a variety of funding programmes to issue senior debt (including covered bonds and securitisations) and subordinated debt. The difference between senior debt and subordinated debt is that holders of senior debt take priority over holders of subordinated debt owed by the relevant issuer and subordinated debt will be repaid by the relevant issuer only after the repayment of claims of depositors, other creditors and the senior debt holders.

		2018 $m	2017 $m

Senior debt		86,193	68,852

Covered bonds		17,846	19,859

Securitisation		1,232	1,552

Total unsubordinated debt		105,271	90,263

Subordinated debt

- Additional Tier 1 capital		7,917	8,452

- Tier 2 capital		7,991	9,258
Total subordinated debt		15,908	17,710
Total debt issued		121,179	107,973

TOTAL DEBT ISSUED BY CURRENCY

The table below shows the Group’s issued debt by currency of issue, which broadly represents the debt holders’ base location.
		2018 $m	2017 $m

USD	United States dollars	49,610	45,799

EUR	Euro	23,239	22,507

AUD	Australian dollars	29,477	23,194

NZD	New Zealand dollars	5,673	6,361

JPY	Japanese yen	3,471	3,233

CHF	Swiss francs	2,067	2,248

GBP	Pounds sterling	3,776	854

HKD	Hong Kong dollars	1,157	1,136

Other	Chinese yuan, Norwegian krone, Turkish lira, Singapore dollars, Canadian dollars, Mexican peso and South African rand	2,709	2,641
Total debt issued		121,179	107,973
Residual contractual maturity:

- to be settled within 1 year		21,585	13,458

- to be settled after 1 year		97,938	92,159

- no maturity date (instruments in perpetuity)		1,656	2,356
Total debt issued		121,179	107,973

SUBORDINATED DEBT

Subordinated debt qualifies as regulatory capital for the Group and is classified as either Additional Tier 1 (AT1) capital or Tier 2 capital for APRA’s capital adequacy purposes depending on their terms and conditions:

•	AT1 capital: perpetual capital instruments such as:

•	ANZ Capital Notes (ANZ CN);

•	ANZ Capital Securities (ANZ CS); and

•	ANZ NZ Capital Notes (ANZ NZ CN).

•	Tier 2 capital: all other perpetual or term subordinated notes.

Tier 2 capital instruments rank ahead of AT1 capital instruments and AT1 capital instruments only rank ahead of ordinary shares, in a liquidation of the issuer.

106    ANZ 2018 ANNUAL REPORT

15. DEBT ISSUANCES (continued)

AT1 CAPITAL

All outstanding AT1 capital instruments are Basel III fully compliant instruments (refer to Note 23 Capital Management for further information about Basel III). Each of the ANZ CN and ANZ CS rank equally with each other.

Distributions on the AT1 capital instruments are non-cumulative and subject to the issuer’s absolute discretion and certain payment conditions (including regulatory requirements). Distributions on ANZ CNs are franked in line with the franking applied to ANZ ordinary shares.

Where specified, the AT1 capital instruments provide the issuer with an early redemption or conversion option on a specified date and in certain other circumstances (such as a tax or regulatory event). This option is subject to APRA’s and, in respect of the ANZ NZ CN, the Reserve Bank of New Zealand’s (RBNZ) prior written approval.

Each of the AT1 capital instruments will immediately convert into a variable number of ANZ ordinary shares (based on the average market price of the shares immediately prior to conversion less a 1% discount, subject to a maximum conversion number of ANZ ordinary shares) if:

•	ANZ’s or, in the case of the ANZ NZ CN, ANZ Bank New Zealand Limited’s (ANZ NZ) Common Equity Tier 1 capital ratio is equal to or less than 5.125% - known as a Common Equity Capital Trigger Event; or

•

APRA notifies the Company that, without the conversion or write-off of certain securities or a public sector injection of capital (or equivalent support), it considers that the Company would become non-viable or, in the case of the ANZ NZ CN, the RBNZ directs ANZ NZ to convert or write-off the notes or a statutory manager is appointed to ANZ NZ and decides that ANZ NZ must convert or write-off the notes – known as a Non-Viability Trigger Event.

Where specified, AT1 capital instruments mandatorily convert into a variable number of ANZ ordinary shares (based on the average market price of the shares immediately prior to conversion less a 1% discount):

•	on a specified mandatory conversion date; or

•	on an earlier date under certain circumstances as set out in the terms.

However the mandatory conversion is deferred for a specified period if certain conversion tests are not met.

The tables below show the key details of the Group’s AT1 capital instruments on issue at 30 September in both the current and prior year:

			2018 $m	2017 $m

Additional Tier 1 capital (perpetual subordinated securities)[1]

ANZ Convertible Preference Shares (ANZ CPS)

AUD	1,340m	ANZ CPS3	-	573

ANZ Capital Notes (ANZ CN)

AUD	1,120m	ANZ CN1	1,117	1,116

AUD	1,610m	ANZ CN2	1,605	1,604

AUD	970m	ANZ CN3	965	963

AUD	1,622m	ANZ CN4	1,610	1,608

AUD	931m	ANZ CN5	924	925

ANZ Capital Securities (ANZ CS)

USD	1,000m	ANZ Capital Securities	1,240	1,206

ANZ NZ Capital Notes (ANZ NZ CN)

NZD	500m	ANZ NZ Capital Notes	456	457
Total Additional Tier 1 capital			7,917	8,452

1.	Carrying values net of issue costs.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    107

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

15. DEBT ISSUANCES (continued)

 ANZ Convertible Preference Shares (ANZ CPS)

CPS3
Issuer		ANZ
Issue date		28 September 2011
Issue amount		$1,340 million
On 28 September 2017, ANZ bought back and cancelled $767 million of CPS3, and either reinvested the proceeds into CN5 or returned the cash proceeds to investors. On 1 March 2018, ANZ repaid the remaining $573 million of CPS3 on issue.
Face value		$100
Dividend frequency		Semi-annually in arrears
Dividend rate		Floating rate: (180 day Bank Bill rate +3.1%)x(1-Australian corporate tax rate)
Issuer’s early redemption or conversion option		1 March 2018 and each subsequent semi-annual dividend payment date
Mandatory conversion date		1 September 2019
Common equity capital trigger event		Yes
Non-viability trigger event		No
Cash dividend payments treated as interest expense		$8 million (2017: $47 million)
Carrying value 2018 (net of issue costs)		$nil million (2017: $573 million)

ANZ Capital Notes (ANZ CN)
	CN1	CN2	CN3
Issuer	ANZ	ANZ	ANZ, acting through its New Zealand branch
Issue date	7 August 2013	31 March 2014	5 March 2015
Issue amount	$1,120 million	$1,610 million	$970 million
Face value	$100	$100	$100
Distribution frequency	Semi-annually in arrears	Semi-annually in arrears	Semi-annually in arrears
Distribution rate	Floating rate: (180 day Bank Bill rate +3.4%)x(1-Australian corporate tax rate)	Floating rate: (180 day Bank Bill rate +3.25%)x(1- Australian corporate tax rate)	Floating rate: (180 day Bank Bill rate +3.6%)x(1-Australian corporate tax rate)
Issuer’s early redemption or conversion option	1 September 2021	24 March 2022	24 March 2023
Mandatory conversion date	1 September 2023	24 March 2024	24 March 2025
Common equity capital trigger event	Yes	Yes	Yes
Non-viability trigger event	Yes	Yes	Yes
Carrying value 2018 (net of issue costs)	$1,117 million	$1,605 million	$965 million
	(2017: $1,116 million)	(2017: $1,604 million)	(2017: $963 million)

108     ANZ 2018 ANNUAL REPORT

15. DEBT ISSUANCES (continued)

ANZ Capital Notes (ANZ CN) (continued)

	CN4	CN5
Issuer	ANZ	ANZ
Issue date	27 September 2016	28 September 2017
Issue amount	$1,622 million	$931 million
Face value	$100	$100
Distribution frequency	Quarterly in arrears	Quarterly in arrears
Distribution rate	Floating rate: (90 day Bank Bill rate +4.7%)x(1-Australian corporate tax rate)	Floating rate: (90 day Bank Bill rate +3.8%)x(1-Australian corporate tax rate)
Issuer’s early redemption or conversion option	20 March 2024	20 March 2025
Mandatory conversion date	20 March 2026	20 March 2027
Common equity capital trigger event	Yes	Yes
Non-viability trigger event	Yes	Yes
Carrying value 2018 (net of issue costs)	$1,610 million	$924 million
	(2017: $1,608 million)	(2017: $925 million)

ANZ Capital Securities (ANZ CS)

Issuer	ANZ, acting through its London branch
Issue date	15 June 2016
Issue amount	USD 1,000 million
Face value	Minimum denomination of USD 200,000 and an integral multiple of USD 1,000 above that
Interest frequency	Semi-annually in arrears
Interest rate	Fixed at 6.75% p.a. until 15 June 2026. Reset on 15 June 2026 and each 5 year anniversary to a floating rate: 5 year USD mid-market swap rate + 5.168%
Issuer’s early redemption option	15 June 2026 and each 5 year anniversary
Common equity capital trigger event	Yes
Non-viability trigger event	Yes
Carrying value 2018 (net of issue costs)	$1,240 million (2017: $1,206 million)

ANZ NZ Capital Notes (ANZ NZ CN)
Issuer	ANZ Bank New Zealand Limited (ANZ NZ)
Issue date	31 March 2015
Issue amount	NZD 500 million
Face value	NZD 1
Interest frequency	Quarterly in arrears
Interest rate

Fixed at 7.2% p.a. until 25 May 2020. Resets in May 2020 to a floating rate: New Zealand 3 month bank bill rate + 3.5%

Interest payments are subject to ANZ NZ’s absolute discretion and certain payment conditions (including APRA and RBNZ requirements)

Issuer’s early redemption option	25 May 2020
Mandatory conversion date	25 May 2022
Common equity capital trigger event	Yes
Non-viability trigger event	Yes
Carrying value 2018 (net of issue costs)	$456 million (2017: $457 million)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    109

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

15. DEBT ISSUANCES (continued)

TIER 2 CAPITAL

The convertible term subordinated notes are Basel III fully compliant instruments. If a Non-Viability Trigger Event occurs, the convertible term subordinated notes will immediately convert into ANZ ordinary shares (based on the average market price of the shares immediately prior to conversion less a 1% discount, subject to a maximum conversion number).

APRA has granted transitional Basel III capital treatment for:

•	the EUR 750 million term subordinated notes until its maturity in 2019; and

•	the USD 300 million perpetual subordinated notes until the end of the transitional period (December 2021).

The table below shows the Tier 2 capital subordinated notes the Group holds at 30 September in both the current and prior year:

Currency	Face value	Maturity	Next optional call date – subject to APRA’s prior approval	Interest rate	Non- Viability Trigger Event	2018 $m	2017 $m

Basel III transitional subordinated notes (perpetual)

USD	300m	Perpetual	Each semi-annual interest payment date	Floating	No	416	382

NZD	835m	Perpetual	2018	Fixed	No	-	768

Basel III transitional subordinated notes (term)

EUR	750m	2019	N/A	Fixed	No	1,249	1,205

AUD	750m	2023	2018	Floating	No	-	747
Total Basel III transitional subordinated notes						1,665	3,102

Basel III fully compliant convertible subordinated notes (term)

AUD	750m	2024	2019	Floating	Yes	750	750

USD	800m	2024	N/A	Fixed	Yes	1,091	1,061

CNY	2,500m	2025	2020	Fixed	Yes	503	478

SGD	500m	2027	2022	Fixed	Yes	507	478

AUD	200m	2027	2022	Fixed	Yes	199	199

JPY	20,000m	2026	N/A	Fixed	Yes	243	226

AUD	700m	2026	2021	Floating	Yes	698	699

USD	1,500m	2026	N/A	Fixed	Yes	1,869	1,817

JPY	10,000m	2026	2021	Fixed	Yes	121	112

JPY	10,000m	2028	2023	Fixed	Yes	120	111

AUD	225m	2032	2027	Fixed	Yes	225	225
Total Basel III fully compliant subordinated notes						6,326	6,156
Total Tier 2 capital						7,991	9,258

RECOGNITION AND MEASUREMENT

Debt issuances are measured at amortised cost, except where designated at fair value through profit or loss. Where the Group enters into a fair value hedge accounting relationship, the fair value attributable to the hedge risk is reflected in adjustments to the carrying value of the debt. Interest expense is recognised using the effective interest rate method.

Subordinated debt with capital-based conversion features (i.e. Common Equity Capital Trigger Events or Non-Viability Trigger Events) are considered to contain embedded derivatives that we account for separately at fair value through profit and loss. The embedded derivatives arise because the amount of shares issued on conversion following any of those trigger events is subject to the maximum conversion number, however they have no value as of the reporting date given the remote nature of those trigger events.

110     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT

RISK MANAGEMENT FRAMEWORK AND MODEL

INTRODUCTION

The use of financial instruments is fundamental to the Group’s businesses of providing banking and other financial services to our customers. The associated financial risks (primarily credit, market, and liquidity risks) are a significant portion of the Group’s principal risks.

We disclose details of all principal risks impacting the Group, and further information on the Group’s risk management activities, in the Governance and Risk Management section.

This note details the Group’s financial risk management policies, processes and quantitative disclosures in relation to the key financial risks:

Principal financial risks	Key sections applicable to this risk
Overview	• An overview of our Risk Management Framework

Credit risk

Credit risk is the risk of financial loss from a customer, or counterparty, failing to meet their financial obligations – including the whole and timely payment of principal, interest, and other receivables.

• Credit risk overview, management and control responsibilities • Maximum exposure to credit risk • Credit quality • Concentrations of credit risk • Collateral management

Market risk

Market risk is the risk of loss arising from potential adverse changes in the value of the Group’s assets and liabilities and other trading positions from fluctuations in market variables. These variables include, but are not limited to interest rates, foreign exchange, equity prices, commodity prices, credit spreads, implied volatilities, and asset correlations.

• Market risk overview, management and control responsibilities

• Measurement of market risk

• Traded and non-traded market risk

• Equity securities classified as available-for-sale

• Foreign currency risk – structural exposure

Liquidity and funding risk

Liquidity risk is the risk that the Group is unable to meet its payment obligations when they fall due; or does not have the appropriate amount, tenor and composition of funding and liquidity to fund increases in its assets.

• Liquidity risk overview, management and control responsibilities • Key areas of measurement for liquidity risk • Funding position • Residual contractual maturity analysis of the Group’s liabilities

Life insurance risk

Insurance risk is the risk of loss due to unexpected changes in current and future insurance claims rates. The changes primarily arise due to claims payments, mortality (death) or morbidity (illness or injury) rates being greater than expected.

Not applicable.

We control and minimise life insurance risk in the following ways:

• We use underwriting procedures including strategic decisions, limits to delegated authorities and signing powers.

• We analyse reinsurance arrangements using analytical modelling tools to achieve the desired type of reinsurance and retention levels.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    111

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. FINANCIAL RISK MANAGEMENT (continued)

OVERVIEW

AN OVERVIEW OF OUR RISK MANAGEMENT FRAMEWORK

This overview is provided to aid the users of the financial statements to understand the context of the financial disclosures required under AASB 7 Financial Instruments: Disclosures. It should be read in conjunction with the Governance and Risk Management section.

The Board is responsible for establishing and overseeing the Group’s Risk Management Framework (RMF). The Board has delegated authority to the Board Risk Committee (BRC) to develop and monitor compliance with the Group’s risk management policies. The BRC reports regularly to the Board on its activities.

The Board approves the strategic objectives of the Group including:

•	the Risk Appetite Statement (RAS), which sets out the Board’s expectations regarding the degree of risk that ANZ is prepared to accept in pursuit of its strategic objectives and business plan; and

•

the Risk Management Strategy (RMS), which describes ANZ’s strategy for managing risks and the key elements of the RMF that gives effect to this strategy. This includes a description of each material risk, and an overview of how the RMF addresses each risk, with reference to the relevant policies, standards and procedures. It also includes information on how ANZ identifies measures, evaluates, monitors, reports and controls or mitigates material risks.

The Group, through its training and management standards and procedures, aims to maintain a disciplined and robust control environment in which all employees understand their roles and obligations. At ANZ, risk is everyone’s responsibility.

The Group has an independent risk management function, headed by the Chief Risk Officer who:

•	is responsible for overseeing the risk profile and the risk management framework;

•	can effectively challenge activities and decisions that materially affect ANZ’s risk profile; and

•	has an independent reporting line to the BRC to enable the appropriate escalation of issues of concern.

The Internal Audit Function reports directly to the Board Audit Committee (BAC). Internal Audit provides:

•	an independent evaluation of the Group’s RMF annually and undertakes a comprehensive review every three years;

•	assurance on the appropriateness, effectiveness and adequacy of the risk management framework, which includes assurance the framework is operating effectively; and

•	recommendations to improve the framework and/or work practices to strengthen the effectiveness of day to day operations.

112     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT (continued)

CREDIT RISK

CREDIT RISK OVERVIEW, MANAGEMENT AND CONTROL RESPONSIBILITIES

Granting credit facilities to customers is one of the Group’s major sources of income. As this activity is also a principal risk, the Group dedicates considerable resources to its management. The Group assumes credit risk in a wide range of lending and other activities in diverse markets and in many jurisdictions. Credit risks arise from traditional lending to customers as well as from interbank, treasury, trade finance and capital markets activities around the world.

Our credit risk management framework ensures we apply a consistent approach across the Group when we measure, monitor and manage the credit risk appetite set by the Board. The Board is assisted and advised by the BRC in discharging its duty to oversee credit risk. The BRC:

•	sets the credit risk appetite and credit strategies; and

•	approves credit transactions beyond the discretion of executive management.

We quantify credit risk through an internal credit rating system (masterscales) to ensure consistency across exposure types and to provide a consistent framework for reporting and analysis. The system uses models and other tools to measure the following for customer exposures:

Probability of Default (PD)	Expressed by a Customer Credit Rating (CCR), reflecting the Group’s assessment of a customer’s ability to service and repay debt.
Exposure at Default (EAD)	The expected amount of loan outstanding at the time of default.
Loss Given Default (LGD)

Expressed by a Security Indicator (SI) ranging from A to G. The SI is calculated by reference to the percentage of loan covered by security which the Group can realise if a customer defaults. The A-G scale is supplemented by a range of other SIs which cover factors such as cash cover and sovereign backing. For retail and some small business lending, we group exposures into large homogenous pools – and the LGD is assigned at the pool level.

Our specialist credit risk teams develop and validate the Group’s PD and LGD rating models. The outputs from these models drive our day-to-day credit risk management decisions including origination, pricing, approval levels, regulatory capital adequacy, economic capital allocation, and credit provisioning.

All customers with whom ANZ has a credit relationship are assigned a CCR at origination via either of the following assessment approaches:

Large and more complex lending	Retail and some small business lending

Rating models provide a consistent and structured assessment, with judgement required around the use of out-of-model factors. We handle credit approval on a dual approval basis, jointly with the business writer and an independent credit officer.

Automated assessment of credit applications using a combination of scoring (application and behavioural), policy rules and external credit reporting information. If the application does not meet the automated assessment criteria, then it is referred out for manual assessment.

We use the Group’s internal CCRs to manage the credit quality of financial assets neither past due nor impaired. To enable wider comparisons, the Group’s CCRs are mapped to external rating agency scales as follows:

Internal Rating	ANZ Customer Requirements	Moody’s Rating	Standard & Poor’s Rating
Strong credit profile	Demonstrated superior stability in their operating and financial performance over the long-term, and whose earnings capacity is not significantly vulnerable to foreseeable events.	Aaa – Baa3	AAA – BBB-
Satisfactory risk	Demonstrated sound operational and financial stability over the medium to long-term - even though some may be susceptible to cyclical trends or variability in earnings.	Ba1 – B1	BB+ – B+
Sub-standard but not past due nor impaired	Demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term.	B2 - Caa	B - CCC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    113

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. FINANCIAL RISK MANAGEMENT (continued)

CREDIT RISK (continued)

MAXIMUM EXPOSURE TO CREDIT RISK

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity instruments which are primarily subject to market risk, or bank notes and coins.

For undrawn facilities, this maximum exposure to credit risk is the full amount of the committed facilities. For contingent exposures, the maximum exposure to credit risk is the maximum amount the Group would have to pay if the instrument is called upon.

For the purpose of this note, assets presented as assets held for sale in the Balance Sheet have been reallocated to their respective Balance Sheet categories.

The table below shows our maximum exposure to credit risk of on-balance sheet and off-balance sheet positions before taking account of any collateral held or other credit enhancements.

	Reported		Excluded1/Other[2]		Maximum exposure to credit risk

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

On-balance sheet positions

Net loans and advances[2]	604,937	580,293	(526)	(562)	605,463	580,855

Other financial assets:

Cash and cash equivalents	84,964	68,048	1,466	1,544	83,498	66,504

Settlement balances owed to ANZ[3]	2,319	5,504	2,319	5,504	-	-

Collateral paid	11,043	8,987	-	-	11,043	8,987

Trading securities	37,722	43,605	3,595	4,713	34,127	38,892

Derivative financial instruments	68,426	62,518	-	-	68,426	62,518

Available-for-sale assets	75,363	69,384	1,095	747	74,268	68,637

Regulatory deposits	1,028	2,015	-	-	1,028	2,015

Investments backing policy liabilities	40,054	37,964	40,054	37,964	-	-

Other financial assets[4]	3,850	3,764	-	-	3,850	3,764
Total other financial assets	324,769	301,789	48,529	50,472	276,240	251,317
Subtotal	929,706	882,082	48,003	49,910	881,703	832,172
Off-balance sheet positions

Undrawn and contingent facilities[2,5]	245,108	232,162	526	562	244,582	231,600
Total	1,174,814	1,114,244	48,529	50,472	1,126,285	1,063,772

1.

Excluded comprises bank notes and coins and cash at bank within cash and cash equivalents, equity securities within available-for-sale financial assets and investments relating to the insurance business where the credit risk is passed onto the policy holder. Equity securities and precious metal exposures recognised as trading securities have been excluded as they do not have credit exposure.

2.

Other relates to the transfer of individual and collective provisions related to off-balance sheet facilities held in net loans and advances. The provisions are transferred for the purposes of showing the maximum exposure to credit risk by relevant facility type in this and the following tables.

3.	Settlement balances owed to ANZ relate to trade dated assets which do not carry credit risk and thus are excluded.
4.	Other financial assets mainly comprise accrued interest, insurance receivables and acceptances.
5.	Undrawn facilities and contingent facilities include guarantees, letters of credit and performance related contingencies.

114     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT (continued)

CREDIT RISK (continued)

CREDIT QUALITY

The table below provides an analysis of the credit quality of the maximum exposure to credit risk split by:

•	neither past due nor impaired financial assets by credit quality;

•	past due but not impaired assets by ageing; and

•	restructured and impaired assets presented as gross amounts and net of individual provisions.

	Loans and advances		Other financial assets		Off-balance sheet credit related commitments		Total

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Neither past due nor impaired

Strong credit profile[1]	445,997	410,343	272,110	246,774	206,859	190,083	924,966	847,200

Satisfactory risk[2]	127,384	137,432	4,014	4,429	36,037	39,578	167,435	181,439

Sub-standard but not past due or impaired[3]	15,567	16,879	116	114	1,644	1,858	17,327	18,851
Sub-total	588,948	564,654	276,240	251,317	244,540	231,519	1,109,728	1,047,490
Past due but not impaired

≥ 1 < 30 days	8,958	8,790	-	-	-	-	8,958	8,790

≥ 30 < 60 days	2,240	2,143	-	-	-	-	2,240	2,143

≥ 60 < 90 days	1,268	1,148	-	-	-	-	1,268	1,148

≥ 90 days	2,998	2,953	-	-	-	-	2,998	2,953
Sub-total	15,464	15,034	-	-	-	-	15,464	15,034
Restructured and impaired

Impaired loans	1,676	2,118	-	-	-	-	1,676	2,118

Restructured items[4]	269	167	-	-	-	-	269	167

Non-performing commitments and contingencies	-	-	-	-	68	99	68	99
Gross impaired financial assets	1,945	2,285	-	-	68	99	2,013	2,384

Individual provisions	(894)	(1,118)	-	-	(26)	(18)	(920)	(1,136)
Sub-total restructured and net impaired	1,051	1,167	-	-	42	81	1,093	1,248
Total	605,463	580,855	276,240	251,317	244,582	231,600	1,126,285	1,063,772

1.

In 2018, collective provisions against Satisfactory and Sub-standard risk, which previously had been allocated against Strong credit profile, are now reallocated to Satisfactory and Sub-standard risk. Comparatives have been restated accordingly.

2.

In 2018, collective provisions against Satisfactory risk, which previously had been allocated against Strong credit profile, are now reallocated to Satisfactory risk. Comparatives have been restated accordingly (2017: Net loans and advances $586 million, Credit related commitments $187 million).

3.

In 2018, collective provisions against Sub-standard risk, which previously had been allocated against Strong credit profile, are now reallocated to Sub-standard risk. Comparatives have been restated accordingly (2017: Net loans and advances $638 million, Credit related commitments $85 million).

4.

Restructured items are facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered for new facilities with similar risk.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    115

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. FINANCIAL RISK MANAGEMENT (continued)

CREDIT RISK (continued)

CONCENTRATIONS OF CREDIT RISK

Credit risk becomes concentrated when a number of customers are engaged in similar activities, have similar economic characteristics, or have similar activities within the same geographic region – therefore, they may be similarly affected by changes in economic or other conditions. The Group monitors its credit portfolio to manage risk concentration and rebalance the portfolio. The Group also applies single customer counterparty limits to protect against unacceptably large exposures to one single customer.

Composition of financial instruments that give rise to credit risk by industry group are presented below:

	Loans and advances		Other financial assets		Off-balance sheet credit related commitments		Total

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m
Agriculture, forestry, fishing and mining	38,124	35,592	705	773	17,583	16,093	56,412	52,458

Business services	8,439	8,413	122	182	7,016	7,251	15,577	15,846

Construction	6,849	6,965	61	84	6,950	6,419	13,860	13,468

Electricity, gas and water supply	6,390	6,472	920	1,186	6,152	6,103	13,462	13,761

Entertainment, leisure and tourism	12,360	12,462	355	447	3,666	3,650	16,381	16,559

Financial, investment and insurance	48,059	39,741	187,194	162,198	37,821	29,640	273,074	231,579

Government and official institutions	922	2,307	75,763	73,904	2,854	2,733	79,539	78,944

Manufacturing	23,538	21,107	2,612	2,691	41,927	38,872	68,077	62,670

Personal lending	352,155	352,841	1,379	1,902	55,159	62,090	408,693	416,833

Property services	45,473	42,514	708	838	15,837	13,057	62,018	56,409

Retail trade	13,530	13,375	209	321	6,947	6,506	20,686	20,202

Transport and storage	12,075	11,884	650	1,163	7,980	6,998	20,705	20,045

Wholesale trade	15,220	14,178	3,148	2,817	21,834	20,501	40,202	37,496

Other	24,679	15,593	2,414	2,811	13,382	12,249	40,475	30,653
Gross total	607,813	583,444	276,240	251,317	245,108	232,162	1,129,161	1,066,923
Provision for credit impairment	(2,917)	(3,236)	-	-	(526)	(562)	(3,443)	(3,798)
Subtotal	604,896	580,208	276,240	251,317	244,582	231,600	1,125,718	1,063,125
Unearned income	(430)	(411)	-	-	-	-	(430)	(411)

Capitalised brokerage/mortgage origination fees	997	1,058	-	-	-	-	997	1,058
Maximum exposure to credit risk	605,463	580,855	276,240	251,317	244,582	231,600	1,126,285	1,063,772

116     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT (continued)

CREDIT RISK (continued)

COLLATERAL MANAGEMENT

We use collateral for on and off-balance sheet exposures to mitigate credit risk if a counterparty cannot meet its repayment obligations from its expected cash flows. For some products, the collateral provided by customers is fundamental to the product’s structuring, so it is not strictly the secondary source of repayment - for example, lending secured by trade receivables is typically repaid by the collection of those receivables.

The nature of collateral or security held for the relevant classes of financial assets is as follows:

Net loans and advances
Loans – housing and personal

Housing loans are secured by mortgage(s) over property and additional security may take the form of guarantees and deposits.

Personal lending (including credit cards and overdrafts) is predominantly unsecured. If we take security, then it is restricted to eligible vehicles, motor homes and other assets.

Loans – business

Business loans may be secured, partially secured or unsecured. Typically, we take security by way of a mortgage over property and/or a charge over the business or other assets.

If appropriate, we may take other security to mitigate the credit risk, for example: guarantees, standby letters of credit or derivative protection.

Other financial assets
Trading securities, Available-for-sale assets, Derivatives and Other financial assets

For trading securities, we do not seek collateral directly from the issuer or counterparty. However, the collateral may be implicit in the terms of the instrument (for example, with an asset-backed security). The terms of debt securities may include collateralisation.

For derivatives, we typically terminate all contracts with the counterparty and settle on a net basis at market levels current at the time of a counterparty default under International Swaps and Derivatives Association (ISDA) Master Agreements.

Our preferred practice is to use a Credit Support Annex (CSA) to the ISDA so that open derivative positions with the counterparty are aggregated and cash collateral (or other forms of eligible collateral) is exchanged daily. The collateral is provided by the counterparty when their position is out of the money (or provided to the counterparty by ANZ when our position is out of the money).

Off-balance sheet positions
Undrawn and contingent facilities	Collateral for off balance sheet positions is mainly held against undrawn facilities, and they are typically performance bonds or guarantees. Undrawn facilities that are secured include housing loans secured by mortgages over residential property and business lending secured by commercial real estate and/or charges over business assets.

The table below shows the estimated value of collateral we hold and the net unsecured portion of credit exposures:

	Credit exposure		Total value of collateral		Unsecured portion of credit exposure

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Net loans and advances	605,463	580,855	482,097	474,746	123,366	106,109

Other financial assets	276,240	251,317	33,215	25,429	243,025	225,888

Off-balance sheet positions	244,582	231,600	49,141	46,083	195,441	185,517

Total	1,126,285	1,063,772	564,453	546,258	561,832	517,514

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    117

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. FINANCIAL RISK MANAGEMENT (continued)

MARKET RISK

MARKET RISK OVERVIEW, MANAGEMENT AND CONTROL RESPONSIBILITIES

Market risk stems from ANZ’s trading and balance sheet management activities, the impact of changes and correlation between interest rates, foreign exchange rates, credit spreads and volatility in bond, commodity or equity prices.

The BRC delegates responsibility for day-to-day management of both market risks and compliance with market risk policies to the Credit & Market Risk Committee (CMRC) and the Group Asset & Liability Committee (GALCO).

Within overall strategies and policies established by the BRC, business units and risk management have joint responsibility for the control of market risk at the Group level. The Market Risk team (a specialist risk management unit independent of the business) allocates market risk limits at various levels and monitors and reports on them daily. This detailed framework allocates individual limits to manage and control exposures using risk factors and profit and loss limits.

Management, measurement and reporting of market risk is undertaken in two broad categories:

Traded Market Risk	Non-Traded Market Risk

Risk of loss from changes in the value of financial instruments due to movements in price factors for both physical and derivative trading positions. Principal risk categories monitored are:

1. Currency risk – potential loss arising from changes in foreign exchange rates or their implied volatilities.

2. Interest rate risk – potential loss from changes in market interest rates or their implied volatilities.

3. Credit spread risk – potential loss arising from a movement in margin or spread relative to a benchmark.

4. Commodity risk – potential loss arising from changes in commodity prices or their implied volatilities.

5. Equity risk – potential loss arising from changes in equity prices.

Risk of loss associated with the management of non-traded interest rate risk, liquidity risk and foreign exchange exposures. This includes interest rate risk in the banking book. This risk of loss arises from adverse changes in the overall and relative level of interest rates for different tenors, differences in the actual versus expected net interest margin, and the potential valuation risk associated with embedded options in financial instruments and bank products.

MEASUREMENT OF MARKET RISK

We primarily manage and control market risk using Value at Risk (VaR), sensitivity analysis and stress testing.

VaR gauges the Group’s possible daily loss based on historical market movements.

The Group’s VaR approach for both traded and non-traded risk is historical simulation. We use historical changes in market rates, prices and volatilities over:

•	the previous 500 business days, to calculate standard VaR, and

•	a 1-year stressed period, to calculate stressed VaR.

We calculate traded and non-traded VaR using one-day and ten-day holding periods. For stressed VaR, we use a ten-day period. Back testing is used to ensure our VaR models remain accurate.

ANZ measures VaR at a 99% confidence interval which means there is a 99% chance that a loss will not exceed the VaR for the relevant holding period.

118     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT (continued)

MARKET RISK (continued)

TRADED AND NON-TRADED MARKET RISK

Traded market risk

The table below shows the traded market risk VaR on a diversified basis by risk categories:

	30 September 2018				30 September 2017
	As at $m	High for year $m	Low for year $m	Average for year $m	As at $m	High for year $m	Low for year $m	Average for year $m
Traded value at risk 99% confidence

Foreign exchange	3.7	10.3	1.7	4.2	4.2	10.5	2.5	5.1

Interest rate	8.4	16.0	4.9	7.9	6.3	21.3	5.1	7.9

Credit	2.5	6.5	2.3	4.0	4.4	5.4	2.0	3.4

Commodity	3.7	4.5	1.4	3.1	2.2	3.8	1.4	2.1

Equity	-	-	-	-	-	0.5	-	0.2
Diversification benefit[1]	(10.5)	n/a	n/a	(8.1)	(7.6)	n/a	n/a	(7.7)
Total VaR	7.8	19.9	6.9	11.1	9.5	24.9	6.9	11.0

1.

The diversification benefit reflects risks that offset across categories. The high and low VaR figures reported for each factor did not necessarily occur on the same day as the high and low VaR reported for the Group as a whole. Consequently, a diversification benefit for high and low would not be meaningful and is therefore omitted from the table.

Non-traded market risk

Balance sheet risk management

The principal objectives of balance sheet risk management are to maintain acceptable levels of interest rate and liquidity risk to mitigate the negative impact of movements in interest rates on the earnings and market value of the Group’s banking book, while ensuring the Group maintains sufficient liquidity to meet its obligations as they fall due.

Interest rate risk management

Non-traded interest rate risk relates to the potential adverse impact of changes in market interest rates on the Group’s future net interest income. This risk arises from two principal sources, namely mismatches between the repricing dates of interest bearing assets and liabilities; and the investment of capital and other non-interest bearing liabilities in interest bearing assets. Interest rate risk is reported using VaR and scenario analysis (based on the impact of a 1% rate shock). The table below shows VaR figures for non-traded interest rate risk for the combined Group as well as Australia, New Zealand and Asia Pacific, Europe and Americas (APEA) geographies which are calculated separately.

	30 September 2018				30 September 2017
	As at $m	High for year $m	Low for year $m	Average for year $m	As at $m	High for year $m	Low for year $m	Average for year $m
Non-traded value at risk 99% confidence

Australia	21.9	32.7	20.3	23.6	31.6	37.5	25.9	31.3

New Zealand	6.8	7.1	5.6	6.6	11.8	15.1	11.1	12.4

Asia Pacific, Europe & America	15.1	15.1	12.5	13.7	14.6	19.0	14.3	15.9
Diversification benefit[1]	(16.1)	n/a	n/a	(14.4)	(20.6)	n/a	n/a	(19.7)
Total VaR	27.7	36.4	26.0	29.5	37.4	44.0	33.5	39.9

1.

The diversification benefit reflects the historical correlation between the regions. The high and low VaR figures reported for the region did not necessarily occur on the same day as the high and low VaR reported for the Group as a whole. Consequently, a diversification benefit for high and low would not be meaningful and is therefore omitted from the table.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    119

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. FINANCIAL RISK MANAGEMENT (continued)

MARKET RISK (continued)

We undertake scenario analysis to stress test the impact of extreme events on the Group’s market risk exposures. We model a 1% overnight parallel positive shift in the yield curve to determine the potential impact on our net interest income over the next 12 months. This is a standard risk measure which assumes the parallel shift is reflected in all wholesale and customer rates.

The table below shows the outcome of this risk measure for the current and previous financial years, expressed as a percentage of reported net interest income. A positive number signifies that a rate increase is positive for net interest income over the next 12 months.

	2018	2017

Impact of 1% rate shock

As at period end	0.20%	0.52%

Maximum exposure	0.60%	0.65%

Minimum exposure	0.03%	0.01%
Average exposure (in absolute terms)	0.25%	0.28%

EQUITY SECURITIES CLASSIFIED AS AVAILABLE-FOR-SALE

Our available-for-sale financial assets contain equity investment holdings which predominantly comprise investments we hold for longer-term strategic reasons. The market risk impact on these equity investments is not captured by the Group’s VaR processes for traded and non-traded market risks. Therefore, the Group regularly reviews the valuations of the investments within the portfolio and assesses whether the investments are impaired based on the recognition and measurement policies set out in Note 11 Available-for-sale Assets.

FOREIGN CURRENCY RISK – STRUCTURAL EXPOSURES

Our investment of capital in foreign operations - for example, branches, subsidiaries or associates with functional currencies other than the Australian Dollar - exposes the Group to the risk of changes in foreign exchange rates. Variations in the value of these foreign operations arising as a result of exchange differences are reflected in the foreign currency translation reserve in equity.

Where it is considered appropriate, the Group takes out economic hedges against larger foreign exchange denominated revenue streams (primarily New Zealand Dollar, US Dollar and US Dollar correlated). The primary objective of hedging is to ensure that, if practical, the consolidated capital ratios are neutral to the effect of changes in exchange rates.

120     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT (continued)

LIQUIDITY AND FUNDING RISK

LIQUIDITY RISK OVERVIEW, MANAGEMENT AND CONTROL RESPONSIBILITIES

Liquidity risk is the risk that the Group is either:

•	unable to meet its payment obligations (including repaying depositors or maturing wholesale debt) when they fall due; or

•	does not have the appropriate amount, tenor and composition of funding and liquidity to fund increases in its assets.

Management of liquidity and funding risks are overseen by GALCO. The Group’s liquidity and funding risks are governed by a set of principles approved by the BRC and include:

•	maintaining the ability to meet all payment obligations in the immediate term;

•

ensuring that the Group has the ability to meet ‘survival horizons’ under a range of ANZ specific, and general market, liquidity stress scenarios, at the site and Group-wide level, to meet cash flow obligations over the short to medium term;

•	maintaining strength in the Group’s balance sheet structure to ensure long term resilience in the liquidity and funding risk profile;

•	ensuring the liquidity management framework is compatible with local regulatory requirements;

•	preparing daily liquidity reports and scenario analysis to quantify the Group’s positions;

•	targeting a diversified funding base to avoid undue concentrations by investor type, maturity, market source and currency;

•	holding a portfolio of high quality liquid assets to protect against adverse funding conditions and to support day-to-day operations; and

•	establishing detailed contingency plans to cover different liquidity crisis events.

KEY AREAS OF MEASUREMENT FOR LIQUIDITY RISK

Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by a range of regulatory and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity.

A key component of this framework is the Liquidity Coverage Ratio (LCR), which is a severe short term liquidity stress scenario mandated by banking regulators including APRA. As part of meeting LCR requirements, the Group has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia. The CLF has been established to offset the shortage of available High Quality Liquid Assets (HQLA) in Australia and provides an alternative form of contingent liquidity. The total amount of the CLF available to a qualifying Australian Deposit-taking Institution is set annually by APRA. From 1 January 2018, ANZ’s CLF is $46.9 billion (2017 calendar year end: $43.8 billion).

Liquid assets

The Group holds a portfolio of high quality (unencumbered) liquid assets to protect the Group’s liquidity position in a severely stressed environment, to meet regulatory requirements. HQLA comprise three categories consistent with Basel III LCR requirements:

•	HQLA1 – Cash and highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•

HQLA2 – High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA) – Assets qualifying as collateral for the CLF and eligible securities that the Reserve Bank of New Zealand (RBNZ) will accept in its domestic market operations.

LIQUIDITY RISK OUTCOMES1

Liquidity Coverage Ratio

ANZ’s Liquidity Coverage Ratio (LCR) averaged 138% for 2018, an increase from the 2017 average of 135%, and above the regulatory minimum of 100%.

Net Stable Funding Ratio

ANZ’s Net Stable Funding Ratio (NSFR) as at 30 September 2018 was 115%, above the regulatory minimum of 100%.

1.

This information is not within the scope of the external audit of the Group Financial Report by the Group’s external auditor, KPMG. The Liquidity Coverage Ratio and Net Stable Funding Ratio are non-IFRS disclosures and are disclosed as part of the Group’s APS 330 Public Disclosure which is subject to specific review procedures in accordance with the Australian Standard on Related Services (ASRS) 4400 Agreed upon Procedures Engagements to Report Factual Findings.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    121

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

16. FINANCIAL RISK MANAGEMENT (continued)

LIQUIDITY AND FUNDING RISK (continued)

Liquidity crisis contingency planning

The Group maintains APRA-endorsed liquidity crisis contingency plans for analysing and responding to a liquidity threatening event at a country and Group-wide level. Key liquidity contingency crisis planning requirements and guidelines include:

Ongoing business management	Early signs/ mild stress	Severe Stress
• Establish crisis/severity levels • Liquidity limits • Early warning indicators	• Monitoring and review • Management actions not requiring business rationalisation	• Activate contingency funding plans • Management actions for altering asset and liability behaviour
Assigned responsibility for internal and external communications and the appropriate timing to communicate

Since the precise nature of any stress event cannot be known in advance, we design the plans to be flexible to the nature and severity of the stress event with multiple variables able to be accommodated in any plan.

Group funding

The Group monitors the composition and stability of its funding so that it remains within the Group’s funding risk appetite. This approach ensures that an appropriate proportion of the Group’s assets are funded by stable funding sources, including customer deposits; longer-dated wholesale funding (with a remaining term exceeding one year); and equity.

Funding plans prepared	Considerations in preparing funding plans
• 3 year strategic plan prepared annually • Annual funding plan as part of budgeting process • Forecasting in light of actual results as a calibration to the annual plan

•  Customer balance sheet growth

•  Changes in wholesale funding including: targeted funding volumes; markets; investors; tenors; and currencies for senior, secured, subordinated, hybrid transactions and market conditions

122     ANZ 2018 ANNUAL REPORT

16. FINANCIAL RISK MANAGEMENT (continued)

LIQUIDITY AND FUNDING RISK (continued)

RESIDUAL CONTRACTUAL MATURITY ANALYSIS OF GROUP’S LIABILITIES

The tables below provides residual contractual maturity analysis of financial liabilities, including financial liabilities reclassified to held for sale, at 30 September within relevant maturity groupings. All outstanding debt issuance and subordinated debt is profiled on the earliest date on which the Group may be required to pay. All at-call liabilities are reported in the “Less than 3 months” category. Any other items without a specified maturity date are included in the “After 5 years” category. The amounts represent principal and interest cash flows - so they may differ from equivalent amounts reported on balance sheet. For the purpose of this note, assets presented as asset held for sale in the Balance Sheet have been reallocated to their respective Balance Sheet categories.

It should be noted that this is not how the Group manages its liquidity risk. The management of this risk is detailed on page 121.

2018	Less than 3 months $m	3 to 12 months $m	1 to 5 years $m	After 5 years $m	Total $m
Settlement balances owed by ANZ	11,810	-	-	-	11,810

Collateral received	6,542	-	-	-	6,542

Deposits and other borrowings	518,650	92,213	12,444	117	623,424

Policy liabilities	38,325	2	9	1,271	39,607

External unit holder liabilities	4,712	-	-	-	4,712

Liability for acceptances	803	-	-	-	803

Debt issuances[1]	5,575	21,538	83,685	23,399	134,197

Derivative liabilities (trading)[2]	60,499	-	-	-	60,499

Derivative assets and liabilities (balance sheet management)

- Funding

Receive leg	(17,972)	(30,894)	(85,054)	(35,580)	(169,500)

Pay leg	17,936	29,757	82,344	35,431	165,468

- Other balance sheet management

Receive leg	(52,708)	(16,646)	(14,401)	(2,089)	(85,844)

Pay leg	53,022	16,879	15,283	2,256	87,440

2017	Less than 3 months $m	3 to 12 months $m	1 to 5 years $m	After 5 years $m	Total $m
Settlement balances owed by ANZ	9,914	-	-	-	9,914

Collateral received	5,919	-	-	-	5,919

Deposits and other borrowings	490,282	94,449	19,003	145	603,879

Policy liabilities	37,075	2	19	352	37,448

External unit holder liabilities	4,435	-	-	-	4,435

Liability for acceptances	614	-	-	-	614

Debt issuances[1]	4,673	15,290	75,732	24,131	119,826

Derivative liabilities (trading)[2]	51,556	-	-	-	51,556

Derivative assets and liabilities (balance sheet management)

- Funding

Receive leg	(18,598)	(20,058)	(82,876)	(29,295)	(150,827)

Pay leg	18,374	19,830	83,827	29,659	151,690

- Other balance sheet management

Receive leg	(28,031)	(8,685)	(14,900)	(5,021)	(56,637)

Pay leg	28,246	9,152	17,024	5,552	59,974

[1].

Any callable wholesale debt instruments have been included at their next call date. Balance includes subordinated debt instruments that may be settled in cash or in equity, at the option of the Company, and perpetual investments at next call date.

2.	The full mark-to-market of derivative liabilities held for trading purposes is included in the ‘less than 3 months’ category.

At 30 September 2018, $202,531 million (2017: $191,323 million) of the Group’s undrawn facilities and $42,577 million (2017: $40,839 million) of its issued guarantees mature in less than 1 year, based on the earliest date on which the Group may be required to pay.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    123

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

17. FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES

The Group carries a significant number of financial instruments on the balance sheet at fair value. In addition the Group also holds assets classified as held for sale which are measured at fair value less costs to sell. The fair value is the best estimate of the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

VALUATION

The Group has an established control framework, including appropriate segregation of duties, to ensure that fair values are accurately determined, reported and controlled. The framework includes the following features:

•	products are approved for transacting with external customers and counterparties only where fair values can be appropriately determined;

•	quoted market prices used to value financial instruments are independently verified with information from external pricing providers;

•	fair value methodologies and inputs are evaluated and approved by a function independent of the party that undertakes the transaction;

•	movements in fair values are independently monitored and explained by reference to underlying factors relevant to the fair value; and

•	valuation adjustments (such as funding valuation adjustments, credit valuation adjustments and bid-offer adjustments) are independently validated and monitored.

If the Group holds offsetting risk positions, then the Group uses the portfolio exception in AASB 13 Fair Value Measurement (AASB 13) to measure the fair value of such groups of financial assets and financial liabilities. We measure the portfolio based on the price that would be received to sell a net long position (an asset) for a particular risk exposure, or to transfer a net short position (a liability) for a particular risk exposure.

Fair value designation

We designate certain loans and advances and certain deposits and other borrowings and debt issuances as fair value through profit or loss:

•	where they contain a separable embedded derivative which significantly modifies the instruments’ cash flow; or

•

in order to eliminate an accounting mismatch which would arise if the asset or liabilities were otherwise carried at amortised cost. This mismatch arises as we measure the derivative financial instruments (which we acquired to mitigate interest rate risk of the assets or liabilities) at fair value through profit or loss.

Our approach ensures that we recognise the fair value movements on the assets or liabilities in profit or loss in the same period as the movement on the associated derivatives.

We may also designate certain loans and advances, certain deposits and other borrowings and debt issuances as fair value through profit or loss where they are managed on a fair value basis to align the measurement with how the instruments are managed.

FAIR VALUE APPROACH AND VALUATION TECHNIQUES

We use valuation techniques to estimate the fair value of assets and liabilities for recognition, measurement and disclosure purposes where no quoted price in an active market exists for that asset or liability. This includes the following:

Asset or Liability	Fair Value Approach
Financial instruments classified as: - Trading securities - Securities sold short - Derivative financial assets and financial liabilities - Available-for-sale assets

Valuation techniques are used that incorporate observable market inputs for financial instruments with similar credit risk, maturity and yield characteristics. Equity instruments that are not traded in active markets may be measured using comparable company valuation multiples.

Financial instruments classified as: - Net loans and advances - Deposits and other borrowings - Debt issuances

Discounted cash flow techniques are used whereby contractual future cash flows of the instrument are discounted using wholesale market interest rates, or market borrowing rates for debt with similar maturities or yield curve appropriate for the remaining term to maturity.

Assets and liabilities held for sale	Valuation based on the expected sale price before transaction costs.

124    ANZ 2018 ANNUAL REPORT

17. FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES (continued)

CLASSIFICATION OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES

The following tables set out the classification of financial asset and liability categories according to measurement bases together with their carrying amounts as reported on the balance sheet.

			2018			2017
	Note	At amortised cost $m	At fair value $m	Total $m	At amortised cost $m	At fair value $m	Total $m

Financial assets

Cash and cash equivalents	8	84,636	-	84,636	68,048	-	68,048

Settlement balances owed to ANZ		2,319	-	2,319	5,504	-	5,504

Collateral paid		11,043	-	11,043	8,987	-	8,987

Trading securities	9	-	37,722	37,722	-	43,605	43,605

Derivative financial instruments	10	-	68,423	68,423	-	62,518	62,518

Available-for-sale assets	11	-	74,284	74,284	-	69,384	69,384

Net loans and advances	12	603,805	133	603,938	574,175	156	574,331

Regulatory deposits		882	-	882	2,015	-	2,015

Assets held for sale[1]		727	43,151	43,878	5,966	-	5,966

Investments backing policy liabilities		-	-	-	-	37,964	37,964

Other financial assets		2,899	-	2,899	4,364	-	4,364

Total		706,311	223,713	930,024	669,059	213,627	882,686

Financial liabilities

Settlement balances owed by ANZ		11,810	-	11,810	9,914	-	9,914

Collateral received		6,542	-	6,542	5,919	-	5,919

Deposits and other borrowings	14	615,818	2,332	618,150	592,114	3,497	595,611

Derivative financial instruments	10	-	69,676	69,676	-	62,252	62,252

Liabilities held for sale[1]		130	46,641	46,771	4,635	-	4,635

Policy liabilities		-	-	-	342	37,106	37,448

External unit holder liabilities		-	-	-	-	4,435	4,435

Payables and other liabilities		5,617	1,171	6,788	6,458	1,892	8,350

Debt issuances	15	119,737	1,442	121,179	106,221	1,752	107,973

Total		759,654	121,262	880,916	725,603	110,934	836,537

1.	Assets held for sale and liabilities held for sale include only the components of assets or liabilities held for sale which are financial instruments.

FAIR VALUE HIERARCHY

The Group categorises assets and liabilities carried at fair value into a fair value hierarchy as required by AASB 13 based on the observability of inputs used to measure the fair value:

•	Level 1 – valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level 2 – valuations using inputs other than quoted prices included within Level 1 that are observable for a similar asset or liability, either directly or indirectly; and

•	Level 3 – valuations where significant unobservable inputs are used to measure the fair value of the asset or liability.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    125

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

17. FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES (continued)

The following table presents assets and liabilities carried at fair value in accordance with the fair value hierarchy:

	Fair value measurements
	Quoted market price (Level 1)		Using observable inputs (Level 2)		Using unobservable inputs (Level 3)		Total

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Assets

Trading securities[1]	30,855	40,435	6,867	3,170	-	-	37,722	43,605

Derivative financial instruments	647	433	67,717	61,996	59	89	68,423	62,518

Available-for-sale assets[1]	69,508	61,694	3,695	7,479	1,081	211	74,284	69,384

Net loans and advances (measured at fair value)	-	-	133	156	-	-	133	156

Investments backing policy liabilities[1]	-	27,308	-	10,306	-	350	-	37,964

Assets held for sale[2]	-	-	44,623	1,748	-	-	44,623	1,748

Total	101,010	129,870	123,035	84,855	1,140	650	225,185	215,375

Liabilities

Deposits and other borrowings (designated at fair value)	-	-	2,332	3,497	-	-	2,332	3,497

Derivative financial instruments	1,680	275	67,952	61,900	44	77	69,676	62,252

Policy liabilities[3]	-	-	-	37,106	-	-	-	37,106

External unit holder liabilities	-	-	-	4,435	-	-	-	4,435

Payables and other liabilities[4]	1,159	1,726	12	166	-	-	1,171	1,892

Debt issuances (designated at fair value)	-	-	1,442	1,752	-	-	1,442	1,752

Liabilities held for sale[2]	-	-	46,829	-	-	-	46,829	-

Total	2,839	2,001	118,567	108,856	44	77	121,450	110,934

1.	Of the assets and liabilities held at the end of 2018, during the year, we transferred:
•	$676 million (2017: nil) from Level 1 to Level 3 following a change in the valuation approach used to measure the investment in Bank of Tianjin;
•	$953 million (2017: $44 million) from Level 2 to Level 1 following increased trading activity to support the quoted prices;
•	There was no material transfer from Level 1 to Level 2 (2017: $713 million).

Transfers into and out of levels are measured at the beginning of the reporting period in which the transfer occurred.

2.

The amount classified as Assets and Liabilities held for sale relates to assets and liabilities measured at fair value less cost to sell in accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations. The amount presented reflects fair value excluding cost to sell but including intercompany eliminations.

3.	Policy liabilities relate only to life investment contract liabilities, as we designated these at fair value through profit or loss.
4.	Payables and other liabilities relates to securities sold short, which we classify as held for trading and measured at fair value through profit or loss.

FAIR VALUE MEASUREMENT INCORPORATING UNOBSERVABLE MARKET DATA

Level 3 fair value measurements

The net balance of Level 3 is an asset of $1,096 million (2017: $573 million). The assets and liabilities which incorporate significant unobservable inputs primarily include:

•	equities for which there is no active market or traded prices cannot be observed;

•	structured credit products for which credit spreads and default probabilities relating to the reference assets and derivative counterparties cannot be observed;

•	other derivatives referencing market rates that cannot be observed primarily due to lack of market activity.

Movement in the Level 3 balance are due to the following transfers:

•	investment backing policy liabilities being classified as Level 2 on transfer to assets held for sale following the agreed sale of the Wealth businesses, and;

•	our available-for-sale investment in Bank of Tianjin has been transferred to Level 3 following a change in the valuation approach used to measure the asset.

There were no other material transfers in or out of Level 3 during the period.

126    ANZ 2018 ANNUAL REPORT

17. FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES (continued)

Bank of Tianjin (BoT)

A revised valuation technique was applied to the investment in BoT as the Group considers that, in light of persistent illiquidity, the share price of BoT is not representative of fair value. The investment is valued based on comparative price-to-book (P/B) multiples (a P/B multiple is the ratio of the market value of equity to the book value of equity). The extent of judgment applied in determining the appropriate multiple and comparator group from which the multiple is derived are non-observable inputs which have resulted in the Level 3 classification. The application of this valuation approach resulted in a $349 million increase in the carrying value of the investment during the period to $1,025 million. The increase has been recognised as an unrealised gain in the available-for-sale revaluation reserve within shareholders’ equity and accordingly, there is no impact from this revaluation on the Income Statement for the September 2018 financial year.

The movement in Investments backing policy liabilities classified as Level 3 is predominantly due to reclassification of the balance as asset held for sale. Aside from this movement, there have been no significant movements or changes in the composition of the balance of Level 3 instruments that the Group carries at fair value during the current or prior periods.

Sensitivity to Level 3 data inputs

When we make assumptions due to significant inputs not being directly observable in the market place (Level 3 inputs), then changing these assumptions changes the Group’s estimate of the instrument’s fair value. Favourable and unfavourable changes are determined by changing the primary unobservable parameter used to derive the valuation.

Bank of Tianjin (BoT)

The valuation of the BoT investment is sensitive to the selected unobservable input, being the P/B multiple. If the P/B multiple was increased or decreased by 10% it would result in a $102 million increase or decrease to the fair value of the investment, which would be recognised in shareholders’ equity.

Other

The remaining Level 3 balance is immaterial and changes in the Level 3 inputs have a minimal impact on net profit and net assets of the Group.

Deferred fair value gains and losses

Where fair values are determined using unobservable inputs significant to the fair value of a financial instrument, the Group does not immediately recognise the difference between the transaction price and the amount we determine based on the valuation technique (day one gain or loss) in profit or loss. After initial recognition, we recognise the deferred amount in profit or loss on a straight line basis over the life of the transaction or until all inputs become observable.

The day one gains and losses deferred are not material.

FINANCIAL ASSETS AND FINANCIAL LIABILITIES NOT MEASURED AT FAIR VALUE

The following table sets out the Group’s basis of estimating fair values of financial instruments carried at amortised cost:

Financial Asset and Liability	Fair Value Approach

Net loans and advances to banks	Discounted cash flows using prevailing market rates for loans with similar credit quality.

Net loans and advances to customers	Present value of future cash flows, discounted using a curve that incorporates changes in wholesale market rates, the Group’s cost of wholesale funding and the customer margin, as appropriate.

Deposit liability without a specified maturity or at call	The amount payable on demand at the reporting date. We do not adjust the fair value for any value we expect the Group to derive from retaining the deposit for a future period.

Interest bearing fixed maturity deposits and other borrowings and acceptances with quoted market rates	Market borrowing rates of interest for debt with a similar maturity are used to discount contractual cash flows to derive the fair value.

Debt issuances

Calculated based on quoted market prices or observable inputs as applicable. If quoted market prices are not available, we use a discounted cash flow model using a yield curve appropriate for the remaining term to maturity of the debt instrument. The fair value reflects adjustments to credit spreads applicable to ANZ for that instrument.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    127

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

17. FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES (continued)

The financial assets and financial liabilities listed in the table below are carried at amortised cost on the Group’s Balance Sheet. While this is the value at which we expect the assets will be realised and the liabilities settled, the Group provides an estimate of the fair value of the financial assets and financial liabilities at balance date in the table below.

	At amortised cost		Categorised into fair value hierarchy						Fair value (total)

			Quoted market price (Level 1)		Using observable inputs (Level 2)		With significant non- observable inputs (Level 3)

	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Financial assets

Net loans and advances[1,2]	604,804	580,137	-	-	29,586	26,928	575,691	553,395	605,277	580,323
Total	604,804	580,137	-	-	29,586	26,928	575,691	553,395	605,277	580,323
Financial liabilities

Deposits and other borrowings[1]	617,397	596,672	-	-	617,563	596,862	-	-	617,563	596,862

Debt issuances	119,737	106,221	43,413	45,836	77,205	61,663	-	-	120,618	107,499
Total	737,134	702,893	43,413	45,836	694,768	658,525	-	-	738,181	704,361

1.

Net loans and advances and deposits and other borrowings include amounts reclassified to assets and liabilities held for sale (refer Note 29 Discontinued Operations and Assets and Liabilities Held for Sale).

2.

We have reviewed the fair value of Net loans and advances previously presented as Level 2. In line with broader industry practice Net loans and advances other than Loans to Banks are now presented as Level 3.

KEY JUDGEMENTS AND ESTIMATES

The Group evaluates the material accuracy of the valuations incorporated in the financial statements as they can involve a high degree of judgement and estimation in determining the carrying values of financial assets and financial liabilities at the balance sheet date.

The majority of valuation models the Group uses employ only observable market data as inputs. However, for certain financial instruments, we may use data that is not readily observable in current markets. If we use unobservable market data, then we need to exercise more judgement to determine fair value depending on the significance of the unobservable input to the overall valuation. Generally, we derive unobservable inputs from other relevant market data and compare them to observed transaction prices where available.

When establishing the fair value of a financial instrument using a valuation technique, the Group considers valuation adjustments in determining the fair value. We may apply adjustments (such as bid/offer spreads, credit valuation adjustments and funding valuation adjustments – refer Note 10 Derivative Financial Instruments) to the techniques used to reflect the Group’s assessment of factors that market participants would consider in setting fair value.

128    ANZ 2018 ANNUAL REPORT

18. ASSETS CHARGED AS SECURITY FOR LIABILITIES AND COLLATERAL ACCEPTED AS SECURITY FOR ASSETS

The following disclosure excludes the amounts presented as collateral paid and received in the Balance Sheet that relate to derivative liabilities and derivative assets respectively. The terms and conditions of those collateral agreements are included in the standard Credit Support Annex that forms part of the International Swaps and Derivatives Association Master Agreement.

ASSETS CHARGED AS SECURITY FOR LIABILITIES

Assets charged as security for liabilities include the following types of instruments:

•	Securities provided as collateral for repurchase transactions. These transactions are governed by standard industry agreements.

•

UDC Secured Investments are secured by a security interest granted under a trust deed over all of UDC’s present and future assets and undertakings, to Trustees Executors Limited, as supervisor. The assets subject to the security interest comprise mainly loans to UDC’s customers and certain plant and equipment. The security interest secures all amounts payable by UDC on the UDC Secured Investments and all other monies payable by UDC under the trust deed.

•	Specified residential mortgages provided as security for notes and bonds issued to investors as part of ANZ’s covered bond programs.

•	Collateral provided to central banks.

•	Collateral provided to clearing houses.

The carrying amount of assets pledged as security are as follows:

	2018 $m	2017 $m
Securities sold under arrangements to repurchase[1]	40,164	36,242

Assets pledged as collateral for UDC Secured Investments	3,019	2,746

Residential mortgages provided as security for covered bonds	29,455	29,353

Other	2,794	3,140

1.	The amounts disclosed as securities sold under arrangements to repurchase include both:

      • assets pledged as security which continue to be recognised on the Group’s balance sheet; and

      • assets repledged, which are included in the disclosure below.

COLLATERAL ACCEPTED AS SECURITY FOR ASSETS

ANZ has received collateral associated with various financial instruments. Under certain transactions ANZ has the right to sell, or to repledge, the collateral received. These transactions are governed by standard industry agreements.

The fair value of collateral we have received and that which we have sold or repledged is as follows:

	2018 $m	2017 $m
Fair value of assets which can be sold or repledged	36,122	30,085

Fair value of assets sold or repledged	23,300	19,965

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    129

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

19. OFFSETTING

We offset financial assets and financial liabilities in the balance sheet (in accordance with AASB 132 Financial Instruments: Presentation) when there is:

•	a current legally enforceable right to set off the recognised amounts in all circumstances; and

•	an intention to settle the asset and liability on a net basis, or to realise the asset and settle the liability simultaneously.

If the above conditions are not met, the financial assets and financial liabilities are presented on a gross basis.

The Group does not have any arrangements that satisfy the conditions necessary to offset financial assets and financial liabilities within the balance sheet. The following table identifies financial assets and financial liabilities which have not been offset but are subject to enforceable master netting agreements (or similar arrangements) and the related amounts not offset in the balance sheet. We have not taken into account the effect of over-collateralisation.

			Amount subject to master netting agreement or similar

2018	Total amounts recognised in the Balance Sheet $m	Amounts not subject to master netting agreement or similar $m	Total $m	Financial instruments $m	Financial collateral (received)/ pledged $m	Net amount $m
Derivative financial assets[1]	68,426	(3,292)	65,134	(54,251)	(5,507)	5,376

Reverse repurchase, securities borrowing and similar agreements[2]	35,310	(4,738)	30,572	(398)	(30,174)	-
Total financial assets	103,736	(8,030)	95,706	(54,649)	(35,681)	5,376
Derivative financial liabilities	(69,677)	3,644	(66,033)	54,252	8,287	(3,494)

Repurchase, securities lending and similar agreements[3]	(38,378)	12,794	(25,584)	398	25,186	-
Total financial liabilities	(108,055)	16,438	(91,617)	54,650	33,473	(3,494)

			Amount subject to master netting agreement or similar

2017	Total amounts recognised in the Balance Sheet $m	Amounts not subject to master netting agreement or similar $m	Total $m	Financial instruments $m	Financial collateral (received)/ pledged $m	Net amount $m
Derivative financial assets	62,518	(3,226)	59,292	(49,243)	(5,185)	4,864

Reverse repurchase, securities borrowing and similar agreements[2]	28,966	(5,289)	23,677	(819)	(22,858)	-
Total financial assets	91,484	(8,515)	82,969	(50,062)	(28,043)	4,864

Derivative financial liabilities	(62,252)	3,662	(58,590)	49,243	6,517	(2,830)

Repurchase, securities lending and similar agreements[3]	(34,536)	9,590	(24,946)	819	24,127	-
Total financial liabilities	(96,788)	13,252	(83,536)	50,062	30,644	(2,830)

1.	Includes derivative assets and liabilities reclassified as held for sale.
2.	Reverse repurchase agreements:
• with less than 90 days to maturity are presented in the Balance Sheet within cash and cash equivalents; or
• with 90 days or more to maturity are presented in the Balance Sheet within net loans and advances.
3.	Repurchase agreements are presented in the Balance Sheet within deposits and other borrowings.

130    ANZ 2018 ANNUAL REPORT

20. GOODWILL AND OTHER INTANGIBLE ASSETS

	Goodwill[1]				Software		Other Intangibles		Total
	2018 $m		2017 $m		2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m

Balance at start of year	4,447		4,729		1,860	2,202	663	741	6,970	7,672

Additions	1		5		390	404	-	-	391	409

Amortisation expense[2]	-		-		(821)	(567)	(38)	(73)	(859)	(640)

Impairment expense	(12)		(3)		(17)	(17)	-	-	(29)	(20)

Impairment on reclassification to held for sale[3]	(421)		(50)		-	(154)	-	-	(421)	(204)

Transferred to held for sale	(571)		(122)		-	-	(555)	-	(1,126)	(122)

Foreign currency exchange difference	(4)		(112)		9	(8)	(1)	(5)	4	(125)
Balance at end of year	3,440		4,447		1,421	1,860	69	663	4,930	6,970

Cost	3,440		4,447		6,490	6,092	149	1,358	10,079	11,897

Accumulated amortisation/impairment	n/	a	n/	a	(5,069)	(4,232)	(80)	(695)	(5,149)	(4,927)
Carrying amount	3,440		4,447		1,421	1,860	69	663	4,930	6,970

1.	Goodwill excludes notional goodwill in equity accounted investments.
2.

ANZ has accelerated the amortisation of certain software assets, predominantly relating to the Institutional division. This follows a recent review of the international business along with a number of divestments announced or completed this year. Accelerated amortisation expense of $251m ($206 million post-tax) attributable to these assets has been recorded in the 2018 financial year.

3.	In 2018, this relates to discontinued operations (refer to Note 29) and in 2017 this relates to the sale of the Retail Asia and Wealth businesses.

GOODWILL ALLOCATED TO CASH-GENERATING UNITS (CGUs)

An annual assessment is made as to whether the current carrying value of goodwill is impaired. For the purposes of impairment testing, goodwill is allocated at the date of acquisition to a CGU. Goodwill is considered to be impaired if the carrying amount of the relevant CGU exceeds its recoverable amount.

To estimate the recoverable amount of the CGU to which each goodwill component is allocated, we use a fair value less cost of disposal assessment approach for each segment.

FAIR VALUE LESS COST OF DISPOSAL

The Group has determined, using a market multiple approach, the fair value less costs of disposal of each CGU. This is primarily based on observable price earnings multiples reflecting the businesses and markets in which each CGU operates plus a control premium. The earnings are based on the current forecast earnings of the divisions. As at 30 September 2018, our impairment testing did not result in any material impairment being identified.

For each of ANZ’s CGUs with goodwill, the price earnings multiples applied were as follows:

Division	2018	2017

Australia	16.9	17.3

Institutional	14.6	15.4

New Zealand	16.8	17.0

Wealth Australia[1]	19.4	n/a

Asia Retail & Pacific[2]	18.5	17.3

1.

In 2017, Wealth Australia goodwill was tested for impairment using a value-in-use calculation as various strategic options were being considered for components of the Wealth CGU. In 2018, testing is based on the retained businesses of Wealth Australia and the associated goodwill.

2.	Due to the sale of Asia Retail and Wealth businesses, testing of goodwill is based on Pacific earnings only.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    131

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

20. GOODWILL AND OTHER INTANGIBLE ASSETS (continued)

RECOGNITION AND MEASUREMENT

The table below details how we recognise and measure different intangible assets:

Intangible	Goodwill	Software	Other Intangible Assets
Definition	Excess amount the Group has paid in acquiring a business over the fair value less costs of disposal of the identifiable assets and liabilities acquired.

Purchases of “off the shelf’ software assets are capitalised as assets.

Internal and external costs incurred in building software and computer systems costing greater than $20 million are capitalised as assets. Those less than $20 million are expensed in the year in which the costs are incurred.

Management fee rights
Carrying value	Cost less any accumulated impairment losses. Allocated to the cash generating unit to which the acquisition relates.

Initially, measured at cost.

Subsequently, carried at cost less accumulated amortisation and impairment losses.

Costs incurred in planning or evaluating software proposals or in maintaining systems after implementation are not capitalised.

Initially, measured at fair value at acquisition. Subsequently, carried at cost less impairment losses.
Useful life	Indefinite. Goodwill is reviewed for impairment at least annually or when there is an indication of impairment.	Except for major core infrastructure, amortised over periods between 3-5 years. Major core infrastructure amortised over periods between 7 or 10 years.	Management fee rights with an indefinite life are reviewed for impairment at least annually or where there is an indication of impairment.
Depreciation method	Not applicable.	Straight-line method.	Not applicable.

KEY JUDGEMENTS AND ESTIMATES

Management judgement is used to assess the recoverable value of goodwill, and other intangible assets, and the useful economic life of an asset (or if an asset has an indefinite life). We reassess the recoverability of the carrying value at each reporting date.

The carrying amount of goodwill is based on judgements including the basis of assumptions and forecasts used for determining earnings for CGUs, headroom availability, and sensitivities of the forecasts to reasonably possible changes in assumptions. The level at which goodwill is allocated, the estimation of future earnings and the selection of earnings multiples applied requires significant judgement.

At each balance date, software and other intangible assets, including those not yet ready for use, are assessed for indicators of impairment. In the event that an asset’s carrying amount is determined to be greater than its recoverable amount, the carrying value of the asset is written down immediately.

In addition, the expected useful life of intangible assets, including software assets, are assessed on an annual basis. The assessment requires management judgement, and in relation to our software assets, a number of factors can influence the expected economic useful lives. These factors include changes to business strategy, significant divestments and the underlying pace of technological change. In the current year, the assessment of useful economic life of software assets resulted in accelerated amortisation of certain software assets in the Institutional and Australia divisions of $251 million.

132    ANZ 2018 ANNUAL REPORT

21. OTHER PROVISIONS

	2018 $m	2017 $m
Customer remediation[1]	602	142

Restructuring costs	106	119

Non-lending losses, frauds and forgeries	100	97

Other	296	314
Total other provisions (including liabilities reclassified as held for sale)	1,104	672

Less: Other provisions reclassified as held for sale	(66)	(44)
Total other provisions	1,038	628

1.

Customer remediation provisions relating to discontinued operations amounting to $174 million (2017: $5 million) have not been reclassified to liabilities held for sale as the Group remains accountable for customer remediation post sale completion.

	Customer remediation $m	Restructuring costs $m	Non-lending losses, frauds and forgeries $m	Other $m	Total $m
Balance at start of year	142	119	97	314	672

New and increased provisions made during the year	558	153	16	239	966

Provisions used during the year	(72)	(139)	(11)	(184)	(406)

Unused amounts reversed during the year	(26)	(27)	(2)	(73)	(128)
Balance at end of year (including liabilities reclassified as held for sale)	602	106	100	296	1,104
Less: Other provisions reclassified as held for sale	(10)	(2)	-	(54)	(66)
Balance at end of year	592	104	100	242	1,038

Customer remediation

Customer remediation refers to the Group’s activities in relation to compensating customers for past matters associated with products and services provided.

Restructuring costs

Provisions for restructuring costs arise from activities related to material changes in the scope of business undertaken by the Group or the manner in which that business is undertaken and include employee termination benefits. Costs relating to on-going activities are not provided for and are expensed as incurred.

Non-lending losses, frauds and forgeries

Non-lending losses include losses arising from specific legal actions not directly related to amounts of principal outstanding for loans and advances and losses arising from forgeries, frauds and the correction of operational issues. The amounts recognised are the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties that surround the events and circumstances that affect the provision.

Other

Other provisions comprise various other provisions including loyalty programs, workers compensation, make-good provisions associated with leased premises and contingent liabilities recognised as part of a business combination.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    133

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

21. OTHER PROVISIONS (continued)

RECOGNITION AND MEASUREMENT

The Group recognises provisions when there is a present obligation, an outflow of economic resources is probable, and the amount of the provision can be measured reliably.

The amount recognised is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the estimated cash flows required to settle the present obligation, its carrying amount is the present value of those cash flows.

KEY JUDGEMENTS AND ESTIMATES

The Group holds provisions for various obligations including customer remediation, restructuring costs and surplus lease space, non-lending losses, fraud and forgeries and litigation related claims. These provisions involve judgements regarding the outcome of future events, including estimates of expenditure required to satisfy such obligations. Where relevant, expert legal advice has been obtained and, in light of such advice, provisions and/or disclosures as deemed appropriate have been made.

In relation to customer remediation, determining the amount of the provisions, which represent management’s best estimate of the cost of settling the identified matters, requires the exercise of significant judgement. It will often be necessary to form a view on a number of different assumptions, including, the number of impacted customers, the average refund per customer and the associated remediation costs. Consequently, the appropriateness of the underlying assumptions is reviewed on a regular basis against actual experience and other relevant evidence and adjustments are made to the provisions where appropriate.

134    ANZ 2018 ANNUAL REPORT

22. SHAREHOLDERS’ EQUITY

SHAREHOLDERS’ EQUITY

	2018 $m	2017 $m
Ordinary share capital	27,205	29,088

Reserves

Foreign currency translation reserve	12	(196)

Share option reserve	92	87

Available-for-sale revaluation reserve	113	38

Cash flow hedge reserve	127	131

Transactions with non-controlling interests reserve	(21)	(23)
Total reserves	323	37

Retained earnings	31,715	29,834
Share capital and reserves attributable to shareholders of the Company	59,243	58,959

Non-controlling interests	140	116
Total shareholders’ equity	59,383	59,075

ORDINARY SHARE CAPITAL

The table below details the movement in ordinary shares for the period.

	2018		2017

	Number of shares	$m	Number of shares	$m
Balance at start of the year	2,937,415,327	29,088	2,927,476,660	28,765

Bonus option plan[1]	2,891,060	-	2,880,009	-

Dividend reinvestment plan[2]	-	-	7,058,658	198

Group employee share acquisition scheme	-	(1)	-	56

Share buy-back[3]	(66,688,269)	(1,880)	-	-

Treasury shares in Wealth Australia[4]	-	(2)	-	69
Balance at end of year	2,873,618,118	27,205	2,937,415,327	29,088

1.

The Company issued 1.4 million shares under the Bonus Option Plan (BOP) for the 2018 interim dividend (1.5 million shares for the 2017 final dividend; 1.4 million shares for the 2017 interim dividend; 1.5 million shares for the 2016 final dividend).

2.

No new shares were issued under the Dividend Reinvestment Plan (DRP) for the 2018 interim dividend (nil shares for the 2017 final dividend; nil shares for the 2017 interim dividend; 7.1 million shares for the 2016 final dividend) as the shares were purchased on-market and provided directly to the shareholders participating in the DRP. On-market purchases for the DRP in the September 2018 financial year were $392 million (2017: $176 million).

3.

As announced on 18 December 2017, 22 June 2018 and 19 October 2018, there is currently an on-market buy-back in relation to ANZ’s ordinary shares of $3.0 billion. The Company bought back $1,880 million worth of shares during the 2018 financial year resulting in 66.7 million shares being cancelled during the year.

4.

Treasury shares in ANZ Wealth Australia (AWA) are shares held in statutory funds as assets backing policy holder liabilities. AWA Treasury shares outstanding as at 30 September 2018 were 15,542,800 (2017: 15,386,741).

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    135

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

22. SHAREHOLDERS’ EQUITY

RECOGNITION AND MEASUREMENT
Ordinary shares

Ordinary shares have no par value. They entitle holders to receive dividends, or proceeds available on winding up of the Company, in proportion to the number of fully paid ordinary shares held. They are recognised at the amount paid per ordinary share net of directly attributable costs. Every holder of fully paid ordinary shares present at a meeting in person, or by proxy, is entitled to:

• on a show of hands, one vote; and

• on a poll, one vote, for each share held.
Treasury shares	Treasury shares are shares in the Company which:

• the ANZ Employee Share Acquisition Plan purchases on market and have not yet distributed, or

• the Company issues to the ANZ Employee Share Acquisition Plan and have not yet been distributed, or

• the life insurance business purchases and holds to back policy liabilities in the statutory funds.

Treasury shares are deducted from share capital and excluded from the weighted average number of ordinary shares used in the earnings per share calculations.
Reserves:
Foreign currency translation reserve

Includes differences arising on translation of assets and liabilities into Australian dollars when the functional currency of a foreign operation (including subsidiaries and branches) is not Australian dollars. In this reserve, we reflect any offsetting gains or losses on hedging these exposures, together with any tax effect.

Cash flow hedge reserve	Includes fair value gains and losses associated with the effective portion of designated cash flow hedging instruments, net of deferred taxes to be realised when the position is settled.
Available-for-sale reserve	Includes the changes in fair value and exchange differences on our revaluation of available-for-sale financial assets, net of deferred taxes to be realised upon disposal of the asset.
Share option reserve	Includes amounts which arise on the recognition of share-based compensation expense.
Transactions with non-controlling interests reserve	Includes the impact of transactions with non-controlling shareholders in their capacity as shareholders.
Non-controlling interests	Share in the net assets of controlled entities attributable to equity interests which the Company does not own directly or indirectly.

136    ANZ 2018 ANNUAL REPORT

23. CAPITAL MANAGEMENT

CAPITAL MANAGEMENT STRATEGY

ANZ’s capital management strategy aims to protect the interests of depositors, creditors and shareholders. We achieve this through an Internal Capital Adequacy Assessment Process (ICAAP) whereby ANZ conducts detailed strategic and capital planning over a 3 year time horizon. The process involves:

•	forecasting economic variables, financial performance of ANZ’s divisions and the financial impact of new strategic initiatives to be implemented during the planning period;

•

performing stress tests under different economic scenarios to determine the level of additional capital (‘stress capital buffer’) needed to absorb losses that may be experienced under an economic downturn;

•	reviewing capital ratios and targets across various classes of capital against ANZ’s risk profile; and

•

developing a capital plan, taking into account capital ratio targets, current and future capital issuances requirements and options around capital products, timing and markets to execute the capital plan under differing market and economic conditions.

The capital plan is approved by the Board and updated as required. The Board and senior management are provided with regular updates of ANZ’s capital position. Any material actions required to ensure ongoing prudent capital management are submitted to the Board for approval. Throughout the year, the Group maintained compliance with all the regulatory requirements related to Capital Adequacy in the jurisdictions in which it operates.

REGULATORY ENVIRONMENT

Australia

As ANZ is an Authorised Deposit-taking Institution (ADI) in Australia, it is primarily regulated by APRA under the Banking Act 1959 (Cth). ANZ must comply with the minimum regulatory capital requirements, prudential capital ratios and specific reporting levels that APRA sets and which are consistent with the global Basel III capital framework. This is the common framework for determining the appropriate level of bank regulatory capital as set by the Basel Committee on Banking Supervision (“BCBS”). APRA requirements are summarised below:

Regulatory Capital Definition

Common Equity Tier 1 (CET1) Capital	Tier 1 Capital	Tier 2 Capital	Total Capital

Shareholders’ equity adjusted for specific items.	CET1 Capital plus certain securities with complying loss absorbing characteristics known as Additional Tier 1 Capital.	Subordinated debt instruments which have a minimum term of 5 years at issue date.	Tier 1 plus Tier 2 Capital.
Minimum Prudential Capital Ratios (PCRs)

CET1 Ratio	Tier 1 Ratio	Total Capital Ratio

CET1 Capital divided by total risk weighted assets must be at least 4.5%.	Tier 1 Capital divided by total risk weighted assets must be at least 6.0%.	Total Capital divided by total risk weighted assets must be at least 8.0%.

Reporting Levels
Level 1	Level 2	Level 3

The ADI on a stand-alone basis (that is the Company and specified subsidiaries which are consolidated to form the ADI’s Extended Licensed Entity).	The consolidated Group less certain subsidiaries and associates that are excluded under prudential standards.	A conglomerate Group at the widest level.

APRA also requires the ADI to hold additional CET1 buffers as follows:

•	A capital conservation buffer (CCB) of 3.5% which is inclusive of the additional 1% surcharge for domestically systemically important banks (D-SIBs). APRA has determined that ANZ is a D-SIB.

•	A countercyclical capital buffer which is set on a jurisdictional basis. The requirement is currently set to zero for Australia.

ANZ reports to APRA on a Level 1 and Level 2 basis, and measures capital adequacy monthly on a Level 1 and Level 2 basis, and is not yet required to maintain capital on a Level 3 basis until at least 2019 (APRA have yet to conclude required timing for Level 3 reporting).

Life Insurance and Funds Management

As required by APRA’s Prudential Standards, insurance and funds management activities are:

•	de-consolidated for the purposes of calculating capital adequacy; and

•	excluded from the risk based capital adequacy framework.

We deduct the investment in these controlled entities 100% from CET1 capital, and if we include any profits from these activities in the Group’s results, then we exclude them from the determination of CET1 capital to the extent they have not been remitted to the Company.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    137

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

23. CAPITAL MANAGEMENT (continued)

Outside Australia

In addition to APRA, the Company’s branch operations and major banking subsidiary operations are also overseen by local regulators such as the Reserve Bank of New Zealand, the US Federal Reserve, the UK Prudential Regulation Authority, the Monetary Authority of Singapore, the Hong Kong Monetary Authority and the China Banking and Insurance Regulatory Commission. They may impose minimum capitalisation levels on operations in their individual jurisdictions.

CAPITAL ADEQUACY1

The following table provides details of the Group’s capital adequacy ratios at 30 September:

	2018 $m	2017 $m

Qualifying capital

Tier 1

Shareholders’ equity and non-controlling interests	59,383	59,075

Prudential adjustments to shareholders’ equity	(322)	(481)

Gross Common Equity Tier 1 capital	59,061	58,594

Deductions	(14,370)	(17,258)

Common Equity Tier 1 capital	44,691	41,336

Additional Tier 1 capital	7,527	7,988

Tier 1 capital	52,218	49,324

Tier 2 capital	7,291	8,669
Total qualifying capital	59,509	57,993

Capital adequacy ratios

Common Equity Tier 1	11.4%	10.6%

Tier 1	13.4%	12.6%

Tier 2	1.9%	2.2%

Total capital ratio	15.2%	14.8%
Risk weighted assets	390,820	391,113

1.

This information is not within the scope of the external audit of the Group Financial Report by the Group’s external auditor, KPMG. The information presented in this table is a regulatory requirement disclosed in Part A of the APRA Reporting Form (ARF) 110 Capital Adequacy which will be subject to audit in accordance with Prudential Standard APS 310 Audit and Related Matters.

138    ANZ 2018 ANNUAL REPORT

24. PARENT ENTITY FINANCIAL INFORMATION

Australia and New Zealand Banking Group Limited (the Company) has prepared a separate set of financial statements to satisfy the requirements of its Australian Financial Services License it holds with ASIC. These separate Company financial statements are available on the ANZ website at anz.com and have been lodged with ASIC.

Selected financial information of the Company is provided as follows:

SUMMARY FINANCIAL INFORMATION

	2018 $m	2017 $m

Income statement information for the financial year

Profit after tax for the year	8,524	6,234

Total comprehensive income for the year	8,450	5,915

Balance sheet information as at the end of the financial year

Cash and cash equivalents	80,227	63,399

Net loans and advances	475,419	452,424

Total assets	840,747	797,379

Deposits and other borrowings	511,992	494,235

Total liabilities	786,893	745,531

Shareholders’ equity

Ordinary share capital	27,533	29,416

Reserves	(56)	36

Retained earnings	26,377	22,396
Total shareholders’ equity	53,854	51,848
PARENT ENTITY’S CONTRACTUAL COMMITMENTS PROPERTY RELATED COMMITMENTS

	2018 $m	2017 $m

Lease rentals

Land and buildings	1,533	1,818

Furniture and equipment	112	145
Total lease rental commitments[1]	1,645	1,963

Due within 1 year	321	394

Due later than 1 year but not later than 5 years	769	908

Due later than 5 years	555	661
Total lease rental commitments[1]	1,645	1,963

1.   Total future minimum sublease payments we expect to receive under non-cancellable subleases at 30 September 2018 is $81 million (2017: $91 million). During the year, we received sublease payments of $29 million (2017: $28 million) and netted them against rent expense.

CREDIT RELATED COMMITMENTS AND CONTINGENCIES

	2018 $m	2017 $m

Contract amount of:

Undrawn facilities	164,944	150,339

Guarantees and letters of credit	16,363	18,062

Performance related contingencies	22,176	18,890
Total	203,483	187,291

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    139

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

24. PARENT ENTITY FINANCIAL INFORMATION (continued)

PARENT ENTITY GUARANTEES

The Company has issued letters of comfort and guarantees in respect of certain of its subsidiaries in the normal course of business. Under these letters and guarantees, the Company undertakes to ensure that those subsidiaries continue to meet their financial obligations - subject to certain conditions including that the entity remains a controlled entity of the Company. Further information is outlined in Note 32 Related Party Disclosures.

25. CONTROLLED ENTITIES

The ultimate parent of the Group is Australia and New Zealand Banking Group Limited	Incorporated in Australia	Nature of Business Banking
All controlled entities are 100% owned, unless otherwise noted.
The material controlled entities of the Group are:
ANZ Bank (Lao) Limited[1]	Laos	Banking
ANZ Bank (Taiwan) Limited[1]	Taiwan	Banking
ANZ Bank (Vietnam) Limited[1]	Vietnam	Banking
ANZ Capel Court Limited	Australia	Securitisation Manager
ANZ Commodity Trading Pty Ltd	Australia	Finance
ANZ Funds Pty. Ltd.	Australia	Holding Company
ANZ Bank (Europe) Limited[1]	United Kingdom	Banking
ANZ Bank (Kiribati) Limited[1] (75% ownership)	Kiribati	Banking
ANZ Bank (Samoa) Limited[1]	Samoa	Banking
ANZ Bank (Thai) Public Company Limited[1]	Thailand	Banking
ANZcover Insurance Private Ltd[1]	Singapore	Captive-Insurance
ANZ Holdings (New Zealand) Limited[1]	New Zealand	Holding Company
ANZ Bank New Zealand Limited[1]	New Zealand	Banking
ANZ Investment Services (New Zealand) Limited[1]	New Zealand	Funds Management
ANZ New Zealand (Int’l) Limited[1]	New Zealand	Finance
ANZNZ Covered Bond Trust[1,4]	New Zealand	Finance
ANZ Wealth New Zealand Limited[1]	New Zealand	Holding Company
ANZ New Zealand Investments Limited[1]	New Zealand	Funds Management
OnePath Life (NZ) Limited[1]	New Zealand	Insurance
UDC Finance Limited[1]	New Zealand	Finance
ANZ International (Hong Kong) Limited[1]	Hong Kong	Holding Company
ANZ Asia Limited[1]	Hong Kong	Banking
ANZ Bank (Vanuatu) Limited[2]	Vanuatu	Banking
ANZ International Private Limited[1]	Singapore	Holding Company
ANZ Singapore Limited[1]	Singapore	Merchant Banking
ANZ Royal Bank (Cambodia) Limited[1] (55% ownership)	Cambodia	Banking
Votraint No. 1103 Pty Limited	Australia	Investment
ANZ Lenders Mortgage Insurance Pty. Limited	Australia	Mortgage Insurance
ANZ Residential Covered Bond Trust[4]	Australia	Finance
ANZ Wealth Australia Limited	Australia	Holding Company
OnePath Custodians Pty Limited	Australia	Trustee
OnePath Funds Management Limited	Australia	Funds Management
OnePath General Insurance Pty Limited	Australia	Insurance
OnePath Life Australia Holdings Pty Limited	Australia	Holding Company
OnePath Life Limited	Australia	Insurance
Australia and New Zealand Banking Group (PNG) Limited[1]	Papua New Guinea	Banking
Australia and New Zealand Bank (China) Company Limited[1]	China	Banking
Chongqing Liangping ANZ Rural Bank Company Limited[1]	China	Banking
Citizens Bancorp[3]	Guam	Holding Company
ANZ Guam Inc[3]	Guam	Banking
ANZ Finance Guam, Inc.[3]	Guam	Finance
ACN 003 042 082 Limited	Australia	Holding Company
Share Investing Limited	Australia	Online Stockbroking
PT Bank ANZ Indonesia[1] (99% ownership)	Indonesia	Banking

1.	Audited by overseas KPMG firms — either as part of the Group audit, or for standalone financial statements as required.
2.	Audited by Law Partners.
3.	Audited by Deloitte Guam.
4.	Not owned by the Group. Control exists as the Group retains substantially all the risks and rewards of the operations.

140    ANZ 2018 ANNUAL REPORT

25. CONTROLLED ENTITIES (continued)

ACQUISITION AND DISPOSAL OF CONTROLLED ENTITIES

We did not acquire, or dispose of, any material entities during the year ended 30 September 2018 or the year ended 30 September 2017.

RECOGNITION AND MEASUREMENT

The Group’s subsidiaries are those entities it controls through:

• being exposed to, or having rights to, variable returns from the entity; and

• being able to affect those returns through its power over the entity.

The Group assesses whether it has power over those entities by examining the Group’s existing rights to direct the relevant activities of the entity.

If the Group sells or acquires subsidiaries during the year, it includes their operating results in the Group results to the date of disposal or from the date of acquisition. When the Group’s control ceases, it derecognises the assets and liabilities of the subsidiary, any related non-controlling interest and other components of equity.

When the Group ceases to control a subsidiary, it:

• measures any retained interest in the entity at fair value; and

• recognises any resulting gain or loss in profit or loss.

If the Group’s ownership interest in a subsidiary changes in a way that does not result in a loss of control, then the Group accounts for that as a transaction with equity holders in their capacity as equity holders.

All transactions between Group entities are eliminated on consolidation.

26. INVESTMENTS IN ASSOCIATES

Significant associates of the Group are:

		Ordinary share interest		Carrying amount $m
Name of entity	Principal activity	2018	2017	2018	2017

AMMB Holdings Berhad	Banking and insurance	24%	24%	1,427	1,185

PT Bank Pan Indonesia	Consumer and business bank	39%	39%	1,103	1,033

Shanghai Rural Commercial Bank[1]	Rural commercial bank	-	20%	-	-

Aggregate other individually immaterial associates[1]		n/a	n/a	23	30
Total carrying value of associates				2,553	2,248

1.

During 2017, Shanghai Rural Commercial Bank (SRCB) and Metrobank Card Corporation (MCC) were reclassified as held for sale. Post completion of the sale of SRCB in December 2017 and MCC in September 2018, SRCB and MCC were no longer classified as held for sale. Refer to Note 29 Assets and Liabilities Held For Sale for further details.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    141

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

26. INVESTMENTS IN ASSOCIATES (continued)

FINANCIAL INFORMATION ON SIGNIFICANT ASSOCIATES

Set out below is the summarised financial information of each associate that is significant to the Group. The summarised financial information is based on the associates’ IFRS financial information.

	AMMB Holdings Berhad		PT Bank Pan Indonesia		Shanghai Rural Commercial Bank
Principal place of business and country of incorporation	Malaysia		Indonesia		Peoples’ Republic of China
	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m
Summarised results

Operating income	3,016	2,469	1,000	930	-	-
Profit for the year	430	415	192	253	-	-

Other comprehensive income/(loss)	(37)	(1)	(10)	22	-	-
Total comprehensive income	393	414	182	275	-	-

Less: Total comprehensive (income)/loss attributable to non–controlling interests	(33)	(19)	39	(10)	-	-
Total comprehensive income attributable to owners of associate	360	395	221	265	-	-
Summarised financial position

Total assets[1]	49,092	41,304	19,552	20,216	-	-
Total liabilities[1]	42,700	36,004	16,446	17,298	-	-
Total Net assets[1]	6,392	5,300	3,106	2,918	-	-

Less: Non–controlling interests of associate	(395)	(320)	(272)	(259)	-	-
Net assets attributable to owners of associate	5,997	4,980	2,834	2,659	-	-

Reconciliation to carrying amount of Group’s interest in associate[2]

Carrying amount at the beginning of the year	1,185	1,198	1,033	997	-	1,955

Group’s share of total comprehensive income	86	95	88	103	-	58

Dividends received from associate	(35)	(38)	-	-	-	-

Group’s share of other reserve movements of associate and foreign currency translation reserve adjustments	191	(70)	(18)	(67)	-	(46)

Impairment charge	-	-	-	-	-	(219)
Less: carrying value transferred to assets held for sale (Note 29)	-	-	-	-	-	(1,748)
Carrying amount at the end of the year	1,427	1,185	1,103	1,033	-	-
Market value of Group’s investment in associate[3]	992	943	853	1,009	n/a	n/a

1.	Includes market value adjustments (including goodwill) the Group made at the time of acquisition (and adjustments for any differences in accounting policies).
2.	For SRCB this includes movements up to the cessation of equity accounting in 2017.
3.	Applies to those investments in associates with published price quotations. Market Value is based on a price per share and does not include any adjustments for the size of our holding.

142    ANZ 2018 ANNUAL REPORT

26. INVESTMENTS IN ASSOCIATES (continued)

IMPAIRMENT ASSESSMENT

On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). During 2017, based on the agreed purchase price less costs of disposal, an impairment of $219 million was recorded against the carrying value to reflect the recoverable amount of the investment which was transferred to held for sale assets (refer to Note 29 Discontinued Operations and Assets and Liabilities Held for Sale). This impairment and subsequent foreign exchange translation adjustments have been recognised in other operating income (refer to Note 2 Operating Income). The sale was completed in December 2017 and SRCB is no longer classified as held for sale.

As at 30 September 2018, for AMMB Holdings Berhad (AmBank) and PT Bank Pan Indonesia (PT Panin), the market value (based on share price) was below the respective carrying values of these investments. The Group performed value-in-use (VIU) calculations to assess whether the carrying value of the investments was impaired. The VIU calculations supported the carrying value for both AmBank (2017: nil impairment) and PT Panin (2017: nil impairment).

RECOGNITION AND MEASUREMENT

An associate is an entity over which the Group has significant influence over its operating and financial policies but does not control. The Group accounts for associates using the equity method. Its investments in associates are carried at cost plus the post-acquisition share of changes in the associate’s net assets less accumulated impairments. Dividends the Group receives from associates are recognised as a reduction in the carrying amount of the investment. The Group includes goodwill relating to the associate in the carrying amount of the investment. It does not individually test the goodwill incorporated in the associates carrying amount for impairment.

At least at each reporting date, the Group reviews investments in associates for any indication of impairment. If an indication of impairment exists, then the Group determines the recoverable amount of the associate using the higher of:

• the associate’s fair value less cost of disposal; and

• its value-in use.

We use a discounted cash flow methodology, and other methodologies (such as capitalisation of earnings methodology), to determine the recoverable amount.

KEY JUDGEMENTS AND ESTIMATES

The value-in-use calculation is sensitive to a number of key assumptions requiring management judgement, including: future profitability levels, capital levels, long term growth rates and discount rates. A change in any of the key assumptions below could have an adverse effect on the recoverable amount of the investments. The key assumptions used in the value-in-use calculation are outlined below:

As at 30 September 2018	AmBank	PT Panin

Post-tax discount rate	11.0%	12.3%

Terminal growth rate	4.9%	5.6%

Expected NPAT growth (compound annual growth rate – 5 years)	4.6%	7.6%

Core Equity Tier 1 rate	12% to 12.5%	10.6%

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    143

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

27. STRUCTURED ENTITIES

A Structured Entity (SE) is an entity that has been designed such that voting or similar rights are not the dominant factor in deciding who controls the entity, such as when any voting rights relate to administrative tasks only and the relevant activities (being those that significantly affect the entity’s returns) are directed by means of contractual arrangement. A SE often has some or all of the following features or attributes:

•	restricted activities;

•	a narrow and well defined objective;

•	insufficient equity to permit the SE to finance its activities without subordinated financial support; and

•	financing in the form of multiple contractually linked instruments to investors that create concentrations of credit or other risks (tranches).

The Group is involved with both consolidated and unconsolidated SEs which may be established by the Group or by a third party. SEs are classified as subsidiaries and consolidated when control exists. If the Group does not control a SE, then it will not be consolidated (an unconsolidated SE). This note provides information on both consolidated and unconsolidated SEs.

The Group’s involvement with SEs is as follows:

Type	Details
Securitisation

The Group uses SEs to securitise customer loans and advances that it has originated, in order to diversify sources of funding for liquidity management. Such transactions involve transfers to an internal securitisation (bankruptcy remote) vehicle which we create for the purpose of structuring assets that are eligible for repurchase under agreements with the applicable central bank (these are known as ‘Repo eligible’). The Group’s internal securitisation SEs are consolidated. Refer to Note 28 Transfers of Financial Assets for further details.

The Group also establishes SEs on behalf of customers to securitise their loans or receivables. The Group may manage these securitisation vehicles or provide liquidity or other support. Additionally, the Group may acquire interests in securitisation vehicles set up by third parties through holding securities issued by such entities. In limited circumstances, where control exists, these SEs are consolidated.

Covered bond issuances

Certain loans and advances have been assigned to bankruptcy remote SEs to provide security for issuances of debt securities by the Group. The Group retains control over these SEs and therefore they are consolidated. Refer to Note 28 Transfers of Financial Assets for further details.

Structured finance arrangements

The Group is involved with SEs established:

•  in connection with structured lending transactions to facilitate debt syndication and/or to ring-fence collateral; and

•  to own assets that are leased to customers in structured leasing transactions.

The Group may manage the SE, hold minor amounts of the SE’s capital, or provide risk management products (derivatives) to the SE.

In most instances, the Group does not control these SEs. Further, the Group’s involvement typically does not establish more than a passive interest in decisions about the relevant activities of the SE, and accordingly we do not consider that interest disclosable.

Funds management activities

The Group’s Wealth Australia and New Zealand businesses conduct investment management and other fiduciary activities as a responsible entity, trustee, custodian or manager for investment funds and trusts – including superannuation funds and wholesale and retail trusts (collectively ‘Investment Funds’). The Investment Funds are financed through the issue of puttable units to investors and the Group considers them to be SEs. The Group’s exposure to Investment Funds includes holding units and receiving fees for services. When the Group invests in Investment Funds on behalf of policyholders, then those funds are consolidated if control is deemed to exist.

144    ANZ 2018 ANNUAL REPORT

27. STRUCTURED ENTITIES (continued)

CONSOLIDATED STRUCTURED ENTITIES

Financial or Other Support Provided to Consolidated Structured Entities

The Group provides financial support to consolidated SEs as outlined below. As these are intra-group transactions, they are eliminated on consolidation:

Securitisation and covered bond issuances	The Group provides lending facilities, derivatives and commitments to these SEs and/or holds debt instruments that they have issued.
Structured finance arrangements

The assets held by these SEs are normally pledged as collateral for financing provided. Certain consolidated SEs are financed entirely by the Group while others are financed by syndicated loan facilities in which the Group is a participant. The financing provided by the Group includes lending facilities where the Group’s exposure is limited to the amount of the loan and any undrawn amount. Additionally, the Group has provided Letters of Support to these consolidated SEs confirming that the Group will not demand repayment of the financing provided for the ensuing 12 month period.

The Group did not provide any non-contractual support to consolidated SEs during the year (2017: nil). Other than as disclosed above, the Group does not have any current intention to provide financial or other support to consolidated SEs.

UNCONSOLIDATED STRUCTURED ENTITIES

Group’s Interest in Unconsolidated Structured Entities

An ‘interest’ in an unconsolidated SE is any form of contractual or non-contractual involvement with a SE that exposes the Group to variability of returns from the performance of that SE. These interests include, but are not limited to: holdings of debt or equity securities; derivatives that pass-on risks specific to the performance of the SE; lending; loan commitments; financial guarantees; and fees from funds management activities.

For the purpose of disclosing interests in unconsolidated SEs:

•

no disclosure is made if the Group’s involvement is not more than a passive interest - for example: when the Group’s involvement constitutes a typical customer-supplier relationship. On this basis, exposures to unconsolidated SEs that arise from lending, trading and investing activities are not considered disclosable interests - unless the design of the structured entity allows the Group to participate in decisions about the relevant activities (being those that significantly affect the entity’s returns).

•

‘interests’ do not include derivatives intended to expose the Group to market-risk (rather than performance risk specific to the SE) or derivatives through which the Group creates, rather than absorbs, variability of the unconsolidated SE (such as purchase of credit protection under a credit default swap).

The table below sets out the Group’s interests in unconsolidated SEs together with the maximum exposure to loss that could arise from those interests:

	Securitisation and structured finance		Investment funds		Total
	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m
On-balance sheet interests

Available-for-sale assets	1,715	2,532	-	-	1,715	2,532

Investments backing policy liabilities	-	-	18	21	18	21

Loans and advances	7,018	7,130	-	-	7,018	7,130
Total on-balance sheet	8,733	9,662	18	21	8,751	9,683
Off-balance sheet interests

Commitments (facilities undrawn)	1,381	4,371	-	-	1,381	4,371

Guarantees	10	-	-	-	10	-
Total off-balance sheet	1,391	4,371	-	-	1,391	4,371
Maximum exposure to loss	10,124	14,033	18	21	10,142	14,054

In addition to the interests above, the Group earned funds management fees from unconsolidated SEs of $505 million (2017: $493 million) during the year.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    145

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

27. STRUCTURED ENTITIES (continued)

Group’s Interest in Unconsolidated Structured Entities (continued)

The Group’s maximum exposure to loss represents the maximum amount of loss that the Group could incur as a result of its involvement with unconsolidated SEs if loss events were to take place — regardless of the probability of occurrence. This does not in any way represent the actual losses expected to be incurred. Instead, the maximum exposure to loss is contingent in nature — for example, it may arise: on the bankruptcy of an issuer of securities, or a debtor; or if liquidity facilities or guarantees were to be called on. Furthermore, the maximum exposure to loss is stated gross of the effects of hedging and collateral arrangements entered into to mitigate ANZ’s exposure to loss.

For each type of interest, the maximum exposure to loss has been determined as follows:

•	available-for-sale assets and investments backing policy liabilities – carrying amount; and

•	loans and advances – carrying amount plus the undrawn amount of any commitments.

Information about the size of the unconsolidated SEs that the Group is involved with is as follows:

•	Securitisation and structured finance: size is indicated by total assets which vary by SE with a maximum value of approximately $1.0 billion (2017: $2.1 billion); and

•	Investment funds: size is indicated by Funds Under Management which vary by SE with a maximum value of approximately $36.9 billion (2017: $35.9 billion).

The Group did not provide any non-contractual support to unconsolidated SEs during the year (2017: nil): nor does it have any current intention to provide financial or other support to unconsolidated SEs.

SPONSORED UNCONSOLIDATED STRUCTURED ENTITIES

The Group may also sponsor unconsolidated SEs in which it has no disclosable interest.

For the purposes of this disclosure, the Group considers itself the ‘sponsor’ of an unconsolidated SE if it is the primary party involved in the design and establishment of that SE and:

•	the Group is the major user of that SE; or

•	the Group’s name appears in the name of that SE, or on its products; or

•	the Group provides implicit or explicit guarantees of that SE’s performance.

The Group has sponsored the ANZ PIE Fund in New Zealand, which invests only in deposits with ANZ Bank New Zealand Limited. The Group does not provide any implicit or explicit guarantees of the capital value or performance of investments in the ANZ PIE Fund. There was no income received from, nor assets transferred to, this entity during the year.

KEY JUDGEMENTS AND ESTIMATES

Significant judgement is required in assessing whether control exists over Structured Entities involved in securitisation activities and structured finance transactions, and investment funds. Judgement is required in relation to the existence of:

• power over the relevant activities (being those that significantly affect the entity’s returns); and

• exposure to variable returns of that entity.

146    ANZ 2018 ANNUAL REPORT

28. TRANSFERS OF FINANCIAL ASSETS

In the normal course of business the Group enters into transactions where it transfers financial assets directly to third parties or to SEs. These transfers may give rise to the Group fully, or partially, derecognising those financial assets - depending on the Group’s exposure to the risks and rewards or control over the transferred assets. If the Group retains substantially all of the risk and rewards of a transferred asset, the transfer does not qualify for derecognition and the asset remains on the Group’s balance sheet in its entirety.

SECURITISATIONS

Net loans and advances include residential mortgages securitised under the Group’s securitisation programs which are assigned to bankruptcy remote SEs to provide security for obligations payable on the notes issued by the SEs. This includes mortgages that are held for potential repurchase agreements with central banks. The holders of the issued notes have full recourse to the pool of residential mortgages which have been securitised and the Group cannot otherwise pledge or dispose of the transferred assets.

In some instances the Group is also the holder of the securitised notes. In addition, the Group is entitled to any residual income of the SEs and sometimes enters into derivatives with the SEs. The Group retains the majority of the risks and rewards of the residential mortgages and continues to recognise the mortgages as financial assets. The obligation to pay this amount to the SE is recognised as a financial liability of the Group.

The Group is exposed to variable returns from its involvement with these securitisation SEs and has the ability to affect those returns through its power over the SEs activities. The SEs are therefore consolidated by the Group.

COVERED BONDS

The Group operates various global covered bond programs to raise funding in its primary markets. Net loans and advances include residential mortgages assigned to bankruptcy remote SEs associated with these covered bond programs. The mortgages provide security for the obligations payable on the issued covered bonds.

The covered bond holders have dual recourse to the issuer and the cover pool of assets. The issuer cannot otherwise pledge or dispose of the transferred assets, however, subject to legal arrangements it may repurchase and substitute assets as long as the required cover is maintained.

The Group is required to maintain the cover pool at a level sufficient to cover the bond obligations. In addition, the Group is entitled to any residual income of the covered bond SEs and enters into derivatives with the SEs. The Group retains the majority of the risks and rewards of the residential mortgages and continues to recognise the mortgages as financial assets. The obligation to pay this amount to the SEs is recognised as a financial liability of the Group.

The Group is exposed to variable returns from its involvement with the covered bond SEs and has the ability to affect those returns through its power over the SEs activities. The SEs are therefore consolidated by the Group. The covered bonds issued externally are included within debt issuances.

REPURCHASE AGREEMENTS

If the Group sells securities subject to repurchase agreements under which substantially all the risks and rewards of ownership remain with the Group, then those assets are considered to be transferred assets that do not qualify for derecognition. An associated liability is recognised for the consideration received from the counterparty.

STRUCTURED FINANCE ARRANGEMENTS

The Group arranges funding for certain customer transactions through structured leasing and commodity prepayment arrangements. At times, other financial institutions participate in the funding of these arrangements. This participation involves a proportionate transfer of the rights to the lease receivable or financing arrangement. The participating banks have limited recourse to the leased assets or financed commodity and related proceeds. In some circumstances the Group continues to be exposed to some of the risks of the transferred lease receivable or financing arrangement through a derivative or other continuing involvement. When this occurs, the Group does not derecognise the lease receivable or loan. Instead, the Group recognises an associated liability representing its obligations to the participating financial institutions.

The table below sets out the balance of assets transferred that do not qualify for derecognition, along with the associated liabilities:

	Securitisations[1,2]		Covered bonds		Repurchase agreements		Structured finance arrangements
	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m	2018 $m	2017 $m
Current carrying amount of assets transferred	1,239	1,520	29,455	29,353	40,164	36,242	96	98

Carrying amount of associated liabilities	1,232	1,552	17,846	19,859	38,378	34,536	88	91

[1].	Does not include transfers to internal structured entities where there are no external investors.
[2].

The securitisation noteholders have recourse only to the pool of residential mortgages which have been securitised. The carrying value of securitised assets and the associated liabilities approximates their fair value.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    147

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

29. DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE

DISCONTINUED OPERATIONS

On 17 October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) and aligned dealer groups (ADG) businesses to IOOF Holdings Limited. The aligned dealer groups business consists of aligned advice businesses that operate under their own Australian Financial Services licences. The sale of the aligned dealer groups business completed on 1 October 2018. The completion of the remaining OnePath pensions and investment business will occur after the successful completion of the successor fund transfer, which is expected to occur in the 2019 financial year.

On 12 December 2017, ANZ announced that it had agreed to the sale of its life insurance business to Zurich Financial Services Australia (Zurich) and regulatory approval was obtained on 10 October 2018. The transaction is subject to closing conditions and ANZ expects it to complete in the 2019 financial year.

As a result of the sale transactions outlined above, the financial results of the businesses to be divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective. This impacts the current and comparative financial information for Wealth Australia and TSO and Group Centre divisions.

Details of the financial performance and cash flows of discontinued operations are shown below.

Income Statement

	2018 $m	2017 $m
Net interest income	-	(3)

Other operating income[1]	(646)	11

Net funds management and insurance income[2]	727	867
Operating income	81	875

Operating expenses[2]	(544)	(481)
Profit/(Loss) before income tax	(463)	394

Income tax expense[2]	(232)	(332)
Profit/(Loss) for the period attributable to shareholders of the Company	(695)	62

1.	Includes a $632 million loss recognised on the reclassification of Wealth Australia businesses to held for sale.
2.

Includes customer remediation of $127 million post-tax recognised in the September 2018 financial year (2017: nil) comprising $106 million of customer remediation recognised in Net funds management and insurance income, $75 million of remediation costs recognised in Operating expenses, and a $54 million benefit in Income tax expense.

 Cash Flow Statement

	2018 $m	2017 $m
Net cash provided by/(used in) operating activities	2,989	1,582

Net cash provided by/(used in) investing activities	(2,444)	(2,167)

Net cash provided by/(used in) financing activities	(575)	575
Net increase/(decrease) in cash and cash equivalents	(30)	(10)

ASSETS AND LIABILITIES HELD FOR SALE

At 30 September 2018, assets and liabilities held for sale are re-measured at the lower of their existing carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, financial assets and contractual rights under insurance contracts, which are specifically exempt from this requirement and continue to be recognised at their existing carrying value.

In addition to the assets and liabilities associated with the Group’s discontinued operations, assets and liabilities held for sale contain the assets and liabilities of other assets or disposal groups, subject to sale, which do not meet the criteria to classify as a discontinued operation under the accounting standards.

148    ANZ 2018 ANNUAL REPORT

29. DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE (continued)

As at 30 September 2018[1]	Discontinued Operations $m	Cambodia JV $m	OPL NZ $m	PNG Retail, Commercial & SME $m	Total $m
Cash and cash equivalents	5	323	-	-	328

Derivative financial instruments	-	3	-	-	3

Available-for-sale assets	1,079	-	-	-	1,079

Net loans and advances	46	806	-	147	999

Regulatory deposits	-	146	-	-	146

Investments in associates	1	1	-	-	2

Deferred tax assets	102	2	-	-	104

Goodwill and other intangible assets	1,155	-	93	-	1,248

Investments backing policy liabilities	40,054	-	-	-	40,054

Premises and equipment	4	6	-	6	16

Other assets	450	92	727	-	1,269
Total assets held for sale	42,896	1,379	820	153	45,248
Deposits and other borrowings	-	1,067	-	512	1,579

Derivative financial instruments	-	1	-	-	1

Current tax liabilities	(33)	8	15	-	(10)

Deferred tax liabilities	160	1	160	-	321

Policy liabilities	39,607	-	-	-	39,607

External unit holder liabilities	4,712	-	-	-	4,712

Payables and other liabilities	644	98	130	-	872

Provisions	28	43	-	6	77
Total liabilities held for sale	45,118	1,218	305	518	47,159
As at 30 September 2017[1]	Asia Retail and Wealth businesses $m	UDC $m	SRCB $m	MCC $m	Total $m
Cash and cash equivalents	-	-	-	-	-

Derivative financial instruments	-	-	-	-	-

Available-for-sale assets	-	-	-	-	-

Net loans and advances	3,283	2,679	-	-	5,962

Regulatory deposits	-	-	-	-	-

Investments in associates	-	-	1,748	120	1,868

Deferred tax assets	-	-	-	-	-

Goodwill and other intangible assets	-	122	-	-	122

Investments backing policy liabilities	-	-	-	-	-

Premises and equipment	-	-	-	-	-

Other assets	-	18	-	-	18
Total assets held for sale	3,283	2,819	1,748	120	7,970
Deposits and other borrowings	3,602	956	-	-	4,558

Derivative financial instruments	-	-	-	-	-

Current tax liabilities	-	22	-	-	22

Deferred tax liabilities	-	(8)	-	-	(8)

Policy liabilities	-	-	-	-	-

External unit holder liabilities	-	-	-	-	-

Payables and other liabilities	47	30	-	-	77

Provisions	43	1	-	-	44
Total liabilities held for sale	3,692	1,001	-	-	4,693

1.	Amounts in the table above are shown net of intercompany balances.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    149

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

29. DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE (continued)

Other strategic divestments not classified as discontinued operations but have been presented as assets and liabilities held for sale:

•	Asia Retail & Wealth Businesses

The Group announced that it had agreed to sell its Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank on 31 October 2016, and its Retail business in Vietnam to Shinhan Bank Vietnam on 21 April 2017. The Group successfully completed the transition of businesses in China, Singapore and Hong Kong in the 2017 financial year, and Vietnam, Taiwan, and Indonesia in the 2018 financial year. These businesses were part of the Asia Retail & Pacific division.

•	Shanghai Rural Commercial Bank (SRCB)

On 3 January 2017, the Group announced it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). The sale was completed in the 2018 financial year. This asset was part of the TSO and Group Centre division.

•	UDC Finance (UDC)

On 11 January 2017, the Group announced that it had entered into a conditional agreement to sell UDC to HNA Group (HNA). On 21 December 2017, the Group announced that it had been informed that New Zealand’s Overseas Investment Office had declined HNA’s application to acquire UDC and the agreement with HNA was terminated in January 2018. The assets and liabilities of UDC are no longer classified as held for sale as at 30 September 2018.

This business is part of the New Zealand division.

•	Metrobank Card Corporation (MCC)

On 18 October 2017, the Group announced it had entered into a sale agreement with its joint venture partner Metropolitan Bank & Trust Company (Metrobank) in relation to its 40% stake in the Philippines based Metrobank Card Corporation (MCC). The Group sold its 40% stake in two equal tranches in January and September 2018. This asset was part of the TSO and Group Centre division.

•	ANZ Royal Bank (Cambodia) Ltd (Cambodia JV)

On 17 May 2018, the Group announced it had reached an agreement to sell its 55% stake in Cambodia JV ANZ Royal Bank to J Trust, a Japanese diversified financial holding company listed on the Tokyo Stock Exchange. The transaction is subject to closing conditions and regulatory approval and ANZ expects it to close in the 2019 financial year. This asset is part of the Institutional division.

•	OnePath Life NZ Ltd (OPL NZ)

On 30 May 2018, the Group announced that it had agreed to sell OnePath Life NZ Limited to Cigna Corporation and the final regulatory approval was obtained on 29 October 2018. The transaction is subject to closing conditions and ANZ expects it to close in the 2019 financial year. This business is part of the New Zealand division.

•	Papua New Guinea Retail, Commercial and Small-Medium Sized Enterprise businesses (PNG Retail, Commercial and SME)

On 25 June 2018, the Group announced it had entered into an agreement to sell its Retail, Commercial and Small-Medium Sized Enterprise (SME) banking businesses in Papua New Guinea to Kina Bank. The transaction is subject to closing conditions and regulatory approval and ANZ expects it to close by late 2019 calendar year. This business is part of the Institutional division.

150    ANZ 2018 ANNUAL REPORT

29. DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE (continued)

INCOME STATEMENT IMPACT RELATING TO ASSETS AND LIABILITIES HELD FOR SALE

During the September 2018 financial year, the Group recognised the following impacts in relation to assets and liabilities held for sale:

•	$632 million loss after tax recognised on the reclassification of the Wealth Australia business to held for sale. This loss is recognised in discontinued operations.

•

$85 million gain after tax comprising $99 million relating to the sale of the remaining Asia Retail and Wealth businesses, net of costs associated with the sale and a $14 million tax expense. This gain is recognised in continuing operations.

•

$247 million gain after tax relating to SRCB comprising a $289 million gain on release of reserves, $56 million of foreign exchange losses and other costs, and a $14 million tax benefit. This gain is recognised in continuing operations.

•	$18 million gain after tax relating to UDC comprising a cost recovery in respect of the terminated transaction process. This gain is recognised in continuing operations.

•

$247 million gain after tax relating to MCC comprising a $259 million gain on sale of the 40% stake, $13 million of foreign exchange losses, $6 million loss on release of reserves, and a $7 million tax benefit. This gain is recognised in continuing operations

•

$42 million loss after tax relating to the reclassification of the Cambodia JV to held for sale, comprising a $27 million impairment and $15 million of costs associated with the sale. The loss is recognised in continuing operations.

•	$3 million loss after tax relating to OnePath Life NZ transaction costs. The loss is recognised in continuing operations.

•

$21 million loss after tax relating to the reclassification of the PNG Retail, Commercial and SME businesses to held for sale, comprising a $12 million impairment of goodwill, $7 million costs associated with the sale and a $2 million tax expense. The loss is recognised in continuing operations.

During the September 2017 financial year, the Group recognised the following impacts in continuing operations in relation to assets and liabilities held for sale:

•

$333 million loss after tax relating to the Group’s investment in SRCB comprising of a $219 million impairment to the investment, $12 million of foreign exchange losses, and a $102 million tax expense.

•

$270 million loss after tax relating to the reclassification of the Group’s Asia Retail and Wealth businesses to held for sale comprising $225 million of software, goodwill and other assets impairment charges, $99 million of costs associated with the sale, a $40 million tax benefit as a result of the loss on reclassification to held for sale, and a $14 million gain recognised on the partial completion of the Asia Retail and Wealth sale.

The impacts on continuing operations are shown in the relevant Income Statement categories and items relating to discontinued operations are included in Profit/(Loss) after tax from discontinued operations.

RECOGNITION AND MEASUREMENT

LIFE INSURANCE CONTRACT LIABILITIES AND LIABILITIES CEDED UNDER REINSURANCE CONTRACTS

We calculate Life insurance contract Liabilities under the Margin on Service (MoS) model using a projection method based on actuarial principles and standards.

We discount the expected future cash flows of these contracts at the risk-free discount rate.

LIFE INVESTMENT CONTRACT LIABILITIES

A life investment contract liability is measured at fair value and is directly linked to the fair value of the assets that back it. For guaranteed policies, we determine the liability as the net present value of expected cash flows, subject to a minimum of current surrender value.

EXTERNAL UNIT HOLDER LIABILITIES

The life insurance business includes controlling interests in investment funds which we aggregate. When we aggregate a controlled investment fund, we recognise the external unit holder liabilities as a liability and include them on the balance sheet in external unit holder liabilities.

INVESTMENTS BACKING POLICY LIABILITIES

Our determination of fair value of investments backing policy liabilities involves the same judgement as other financial assets as described in Note 17 Fair Value of Financial Assets and Financial Liabilities.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    151

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

29. DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE (continued)

KEY JUDGEMENTS AND ESTIMATES

A significant level of judgement is used by the Group to determine:

• whether an asset or group of assets is classified and presented as held for sale or as a discontinued operation; and

• the fair value of the assets and liabilities classified as being held for sale.

Management is required to exercise significant judgement when assessing the fair value less costs to sell for assets and liabilities held for sale. The judgemental factors include determining: costs to sell, allocation of goodwill, indemnities provided under the sale contract and consideration received - particularly where elements of consideration are contingent in nature. Any impairment we record is based on the best available evidence of fair value compared to the carrying value before the impairment. The final sale price may be different to the fair value we estimate when recording the impairment. Management regularly assess the appropriateness of the underlying assumptions against actual outcomes and other relevant evidence and adjustments are made to fair value where appropriate. We expect that the sales will complete within 12 months after balance date, subject to the relevant regulatory approvals and customary terms of sale for such assets.

Life Insurance Liabilities continue to be measured in accordance with AASB 1038. The Group is largely insulated from significant changes to the carrying value of the liability due to the share sale agreements.

Our estimates of life insurance liabilities are affected by: regulation, competition, interest rates, inflation, taxes and general economic conditions.

We have performed sensitivity analysis on key variables influencing the insurance liabilities and assets - namely: interest, inflation, mortality, morbidity and discontinuance risk. We have determined that there would be no material impact to the Group for a reasonable change in any of these variables after taking into account of the share sale agreements.

152    ANZ 2018 ANNUAL REPORT

30. SUPERANNUATION AND POST EMPLOYMENT BENEFIT OBLIGATIONS

Set out below is a summary of amounts recognised in the Balance Sheet in respect of the defined benefit superannuation schemes:

	2018 $m	2017 $m
Defined benefit obligation and scheme assets
Present value of funded defined benefit obligation	(1,418)	(1,406)
Fair value of scheme assets	1,551	1,496
Net defined benefit asset	133	90
As represented in the Balance Sheet
Net liabilities arising from defined benefit obligations included in payables and other liabilities	(21)	(32)
Net assets arising from defined benefit obligations included in other assets	154	122
Net defined benefit asset	133	90
Weighted average duration of the benefit payments reflected in the defined benefit obligation (years)	16.8	16.8

As at the most recent reporting dates of the schemes, the aggregate surplus of net market value of assets over the value of accrued benefits on a funding basis was $21 million (2017: deficit of $18 million). In 2018, the Group made defined benefit contributions totalling $5 million (2017: $5 million). It expects to make around $4 million next financial year.

GOVERNANCE OF THE SCHEMES AND FUNDING OF THE DEFINED BENEFIT SECTIONS

The main defined benefit superannuation schemes in which the Group participates operate under trust law and are managed and administered on behalf of the members in accordance with the terms of the relevant trust deed and rules and all relevant legislation. These schemes have corporate trustees, which are wholly owned subsidiaries of the Group. The trustees are the legal owners of the assets, which are held separately from the assets of the Group, and are responsible for setting investment policy and agreeing funding requirements with the employer through the triennial actuarial valuation process.

The Group has defined benefit arrangements in Australia, Japan, New Zealand, Philippines, Taiwan and United Kingdom. The defined benefit section of the ANZ Australian Staff Superannuation Scheme, the ANZ UK Staff Pension Scheme and the ANZ National Retirement Scheme in New Zealand are the three largest plans. They have been closed to new members since 1987, 2004 and 1991 respectively. None of the schemes had a material deficit, or surplus, at the last funding valuation. The Group has no present liability under any of the schemes’ trust deeds to fund a deficit (measured on a funding basis). A contingent liability of the Group may arise if any of the schemes were wound up.

RECOGNITION AND MEASUREMENT

Defined benefit superannuation schemes

The Group operates a small number of defined benefit schemes. Independent actuaries calculate the liability and expenses related to providing benefits to employees under each defined benefit scheme. They use the Projected Unit Credit Method to value the liabilities. The balance sheet includes:

•  a defined benefit liability if the obligation is greater than the fair value of the schemes assets; and

•  an asset (capped to its recoverable amount) if the fair value of the assets is greater than the obligation.

In each reporting period, the movements in the net defined benefit liability are recognised as follows:

•  the net movement relating to the current period’s service cost, net interest on the defined benefit liability, past service costs and other costs (such as the effects of any curtailments and settlements) as operating expenses;

•  remeasurements of the net defined benefit liability (which comprise actuarial gains and losses and return on scheme assets, excluding interest income included in net interest) directly in retained earnings through other comprehensive income; and

•  contributions of the Group directly against the net defined benefit position.

Defined contribution superannuation schemes

The Group operates a number of defined contribution schemes. It also contributes (according to local law, in the various countries in which it operates) to Government and other plans that have the characteristics of defined contribution plans. The Group’s contributions to these schemes are recognised as personnel expenses when they are incurred.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    153

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

30. SUPERANNUATION AND POST EMPLOYMENT BENEFIT OBLIGATIONS (continued)

KEY JUDGEMENTS AND ESTIMATES

The main assumptions we use in valuing defined benefit obligations are listed in the table below. A change to any assumptions, or applying different assumptions, could have a significant effect on the Statement of Other Comprehensive Income and Balance
Sheet.

			Sensitivity analysis
			change in significant	Increase/(decrease) in
			assumptions	defined benefit obligation
	2018	2017		2018	2017
Assumptions				$m	$m

Discount rate (% p.a.)	2.5 - 3.7	2.5 - 3.8	0.5% increase	(139)	(112)

Future salary increases (% p.a.)	1.7 - 3.8	1.6 - 3.7

Future pension indexation

In payment (% p.a.)/In deferment (% p.a)	1.7 - 3.0/2.3	1.7 - 3.0/ 2.2	0.5% increase	118	95

Life expectancy at age 60 for current pensioners			1 year increase	61	50

– Males (years)	25.5 - 29.0	25.4 - 28.9

– Females (years)	28.7 - 31.1	28.6 - 31.0

31. EMPLOYEE SHARE AND OPTION PLANS

ANZ operates a number of employee share and option schemes under the ANZ Employee Share Acquisition Plan and the ANZ Share Option Plan.

ANZ EMPLOYEE SHARE ACQUISITION PLAN

ANZ Employee Share Acquisition Plan schemes that operated during the 2017 and 2018 years were the Employee Share Offer and the Deferred Share Plan.

 Employee Share Offer

Eligibility	Most permanent employees employed in either Australia or New Zealand with three years continuous service for the most recent financial year.

Grant	Up to AUD 1,000 in Australia (and AUD 800 in New Zealand) ANZ shares each financial year, subject to Board approval.

Allocation value	One week Volume Weighted Average Price (VWAP) of ANZ shares traded on the ASX in the week leading up to and including the date of grant.

Australia	ANZ ordinary shares are granted to eligible employees for nil consideration. The shares vest on grant and are held in trust for three years from grant date, after which time they may remain in trust, be transferred to the employee’s name or sold. Dividends are automatically reinvested in the Dividend Reinvestment Plan.

New Zealand	Shares are granted to eligible employees on payment of NZD one cent per share. Shares vest subject to satisfaction of a three year service period, after which they may remain in trust, be transferred to the employee’s name or sold. Unvested shares are forfeited if the employee resigns or is dismissed for serious misconduct. Dividends are either paid in cash or reinvested into the Dividend Reinvestment Plan.

Expensing value (fair value)

In Australia, the fair value of the shares is expensed in the year shares are granted, as they are not subject to forfeiture.

In New Zealand, the fair value is expensed on a straight-line basis over the three year vesting period.

The expense is recognised as a share-based compensation expense with a corresponding increase in share capital.

FY 2018	541,982 shares were granted on 1 December 2017 at an issue price of $28.67.

FY 2017	Zero shares were granted in the 2017 financial year.

154    ANZ 2018 ANNUAL REPORT

31. EMPLOYEE SHARE AND OPTION PLANS (continued)

  Deferred Share Plan

i) Chief Executive Officer (CEO) and Group Executive Committee (ExCo)

Eligibility	Group CEO and ExCo.

Grant	50% of the CEO’s Annual Variable Remuneration (AVR) and 33% of ExCo’s Variable Remuneration (VR) received as deferred shares.

Conditions	Deferred evenly over four years from grant date.

ii) ANZ Incentive Plan (ANZIP) and Business Unit Incentive Plans (BUIPs) – for grants from 1 October 2017

Eligibility	Employees participating in ANZ’s standard VR arrangements.

Grant	If VR is at or exceeds AUD 150,000, then 60% of incentive amounts exceeding AUD 80,000 (subject to a minimum deferral amount of AUD 42,000) is deferred as deferred shares.

Conditions	Deferred evenly over three years from grant date.

iii) ANZ Employee Reward Scheme (ANZERS) and BUIPs – for grants up to 30 September 2017

Eligibility	Employees participating in ANZ’s standard Short Term Incentive (STI) arrangements.

Grant	Half of all incentive amounts exceeding AUD 100,000 (subject to a minimum deferral amount of AUD 25,000) received as deferred shares.

Conditions	Deferred evenly over two years from grant date.

iv) Total Incentives Performance Plan (TIPP) – for grants up to 30 September 2017

Eligibility	Employees participating in the Institutional TIPP.

Grant	60% of incentive amounts exceeding AUD 80,000 (subject to a minimum deferral amount of AUD 18,000) received as deferred shares.

Conditions	Deferred evenly over three years from grant date.

v) Long Term Incentives (LTIs)

Eligibility	Selected employees.

Grant	100% deferred shares.

Conditions	Vest three years from grant date.

vi) Exceptional circumstances

Remuneration foregone	In exceptional circumstances, we grant deferred shares to certain employees when they start with ANZ to compensate them for remuneration they have foregone from their previous employer. The vesting period generally aligns with the remaining vesting period of the remuneration they have foregone, and therefore varies between grants.

Retention	We may grant deferred shares to high performing employees who are regarded as a significant retention risk to ANZ.

vii) Further information

Downward adjustment	Deferred shares remain at risk and the Board has the discretion to adjust the number of deferred shares downwards to zero at any time before the vesting date. ANZ’s downward adjustment provisions are detailed in section 4.3.4 of the 2018 Remuneration Report.

Cessation

Unless the Board decides otherwise, employees forfeit their unvested deferred shares if they resign, are terminated on notice, or are dismissed for serious misconduct. The deferred shares may be held in trust beyond the deferral period.

Dividends	Dividends are paid in cash or reinvested in the Dividend Reinvestment Plan.

Instrument	Deferred share rights may be granted instead of deferred shares in some countries as locally appropriate (see deferred share rights section).

Allocation value	All deferred shares are issued based on the VWAP of ANZ shares traded on the ASX in the week leading up to and including the date of grant.

Expensing value (fair value)

We expense the fair value of deferred shares on a straight-line basis over the relevant vesting period and we recognise the expense as a share-based compensation expense with a corresponding increase in share capital.

FY 2018 grants	2,232,563 deferred shares were granted with a weighted average grant price of $ 29.31. 2,632 deferred shares were adjusted downward to zero, based on Board discretion.

FY 2017 grants	2,016,835 deferred shares were granted with a weighted average grant price of $ 28.03. No deferred shares were adjusted downward to zero, based on Board discretion.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    155

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

31. EMPLOYEE SHARE AND OPTION PLANS (continued)

Expensing of the ANZ Employee Share Acquisition Plan

Expensing value (fair value)

The fair value of shares we granted during 2018 under the Employee Share Offer and the Deferred Share Plan, measured as at the date of grant of the shares, is $80.9 million (2017: $56.7 million) based on 2,774,545 shares (2017: 2,016,835) at VWAP of $29.17 (2017: $28.09).

ANZ SHARE OPTION PLAN

Allocation

We may grant selected employees options/rights which entitle them to acquire fully paid ordinary ANZ shares at a fixed price at the time the options/rights vest. Voting and dividend rights will be attached to the ordinary shares allocated on exercise of the options/rights.

Each option/right entitles the holder to one ordinary share subject to the terms and conditions imposed on grant. Exercise price of options, determined in accordance with the rules of the plan, is generally based on the VWAP of the shares traded on the ASX in the week leading up to and including the date of grant. For rights, the exercise price is nil.

Rules	Prior to the exercise of the option/right if ANZ changes its share capital due to a bonus share issue, pro-rata new share issue or reorganisation the following adjustments are required:

•  Issue of bonus shares - When the holder exercises their option, they are also entitled to be issued the number of bonus shares they would have been entitled to had they held the underlying shares at the time of the bonus issue;

• Pro-rata share offer - We will adjust the exercise price of the option in the manner set out in the ASX Listing Rules; and

•  Reorganisation - In respect of rights, if there is a bonus issue or reorganisation of ANZ’s share capital, then the Board may adjust the number of rights or the number of underlying shares so that there is no advantage or disadvantage to the holder.

Holders otherwise have no other entitlements to participate:

• in any new issue of ANZ securities before they exercise their options/rights; or

• in a share issue of a body corporate other than ANZ (such as a subsidiary).

For equity grants made after 1 November 2012, any portion of the award which vests may, at the Board’s discretion, be satisfied by a cash equivalent payment rather than shares.

Expensing	We expense the fair value of options/rights on a straight-line basis over the relevant vesting period and we recognise the expense as a share-based compensation expense with a corresponding increase in share options reserve.

Cessation	The provisions that apply if the employee’s employment ends are in section 7.2 of the 2018 Remuneration Report.

Downward adjustment	ANZ’s downward adjustment provisions are detailed in section 4.3.4 of the 2018 Remuneration Report.

Option Plans that operated during 2018 and 2017

  i) Performance Rights

Allocation	We grant performance rights to selected employees as part of ANZ’s incentive plans. Performance rights provide the holder with the right to acquire ANZ shares at nil cost, subject to a three year vesting period and Total Shareholder Return (TSR) performance hurdles. Further details on the performance hurdles are in section 4.3.3 of the 2018 Remuneration Report.

FY 2018 and FY 2017 grants	During the 2018 year, we granted 1,023,239 performance rights (2017: 944,419). No performance rights were adjusted downward to zero in 2018 and 2017, based on Board discretion.

156    ANZ 2018 ANNUAL REPORT

31. EMPLOYEE SHARE AND OPTION PLANS (continued)

ii) Deferred Share Rights (no performance hurdles)
Allocation

Deferred share rights provide the holder with the right to acquire ANZ shares at nil cost after a specified vesting period. We adjust the fair value of rights for the absence of dividends during the restriction period.

Satisfying vestings

Any portion of the award of share rights may be satisfied by a cash equivalent payment rather than shares at the Board’s discretion. All share rights were satisfied through a share allocation, other than 108,783 deferred share rights (2017: 67,573) for which Board discretion was exercised.

Downward adjustment	Board discretion was also exercised to adjust downward 1,638 deferred share rights to zero in 2018 and 3,835 in 2017.
FY 2018 and FY 2017 grants	During the 2018 year 2,546,333 deferred share rights (no performance hurdles) were granted (2017: 2,547,377).

Options, Deferred Share Rights and Performance Rights on Issue

As at 30 October 2018, there were 657 holders of 4,204,281 deferred share rights on issue and 159 holders of 2,865,941 performance rights on issue.

Options/Rights Movements

This table shows the options/rights over unissued ANZ shares and their related weighted average (WA) exercise prices as at the beginning and end of 2018 and the movements during 2018:

	Opening balance 1 Oct 2017	Options/ rights granted	Options/ rights forfeited[1]	Options/ rights expired	Options/ rights exercised	Closing balance 30 Sep 2018
Number of options/rights	7,113,784	3,569,572	(2,043,209)	(1,558)	(1,490,016)	7,148,573
WA exercise price	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
WA closing share price						$28.43
WA remaining contractual life						2.1 years
WA exercise price of all exercisable options/rights outstanding						$0.00
Outstanding exercisable options/rights						67,666
This table shows the options/rights over unissued ANZ shares and their related weighted average exercise prices as at the beginning and end of 2017 and the movements during 2017:
	Opening balance 1 Oct 2016	Options/ rights granted	Options/ rights forfeited[1]	Options/ rights expired	Options/ rights exercised	Closing balance 30 Sep 2017
Number of options/rights	6,424,117	3,491,796	(1,815,732)	(629)	(985,768)	7,113,784
WA exercise price	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
WA closing share price						$29.50
WA remaining contractual life						2.4 years
WA exercise price of all exercisable options/rights outstanding						$0.00
Outstanding exercisable options/rights						143,839

1.	Refers to any circumstance where equity can be forfeited (for example on cessation, downward adjustment and performance conditions not met).

All of the shares issued as a result of the exercise of options/rights during 2017 and 2018, were issued at a nil exercise price.

As at the date of the signing of the Directors’ Report on 30 October 2018:

•	no options/rights over ordinary shares have been granted since the end of 2018; and

•	no shares have been issued as a result of the exercise of options/rights since the end of 2018.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    157

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

31. EMPLOYEE SHARE AND OPTION PLANS (continued)

Fair Value Assumptions

When determining the fair value, we apply the standard market techniques for valuation, including Monte Carlo and/or Black Scholes pricing models. We do so in accordance with the requirements of AASB 2 Share-based Payments. The models take into account early exercise of vested equity, non-transferability and internal/external performance hurdles (if any).

The table below shows the significant assumptions we used as inputs into our fair value calculation of instruments granted during the period. We present the values as weighted averages, but the specific values we use for each allocation are the ones we use for the fair value calculation.

	2018		2017
	Deferred Share Rights	Performance Rights	Deferred Share Rights	Performance Rights
Exercise price ($)	0.00	0.00	0.00	0.00
Share closing price at grant date ($)	29.24	29.21	27.95	28.18
Expected volatility of ANZ share price (%)[1]	20.0	20.0	24.9	25.0
Equity term (years)	2.4	5.0	2.3	5.0
Vesting period (years)	2.1	3.0	2.1	3.0
Expected life (years)	2.1	3.0	2.1	3.0
Expected dividend yield (%)	5.75	5.75	6.49	6.46
Risk free interest rate (%)	1.65	1.95	1.76	1.86
Fair value ($)	26.03	12.24	24.59	13.73

1.

Expected volatility represents a measure of the amount by which ANZ’s share price is expected to fluctuate over the life of the rights. The measure of volatility used in the model is the annualised standard deviation of the continuously compounded rates of return on the historical share price over a deferred period of time preceding the date of grant. This historical average annualised volatility is then used to estimate a reasonable expected volatility over the expected life of the rights.

SATISFYING EQUITY AWARDS

All shares underpinning equity awards may be purchased on market, reallocated or be newly issued shares, or a combination.

The equity we purchased on market during the 2018 financial year (either under the ANZ Employee Share Acquisition Plan and the ANZ Share Option Plan, or to satisfy options or rights) for all employees amounted to 3,936,773 shares at an average price of $29.00 per share (2017: 2,704,206 shares at an average price of $27.83 per share).

32. RELATED PARTY DISCLOSURES

KEY MANAGEMENT PERSONNEL COMPENSATION

Key Management Personnel (KMP) are defined as all directors and those executives who report directly to the CEO:

•	with responsibility for the strategic direction and management of a major income generating division; or

•	who control material income and expenses.

KMP compensation included within total personnel expenses in Note 3 Operating Expenses is as follows:

	2018 $000[1]	2017 $000[1]
Short-term benefits	19,484	21,002
Post-employment benefits	333	1,046
Other long-term benefits	150	169
Termination benefits	454	563
Share-based payments	8,910	14,926
Total	29,331	37,706

1.	Includes former disclosed KMPs until the end of their employment.

158    ANZ 2018 ANNUAL REPORT

32. RELATED PARTY DISCLOSURES (continued)

KEY MANAGEMENT PERSONNEL LOAN TRANSACTIONS

Loans made to KMP are made in the ordinary course of business and on normal commercial terms and conditions that are no more favourable than those given to other employees or customers, including: the term of the loan, security required and the interest rate. The aggregate of loans made, guaranteed or secured to KMP, including their related parties, were as follows:

	2018 $000	2017 $000
Loans advanced[1]	23,844	23,950

Interest charged[2]	932	940

1.	Balances are at the balance sheet date (for KMP in office at balance sheet date) and at termination date (for KMP who ceased employment during the year).
2.	Interest is for all KMP’s during the period.

KEY MANAGEMENT PERSONNEL HOLDINGS OF ANZ SECURITIES

KMP, including their related parties, held subordinated debt, shares, share rights and options over shares in the Company directly, indirectly or beneficially as shown below:

	2018 Number[1]	2017 Number[1]
Shares, options and rights	2,293,271	2,233,182

Subordinated debt	13,152	17,152

1.	For KMP who ceased employment during the year, the balances are calculated as at their termination date.

OTHER TRANSACTIONS OF KEY MANAGEMENT PERSONNEL AND THEIR RELATED PARTIES

All other transactions with KMP and their related parties are made on terms equivalent to those that prevail in arm’s length transactions. These transactions generally involve providing of financial and investment services, including services to eligible international assignees ensuring they are neither financially advantaged nor disadvantaged by their relocation. All such transactions that have occurred with KMP and their related parties have been trivial or domestic in nature. In this context, we disclose only those transactions considered of interest to the users of the financial report in making and evaluating decisions about the allocation of scarce resources.

ASSOCIATES

We disclose significant associates in Note 26 Investments in Associates. During the course of the financial year, transactions conducted with all associates were on terms equivalent to those made on an arm’s length basis:

	2018 $000	2017 $000
Amounts receivable from associates	35,083	77,350

Amounts payable to associates	1,504	2,481

Interest income from associates	1,772	2,817

Interest expense to associates	-	35

Other expenses paid to associates	15,296	23,078

Dividend income from associates	51,643	42,317

Costs recovered from associates	-	748

There have been no material guarantees given or received. No outstanding amounts have been written down or recorded as allowances, as they are considered fully collectible.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    159

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

33. COMMITMENTS, CONTINGENT LIABILITIES AND CONTINGENT ASSETS

PROPERTY RELATED COMMITMENTS

	2018 $m	2017 $m
Lease rentals

Land and buildings	1,431	1,760

Furniture and equipment	205	251
Total lease rental commitments[1]	1,636	2,011
Due within 1 year	371	461

Due later than 1 year but not later than 5 years	832	1,042

Due later than 5 years	433	508
Total lease rental commitments[1]	1,636	2,011

1.

Total future minimum sublease payments we expect to receive under non-cancellable subleases at 30 September 2018 is $81 million (2017: $91 million). During the year, sublease payments we received amounted to $32 million (2017: $31 million) and were netted against rent expense.

CREDIT RELATED COMMITMENTS AND CONTINGENCIES

	2018 $m	2017 $m
Contract amount of:

Undrawn facilities	202,531	191,323

Guarantees and letters of credit	18,441	20,009

Performance related contingencies	24,136	20,830
Total	245,108	232,162

UNDRAWN FACILITIES

The majority of undrawn facilities are subject to customers maintaining specific credit and other requirements or conditions. Many of these facilities are expected to be only partially used, and others may never be used at all. As such, the total of the nominal principal amounts is not necessarily representative of future liquidity risks or future cash requirements. Based on the earliest date on which the Group may be required to pay, the total undrawn facilities of $202,531 million (2017: $191,323 million) mature within 12 months.

GUARANTEES, LETTERS OF CREDIT AND PERFORMANCE RELATED CONTINGENCIES

Guarantees, letters of credit and performance related contingencies relate to transactions that the Group has entered into as principal – including: guarantees, standby letters of credit and documentary letters of credit.

Documentary letters of credit involve the Group issuing letters of credit guaranteeing payment in favour of an exporter. They are secured against an underlying shipment of goods or backed by a confirmatory letter of credit from another bank.

Performance related contingencies are liabilities that oblige the Group to make payments to a third party if the customer fails to fulfil its non-monetary obligations under the contract.

To reflect the risk associated with these transactions, we apply the same credit origination, portfolio management and collateral requirements that we apply to loans. The contract amount represents the maximum potential amount that we could lose if the counterparty fails to meet its financial obligations. As the facilities may expire without being drawn upon, the notional amounts do not necessarily reflect future cash requirements. Based on the earliest date on which the Group may be required to pay, the total guarantees and letters of credit of $18,441 million (2017: $20,009 million) and total performance related contingencies of $24,136 million (2017: $20,830 million) mature within 12 months.

160    ANZ 2018 ANNUAL REPORT

33. COMMITMENTS, CONTINGENT LIABILITIES AND CONTINGENT ASSETS (continued)

OTHER CONTINGENT LIABILITIES

As at 30 September 2018, the Group had contingent liabilities in respect of the matters outlined below. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group.

BANK FEES LITIGATION

A litigation funder commenced a class action against the Company in 2010, followed by a second similar class action in March 2013. The applicants contended that certain exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and over-limit fees on credit cards) were unenforceable penalties and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions. A further action, limited to late payment fees only, commenced in August 2014.

The penalty and statutory claims in the March 2013 class action failed and the claims have been dismissed. The August 2014 action was discontinued in October 2016.

The original claims in the 2010 class action have been dismissed. In 2017, a new claim was added to the 2010 class action, in relation to the Company’s entitlement to charge certain periodical payment non-payment fees.

BENCHMARK/RATE ACTIONS

In July and August 2016, class action complaints were brought in the United States District Court against local and international banks, including the Company – one action relating to the bank bill swap rate (BBSW), and one action relating to the Singapore Interbank Offered Rate (SIBOR) and the Singapore Swap Offer Rate (SOR). The class actions are expressed to apply to persons and entities that engaged in US-based transactions in financial instruments that were priced, benchmarked, and/or settled based on BBSW, SIBOR, or SOR. The claimants seek damages or compensation in amounts not specified, and allege that the defendant banks, including the Company, violated US anti-trust laws, anti-racketeering laws, the Commodity Exchange Act, and (in the BBSW case only) unjust enrichment principles. The Company is defending the proceedings. The matters are at an early stage.

In February 2017, the South African Competition Commission commenced proceedings against local and international banks including the Company alleging breaches of the cartel provisions of the South African Competition Act in respect of trading in the South African rand. The potential civil penalty or other financial impact is uncertain. The matter is at an early stage.

CAPITAL RAISING ACTIONS

In June 2018, the Commonwealth Director of Public Prosecutions commenced criminal proceedings against the Company and a senior employee alleging that they were knowingly concerned in cartel conduct by the joint lead managers of the Company’s August 2015 underwritten institutional equity placement of approximately 80.8 million ordinary shares. The matter is at an early stage. The Company and its senior employee are defending the allegations.

In September 2018, the Australian Securities and Investments Commission (ASIC) commenced civil penalty proceedings against the Company alleging failure to comply with continuous disclosure obligations in connection with the Company’s August 2015 underwritten institutional equity placement. ASIC alleges the Company should have advised the market that the joint lead managers took up approximately 25.5 million ordinary shares of the placement. The matter is at an early stage. The Company is defending the allegations.

FRANCHISEE LITIGATION

In February 2018, two related class actions were brought against the Company. The primary action alleges that the Company breached contractual obligations and acted unconscionably when it lent to the applicant, and other 7-Eleven franchisees. The action seeks to set aside the loans to those franchisees and claims unspecified damages. The second action seeks to set aside related mortgages and guarantees given to the Company. The matters are at an early stage.

REGULATORY AND CUSTOMER EXPOSURES

In recent years there has been an increase in the number of matters on which the Group engages with its regulators. There have been significant increases in the nature and scale of regulatory investigations and reviews, enforcement actions (whether by court action or otherwise) and the quantum of fines issued by regulators, particularly against financial institutions both in Australia and globally. The Group also instigates engagement with its regulators. The nature of these interactions can be wide ranging and, for example, currently include a range of matters including responsible lending practices, product suitability, wealth advice, pricing and competition, conduct in financial markets and capital market transactions and product disclosure documentation. The Group has received various notices and requests for information from its regulators as part of both industry-wide and Group-specific reviews and has also made disclosures to its regulators at its own instigation. There may be exposures to customers which are additional to any regulatory exposures. These could include class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with such reviews and possible exposures remain uncertain.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    161

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (continued)

33. COMMITMENTS, CONTINGENT LIABILITIES AND CONTINGENT ASSETS (continued)

ROYAL COMMISSION

The Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry was established on 14 December 2017. The Commission has been asked to submit its final report by 1 February 2019 (an interim report was released on 28 September 2018). The Commission is likely to result in additional costs and may lead to further exposures, including exposures associated with further regulator activity or potential customer exposures such as class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with these possible exposures remain uncertain.

SECURITY RECOVERY ACTIONS

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets. These claims will be defended.

WARRANTIES AND INDEMNITIES

The Group has provided warranties, indemnities and other commitments in favour of the purchaser and other persons in connection with various disposals of businesses and assets and other transactions, covering a range of matters and risks. It is exposed to potential claims under those warranties, indemnities and commitments.

CLEARING AND SETTLEMENT OBLIGATIONS

Under the following arrangements, the Company has a commitment to comply with rules which could result in a bilateral exposure and loss if a member institution fails to settle: the Australian Payments Network Limited’s Regulations for the Australian Paper Clearing System, the Bulk Electronic Clearing System, the Issuers and Acquirers Community and the High Value Clearing System (HVCS). The Company’s potential exposure arising from these arrangements is unquantifiable in advance.

Under the Austraclear System Regulations (Austraclear), and the CLS Bank International Rules, the Company has a commitment to participate in loss-sharing arrangements if a member institution fails to settle. The Company’s potential exposure arising from these arrangements is unquantifiable in advance. For HVCS and Austraclear, the above obligation arises in only limited circumstances.

The Company is a member of various central clearing houses globally, including ASX Clear (Futures), London Clearing House (LCH) SwapClear, Korea Exchange (KRX), Hong Kong Exchange (HKEX) and the Shanghai Clearing House. These memberships allow the Company to centrally clear derivative instruments in line with cross-border regulatory requirements. Common to all of these memberships is the requirement for the Company to make default fund contributions. In the event of a default by another member, the Company could potentially be required to commit additional default fund contributions which are unquantifiable in advance.

PARENT ENTITY GUARANTEES

The Company has issued letters of comfort and guarantees in respect of certain subsidiaries in the normal course of business. Under these letters and guarantees, the Company undertakes to ensure that those subsidiaries continue to meet their financial obligations, subject to certain conditions including that the entity remains a controlled entity of the Company.

SALE OF GRINDLAYS BUSINESSES

On 31 July 2000, the Company completed the sale to Standard Chartered Bank (SCB) of ANZ Grindlays Bank Limited and the private banking business of ANZ in the United Kingdom and Jersey, together with ANZ Grindlays (Jersey) Holdings Limited and its subsidiaries, for USD1.3 billion in cash. The Company provided warranties and certain indemnities relating to those businesses and, where it was anticipated that payments would be likely under the warranties or indemnities, made provisions to cover the anticipated liabilities. The issue below has not adversely impacted the reported results. All settlements and penalties to date have been covered within existing provisions.

In 1991 certain amounts were transferred from non-convertible Indian Rupee accounts maintained with Grindlays in India. These transactions may not have complied with the provisions of the Foreign Exchange Regulation Act, 1973. Grindlays, on its own initiative, brought these transactions to the attention of the Reserve Bank of India. The Indian authorities served notices on Grindlays and certain of its officers in India and civil penalties have been imposed which are the subject of appeals. Criminal prosecutions are pending and will be defended. The amounts in issue are not material.

CONTINGENT ASSETS

NATIONAL HOUSING BANK

The Company is pursuing recovery of the proceeds of certain disputed cheques which were credited to the account of a former Grindlays customer in the early 1990s.

The disputed cheques were drawn on the National Housing Bank (NHB) in India. Proceedings between Grindlays and NHB concerning the proceeds of the cheques were resolved in early 2002.

Recovery is now being pursued from the estate of the Grindlays customer who received the cheque proceeds. Any amounts recovered are to be shared between the Company and NHB.

162    ANZ 2018 ANNUAL REPORT

34. COMPENSATION OF AUDITORS

	2018 $’000	2017 $’000
KPMG Australia

Audit or review of financial reports	10,058	9,418

Audit-related services[1]	4,999	4,760

Non-audit services[2]	306	732
Total[3]	15,363	14,910

Overseas related practices of KPMG Australia

Audit or review of financial reports	5,797	6,263

Audit-related services[1]	1,276	1,410

Non-audit services[2]	2	10
Total	7,075	7,683
Total compensation of auditors	22,438	22,593

1.	Comprises prudential and regulatory services of $3.70 million (2017: $4.71 million), comfort letters $0.51 million (2017: $0.72 million) and other services $2.07 million (2017: $0.74 million).
2.

The nature of the non-audit services includes general market and regulatory insights, training, controls related assessments, methodology and procedural reviews. Further details are provided in the Directors’ Report.

3.	Inclusive of goods and services tax.

The Group’s Policy allows KPMG Australia or any of its related practices to provide assurance and other audit-related services that, while outside the scope of the statutory audit, are consistent with the role of an external auditor. These include regulatory and prudential reviews requested by regulators such as APRA. Any other services that are not audit or audit-related services are non-audit services. The Policy allows certain non-audit services to be provided where the service would not contravene auditor independence requirements. KPMG Australia or any of its related practices may not provide services that are perceived to be in conflict with the role of the external auditor or breach auditor independence. These include consulting advice and subcontracting of operational activities normally undertaken by management, and engagements where the external auditor may ultimately be required to express an opinion on its own work.

35. EVENTS SINCE THE END OF THE FINANCIAL YEAR

There have been no significant events from 30 September 2018 to the date of signing this report.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS    163

CONSOLIDATED GROUP DIRECTORS’ DECLARATION

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

a)	in the Directors’ opinion, the financial statements and notes of the Consolidated Entity are in accordance with the Corporations Act 2001, including:

i)	section 296, that they comply with the Australian Accounting Standards and any further requirements of the Corporations Regulations 2001; and

ii)	section 297, that they give a true and fair view of the financial position of the Consolidated Entity as at 30 September 2018 and of its performance for the year ended on that date;

b)

the notes to the financial statements of the Consolidated Entity include a statement that the financial statements and notes of the Consolidated Entity comply with International Financial Reporting Standards;

c)	the Directors have been given the declarations required by section 295A of the Corporations Act 2001; and

d)	in the Directors’ opinion, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

30 October 2018

164    ANZ 2018 ANNUAL REPORT

INDEPENDENT AUDITOR’S REPORT

TO THE SHAREHOLDERS OF AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

REPORT ON THE AUDIT OF THE FINANCIAL REPORT

OPINION

We have audited the Financial Report of Australia and New Zealand Banking Group Limited (the Company) and the entities it controlled at the year end and from time to time during the financial year (together, the Group).

In our opinion, the accompanying Financial Report of the Group is in accordance with the Corporations Act 2001, including:

•	giving a true and fair view of the Group’s financial position as at 30 September 2018 and of its financial performance for the year ended on that date; and

•	complying with Australian Accounting Standards and the Corporations Regulations 2001.

The Financial Report comprises the:

•	consolidated statement of financial position as at 30 September 2018;

•	consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year then ended;

•	notes 1 to 35 including a summary of significant accounting policies; and

•	Directors’ Declaration.

BASIS FOR OPINION

We conducted our audit in accordance with Australian Auditing Standards. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the Financial Report section of our report.

We are independent of the Group in accordance with the Corporations Act 2001 and the ethical requirements of the Accounting Professional and Ethical Standards Board’s APES 110 Code of Ethics for Professional Accountants (the Code) that are relevant to our audit of the Financial Report in Australia. We have fulfilled our other ethical responsibilities in accordance with the Code.

KEY AUDIT MATTERS

These matters were addressed in the context of our audit of the Financial Report as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

The Key Audit Matters we identified are:

•	Provision for credit impairment and disclosures for the expected impact of AASB 9 Financial Instruments applicable on 1 October 2018;

•	Valuation of Financial Instruments held at Fair Value;

•	Provision for Customer Remediation;

•	Accounting for Divestments; and

•	IT Systems and Controls.

Key Audit Matters are those matters that, in our professional judgement, were of most significance in our audit of the Financial Report of the current period.

These matters were addressed in the context of our audit of the Financial Report as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

INDEPENDENT AUDITOR’’S REPORT    165

INDEPENDENT AUDITOR’S REPORT (continued)

KEY AUDIT MATTERS (continued)

PROVISION FOR CREDIT IMPAIRMENT ($3,443M) AND DISCLOSURES FOR THE EXPECTED IMPACT OF AASB 9 FINANCIAL INSTRUMENTS APPLICABLE ON 1 OCTOBER 2018

Refer to the critical accounting estimates and judgements and disclosures in relation to credit impairment provisioning in Note 13 to the Financial Report, and to the disclosures in relation to accounting standards not yet adopted for the expected impact of AASB 9 Financial Instruments in Note 1 to the Financial Report.

The Key Audit Matter

The provision for credit impairment is a Key Audit Matter as the Group has significant credit risk exposure to a large number of counterparties across a wide range of lending and other products, industries and geographies. The value of loans and advances on the balance sheet is significant and there is a high degree of complexity and judgement involved for the Group in estimating individual and collective credit impairment provisions against these loans. These features resulted in significant audit effort to address the risks around loan recoverability and the determination of related provisions.

In preparation for adoption of AASB 9 Financial Instruments on 1 October 2018, the Group disclosed the expected impact of adoption. This added effort to our FY18 audit given the complexity of the accounting standard and its expected pervasive impact on the industry. We focused on the Group’s disclosure of the expected impact of measuring expected credit losses (ECLs) on loans and advances and the significant judgement exercised by the Group. The Group’s models to calculate ECLs are inherently complex and judgement is applied in determining the correct construct of the models. There are also a number of key assumptions made by the Group in applying the accounting standard requirements to the models, including the selection and input of forward-looking information.

How the matter was addressed in our audit

Our audit procedures for the provision for credit impairment and disclosures for the expected impact of AASB 9 Financial Instruments applicable on 1 October 2018 included:

Provisions against specific individual loans (individual provision)

•

Testing the key controls over counterparty risk grading for wholesale loans (larger customer exposures that are monitored individually). We tested the approval of new lending facilities against the Group’s lending policies, the performance of annual loan assessments, and controls over the monitoring of counterparty credit quality. This included testing controls over the identification of exposures showing signs of stress, either due to internal factors specific to the counterparty or external macroeconomic factors, and testing the timeliness of and the accuracy of counterparty risk assessments and risk grading against the requirements of the Group’s lending policies and regulatory requirements;

•

Performing credit assessments of a sample of wholesale loans managed by the Group’s specialist workout and recovery team assessed as higher risk or impaired, and a sample of other loans, focusing on larger exposures assessed by the Group as showing signs of deterioration, or in areas of emerging risk (assessed against external market conditions). We challenged the Group’s risk grading of the loan, their assessment of loan recoverability and the impact on the credit provision. To do this, we used the information on the Group’s loan file, discussed the case with the loan officer and management, and performed our own assessment of recoverability. This involved using our understanding of relevant industries and the macroeconomic environment, engaging KPMG specialists where required, and comparing assumptions of inputs used by the Group in recoverability assessments to externally sourced evidence, such as commodity prices, publicly available audited financial statements, and comparable external valuations of collateral held; and

•

For retail loans (smaller customer exposures not monitored individually), testing controls over the systems which record lending arrears, group exposures into delinquency buckets based on the number of days loans are overdue, and calculate individual provisions. We tested automated calculation and change management controls and evaluated the Group’s oversight of the portfolios, with a focus on controls over delinquency statistics monitoring. We tested a sample of the level of provisions held against different loan products based on the delinquency profile and challenged assumptions made in respect of expected recoveries, primarily from collateral held.

Provisions estimated across loan portfolios (collective provision)

•

Testing the Group’s processes to validate the models used to calculate collective provisions, and evaluating the Group’s model methodologies against established market practices and criteria in the accounting standards;

•

Testing the key controls within IT systems used to calculate the collective provision, specifically those relating to data management and the completeness and accuracy of data transfer from underlying source systems to the collective provision models;

•	Testing the accuracy of key inputs into models by checking a sample of year-end balances to the general ledger, and repayment history and risk ratings to source systems;

•

Challenging the key assumptions in the models such as emergence periods, probability of default and loss given default, for a sample of retail and wholesale portfolios. We compared modelled estimates against actual losses incurred by the Group; and

•	Re-performing, for a sample of retail and wholesale portfolios and using a KPMG-constructed calculation tool, the calculation of collective provisions, to determine the accuracy of model output.

166    ANZ 2018 ANNUAL REPORT

KEY AUDIT MATTERS (continued)

We also challenged key assumptions in the components of the Group’s collective provision balance held above modelled provision estimates. This included:

•

Evaluating inputs to the concentration risk and economic cycle provisions by comparing underlying portfolio characteristics to recent loss experience, current market conditions and specific risks inherent in the Group’s loan portfolios;

•	Assessing the requirement for other additional provisions by considering model or data deficiencies identified by the Group’s model validation processes; and

•	Assessing the completeness of additional provisions by checking the consistency of risks identified in the portfolios to their inclusion in the Group’s assessment.

AASB 9 Financial Instruments

We assessed the Group’s disclosures for the expected impact of AASB 9 Financial Instruments which is applicable on 1 October 2018. Together with KPMG credit risk and economics specialists, our procedures included:

•	Assessing the Group’s significant accounting policies against the requirements of the accounting standard;

•

Assessing the Group’s ECL modelling methodology and for a sample of models testing key credit modelling assumptions incorporated in the ECL models against the requirements of the standard and underlying accounting records;

•	Assessing forward-looking economic assumptions and the development of economic scenarios against external economic information, and the application into the ECL models;

•	Testing data reconciliation controls between the ECL models and source systems;

•	Testing the accuracy of the modelled calculations by re-performing the ECL calculations on a sample basis; and

•	Assessing the disclosures in the financial report against the requirements of Australian accounting standards.

VALUATION OF FINANCIAL INSTRUMENTS HELD AT FAIR VALUE:

- ASSETS HELD AT FAIR VALUE $223,713M

- LIABILITIES HELD AT FAIR VALUE $121,262M

Refer to the critical accounting estimates, judgements and disclosures of fair values in Note 17 to the Financial Report.

The Key Audit Matter

Financial instruments held at fair value on the Group’s balance sheet include available for sale assets, trading securities, derivative assets and liabilities, investments backing policy liabilities, certain policy liabilities, certain debt securities, and other assets and liabilities designated as measured at fair value through profit or loss. The instruments are mainly risk management products sold to customers and used by the Group to manage its own interest rate and foreign exchange risk.

The valuation of financial instruments held at fair value is considered a Key Audit Matter as:

•	Financial instruments held at fair value are significant (24% of assets and 14% of liabilities);

•

The significant volume and range of products transacted, in a number of international locations, increases the risk of inconsistencies in transaction management processes that could lead to inaccurate valuation;

•

Determining the fair value of trading securities and derivatives involves a significant level of judgement by the Group, increasing the risk of error, and adding complexity to our audit. The level of judgement increases where internal models, as opposed to quoted market prices, are used to determine fair value of an instrument, or where inputs to the internal models, such as discount rates and measures of volatility, are not observable; and

•

The valuation of certain derivatives held by the Group is sensitive to inputs including funding rates, probabilities of default and loss given default, and industry practice is evolving as to how the impact of both funding and credit risk is incorporated within the valuation of certain derivative instruments. This increased our audit effort in this area and necessitated the involvement of valuation specialists.

How the matter was addressed in our audit

Our audit procedures for the valuation of financial instruments held at fair value included:

•	Testing access rights and change management controls for key valuation systems;

•

Testing interface controls, notably the completeness and accuracy of data transfers between transaction processing systems, key systems used to generate valuations and any related valuation adjustments, and the Group’s market risk management and finance systems to identify inconsistencies in transaction management and valuation processes across products and locations;

•	Testing the governance and approval controls, such as management review and approval of the valuation models, and approval of new products against policies and procedures;

•	Testing the front office management review and approval of the daily financial instrument trading profit and loss reconciliations prepared by the Group’s independent product control function;

INDEPENDENT AUDITOR’S REPORT    167

INDEPENDENT AUDITOR’S REPORT (continued)

KEY AUDIT MATTERS (continued)

•	Testing the management review and approval of model construction and validation, aimed at assessing the validity and robustness of underlying valuation models; and

•	Testing the Group’s data validation controls, such as those over key inputs in generating the fair value to market data where fair values were determined by front office teams.

We carried out testing over the valuation of financial instruments with both observable and unobservable inputs. Our specific testing involved valuation specialists and included:

•

Re-performing the valuation of ‘level 1’ and ‘level 2’ available for sale assets and trading securities, which are primarily government, semi-government and corporate debt securities, by comparing the observable inputs, including quoted prices, to independently sourced market data;

•

Using independent models, re-calculating the valuation of a sample, across locations, of derivative assets and liabilities where the fair value was determined using observable inputs. This included comparing a sample of observable inputs used in the Group’s derivative valuations to independently-sourced market data, such as interest rates, foreign exchange rates and volatilities;

•

Where the fair value of derivatives and other financial assets and liabilities were determined using unobservable inputs (‘level 3’ instruments), challenging the Group’s valuation model by testing the key inputs used to comparable data in the market, including the use of proxy instruments and available alternatives. We compared the Group’s valuation methodology to industry practice and the criteria in the accounting standards; and

•

Evaluating the appropriateness of the Group’s valuation methodology for derivative financial instruments, having regard to current and emerging derivative valuation practices across a range of peer institutions, and against the required criteria in the accounting standards. We tested adjustments made to valuations, particularly funding and credit valuation adjustments on un-collateralised derivatives. In particular, for a sample of individual counterparties, across locations, we tested key inputs to the credit valuation adjustment calculation, including the probability of default, against observable market data. Where proxies were used, we assessed the proxy against available alternatives, across a number of locations.

PROVISION FOR CUSTOMER REMEDIATION ($602M)

Refer to the critical accounting estimates, judgements and disclosures in Notes 21 and 33 to the Financial Report.

The Key Audit Matter

The Group has assessed the need to recognise provisions in relation to certain customer remediation activities arising from both internal and external investigations, and reviews.

The provision for customer remediation activities is a Key Audit Matter due to the judgements required by us in assessing the Group’s determination of:

•	The existence of a present legal or constructive obligation arising from a past event using the conditions of the event against the criteria in the accounting standards;

•	The number of investigations and the quantum of amounts being paid arising from the present obligation;

•	Reliable estimates of the amounts which may be paid arising from investigations, including estimates of related costs; and

•	The potential for legal proceedings, further investigations, and reviews from its regulators leading to a wider range of estimation outcomes for us to consider.

How the matter was addressed in our audit

Our audit procedures for customer remediation provisions included:

•	Obtaining an understanding of the Group’s processes for identifying and assessing the potential impact of the investigations into customer remediation activities;

•	Enquiring with the Group regarding ongoing legal, regulatory and investigation into other remediation activities;

•	Reading the minutes and other relevant documentation of the Group’s Board of Directors, Board Committees, various management committees, and attending the Group’s Audit and Risk Committee meetings;

•	Inspecting correspondence with relevant regulatory bodies and the Group’s key submissions to the Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry;

•

For a sample of individual customer remediation matters, assessing the basis for recognition of a provision and associated costs against the requirements of the accounting standards. We did this by understanding and challenging the provisioning methodologies and underlying assumptions;

•

Testing completeness by evaluating where exposures may have arisen based upon our knowledge and experience of broader industry matters, the Group’s documentation and the current regulatory environment. We also checked these features of these exposures against the criteria defining a provision or a contingency in the accounting standards;

168    ANZ 2018 ANNUAL REPORT

KEY AUDIT MATTERS (continued)

•

Assessing the appropriateness of the Group’s conclusions against the requirements of Australian Accounting Standards where estimates were unable to be reliably made for a provision to be recognised; and

•	Evaluating the related disclosures against the requirements of Australian Accounting Standards.

ACCOUNTING FOR DIVESTMENTS

Refer to the critical accounting estimates, judgments and the discontinued operations and assets and liabilities held for sale disclosures in Notes 1 and 29 to the Financial Report.

The Key Audit Matter

During the year the Group announced the sale of its Life Insurance business to Zurich Financial Services Australia, and the sales of its One Path pensions and investment business and Aligned Dealer Group business to IOOF Holdings Limited (the ‘Divestment Businesses’). These businesses were part of the Wealth Australia operating segment. The financial results of the Divestment Businesses are presented as discontinued operations, and the associated assets and liabilities are classified as held for sale at balance date.

The divestments are considered a Key Audit Matter due to the:

•	significance of the Divestment Businesses to the Group;

•	judgement applied by the Group in the measurement of the Divestment Businesses using the requirements accounting standards and the terms and conditions of the divestments; and

•	judgement applied by the Group in assessing the probability of the divestments against the requirements of Australian Accounting Standards at 30 September 2018.

We focused on the areas where judgement exists in the measurement of the discontinued operations, including the:

•	allocation of goodwill between the Divestment Businesses;

•	estimation of costs required to complete the divestments including costs associated with separating these businesses from the Group; and

•	taxation implications of the divestments, potentially having a significant impact on the loss on sale and requiring specialist knowledge.

The presentation of the restatement of prior year financial information into continuing and discontinued operations in the financial report was also a focus for us.

How the matter was addressed in our audit

Our audit procedures in relation to the Divestment Businesses included:

•	Reading the relevant transaction documents to understand the terms and conditions of the divestments;

•	Assessing the criteria for the Divestment Businesses to be recognised and measured as held for sale against the criteria in the accounting standards at balance sheet date;

•	Evaluating the substance of the divestments using the terms and conditions of the transaction documents against the criteria for discontinued operations in the accounting standards;

•

Testing the Group’s controls for measurement of the divestments held for sale. This included the Steering Committee review and approval of costs associated with separating the divestments from the Group;

•	Assessing, on a sample basis, the identification of assets and liabilities disposed by comparing to transaction documents and underlying financial records at balance date;

•	Checking the consideration for the divestments to the transaction documents and underlying financial records;

•	Assessing the identification, basis for recognition, and treatment of a sample of costs associated with separating the divestments from the Group for compliance with the accounting standards;

•	Comparing the quantum of the costs associated with separating the divestments from the Group to similar transactions within the market;

•	Using our tax specialists, we evaluated the associated tax implications against the requirements of the tax legislation;

•	Evaluating the methodology applied by the Group to allocate goodwill between the Divestment Businesses based on our knowledge of the businesses and the requirements of the accounting standards;

•	Checking the Group’s calculations of loss on sale of each of the divestments; and

•

Assessing the disclosure in the financial report relating to the divestments including the presentation of the restatement of prior period information to reflect the impact of the divestments against the requirements of the accounting standards.

INDEPENDENT AUDITOR’S REPORT    169

INDEPENDENT AUDITOR’S REPORT (continued)

KEY AUDIT MATTERS (continued)

IT SYSTEMS AND CONTROLS

The Key Audit Matter

As a major Australian bank, the group’s businesses utilise a large number of complex, interdependent Information Technology (IT) systems to process and record a high volume of transactions. Controls over access and changes to IT systems are critical to the recording of financial information and the preparation of a financial report which provides a true and fair view of the Group’s financial position and performance. The IT systems and controls, as they impact the financial recording and reporting of transactions, is a key audit matter and our audit approach could significantly differ depending on the effective operation of the Group’s IT controls. KPMG IT specialists were used throughout the engagement as a core part of our audit team.

How the matter was addressed in our audit

We tested the control environment for key IT applications (systems) used in processing significant transactions and recording balances in the general ledger. We also tested automated controls embedded within these systems. Our audit procedures included:

•

Testing the governance controls used by the Group’s technology teams to monitor system integrity, by checking matters impacting the operational integrity of core systems for escalation and action in accordance with the Group’s policies;

•

Testing the access rights given to staff by checking them to approved records, and inspecting the reports over the granting and removal of access rights. We also looked for evidence of escalation of breaches;

•	Testing preventative controls designed to enforce segregation of duties between users within particular systems;

•

Testing the operating effectiveness of automated controls, principally relating to the automated calculation of financial transactions. We tested the inputs used within automated calculations to source data and also tested the accuracy of the calculation logic for a sample of transactions within each identified control; and

•

Testing the operating effectiveness of automated reconciliation controls, both between systems and intra-system. We checked a sample of identified breaks in reconciliations were recorded on exception reports, and subsequently investigated and cleared by the Group.

OTHER INFORMATION

Other Information is both financial and non-financial information in Australia and New Zealand Banking Group Limited’s annual reporting which is provided in addition to the Financial Report and the Auditor’s Report. The Directors are responsible for the Other Information.

Our opinion on the Financial Report does not cover the Other Information and, accordingly, we do not express an audit opinion or any form of assurance conclusion thereon, with the exception of the Remuneration Report and our related assurance opinion.

In connection with our audit of the Financial Report, our responsibility is to read the Other Information. In doing so, we consider whether the Other Information is materially inconsistent with the Financial Report or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

We are required to report if we conclude that there is a material misstatement of this Other Information, and based on the work we have performed on the Other Information that we obtained prior to the date of this Auditor’s Report, we have nothing to report.

RESPONSIBILITIES OF DIRECTORS FOR THE FINANCIAL REPORT

The Directors are responsible for:

•	preparing a Financial Report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001;

•	implementing necessary internal control to enable the preparation of a Financial Report that gives a true and fair view and is free from material misstatement, whether due to fraud or error; and

•

assessing the Group’s ability to continue as a going concern and whether the use of the going concern basis of accounting is appropriate. This includes disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless they either intend to liquidate the Group or to cease operations, or have no realistic alternative but to do so.

AUDITOR’S RESPONSIBILITIES FOR THE AUDIT OF THE FINANCIAL REPORT

Our objective is:

•	to obtain reasonable assurance about whether the Financial Report as a whole is free from material misstatement, whether due to fraud or error; and

•	to issue an Auditor’s Report that includes our opinion.

Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Australian Auditing Standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error. They are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the Financial Report.

A further description of our responsibilities for the audit of the Financial Report is located at the Auditing and Assurance Standards Board website at: http://www.auasb.gov.au/auditors_responsibilities/ar1.pdf. This description forms part of our Auditor’s Report.

170    ANZ 2018 ANNUAL REPORT

REPORT ON THE REMUNERATION REPORT

In our opinion, the Remuneration Report of Australia and New Zealand Banking Group Limited for the year ended 30 September 2018, complies with Section 300A of the Corporations Act 2001.

DIRECTORS’ RESPONSIBILITIES

The Directors of the Company are responsible for the preparation and presentation of the Remuneration Report in accordance with Section 300A of the Corporations Act 2001.

OUR RESPONSIBILITIES

We have audited the Remuneration Report included in pages 40 to 67 of the Directors’ report for the year ended 30 September 2018.

Our responsibility is to express an opinion on the Remuneration Report, based on our audit conducted in accordance with Australian Auditing Standards.

KPMG	Alison Kitchen
Partner

Melbourne
30 October 2018

INDEPENDENT AUDITOR’S REPORT    171

SHAREHOLDER INFORMATION - unaudited

ORDINARY SHARES

At 4 October 2018, the twenty largest holders of ANZ ordinary shares held 1,670,330,856 ordinary shares, equal to 58.13% of the total issued ordinary capital. At 4 October 2018 the issued ordinary capital was 2,873,618,118 ordinary shares.

Name	Number of shares	% of shares

1 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	698,377,982	24.30

2 J P MORGAN NOMINEES AUSTRALIA LIMITED	446,105,493	15.53

3 CITICORP NOMINEES PTY LIMITED	196,443,739	6.84

4 NATIONAL NOMINEES LIMITED	106,725,320	3.71

5 BNP PARIBAS NOMINEES PTY LTD <AGENCY LENDING DRP A/C>	60,581,989	2.11

6 BNP PARIBAS NOMS PTY LTD <DRP>	38,925,688	1.36

7 CITICORP NOMINEES PTY LIMITED <COLONIAL FIRST STATE INV A/C>	22,402,149	0.78

8 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED <NT-COMNWLTH SUPER CORP A/C>	19,832,657	0.69

9 CITICORP NOMINEES PTY LIMITED <CITIBANK NY ADR DEP A/C>	14,185,211	0.49

10 ARGO INVESTMENTS LIMITED	9,765,275	0.34

11 AMP LIFE LIMITED	9,261,338	0.32

12 AUSTRALIAN FOUNDATION INVESTMENT COMPANY LIMITED	8,487,710	0.30

13 ANZEST PTY LTD <DEA CONTROL A/C>	5,865,750	0.20

14 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	5,687,312	0.20

15 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED-GSCO ECA	5,562,685	0.19

16 NATIONAL NOMINEES LIMITED <N A/C>	5,231,205	0.18

17 IOOF INVESTMENT MANAGEMENT LIMITED <IPS SUPER A/C>	4,612,174	0.16

18 NAVIGATOR AUSTRALIA LTD <MLC INVESTMENT SETT A/C>	4,207,945	0.15

19 NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	4,086,341	0.14

20 NULIS NOMINEES (AUSTRALIA) LIMITED <NAVIGATOR MAST PLAN SETT A/C>	3,982,893	0.14
Total	1,670,330,856	58.13
Distribution of shareholdings

At 4 October 2018 Range of shares	Number of holders	% of holders	Number of shares	% of shares

1 to 1,000	281,523	55.30	113,401,424	3.95

1,001 to 5,000	181,132	35.58	414,503,501	14.43

5,001 to 10,000	29,933	5.88	208,452,890	7.25

10,001 to 100,000	16,078	3.16	321,906,623	11.20

Over 100,000	436	0.08	1,815,353,680	63.17

Total	509,102	100.00	2,873,618,118	100.00

At 4 October 2018:

•	the average size of holdings of ordinary shares was 5,644 (2017: 5,623) shares; and

•

there were 12,555 holdings (2017: 11,627 holdings) of less than a marketable parcel (less than $500 in value or 19 shares based on the market price of $27.61 per share), which is less than 2.47% of the total holdings of ordinary shares.

On 12 May 2017 ANZ was notified by Blackrock Group that it held a substantial shareholding of 148,984,864 ordinary shares in ANZ (5.07%). As at 4 October 2018 ANZ has received no further update in relation to this substantial shareholding.

On 3 July 2018 ANZ was notified by The Vanguard Group, Inc that it held a substantial shareholding of 144,730,016 ordinary shares in ANZ (5.001%). As at 4 October 2018 ANZ has received no further update in relation to this substantial shareholding.

As announced on 18 December 2017, 22 June 2018 and 19 October 2018, there is currently an on-market buy-back in relation to ANZ’s ordinary shares.

VOTING RIGHTS OF ORDINARY SHARES

The Constitution provides for votes to be cast as follows:

i)	on show of hands, one vote for each shareholder; and

ii)	on a poll, one vote for every fully paid ordinary share.

A register of holders of ordinary shares is held at:

452 Johnston Street

Abbotsford

Victoria, Australia

(Telephone: +61 3 9415 4010)

172    ANZ 2018 ANNUAL REPORT

ANZ CAPITAL NOTES

ANZ CN1

On 7 August 2013 the Company issued convertible subordinated perpetual notes (ANZ CN1) which were offered pursuant to a prospectus dated 10 July 2013.

At 4 October 2018 the twenty largest holders of ANZ CN1 held 2,272,022 securities, equal to 20.29% of the total issued securities. At 4 October 2018 the total number of CN1 on issue was 11,200,000.

	Name	Number of securities	% of securities
1	HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	532,897	4.76

2	J P MORGAN NOMINEES AUSTRALIA LIMITED	179,659	1.60

3	NAVIGATOR AUSTRALIA LTD <MLC INVESTMENT SETT A/C>	157,503	1.41

4	BNP PARIBAS NOMS PTY LTD <DRP>	152,197	1.36

5	CITICORP NOMINEES PTY LIMITED	144,374	1.29

6	IOOF INVESTMENT MANAGEMENT LIMITED <IPS SUPER A/C>	139,997	1.25

7	HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED - A/C 2	131,165	1.17

8	NULIS NOMINEES (AUSTRALIA) LIMITED <NAVIGATOR MAST PLAN SETT A/C>	128,352	1.15

9	NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	117,164	1.05

10	NATIONAL NOMINEES LIMITED	107,812	0.96

11	BNP PARIBAS NOMINEES PTY LTD HUB24 CUSTODIAL SERV LTD DRP	59,850	0.53

12	SERVCORP HOLDINGS PTY LTD	58,325	0.52

13	DIMBULU PTY LTD	50,000	0.45

14	RANDAZZO C & G DEVELOPMENTS PTY LTD	50,000	0.45

15	AUSTRALIAN EXECUTOR TRUSTEES LIMITED <NO 1 ACCOUNT>	48,571	0.43

16	IOOF INVESTMENT MANAGEMENT LIMITED <IPS IDPS A/C>	47,764	0.43

17	MUTUAL TRUST PTY LTD	46,406	0.41

18	MCCUSKER FOUNDATION LTD <THE MCCUSKER CHARITABLE FNDN>	46,000	0.41

19	THORSEN INVESTMENTS PTY LTD	40,000	0.36

20	CITICORP NOMINEES PTY LIMITED <DPSL>	33,986	0.30

Total		2,272,022	20.29

Distribution of ANZ CN1 holdings

At 4 October 2018 Range of securities	Number of holders	% of holders	Number of securities	% of securities
1 to 1,000	15,345	91.01	4,930,437	44.02

1,001 to 5,000	1,374	8.15	2,811,350	25.10

5,001 to 10,000	94	0.56	733,166	6.55

10,001 to 100,000	37	0.22	933,927	8.34

Over 100,000	10	0.06	1,791,120	15.99

Total	16,860	100.00	11,200,000	100.00

At 4 October 2018 there were 4 holdings (2017: 2 holdings) of less than a marketable parcel (less than $500 in value or 5 securities based on the market price of $102.399 per security), which is less than 0.03% of the total holdings of ANZ CN1.

VOTING RIGHTS OF ANZ CN1

ANZ CN1 do not confer on holders a right to vote at any meeting of members of the Company.

A register of holders of ANZ CN1 is held at:

452 Johnston Street

Abbotsford

Victoria, Australia

(Telephone: +61 3 9415 4010)

SHAREHOLDER INFORMATION - UNAUDITED    173

SHAREHOLDER INFORMATION - unaudited (continued)

ANZ CN2

On 31 March 2014 the Company issued convertible subordinated perpetual notes (ANZ CN2) which were offered pursuant to a prospectus dated 19 February 2014.

At 4 October 2018 the twenty largest holders of ANZ CN2 held 3,685,489 securities, equal to 22.89% of the total issued securities. At 4 October 2018 the total number of CN2 on issue was 16,100,000.

Name	Number of securities	% of securities
1 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	1,135,987	7.06

2 BNP PARIBAS NOMINEES PTY LTD <AGENCY LENDING DRP A/C>	288,113	1.79

3 BNP PARIBAS NOMS PTY LTD <DRP>	253,561	1.57

4 IOOF INVESTMENT MANAGEMENT LIMITED <IPS SUPER A/C>	188,460	1.17

5 NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	184,609	1.15

6 NAVIGATOR AUSTRALIA LTD <MLC INVESTMENT SETT A/C>	173,672	1.08

7 JOHN E GILL TRADING PTY LTD	165,026	1.03

8 NETWEALTH INVESTMENTS LIMITED <SUPER SERVICES A/C>	146,120	0.91

9 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED - A/C 2	136,755	0.85

10 BNP PARIBAS NOMINEES PTY LTD HUB24 CUSTODIAL SERV LTD DRP	132,793	0.82

11 CITICORP NOMINEES PTY LIMITED	117,212	0.73

12 NULIS NOMINEES (AUSTRALIA) LIMITED <NAVIGATOR MAST PLAN SETT A/C>	116,676	0.72

13 LIGHTNINGEDGE PTY LTD	100,000	0.62

14 J P MORGAN NOMINEES AUSTRALIA LIMITED	99,141	0.62

15 NAVIGATOR AUSTRALIA LTD <JB WERE LIST FIX INT SMA A/C>	96,774	0.60

16 NATIONAL NOMINEES LIMITED	89,248	0.55

17 CITICORP NOMINEES PTY LIMITED <DPSL>	83,993	0.52

18 MUTUAL TRUST PTY LTD	62,526	0.39

19 RAKIO PTY LTD <PIEKARSKI GYMPIE A/C>	60,000	0.37

20 AUSTRALIAN EXECUTOR TRUSTEES LIMITED <NO 1 ACCOUNT>	54,823	0.34
Total	3,685,489	22.89

Distribution of ANZ CN2 holdings

At 4 October 2018 Range of securities	Number of holders	% of holders	Number of securities	% of securities
1 to 1,000	19,000	90.05	6,394,708	39.72

1,001 to 5,000	1,890	8.96	3,746,637	23.27

5,001 to 10,000	120	0.57	898,937	5.58

10,001 to 100,000	77	0.36	2,020,734	12.55

Over 100,000	12	0.06	3,038,984	18.88
Total	21,099	100.00	16,100,000	100.00

At 4 October 2018 there were 6 holdings (2017: 4 holdings) of less than a marketable parcel (less than $500 in value or 5 securities based on the market price of $100.65 per security), which is less than 0.03% of the total holdings of ANZ CN2.

VOTING RIGHTS OF ANZ CN2

ANZ CN2 do not confer on holders a right to vote at any meeting of members of the Company.

A register of holders of ANZ CN2 is held at:

452 Johnston Street

Abbotsford

Victoria, Australia

(Telephone: +61 3 9415 4010)

174    ANZ 2018 ANNUAL REPORT

ANZ CN3

On 5 March 2015 the Company acting through its New Zealand branch, issued convertible subordinated perpetual notes (ANZ CN3) which were offered pursuant to a prospectus dated 5 February 2015.

At 4 October 2018 the twenty largest holders of ANZ CN3 held 1,918,495 securities, equal to 19.77% of the total issued securities. At 4 October 2018 the total number of ANZ CN3 on issue was 9,701,791.

Name	Number of securities	% of securities

1 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	470,854	4.85

2 LONGHURST MANAGEMENT SERVICES PTY LTD	167,000	1.72

3 BNP PARIBAS NOMS PTY LTD <DRP>	155,412	1.60

4 NATIONAL NOMINEES LIMITED	144,718	1.49

5 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED - A/C 2	117,643	1.21

6 J P MORGAN NOMINEES AUSTRALIA LIMITED	100,954	1.04

7 RAKIO PTY LTD <PIEKARSKI GYMPIE A/C>	100,000	1.03

8 NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	94,252	0.97

9 JDB SERVICES PTY LTD <RAC & JD BRICE INVEST A/C>	90,755	0.94

10 BNP PARIBAS NOMINEES PTY LTD <AGENCY LENDING DRP A/C>	58,643	0.60

11 NULIS NOMINEES (AUSTRALIA) LIMITED <NAVIGATOR MAST PLAN SETT A/C>	54,460	0.56

12 INVIA CUSTODIAN PTY LIMITED <INCOME POOL A/C>	50,850	0.52

13 NAVIGATOR AUSTRALIA LTD <JB WERE LIST FIX INT SMA A/C>	48,102	0.50

14 HAWAII INVESTMENTS PTY LTD	44,250	0.46

15 NAVIGATOR AUSTRALIA LTD <MLC INVESTMENT SETT A/C>	43,631	0.45

16 MR PAUL WILLIAM BROTCHIE + MR KENNETH FRANCIS WALLACE <STAFFORD FOX FOUNDATION A/C>	40,000	0.41

17 CITICORP NOMINEES PTY LIMITED	37,435	0.39

18 MR RONI G SIKH	36,472	0.38

19 MCCUSKER FOUNDATION LTD <THE MCCUSKER CHARITABLE FNDN>	31,700	0.33

20 BNP PARIBAS NOMINEES PTY LTD HUB24 CUSTODIAL SERV LTD DRP	31,364	0.32

Total	1,918,495	19.77

Distribution of ANZ CN3 holdings

At 4 October 2018 Range of securities	Number of holders	% of holders	Number of securities	% of securities

1 to 1,000	11,417	89.80	3,861,643	39.80

1,001 to 5,000	1,143	8.99	2,434,458	25.09

5,001 to 10,000	92	0.72	725,122	7.48

10,001 to 100,000	56	0.44	1,523,987	15.71

Over 100,000	6	0.05	1,156,581	11.92

Total	12,714	100.00	9,701,791	100.00

At 4 October 2018 there was 1 holding (2017: 1 holding) of less than a marketable parcel (less than $500 in value or 5 securities based on the market price of $101.00 per security), which is less than 0.01% of the total holdings of ANZ CN3.

VOTING RIGHTS OF ANZ CN3

ANZ CN3 do not confer on holders a right to vote at any meeting of members of the Company.

A register of holders of ANZ CN3 is held at:

452 Johnston Street

Abbotsford

Victoria, Australia

(Telephone: +61 3 9415 4010)

SHAREHOLDER INFORMATION - UNAUDITED    175

SHAREHOLDER INFORMATION - unaudited (continued)

ANZ CN4

On 27 September 2016 the Company issued convertible subordinated perpetual notes (ANZ CN4) which were offered pursuant to a prospectus dated 24 August 2016.

At 4 October 2018 the twenty largest holders of ANZ CN4 held 4,128,739 securities, equal to 25.45% of the total issued securities. At 4 October 2018 the total number of ANZ CN4 on issue was 16,220,000.

Name	Number of securities	% of securities

1 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	1,134,950	7.00

2 CITICORP NOMINEES PTY LIMITED	440,768	2.72

3 NATIONAL NOMINEES LIMITED	425,138	2.62

4 J P MORGAN NOMINEES AUSTRALIA LIMITED	256,830	1.58

5 BNP PARIBAS NOMS PTY LTD <DRP>	245,224	1.51

6 IOOF INVESTMENT MANAGEMENT LIMITED <IPS SUPER A/C>	244,408	1.51

7 NAVIGATOR AUSTRALIA LTD <MLC INVESTMENT SETT A/C>	181,623	1.12

8 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED - A/C 2	176,092	1.09

9 NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	162,115	1.00

10 NULIS NOMINEES (AUSTRALIA) LIMITED <NAVIGATOR MAST PLAN SETT A/C>	137,954	0.85

11 JMB PTY LIMITED	100,600	0.62

12 BNP PARIBAS NOMINEES PTY LTD HUB24 CUSTODIAL SERV LTD DRP	93,320	0.58

13 AUSTRALIAN EXECUTOR TRUSTEES LIMITED <NO 1 ACCOUNT>	92,347	0.57

14 RANDAZZO C & G DEVELOPMENTS PTY LTD	78,500	0.48

15 MUTUAL TRUST PTY LTD	68,616	0.42

16 RANAMOK PTY LTD <PLUMMER FAMILY A/C>	62,055	0.38

17 MR PHILIP WILLIAM DOYLE	60,000	0.37

18 BNP PARIBAS NOMINEES PTY LTD <AGENCY LENDING DRP A/C>	59,676	0.37

19 ZW 2 PTY LTD	59,146	0.36

20 V S ACCESS PTY LTD <V S ACCESS A/C>	49,377	0.30

Total	4,128,739	25.45

Distribution of ANZ CN4 holdings

At 4 October 2018 Range of securities	Number of holders	% of holders	Number of securities	% of securities

1 to 1,000	17,456	89.42	5,939,452	36.62

1,001 to 5,000	1,833	9.39	3,860,838	23.80

5,001 to 10,000	146	0.75	1,074,698	6.63

10,001 to 100,000	76	0.39	1,839,310	11.34

Over 100,000	11	0.05	3,505,702	21.61

Total	19,522	100.00	16,220,000	100.00

At 4 October 2018 there were 5 holdings (2017: 5 holdings) of less than a marketable parcel (less than $500 in value or 5 securities based on the market price of $105.66 per security), which is less than 0.03% of the total holdings of ANZ CN4.

VOTING RIGHTS OF ANZ CN4

ANZ CN4 do not confer on holders a right to vote at any meeting of members of the Company.

A register of holders of ANZ CN4 is held at:

452 Johnston Street

Abbotsford

Victoria, Australia

(Telephone: +61 3 9415 4010)

176    ANZ 2018 ANNUAL REPORT

ANZ CN5

On 28 September 2017 the Company issued convertible subordinated perpetual notes (ANZ CN5) which were offered pursuant to a prospectus dated 24 August 2017.

At 4 October 2018 the twenty largest holders of ANZ CN5 held 1,776,322 securities, equal to 19.08% of the total issued securities. At 4 October 2018 the total number of ANZ CN5 on issue was 9,310,782.

Name	Number of securities	% of securities

1 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	559,864	6.01

2 HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED - A/C 2	118,669	1.28

3 NULIS NOMINEES (AUSTRALIA) LIMITED <NAVIGATOR MAST PLAN SETT A/C>	90,143	0.97

4 DIMBULU PTY LTD	85,000	0.91

5 NAVIGATOR AUSTRALIA LTD <MLC INVESTMENT SETT A/C>	84,509	0.91

6 LONGHURST MANAGEMENT SERVICES PTY LTD	83,246	0.89

7 CITICORP NOMINEES PTY LIMITED	76,979	0.83

8 BNP PARIBAS NOMS PTY LTD <DRP>	75,750	0.81

9 JMB PTY LIMITED	70,000	0.75

10 NETWEALTH INVESTMENTS LIMITED <WRAP SERVICES A/C>	64,316	0.69

11 J P MORGAN NOMINEES AUSTRALIA LIMITED	56,092	0.60

12 EASTCOTE PTY LTD <VAN LIESHOUT FAMILY A/C>	50,000	0.54

13 FEDERATION UNIVERSITY AUSTRALIA	50,000	0.54

14 RANDAZZO C & G DEVELOPMENTS PTY LTD	50,000	0.54

15 KAPTOCK PTY LTD	48,745	0.52

16 IOOF INVESTMENT MANAGEMENT LIMITED <IPS SUPER A/C>	48,565	0.52

17 NETWEALTH INVESTMENTS LIMITED <SUPER SERVICES A/C>	46,257	0.50

18 G C F INVESTMENTS PTY LTD	44,811	0.48

19 MR RONALD MAURICE BUNKER	40,000	0.43

20 AUSTRALIAN EXECUTOR TRUSTEES LIMITED <NO 1 ACCOUNT>	33,376	0.36

Total	1,776,322	19.08

Distribution of ANZ CN5 holdings

At 4 October 2018 Range of securities	Number of holders	% of holders	Number of securities	% of securities

1 to 1,000	11,386	90.45	3,989,120	42.84

1,001 to 5,000	1,073	8.52	2,338,843	25.12

5,001 to 10,000	73	0.58	550,072	5.91

10,001 to 100,000	54	0.43	1,754,214	18.84

Over 100,000	2	0.02	678,533	7.29

Total	12,588	100.00	9,310,782	100.00

At 4 October 2018 there were 4 holdings (2017: 0 holdings) of less than a marketable parcel (less than $500 in value or 5 securities based on the market price of $101.551 per security), which is less than 0.04% of the total holdings of ANZ CN5.

VOTING RIGHTS OF ANZ CN5

ANZ CN5 do not confer on holders a right to vote at any meeting of members of the Company.

A register of holders of ANZ CN5 is held at:

452 Johnston Street

Abbotsford

Victoria, Australia

(Telephone: +61 3 9415 4010)

SHAREHOLDER INFORMATION - UNAUDITED    177

SHAREHOLDER INFORMATION - unaudited (continued)

EMPLOYEE SHAREHOLDER INFORMATION

In order to comply with the requirements of the ANZ Employee Share Acquisition Plan Rules and the ANZ Share Option Plan Rules, shares or options must not be issued under these Plans if the aggregate number of shares and options that remain subject to the Rules of either Plan exceed 7% of the total number of ANZ shares of all classes on issue (including preference shares). At 30 September 2018 participants under the following plans/schemes held 0.78% (2017: 0.87%) of the total number of ANZ shares of all classes on issue:

•	ANZ Employee Share Acquisition Plan;

•	ANZ Employee Share Save Scheme;

•	ANZ Share Option Plan; and

•	ANZ Directors’ Share Plan.

STOCK EXCHANGE LISTINGS

Australia and New Zealand Banking Group Limited’s ordinary shares are listed on the Australian Securities Exchange and the New Zealand Exchange.

The Group’s other stock exchange listings include:

•	Australian Securities Exchange – ANZ Capital Notes (CN1, CN2, CN3, CN4 and CN5), ANZ Capital Securities, senior debt (including covered bonds) and subordinated debt [Australia and New Zealand Banking Group Limited], and residential mortgage backed securities;

•	London Stock Exchange – Senior (including covered bonds) and subordinated debt [Australia and New Zealand Banking Group Limited], and senior (including covered bonds) debt [ANZ New Zealand (Int’l) Limited];

•	Luxembourg Stock Exchange – Perpetual subordinated debt [Australia and New Zealand Banking Group Limited];

•	New Zealand Exchange – ANZ NZ Capital Notes and senior debt [ANZ Bank New Zealand Limited];

•	SIX Swiss Exchange – Covered bonds [Australia and New Zealand Banking Group Limited]; and

•	Taipei Exchange – Senior debt [Australia and New Zealand Banking Group Limited].

For more information on the ANZ Capital Notes, ANZ Capital Securities and ANZ NZ Capital Notes please refer to Note 15 to the Financial Report.

AMERICAN DEPOSITARY RECEIPTS

The Group has American Depositary Receipts (ADRs) representing American Depositary Shares (ADSs) that are traded on the over-the-counter securities market “OTC Pink” electronic platform operated by OTC Markets Group Inc. in the United States under the ticker symbol: ANZBY and the CUSIP number: 052528304.

With effect from 23 July 2008, the ADR ratio changed from one ADS representing five ANZ ordinary shares to one ADS representing one ANZ ordinary share.

Citibank Shareholder Services is the Depositary for the Company’s ADR program in the United States. Holders of the Company’s ADRs should deal directly with Citibank Shareholder Services on all matters relating to their ADR holdings. Registered Depositary Receipt shareholders can sell shares, access account balances and transaction history, find answers to frequently asked questions and download commonly needed forms. To speak directly to a Citibank Shareholder Services representative, please call 1-877-CITI-ADR (1-877-248-4237) if you are calling from within the United States. If you are calling from outside the United States, please call 1-781-575-4555. You may also send an e-mail inquiry to citibank@shareholders-online.com or visit the website at www.citi.com/adr.

178    ANZ 2018 ANNUAL REPORT

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SHAREHOLDER INFORMATION - UNAUDITED    179

GLOSSARY

AASs – Australian Accounting Standards.

AASB – Australian Accounting Standards Board. The term “AASB” is commonly used when identifying AASs issued by the AASB. In doing so, the term is used together with the AAS number.

ADI – Authorised Deposit-taking Institution.

APRA – Australian Prudential Regulation Authority.

APS – ADI Prudential Standard.

BCBS – Basel Committee on Banking Supervision.

Cash profit is an additional measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholder tax gross up.

Cash profit is not a measure of cash flow or profit determined on a cash accounting basis.

Collective provision is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collective provision is only recognised when a loss event has occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Covered Bonds are bonds issued by an ADI to external investors secured against a pool of the ADI’s assets (the cover pool) assigned to a bankruptcy remote special purpose entity. The primary assets forming the cover pool are mortgage loans. The mortgages remain on the issuer’s balance sheet. The covered bond holders have dual recourse to the issuer and the cover pool assets. The mortgages included in the cover pool cannot be otherwise pledged or disposed of but may be repurchased and substituted in order to maintain the credit quality of the pool. The Group issues covered bonds as part of its funding activities.

Credit risk is the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract.

Credit risk weighted assets represent assets which are weighted for credit risk according to a set formula contained within APS 112/113.

Credit valuation adjustment (CVA) – Over the life of a derivative instrument, ANZ uses a CVA model to adjust fair value to take into account the impact of counterparty credit quality. The methodology calculates the present value of expected losses over the life of the financial instrument as a function of probability of default, loss given default, expected credit risk exposure and an asset correlation factor. Impaired derivatives are also subject to a CVA.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations debt excluding securitisation deposits.

Dividend payout ratio is the total ordinary dividend payment divided by profit attributable to shareholders of the Company.

Fair value is an amount at which an asset or liability could be exchanged between knowledgeable and willing parties in an arm’s length transaction.

Gross loans and advances (GLA) is made up of loans and advances, acceptances and capitalised brokerage/mortgage origination fees less unearned income.

IFRS – International Financial Reporting Standards.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Individual provision is the amount of expected credit losses on financial instruments assessed for impairment on an individual basis (as opposed to on a collective basis). It takes into account expected cash flows over the lives of those financial instruments.

Interest rate risk in the banking book (IRRBB) relates to the potential adverse impact of changes in market interest rates on ANZ’s future net interest income. The risk generally arises from:

1.	repricing and yield curve risk - the risk to earnings or market value as a result of changes in the overall level of interest rates and/or the relativity of these rates across the yield curve;

2.	basis risk - the risk to earnings or market value arising from volatility in the interest margin applicable to banking book items; and

3.	optionality risk - the risk to earnings or market value arising from the existence of stand-alone or embedded options in banking book items.

Internationally comparable ratios are ANZ’s interpretation of the regulations documented in the Basel Committee publications; “Basel lll: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). They also include differences identified in APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

Level 1 in the context of APRA supervision, Australia and New Zealand Banking Group Limited consolidated with certain approved subsidiaries.

Level 2 in the context of APRA supervision, the consolidated ANZ Group excluding associates, insurance and funds management entities, commercial non-financial entities and certain securitisation vehicles.

Net interest margin is net interest income as a percentage of average interest earning assets.

Net loans and advances represent gross loans and advances less provisions for credit impairment.

180    ANZ 2018 ANNUAL REPORT

Net tangible assets equal share capital and reserves attributable to shareholders of the Company less preference share capital and unamortised intangible assets (including goodwill and software).

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Return on average assets calculated as the profit attributable to shareholders of the Company divided by average total assets.

Return on average ordinary equity calculated as the profit attributable to shareholders of the Company divided by average ordinary shareholders’ equity.

Risk weighted assets (RWA) – Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in the case of default. In the case of non asset backed risks (i.e. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5.

Settlement balances owed to / by ANZ represent financial assets and/ or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, nostro/vostro accounts and securities settlement accounts.

GLOSSARY    181

CONTACTS

REGISTERED OFFICE:

ANZ Centre Melbourne

Level 9, 833 Collins Street

Docklands VIC 3008 Australia

Telephone: +61 3 9273 5555

Facsimile: +61 3 8542 5252

Company Secretary: Simon Pordage

INVESTOR RELATIONS:

Level 10, 833 Collins Street

Docklands VIC 3008 Australia

Telephone: +61 3 8654 7682

Facsimile: +61 3 8654 8886

Email: investor.relations@anz.com

www.shareholder.anz.com

Group General Manager

Investor Relations: Jill Campbell

COMMUNICATIONS

AND PUBLIC AFFAIRS:

Level 10, 833 Collins Street

Docklands VIC 3008 Australia

Telephone: +61 2 6198 5001

Email: Tony.Warren@anz.com

Group General Manager

Communications and

Public Affairs: Tony Warren

SHARE AND SECURITIES REGISTRAR:

AUSTRALIA

Computershare Investor Services Pty Ltd

GPO Box 2975

Melbourne VIC 3001

Telephone within Australia: 1800 11 33 99

International Callers: +61 3 9415 4010

Facsimile: +61 3 9473 2500

Email: anzshareregistry@computershare.com.au

Austraclear Services Limited

20 Bridge Street

Sydney NSW 2000

Telephone: +61 2 8298 8476

JAPAN

Japan Securities Depository Center, Incorporated

1-1, Nihombashi Kayabacho 2-chome,

Chuo-ku, Tokyo 103-0025 Japan

Phone: +81-3-3661-0161 (Main) /

+81-3-3661-7193 (Book-Entry Transfer Department)

LUXEMBOURG

Deutsche Bank Luxembourg S.A.

2, Boulevard Konrad Adenauer

L-1115 Luxembourg

Luxembourg

Telephone: +352 4 21 22 1

NEW ZEALAND

Computershare Investor Services Limited

Private Bag 92119

Auckland 1142

Telephone: 0800 174 007

Facsimile: +64 9 488 8787

UNITED KINGDOM

Computershare Investor Services PLC

The Pavilions Bridgwater Road

Bristol BS99 6ZZ

Telephone: +44 870 702 0000

Facsimile: +44 870 703 6101

UNITED STATES

Citibank Shareholder Services

P.O. Box 43077 Providence

Rhode Island 02940-3077

Callers outside USA: +1-781-575-4555

Callers within USA (toll free):

+1-877-248-4237 (+1-877-CITI-ADR)

Email: citibank@shareholders-online.com

citi.com/adr

The Bank of New York Mellon

240 Greenwich St, Floor 7E

New York, NY 10286

Telephone: +1 1800 254 2826

Deutsche Bank Trust Company Americas

60 Wall Street, Mailstop NYC 60-1630

New York, NY 10005

Telephone: +1 212 250 2500

182    ANZ 2018 ANNUAL REPORT

MORE INFORMATION

General Information on ANZ can be obtained from our website: anz.com. Shareholders can visit our Shareholder Centre at shareholder.anz.com. ANZ Corporate Governance: For information about ANZ's approach to Corporate Governance and to obtain copies of ANZ's Constitution, Board/Board Committee Charters, Codes of Conduct and Ethics and summaries of other ANZ policies of interest to shareholders and stakeholders, visit anz.com/governance. Australia and New Zealand Banking Group Limited ABN 11 005 357 522. This Annual Report has been prepared for Australia and New Zealand Banking Group Limited ("the Company") together with its subsidiaries which are variously described as: "ANZ", "Group", "ANZ Group", "the Bank", "us", "we" or "our".

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Australia and New Zealand Banking Group Limited (ANZ) ABN 11 005 357 522.
ANZ's colour blue is a trade mark of ANZ.